Prospectus 1

Lincoln Level Advantage® B-Share Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your registered representative regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your registered representative for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in one or more Subaccounts, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1-, 3-, or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit (ii) a specified percentage of positive performance based on a Participation Rate, (iii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive or (iv) a Spread Rate, which is deducted from positive performance. Any loss for each Indexed Segment at the end of an Indexed Term is provided by either Protection Level or Floor Protection. If you choose the Protection Level, your Contract Value will not be impacted by any loss up to the applicable Protection Level that you choose if you hold for the length of the term. With the Floor Protection, your Contract Value will not be impacted by any negative index performance in excess of the Floor Level if you hold for the length of the term.
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An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal prior to the end of an Indexed Term because of the surrender charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected for Indexed Accounts with Protection Level. With Floor Protection, if there is a negative index performance, you will absorb the first portion of loss, and we absorb the risk beyond the Floor Protection.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a registered representative about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 13 of this prospectus for more information.
All Purchase Payments allocated to the variable portion of the Contract will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your registered representative. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.
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Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Cred-
iting Methods including Performance Cap, Participation Rate, Performance Trigger Rate, and Spread Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Floor Protection—The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, the Company will absorb the additional loss.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Participation Rate—The rate used to determine the Performance Rate for an Indexed Segment at the end of an Indexed

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Term for any positive index performance. A different Participation Rate may be declared for each Indexed Segment and for each Death Benefit type.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the applicable Protection Level or Floor Protection and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance. A different Trigger Rate may be declared for each Indexed Segment and for each Death Benefit type.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a registered representative under contract with us:
•	Employees and registered representatives of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Spread Rate—The rate used, in part, to determine the Performance Rate for an Indexed Segment at the end of an Indexed Term for any positive index performance. A different Spread Rate may be declared for each Indexed Segment and for each Death Benefit type.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
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Important Information You Should Consider About the Lincoln Level Advantage® B-Share Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	If you make a withdrawal in excess of the free withdrawal amount before the 6th anniversary since your last Purchase Payment, you may be assessed a surrender charge of up to 7% of the amount withdrawn, declining to 0% over that time period. For example, if you make a withdrawal of $100,000 during the first year after your Purchase Payment, you could be assessed a charge of up to $7,000 on the Purchase Payment withdrawn.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
Transaction Charges	None, other than surrender charges.			• Charges and Other Deductions
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
	Annual Fee	Minimum	Maximum
	Base Contract – Account Value Death Benefit	1.10%[1]	1.10%[1]
	Base Contract – Guarantee of Principal Death Benefit	1.30%[1]	1.30%[1]
	Fund Fees and Expenses	0.48%[1]	1.52%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
1As a percentage of average Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost: $1,879	Highest Annual Cost: $3,522
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals	• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals
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	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.	• Principal Risks • Investments of the Variable Annuity Account
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.
	• Withdrawals may result in surrender charges. If you take a withdrawal, any surrender charge will reduce the value of your Contract or the amount of money that you actually receive.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
	• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.	• Principal Risks • Investments of the Variable Annuity Account
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
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	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation	• Your registered representative may receive compensation for selling this Contract to you, both in the form of commissions and because we may share the revenue it earns on this Contract with the professional’s firm. (Your investment professional may be your broker, investment adviser, insurance agent, or someone else).
	• This potential conflict of interest may influence your investment professional to recommend this Contract over another investment.	• Distribution of the Contracts • Principal Risks
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® B-Share variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, you may have to pay a surrender charge, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.
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Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.
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Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%
[1]	The surrender charge percentage is reduced over a 6-year period at the following rates: 7%, 7%, 6%, 5%, 4%, 3%. We may reduce or waive this charge in certain situations. See Charges and Other Deductions – Surrender Charge.

The following table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccounts)[1,2]
Account Value Death Benefit	1.10%
Guarantee of Principal Death Benefit	1.30%
Optional Benefit Expenses
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The base contract expense is 1.10% after the Annuity Commencement Date. These expenses do not apply to Contract Value invested in the Indexed Accounts.
[2]	Each base contract expense includes an administrative charge of 0.10%.
[3]	The i4LIFE® Indexed Advantage charge will be deducted from Contract Value to the Subaccounts and the Indexed Accounts on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.48%	1.52%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.48%	1.19%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.
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EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$10,249	$15,920	$20,832	$35,215
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$3,249	$9,920	$16,832	$35,215
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$9,851	$14,740	$18,888	$31,472
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,851	$8,740	$14,888	$31,472
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
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Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate is a rate of return for an Indexed Segment based on the performance of an index over a period of time, adjusted for the Protection Level or Floor Protection and subject to the Performance Cap, Participation Rate, Performance Trigger Rate, and Spread Rate. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection it provides, and whether or not the calculation includes an Annual Lock. Indexed Accounts with Floor Protection are no longer available for new Contractowners. For existing Contractowners, these Indexed Accounts will no longer be available at the end of your current Indexed Term.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap, Performance Trigger Rate, Participation Rate or Spread Rate for an Indexed Segment. The Performance Cap, Participation Rate, Performance Trigger Rate or Spread Rate, as applicable, and Protection Level, as applicable, will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available, which may have different Performance Caps, Participation Rates, Performance Trigger Rates and Spread Rates, as applicable, and different Protection Levels, as applicable. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value into a new Indexed Segment with the same term, index and Protection Level or Floor Protection if available. The Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates, Performance Trigger Rates, and Spread Rates will be provided 5 business days in advance of the Indexed Anniversary Date. To view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	MSCI EAFE Price Return Index
•	Capital Strength Net Fee IndexSM
•	Nasdaq-100® Index
•	First Trust American Leadership IndexTM
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level or Floor Protection will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
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Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. If you take a withdrawal or surrender the Contract, any applicable surrender charges will reduce the value of your Contract or the amount of money that you ultimately receive. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
6.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
7.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
8.	You may incur a surrender charge upon the surrender or withdrawal of Contract Value. See Charges and Other Deductions – Surrender Charge.
9.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.
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Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level or up to the Floor Protection you choose. The Protection Level or Floor Protection exists for the full term of the Indexed Segment including Segments with Annual Locks. Each time you move into a new Indexed Segment, you may have a new Protection Level or Floor Protection and are subject to the same risk of loss as described above. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the amount in excess of the Protection Level percent. Losses you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level. For example, if you chose a 10% Protection Level and if loss occurred during each Annual Lock period for the remainder of the term, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels or Floor Protection have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segments may be limited by any applicable Participation Rate, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. If the Participation Rate is less than 100%, the increase in your Segment Value will never reflect the entire corresponding performance in the applicable index over the Indexed Term. The Participation Rate exists for the full term of the Indexed Segment. The Participation Rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Participation Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
4.	Gains in your Indexed Segments are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the index, which means that your return may be lower than if you had invested directly in a fund based on the applicable index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Generally, Indexed Segments with greater Protection Levels or Floor Protection, have lower Performance Trigger Rates. The Performance Trigger Rate may be lower for Contracts with Guarantee of Principal Death Benefit. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
5.	Gains in your Indexed Segments are limited by any applicable Spread Rate. If the performance of the index is positive, the performance of the Indexed Account will be reduced by the Spread Rate, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Spread Rate applies for the full term on the Indexed Segment. The Spread Rate may be higher for Contracts with the Guarantee of Principal Death Benefit. Spread Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
6.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
7.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
8.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by index prices between the Annual Lock anniversaries.
9.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in the prospectus for more information.
10.	The available Indexed Accounts with applicable Crediting Methods, Protection Levels, and Floor Protection will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Floor Protections, and Crediting Methods are available to you. There is no guarantee that an Indexed Account will be available in the future.
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You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
11.	The risks associated with the currently available indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
•	Nasdaq-100 Index®: This large-cap growth index is comprised of 100 of the largest domestic and international non-financial companies listed on the NASDAQ Stock Market based on market capitalization. This index is comprised of industries such as technology, consumer services, and health care. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	First Trust American Leadership IndexTM: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
12.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, index, and Protection Level or Floor Protection, if available. The Crediting Method in effect at the time for new Indexed Segments will apply. The Crediting Method for the new Indexed Segment could be less advantageous than the current Segment Term. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
13.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these indices would have.
14.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
15.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that
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Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
4.	Your ability to transfer amounts between Investment Options is subject to restrictions. You are generally restricted to no more than 12 transfers per Contract Year. There are also restrictions on the minimum amount that may be transferred from a variable option.
5.	You are subject to the risk that we may increase certain contract fees and charges, and that underlying fund expenses may increase.
6.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection level it provides, and whether or not it includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Segment is established upon an allocation to an Indexed Account. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Rate
•	Performance Cap
•	Participation Rate
•	Spread Rate
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
Indexed Accounts with Performance Caps Rates:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap(1), 10% Protection
S&P 500® Cap, 15% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 100% Protection*
Russell 2000® Cap(2), 10% Protection
MSCI EAFE Cap(4), 10% Protection
Nasdaq-100 Cap® (5), 15% Protection
First Trust American Leadership IndexTM Cap (6), 10% Protection**
First Trust American Leadership IndexTM Cap, 15% Protection**
6-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 30% Protection
Russell 2000® Cap, 10% Protection
Russell 2000® Cap, 20% Protection
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Russell 2000® Cap, 30% Protection
Capital Strength Net Fee IndexSM Cap, 10% Protection
Capital Strength Net Fee IndexSM Cap, 20% Protection
MSCI EAFE Cap, 10% Protection
First Trust American Leadership IndexTM Cap, 10% Protection**
First Trust American Leadership IndexTM Cap, 20% Protection**
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
Annual Lock S&P 500® Cap, 10% Protection
Annual Lock Russell 2000® Cap, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection
Annual Lock MSCI EAFE Cap, 10% Protection
1-Year Performance Cap Indexed Accounts with Floor Protection
S&P 500® Cap, -5% Floor Protection*
S&P 500® Cap, -10% Floor Protection*
Indexed Accounts with Participation Rates:
3-Year Participation Rate Indexed Accounts with Protection Level
S&P 500® Participation, 10% Protection
Capital Strength Net Fee IndexSM Participation, 10% Protection
First Trust American Leadership IndexTM Participation, 10% Protection
Indexed Accounts with Spread Rates:
6-Year Spread Indexed Accounts with Protection Level
S&P 500® Spread, 15% Protection**
Russell 2000® Spread, 15% Protection**
Capital Strength Net Fee IndexSM Spread, 15% Protection**
First Trust American Leadership IndexSM Spread, 15% Protection**
Indexed Accounts with Performance Trigger Rates:
1-Year Performance Trigger Rate Indexed Accounts with Protection Level
S&P 500® Performance Trigger, 10% Protection
S&P 500® Performance Trigger, 15% Protection
Nasdaq-100® Performance Trigger(5), 15% Protection
First Trust American Leadership IndexTM Performance Trigger, 10% Protection
1-Year Performance Trigger Rate Indexed Accounts with Floor Protection
S&P 500® Performance Trigger, -5% Floor Protection*
S&P 500® Performance Trigger, -10% Floor Protection*
*This Indexed Account is no longer available to new Contractowners beginning November 22, 2021. For existing Contractowners, this Indexed Account will no longer be available at the end of your current Indexed Term, nor on any Indexed Anniversary Date on or after November 22, 2021.
**This Indexed Account is currently available for new Contractowners. For existing Contractowners this Indexed Account will be available on or about July 5, 2022, subject to state availability.
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY
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ERRORS, OMISSIONS, OR DELAYS THEREIN. S& P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
4 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
5 The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
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THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
6 The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.
The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.
THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell 2000® Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM.
Nasdaq-100® Index (NDX). The Nasdaq-100® Index includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market based on market capitalization.
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First Trust American Leadership IndexTM (FTUSLDRS). The First Trust American Leadership IndexTM provides exposure to a selection of U.S. stocks, including companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry. Specifically, the First Trust American Leadership Index provides exposure to U.S. companies driving growth and profitability through internet products and services. The level of the First Trust American Leadership IndexTM incorporates an embedded 0.65% annual fee. The fee is not related to the annuity.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the Contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your Contract. This is the Indexed Anniversary Date for the life of your Contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year or 3-Year Indexed Segment, as long as the 1-Year or 3-Year Indexed Segment begins on the Indexed Anniversary Date for your Contract. If you have more than one 3-Year or 6-Year Term Indexed Segment in effect at any time, Indexed Terms of the same term length must have the same Start Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting and Protection Methods. Different Crediting Methods and protection methods are available for your Indexed Account and are listed in the chart below. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
These are the Crediting Methods available when the index performance is positive (or flat for the Performance Trigger Rate):
Performance Cap without Annual Locks	You receive all positive index performance up to the Performance Cap at the end of the term.
Participation Rate	You receive an amount equal to the Participation Rate times the positive index performance at the end of the term.
Performance Trigger Rate	You receive the Performance Trigger Rate, if the index performance is zero or positive at the end of the term.
Spread Rate	You receive all positive index performance above the Spread Rate at the end of the term.
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These are the Crediting Methods available when the index performance is positive (or flat for the Performance Trigger Rate):
Performance Cap with Annual Locks	An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date. You receive all positive index performance up to the Performance Cap each year of the Indexed Term.

These are the downside protection methods available when the index performance is negative:
Protection Level	The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Floor Protection (no longer available)	The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, Lincoln Life will absorb the additional loss.

Indexed Segments with Performance Caps and Without Annual Locks. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment with Performance Caps and without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
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B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Cap	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2023	+7%	10%	+7%	$100,000	$107,000
1/8/2024	+12%	10%	+10%	$107,000	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment.
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Participation Rates. The Participation Rate represents the portion of the index performance that is reflected in the value of the Indexed Segment. The Participation Rate may be equal to, or greater or less than 100%, and may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level. The Participation Rate will not change during the Indexed Term.
The initial Participation Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Participation Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Participation Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Participation Rate and the Protection Level. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive, then the Performance Rate equals the Participation Rate multiplied by the percentage change. If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 115% Participation Rate
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Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+20%	115%	20% x 115% = 23%	$100,000	$123,000

Example for Indexed Segment with lower declared Participation Rate:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 95% Participation Rate
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+15%	+95%	15% x 95% = 14.25%	$100,000	$114,250

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Participation Rates may be higher or lower than the initial Participation Rate. Subsequent Participation Rates may differ from the Participation Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Participation Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Trigger Rates. The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change in the Index Value is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
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The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 6/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
6/1/2023	+2%	+5%	+5%	$100,000	$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments with Spread Rates. The Spread Rate is a rate for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is positive. The Spread Rate is the portion of index performance that is deducted from the Performance Rate if the index return for the Indexed Term is positive.
The Spread Rate may vary depending on the Death Benefit option that you select. The Spread Rate is declared at the beginning of the Indexed Term, will not change during the Indexed Term, and may differ from the Spread Rate(s) used for other Segments.
The initial Spread Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have higher Spread Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Spread Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and the Spread Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value is greater than the Spread Rate on the End Date, the Performance Rate equals the percentage change of the Index Value minus the Spread Rate. If the percentage change of the Index Value is positive and equal to or less than the Spread Rate, or zero on the End Date, the Performance Rate equals zero.
If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate multiplied by the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the
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amount that you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment will be reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Spread. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with a 5% Spread Rate and 15% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Spread Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2029	+100%	+5%	+95%	$100,000	$195,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on the market conditions, subsequent Spread Rates may be higher or lower than the initial Spread Rate. Subsequent Spread Rates may differ from the Spread Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Spread Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segment with Performance Caps with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as without Annual Locks (see discussion above), except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of the changes in value on each Indexed Anniversary Date, as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Performance Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Indexed Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the applicable Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with Annual Locks with a 10% annual Performance Cap and 10% Protection Level

Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
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Indexed Segment Anniversary	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2023	+7%	+7%	$7,000	$107,000
1/8/2024	+12%	+10%	$10,700	$117,700
1/8/2025	-13%	-3%	-$3,531	$114,169
1/8/2026	-5%	0%	$0	$114,169
1/8/2027	+5%	+5%	$5,708	$119,877
1/8/2028	+17%	+10%	$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculation applies. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Depending on market conditions, Performance Caps on subsequent 6-year Indexed Terms with Annual Locks may be higher or lower than the initial Performance Cap.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. The Contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Indexed Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(The Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,298
Index Value percentage change = -3% ((1,298 – 1,333)/1,333)
Indexed Segment Maturity Value = $95,000 ($95,000 - $0)
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
Floor Protections. Indexed Accounts with Floor Protections are no longer available for new or existing Contractowners, or for renewals of an Indexed Term. A Floor Protection is the maximum amount of negative index performance that may be applied to an Indexed Segment if you hold until the End Date of the Segment. If the negative index performance is greater than the Floor Protection your Performance Rate is equal to the negative index performance. If the negative index performance is less than or equal to the Floor Protection your Performance Rate is equal to the Floor Protection. Any negative index performance in excess of the Floor Protection will
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not reduce your investment in the Indexed Accounts.
For example:
Indexed Term Segment Start Date = 1/8/2023
Indexed Account = 1-Year S&P 500 with a -10% Floor Protection
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment loss = $10,000 (-10% x $100,000)
Indexed Segment Maturity Value = $90,000 ($100,000 - $10,000)
Your Contract Value is not impacted by the loss beyond the -10% Floor Protection.
The following year assuming you chose a new 1-Year Segment with a -10% Floor Protection:
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $90,000
Indexed Term Segment End Date = 1/8/2024
Index Value percentage change = -3%
Indexed Segment loss = $2,700 (-3% x $90,000)
Indexed Segment Maturity Value = $87,300 ($90,000 - $2,700)
Your Contract Value is impacted by the negative index performance up to the -10% Floor Protection and in this case the negative index performance was -3%.
Crediting Method Considerations. You should choose a Crediting Method that is consistent with your risk tolerance and investment objectives.
•	If you choose an Indexed Segment with a Performance Cap, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date could be less than the actual index performance. If the actual index performance is greater than the Performance Cap, your Performance Rate will be lower, possibly significantly lower, than the actual index return.
•	If you choose an Indexed Segment with a Participation Rate, and there is positive performance, the Performance Rate that we apply on the Indexed Segment End Date may be less than, equal to, or greater than the actual index return.
•	If you choose an Indexed Segment with a Performance Trigger Rate, and there is positive performance, the Performance Rate on the Indexed Segment End Date, could be lower, possibly significantly lower, that the actual index return.
•	If you choose an Indexed Segment with a Spread Rate, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date will be less than the actual index performance. If the positive index performance is less than the Spread Rate, your return will be zero.
•	If you choose an Indexed Segment with an Annual Lock, and there is positive performance, the Performance Rate on the Indexed Segment End Date could be less than the actual index performance.
Protection Method Considerations. You should choose a protection method that is consistent with your risk tolerance and investment objectives.
•	If you select an Indexed Segment with a Protection Level of a certain percentage and there is a negative index performance, we absorb the first portion of a negative performance up to the stated percentage and you bear the risk of loss after your chosen Protection Level.
•	If you previously selected an Indexed Segment with a Floor Protection and there is a negative index performance, you absorb the first portion of loss and we absorb the risk of loss beyond the Floor Protection. The Floor Protection method is no longer available.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates, Performance Trigger Rates, and Spread Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level or Floor Protection as the Indexed Segment in which they were previously invested and with the currently applicable Crediting Method. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
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Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any applicable surrender charge, premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the Contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix B of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or protection method on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or protection method will not change due to the substitution of an index during the Indexed Term.
If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or protection method, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP PIMCO Low Duration Bond Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.
Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
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Descriptions of the Funds
Information regarding each fund, including (1) its name, (2) its type or investment objective, (3) its investment adviser and any sub-investment adviser, (4) current expenses, and (5) performance is available in Appendix A: Funds Available Under the Contract. Each fund has issued a prospectus that contains more detailed information about the fund. Paper or electronic copies of the fund prospectuses may be obtained by contacting our Home Office or visiting www.lfg.com/VAprospectus.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.30%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, all of the funds offered as part of this Contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Selection of the Funds
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager’s reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us.
As noted above, a factor we may consider during the initial selection process is whether the fund (or an affiliate, investment adviser or distributor of the fund) being evaluated is an affiliate of ours and whether we are compensated for providing administrative, marketing, and/or support services that would otherwise be provided by the fund, its investment adviser or its distributor.
Some funds pay us significantly more than others and the amount we receive may be substantial. We often receive more revenue from an affiliated fund than one that is not affiliated with us. These factors give us an incentive to select a fund that yields more revenue, and this is often an affiliated fund.
We may also consider the ability of the fund to help manage volatility and our risks associated with the guarantees we provide under the Contract and under optional riders.
We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets.
Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds.
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Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the Contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
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Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that more Contractowners than expected will qualify for waivers of the surrender charge;
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. For example, the surrender charge collected (if applicable) may not fully cover all of the sales and distribution expenses actually incurred by us. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
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Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	1.30%*
Account Value Death Benefit	1.10%*
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
Surrender Charge
A surrender charge applies (except as described below) to surrenders and withdrawals of Purchase Payments that have been invested for the period below. The surrender charge is calculated separately for each Purchase Payment. The contract anniversary is the annually occurring date beginning with the effective date of the Contract. For example, if the effective date of your Contract is January 2nd, your contract anniversary would be on January 2nd of each subsequent year.
	Number of contract anniversaries since Purchase Payment was invested
	0	1	2	3	4	5	6
Surrender charge as a percentage of the surrendered or withdrawn Purchase Payments	7%	7%	6%	5%	4%	3%	0%
A surrender charge does not apply to:
•	A surrender or withdrawal of a Purchase Payment beyond the sixth anniversary since the Purchase Payment was invested;
•	Withdrawals of Contract Value during a Contract Year to the extent that the total Contract Value withdrawn during the current Contract Year does not exceed the free amount. The free amount is equal to the greater of 10% of the current Contract Value or 10% of the total Purchase Payments (this does not apply upon surrender of the Contract);
•	Purchase Payments used in the calculation of the initial benefit payment to be made under an Annuity Payout option (other than the i4LIFE® Indexed Advantage option);
•	A surrender or withdrawal of any Purchase Payments, as a result of permanent and total disability of the Contractowner as defined in Section 22(e)(3) of the tax code, if the disability occurred after the effective date of the Contract and before the 65th birthday of the Contractowner. For contracts issued in the state of New Jersey, a different definition of permanent and total disability applies;;
•	A surviving spouse, at the time he or she assumes ownership of the Contract as a result of the death of the original owner (however, the surrender charge schedule of the original Contract will continue to apply to the spouse's Contract);
•	A surrender or withdrawal of any Purchase Payments, as a result of the admittance of the Contractowner to an accredited nursing home or equivalent health care facility, where the admittance into the facility occurs after the effective date of the Contract and the owner has been confined for at least 90 consecutive days;
•	A surrender or withdrawal of any Purchase Payments as a result of the diagnosis of a terminal illness of the Contractowner. Diagnosis of a terminal illness must be after the effective date of the contract and results in a life expectancy of less than one year as determined by a qualified professional medical practitioner;
•	A surrender of the Contract as a result of the death of the Contractowner or Annuitant;
•	Purchase Payments when used in the calculation of the initial Account Value under i4LIFE® Indexed Advantage;
•	Periodic Income Payments made under i4LIFE® Indexed Advantage or periodic payments made under any Annuity Payout option made available by us; or
•	A surrender of the Contract or a withdrawal of Contract Value from contracts issued to Selling Group Individuals;
For purposes of calculating the surrender charge on withdrawals, we assume that:
1.	The free amount will be withdrawn from Purchase Payments on a first in-first out (“FIFO”) basis.
2.	Prior to the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) until exhausted; then
•	from earnings until exhausted.
3.	On or after the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) to which a surrender charge no longer applies until exhausted; then
•	from earnings until exhausted; then
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•	from Purchase Payments (on a FIFO basis) to which a surrender charge still applies until exhausted.
We apply the surrender charge as a percentage of Purchase Payments, which means that you would pay the same surrender charge at the time of surrender regardless of whether your Contract Value has increased or decreased. The surrender charge is calculated separately for each Purchase Payment. The surrender charges associated with surrender or withdrawal are paid to us to compensate us for the loss we experience on contract distribution costs when Contractowners surrender or withdraw before distribution costs have been recovered.
There are charges associated with the surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
If the Contractowner is a corporation or other non-individual (non-natural person), the Annuitant or joint Annuitant will be considered the Contractowner or joint owner for purposes of determining when a surrender charge does not apply.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 1.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your broker-dealer and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
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The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The Contracts
Purchase of Contracts
If you wish to purchase a Contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by our legally authorized officers. The Contract is then sent to you either directly or through your registered representative. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 86. The oldest of the Contractowner, joint owner, and Annuitant must be under age 76 to elect the Guarantee of Principal Death Benefit. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract and/or a new surrender charge period may be imposed with the purchase of, or transfer into, this Contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your registered representative and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your registered representative about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
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Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your Contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your registered representative in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your registered representative will generally not be processed until they are received from your registered representative’s broker-dealer. Purchase Payments submitted to us by your registered representative through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your registered representative prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your registered representative after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Crediting Method and Protection Level for your elected Indexed Accounts that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30-day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
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Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign
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the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your registered representative’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every
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potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
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Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
There may be surrender charges associated with surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge. See Charges and Other Deductions.
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The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.
Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Account Value Death Benefit	Provides a Death Benefit equal to the Contract Value.	• 1.10% (as a percentage of Contract Value invested in the Subaccounts)	• Poor investment performance could significantly reduce the benefit. • Withdrawals could significantly reduce the benefit.
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 1.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
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upon death of:	and...	and...	Death Benefit proceeds pass to:
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment. No additional Death Benefit is provided. For example, assume an initial deposit into the Contract of $10,000. The Contract Value increases and equals $12,000 on the Valuation Date the Death Benefit is approved. The amount of Death Benefit paid equals $12,000.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the Contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the Contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
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General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does
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not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
Additional Services
These additional services may be available to you under your Contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges. Withdrawals from Indexed Accounts will be at Interim Value. See Charges and Other Deductions – Surrender Charge and Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
We reserve the right to discontinue any or all of these administrative services at any time.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your registered representative regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age 95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
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Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
Periodic Income Payments are not subject to any applicable surrender charges. For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also
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reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segment(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
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On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals (surrender charges for example) and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
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For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
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Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your registered representative may recommend that you annuitize at an earlier age.
The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled
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Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender. If we surrender your Contract, we will not assess any surrender charge. Surrenders from the Indexed Accounts will be calculated using the Interim Value.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
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Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders and Death Benefits that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this Contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (Financial Industry Regulatory Authority). The Principal Underwriter has entered into selling agreements with Lincoln Financial Advisors Corporation and/or Lincoln Financial Securities Corporation (collectively “LFN”), also affiliates of ours. The Principal Underwriter has also entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You should ask your registered representative how the broker-dealer will be compensated for the sale of the Contract to you, or for any alternative proposal that may have been presented to you. You should take such compensation into account when considering and evaluating any recommendation made to you in connection with the purchase of a Contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to LFN. The maximum commission the Principal Underwriter pays to LFN is 6.00% of Purchase Payments. LFN may elect to receive a lower commission when a Purchase Payment is made along with a quarterly payment based on Contract Value for so long as the Contract remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to LFN is 3.00% of annuitized value or ongoing annual compensation of up to 0.40% of annuity value.
Lincoln Life also pays for the operating and other expenses of LFN, including the following sales expenses: registered representative training allowances; compensation and bonuses for LFN's management team; advertising expenses; and all other expenses of distributing the contracts. LFN pays its registered representatives a portion of the commissions received for their sales of contracts. LFN registered representatives and their managers are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements. In addition, LFN registered representatives who meet certain productivity, persistency and length of service standards and/or their managers may be eligible for additional compensation. Sales of the contracts may help LFN registered representatives and/or their managers qualify for such benefits. LFN registered representatives and their managers may receive other payments from us for services that do not directly involve the sale of the contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.
Compensation Paid to Unaffiliated Selling Firms. The Principal Underwriter pays commissions to all Selling Firms. The maximum commission the Principal Underwriter pays to Selling Firms, other than LFN, is 6.00% of Purchase Payments. Some Selling Firms
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may elect to receive a lower commission when a Purchase Payment is made along with an earlier quarterly payment based on Contract Value for so long as the Contract’s Selling Firm remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to Selling Firms is 3.00% of annuitized value or ongoing annual compensation of up to 0.40% of annuity value or statutory reserves. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts.
LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to registered representatives; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their registered representatives; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their registered representatives with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm receives lower levels of or no additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
We pay a licensing fee to FTIS in the amount of 0.045%, and we pay an education and support fee in the amount of 0.150% to First Trust Portfolios L.P. in connection with the First Trust American Leadership Index. These fees are based on the average monthly value of the amount invested in the First Trust American Leadership Indexed Accounts. These payments are not charged directly to Contractowners but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
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Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
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Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more
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deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age
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70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
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•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
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Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract
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Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020, record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition,
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all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
High total return (including income and capital gains) consistent with preservation of capital over the long term.	American Funds Asset Allocation Fund - Class 4	0.80%	14.84%	11.43%	11.13%
Growth of capital.	American Funds Growth Fund - Class 4	0.85%	21.68%	25.12%	19.44%
High total investment return.	BlackRock Global Allocation V.I. Fund - Class III This fund will be substituted with the LVIP BlackRock Global Allocation Fund on or about June 3, 2022. Consult your registered representative.	1.00%[2]	6.42%	9.71%	7.68%
Long-term growth of capital.	Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.86%	25.31%	13.32%	13.00%
To provide capital appreciation.	First Trust Capital Strength Portfolio – Class I	1.10%[2]	25.30%	N/A	N/A
To provide total return by allocating among dividend-paying stocks and investment grade bonds.	First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I6,	1.19%	12.25%	9.54%	N/A
Long-term capital appreciation; preservation of capital is also an important consideration.	Franklin Rising Dividends VIP Fund - Class 4	0.98%	26.63%	16.69%	14.28%
To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.	Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares5, This fund is not available in contracts issued on or after June 21, 2021.	0.60%	28.88%	15.14%	14.91%
To maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.	JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.79%[2]	-1.66%	3.32%	2.72%
High total investment return.	LVIP BlackRock Global Allocation Fund - Service Class This fund will be available on or about June 3, 2022. Consult your registered representative.	0.98%[2]	7.31%	N/A	N/A
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
Capital Appreciation.	LVIP MFS Value Fund - Service Class	0.87%[2]	25.15%	12.04%	13.21%
To seek a high level of current income consistent with preservation of capital.	LVIP PIMCO Low Duration Bond Fund - Service Class	0.75%[2]	-0.89%	1.66%	N/A
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Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.	LVIP SSGA International Index Fund - Service Class	0.62%[2]	10.78%	9.13%	7.45%
To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.	LVIP SSGA S&P 500 Index Fund - Service Class[4]	0.48%	28.10%	17.89%	15.98%
To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.	LVIP SSGA Small-Cap Index Fund - Service Class	0.63%[2]	14.27%	11.28%	12.48%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, Ivy Variable Insurance Portfolios, Ivy Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S& P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.
[5]	Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
[6]	Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
A-2

Appendix B — Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps and no Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Participation Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Participation Rate as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the greater of 0 and the Index performance for the Indexed Segment as determined on the Valuation Date the Interim Value is calculated;
H = the proportional Participation Rate for the Indexed Segment, where if the Participation Rate is:
(i) greater than 100%, the proportional Participation Rate is determined as the sum of 1 and (the Participation Rate for the Indexed Segment minus 1) multiplied by the (total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term); or
(ii) less than or equal to 100%, the proportional Participation Rate is the actual Participation Rate of the Indexed Segment.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
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(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Interim Value for Indexed Segment(s) with Spread Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)), not to exceed F x (1 + I),where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = 999% minus the Spread Rate;
H = the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term;
I = the greater of zero, or the percentage change of the Index Value between the Start Date and Valuation Date of the calculation minus the Spread Rate.
Interim Value for Indexed Segment(s) with Performance Caps and Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base. The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is
B-2

set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
If the market observable spread of investments grade U.S. Corporate Bonds are no longer available, or is discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your registered representative.
2.	Fair Value of Replicating Portfolio of Options. We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate or Spread Rate, as applicable.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with no Annual Lock with Performance Cap rates and Protection Levels, the replicating portfolio of options is equal to: A minus B minus C.
For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with a Spread Rate, the replicating portfolio of options is equal to: B minus C.
For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.
The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation (including the potential for resets of
B-3

each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate—We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield—On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	Part B depends on the type of Crediting Method and places an upper limit on the performance crediting during the Indexed Term.
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Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels and without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	11.25%	100%	100%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(202)	$(202)	$(223)
A. Sum of 1 + 2	$796	$796	$738
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$796	$796	$738

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(29)	$(29)	$(57)
A. Sum of 1 + 2	$969	$969	$904
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$969	$969	$904

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$99	$201	$197
A. Sum of 1 + 2	$1,097	$1,199	$1,158
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,199	$1,158

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$108	$398	$343
A. Sum of 1 + 2	$1,106	$1,396	$1,304
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,396	$1,208

B-5

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, without an Annual Lock, and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection	-10%	-10%
Performance Cap	5%	5%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(86)	$(77)
A. Sum of 1 + 2	$910	$916
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$910	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(27)
A. Sum of 1 + 2	$965	$966
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$965	$966

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$28	$21
A. Sum of 1 + 2	$1,024	$1,014
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,024	$1,014

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$39	$32
A. Sum of 1 + 2	$1,035	$1,025
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,029	$1,017

B-6

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Participation Rates and Protection Levels.
	3 Year	3 Year
Indexed Term length	36 months	36 months
Months since Indexed Term Start Date	33	15
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Participation Rate	70%	70%
Months to End Date	3	21

Change in Index Value is -30%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(202)	$(214)
A. Sum of 1 + 2	$797	$783
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$797	$783

Change in Index Value is -10%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(29)	$(73)
A. Sum of 1 + 2	$970	$924
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$970	$924

Change in Index Value is 20%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$139	$131
A. Sum of 1 + 2	$1,138	$1,128
B. Application of pro-rated Participation Rate	$1,140	$1,140
Account Interim Value = Minimum of A and B	$1,138	$1,128

Change in Index Value is 40%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$278	$264
A. Sum of 1 + 2	$1,277	$1,261
B. Application of pro-rated Participation Rate	$1,280	$1,280
Account Interim Value = Minimum of A and B	$1,277	$1,261

B-7

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Performance Trigger Rate	9.50%	9.50%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

B-8

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection Level	-10%	-10%
Performance Trigger Rate	4.75%	4.75%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(85)	$(77)
A. Sum of 1 + 2	$911	$916
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$911	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(29)
A. Sum of 1 + 2	$965	$964
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$965	$964

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$23	$15
A. Sum of 1 + 2	$1,019	$1,008
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,019	$1,008

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$34	$27
A. Sum of 1 + 2	$1,030	$1,020
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,028	$1,016

B-9

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Spread Rates and Protection Levels.
	6 Year	6 Year
Indexed Term length	72 Months	72 Months
Months since Indexed Term Start Date	60	12
Indexed Crediting Base	$1,000	$1,000
Protection Level	15%	15%
Spread Rate	5%	5%
Months to End Date	12	60

Change in Index Value is -20%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$(90)	$(120)
A. Sum of 1 + 2	$901	$843
B. Interim Value Limit	$1,000	$1,000
Account Interim Value = Minimum of A and B	$901	$843

Change in Index Value is -5%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$(11)	$(6)
A. Sum of 1 + 2	$980	$957
B. Interim Value Limit	$1,000	$1,000
Account Interim Value = Minimum of A and B	$980	$957

Change in Index Value is 60%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$541	$558
A. Sum of 1 + 2	$1,532	$1,521
B. Interim Value Limit	$1,550	$1,550
Account Interim Value = Minimum of A and B	$1,532	$1,521

Change in Index Value is 100%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$933	$927
A. Sum of 1 + 2	$1,924	$1,890
B. Interim Value Limit	$1,950	$1,950
Account Interim Value = Minimum of A and B	$1,924	$1,890

B-10

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000199854

Prospectus 2

Lincoln Level Advantage® B-Class Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your registered representative regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your registered representative for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in one or more Subaccounts, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1- or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit or (ii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive. Your Contract Value will not be impacted by any loss up to the applicable Protection Level if you hold for the length of the term.
An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means that you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal
1

prior to the end of an Indexed Term because of the surrender charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a registered representative about the Contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 13 of this prospectus for more information.
All Purchase Payments allocated to the variable portion of the Contract will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your registered representative. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.
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3

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Cred-
iting Methods including Performance Cap and Performance Trigger Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of

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time, adjusted for the Protection Level and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a registered representative under contract with us:
•	Employees and registered representatives of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
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Important Information You Should Consider About the Lincoln Level Advantage® B-Class Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	If you make a withdrawal in excess of the free withdrawal amount before the 6th anniversary since your last Purchase Payment, you may be assessed a surrender charge of up to 7% of the amount withdrawn, declining to 0% over that time period. For example, if you make a withdrawal of $100,000 during the first year after your Purchase Payment, you could be assessed a charge of up to $7,000 on the Purchase Payment withdrawn.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
Transaction Charges	None, other than surrender charges.			• Charges and Other Deductions
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
	Annual Fee	Minimum	Maximum
	Base Contract – Guarantee of Principal Death Benefit	1.30%[1]	1.30%[1]
		Fund Fees and Expenses	0.48%[1]		1.52%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
1As a percentage of average Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost: $2,095	Highest Annual Cost: $3,522
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals	• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals
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	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.	• Principal Risks • Investments of the Variable Annuity Account
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.
	• Withdrawals may result in surrender charges. If you take a withdrawal, any surrender charge will reduce the value of your Contract or the amount of money that you actually receive.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
	• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.	• Principal Risks • Investments of the Variable Annuity Account
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
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	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation	• Your registered representative may receive compensation for selling this Contract to you, both in the form of commissions and because we may share the revenue it earns on this Contract with the professional’s firm. (Your investment professional may be your broker, investment adviser, insurance agent, or someone else).
	• This potential conflict of interest may influence your investment professional to recommend this Contract over another investment.	• Distribution of the Contracts • Principal Risks
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® B-Class variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, you may have to pay a surrender charge, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.
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Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.
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Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%
[1]	The surrender charge percentage is reduced over a 6-year period at the following rates: 7%, 7%, 6%, 5%, 4%, 3%. We may reduce or waive this charge in certain situations. See Charges and Other Deductions – Surrender Charge.

The following table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccounts)[1,2]
Guarantee of Principal Death Benefit	1.30%
Optional Benefit Expenses
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The base contract expense is 1.10% after the Annuity Commencement Date. The Guarantee of Principal Death Benefit will automatically terminate at any time all Contractowners or Annuitants are changed. If this happens, the Account Value Death Benefit will be in effect, and the product charge of 1.10% for the Account Value Death Benefit will apply.
[2]	The base contract expense includes an administrative charge of 0.10%.
[3]	The i4LIFE® Indexed Advantage charge will be deducted from your variable and index linked Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.48%	1.52%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.48%	1.19%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.
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EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$10,249	$15,920	$20,832	$35,215
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$3,249	$9,920	$16,832	$35,215
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$9,851	$14,740	$18,888	$31,472
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,851	$8,740	$14,888	$31,472
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
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Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate includes a Performance Cap, which is the maximum percentage amount you can earn during the Indexed Term and a Protection Level, which is the percentage of any negative index performance we will absorb. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, and the Protection Level it provides, and whether or not the calculation includes an Annual Lock.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap or Performance Trigger for an Indexed Segment. The Performance Cap, Performance Trigger Rate and Protection Level will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available which may have different Performance Caps, Performance Trigger Rates, and different Protection Levels. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level if available. The Performance Cap or Performance Trigger Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date. To view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	Capital Strength Net Fee IndexSM
•	First Trust American Leadership IndexTM
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
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Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. If you take a withdrawal or surrender the Contract, any applicable surrender charges will reduce the value of your Contract or the amount of money that you ultimately receive. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
6.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
7.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
8.	You may incur a surrender charge upon the surrender or withdrawal of Contract Value. See Charges and Other Deductions – Surrender Charge.
9.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.
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Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level you choose. The Protection Level exists for the full term of the Indexed Segment including Segments with Annual Locks. Each time you move into a new Indexed Segment, you may have a new Protection Level and are subject to the same risk of loss as described above. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the amount in excess of the Protection Level percent. Loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level. For example, if you chose a 10% Protection Level and if loss occurred during each Annual Lock period for the remainder of the term, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segment are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the Index, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
4.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable Index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
5.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
6.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by index prices between the Annual Lock anniversaries.
7.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in the prospectus for more information.
8.	The available Indexed Accounts with applicable Performance Caps, Performance Trigger Rates, and Protection Levels will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Performance Caps, and Performance Trigger Rates are available to you. There is no guarantee that an Indexed Account will be available in the future. You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
9.	The risks associated with the currently available Indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during period of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than
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investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
•	First Trust American Leadership IndexTM: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
10.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level, if available. The Performance Cap or Performance Trigger Rate in effect at the time for new Indexed Segments will apply. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
11.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these Indices would have.
12.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
13.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
4.	Your ability to transfer amounts between Investment Options is subject to restrictions. You are generally restricted to no more than 12 transfers per Contract Year. There are also restrictions on the minimum amount that may be transferred from a variable option.
5.	You are subject to the risk that we may increase certain contract fees and charges, and that underlying fund expenses may increase.
6.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
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Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level it provides, and whether or not the performance crediting method includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Account is established upon an allocation to an Indexed Segment. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Cap
•	Performance Rate
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
Indexed Accounts with Performance Cap Rates:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap(1), 10% Protection*
S&P 500® Cap, 15% Protection
S&P 500® Cap, 20% Protection**
S&P 500® Cap, 100% Protection***
Russell 2000® Cap(2), 10% Protection*
MSCI EAFE Cap(4), 10% Protection*
First Trust American Leadership IndexTM Cap(5), 15% Protection****
6-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection
S&P 500® Cap, 20% Protection
Russell 2000® Cap, 10% Protection
Russell 2000® Cap, 20% Protection
Capital Strength Net Fee IndexSM Cap, 10% Protection(3)
Capital Strength Net Fee IndexSM Cap, 20% Protection
First Trust American Leadership IndexTM Cap, 10% Protection****
First Trust American Leadership IndexTM Cap, 20% Protection****
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
Annual Lock S&P 500® Cap, 10% Protection**
Annual Lock Russell 2000® Cap, 10% Protection**
Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection**
Annual Lock MSCI EAFE Cap, 10% Protection**
Indexed Accounts with Performance Trigger Rates:
1-Year Performance Trigger Indexed Accounts with Protection Level
S&P 500® Performance Trigger, 10% Protection
First Trust American Leadership IndexTM Performance Trigger, 10% Protection****
*These Indexed Accounts are not available for contracts issued on or after February 18, 2020.
**This Indexed Account is currently unavailable to new elections.
***This Indexed Account is no longer available to new Contractowners beginning November 22, 2021. For existing Contractowners, this Indexed Account will no longer be available at the end of your current Indexed Term, nor on any Indexed Anniversary Date on or after November 22, 2021.
****This Indexed Account is currently available for new Contractowners. For existing Contractowners this Indexed Account will be available on or about July 5, 2022, subject to state availability.
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s
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Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES
4 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF
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MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
5 The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.
The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.
THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell® 2000 Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM.
First Trust American Leadership IndexTM (FTUSLDRS). The First Trust American Leadership IndexTM provides exposure to a selection of U.S. stocks, including companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry. Specifically, the First Trust American
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Leadership IndexTM provides exposure to U.S. companies driving growth and profitability through internet products and services. The level of the First Trust American Leadership Index incorporates an embedded 0.65% annual fee. The fee is not related to the annuity.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the Contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. Indexed Terms of 1 or 6 years are available. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your Contract. This is the Indexed Anniversary Date for the life of your Contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year Indexed Segment, as long as the 1-Year Indexed Segment begins on the Indexed Anniversary Date for your Contract. If you have more than one 6-Year Term Indexed Segment in effect at any time, Indexed Terms of the same term length must have the same Start Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting Methods. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
Indexed Segment with Performance Caps with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as without Annual Locks (see discussion above), except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of the Performance Rate on each Indexed Anniversary Date, as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Performance Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Indexed Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the applicable Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year
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Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with Annual Locks with a 10% annual Performance Cap and 10% Protection Level
Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
Indexed Segment Anniversary	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2023	+7%	+7%	$7,000	$107,000
1/8/2024	+12%	+10%	$10,700	$117,700
1/8/2025	-13%	-3%	-$3,531	$114,169
1/8/2026	-5%	0%	$0	$114,169
1/8/2027	+5%	+5%	$5,708	$119,877
1/8/2028	+17%	+10%	$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculation applies. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Depending on market conditions, Performance Caps on subsequent 6-year Indexed Terms may be higher or lower than the initial Performance Cap.
Indexed Segments with Performance Caps and Without Annual Locks. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level. Typically, Indexed Segments with greater Protection Levels have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment with Performance Caps and without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0% or 2) the percentage change in the Index Value plus the Protection Level.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
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A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Cap	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2023	+7%	10%	+7%	$100,000	$107,000
1/8/2024	+12%	10%	+10%	$107,000	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment.
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change in the Index Value is less than zero, then the Performance Rate is lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate multiplied by the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment will be reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
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For Example:
Indexed Term Segment Start Date = 1/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/1/2023	+2%	+5%	+5%	$100,000	$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This Contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Indexed Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(This Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2022
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,298
Index Value percentage change = -3% ((1,298 – 1,333)/1,333)
Indexed Segment Maturity Value = $95,000 ($95,000 - $0)
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
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Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level as the Indexed Segment in which they were previously invested and with the currently applicable Performance Cap or Performance Trigger Rates. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any applicable surrender charge, premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the Contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix B of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or Protection Level on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or Protection Level will not change due to the substitution of an index during the Indexed Term.
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If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or Protection Level, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP PIMCO Low Duration Bond Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.
Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
Descriptions of the Funds
Information regarding each fund, including (1) its name, (2) its type or investment objective, (3) its investment adviser and any sub-investment adviser, (4) current expenses, and (5) performance is available in Appendix A: Funds Available Under the Contract. Each fund has issued a prospectus that contains more detailed information about the fund. Paper or electronic copies of the fund prospectuses may be obtained by contacting our Home Office or visiting www.lfg.com/VAprospectus.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.30%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, all of the funds offered as part of this Contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Selection of the Funds
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager’s reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us.
As noted above, a factor we may consider during the initial selection process is whether the fund (or an affiliate, investment adviser or distributor of the fund) being evaluated is an affiliate of ours and whether we are compensated for providing administrative, marketing, and/or support services that would otherwise be provided by the fund, its investment adviser or its distributor.
Some funds pay us significantly more than others and the amount we receive may be substantial. We often receive more revenue from an affiliated fund than one that is not affiliated with us. These factors give us an incentive to select a fund that yields more revenue, and this is often an affiliated fund.
We may also consider the ability of the fund to help manage volatility and our risks associated with the guarantees we provide under the Contract and under optional riders.
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We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets.
Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the Contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
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•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that more Contractowners than expected will qualify for waivers of the surrender charge;
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. For example, the surrender charge collected (if applicable) may not fully cover all of the sales and distribution expenses actually incurred by us. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	1.30%*
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
The Guarantee of Principal Death Benefit is the default Death Benefit under this contract. The only time the charge will change to the Account Value Death Benefit charge is if all Contractowners and Annuitants are changed. The annual charge rate for the Account Value Death Benefit is 1.10%. Once you have the Account Value Death Benefit, it cannot be changed.
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Surrender Charge
A surrender charge applies (except as described below) to surrenders and withdrawals of Purchase Payments that have been invested for the period below. The surrender charge is calculated separately for each Purchase Payment. The contract anniversary is the annually occurring date beginning with the effective date of the Contract. For example, if the effective date of your Contract is January 2nd, your contract anniversary would be on January 2nd of each subsequent year.
	Number of contract anniversaries since Purchase Payment was invested
	0	1	2	3	4	5	6
Surrender charge as a percentage of the surrendered or withdrawn Purchase Payments	7%	7%	6%	5%	4%	3%	0%
A surrender charge does not apply to:
•	A surrender or withdrawal of a Purchase Payment beyond the sixth anniversary since the Purchase Payment was invested;
•	Withdrawals of Contract Value during a Contract Year to the extent that the total Contract Value withdrawn during the current Contract Year does not exceed the free amount. The free amount is equal to the greater of 10% of the current Contract Value or 10% of the total Purchase Payments (this does not apply upon surrender of the Contract);
•	Purchase Payments used in the calculation of the initial benefit payment to be made under an Annuity Payout option (other than the i4LIFE® Indexed Advantage option);
•	A surrender or withdrawal of any Purchase Payments, as a result of permanent and total disability of the Contractowner as defined in Section 22(e)(3) of the tax code, if the disability occurred after the effective date of the Contract and before the 65th birthday of the Contractowner. For contracts issued in the state of New Jersey, a different definition of permanent and total disability applies;;
•	A surviving spouse, at the time he or she assumes ownership of the Contract as a result of the death of the original owner (however, the surrender charge schedule of the original Contract will continue to apply to the spouse's Contract);
•	A surrender or withdrawal of any Purchase Payments, as a result of the admittance of the Contractowner to an accredited nursing home or equivalent health care facility, where the admittance into the facility occurs after the effective date of the Contract and the owner has been confined for at least 90 consecutive days;
•	A surrender or withdrawal of any Purchase Payments as a result of the diagnosis of a terminal illness of the Contractowner. Diagnosis of a terminal illness must be after the effective date of the contract and results in a life expectancy of less than one year as determined by a qualified professional medical practitioner;
•	A surrender of the Contract as a result of the death of the Contractowner or Annuitant;
•	Purchase Payments when used in the calculation of the initial Account Value under i4LIFE® Indexed Advantage;
•	Periodic Income Payments made under i4LIFE® Indexed Advantage or periodic payments made under any Annuity Payout option made available by us; or
•	A surrender of the Contract or a withdrawal of Contract Value from contracts issued to Selling Group Individuals;
For purposes of calculating the surrender charge on withdrawals, we assume that:
1.	The free amount will be withdrawn from Purchase Payments on a first in-first out (“FIFO”) basis.
2.	Prior to the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) until exhausted; then
•	from earnings until exhausted.
3.	On or after the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) to which a surrender charge no longer applies until exhausted; then
•	from earnings until exhausted; then
•	from Purchase Payments (on a FIFO basis) to which a surrender charge still applies until exhausted.
We apply the surrender charge as a percentage of Purchase Payments, which means that you would pay the same surrender charge at the time of surrender regardless of whether your Contract Value has increased or decreased. The surrender charge is calculated separately for each Purchase Payment. The surrender charges associated with surrender or withdrawal are paid to us to compensate us for the loss we experience on contract distribution costs when Contractowners surrender or withdraw before distribution costs have been recovered.
There are charges associated with the surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are
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deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
If the Contractowner is a corporation or other non-individual (non-natural person), the Annuitant or joint Annuitant will be considered the Contractowner or joint owner for purposes of determining when a surrender charge does not apply.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 1.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your broker-dealer and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The Contracts
Purchase of Contracts
If you wish to purchase a Contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by
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our legally authorized officers. The Contract is then sent to you either directly or through your registered representative. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 76. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract and/or a new surrender charge period may be imposed with the purchase of, or transfer into, this Contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your registered representative and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your registered representative about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions,
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and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your registered representative in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your registered representative will generally not be processed until they are received from your registered representative’s broker-dealer. Purchase Payments submitted to us by your registered representative through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your registered representative prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your registered representative after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Performance Cap or Performance Trigger Rate, and the Protection Level for your elected Indexed Account that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30 day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
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3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your registered representative’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and
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the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
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Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 76 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under
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which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
There may be surrender charges associated with surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge. See Charges and Other Deductions.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.
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Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 1.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
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You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit is included as part of the base contract. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more that the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the death claim is approved by us for payment. The Account Value Death Benefit is not available for election at contract issue. Once you have the Account Value Death Benefit, this Death Benefit cannot be changed. The Account Value Death Benefit will become effective only at the time all Contractowners and Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable
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Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
Additional Services
These additional services may be available to you under your Contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
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Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges. Withdrawals from Indexed Accounts will be at Interim Value. See Charges and Other Deductions – Surrender Charge and Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
We reserve the right to discontinue any or all of these administrative services at any time.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your registered representative regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age 95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

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You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
Periodic Income Payments are not subject to any applicable surrender charges. For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
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For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segment(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
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If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals (surrender charges for example) and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
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If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your registered representative may recommend that you annuitize at an earlier age.
The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
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Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
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1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender. If we surrender your Contract, we will not assess any surrender charge. Surrenders from the Indexed Accounts will be calculated using the Interim Value.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
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Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this Contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (“Financial Industry Regulatory Authority”). The Principal Underwriter has entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You should ask your registered representative how the broker-dealer will be compensated for the sale of the Contract to you, or for any alternative proposal that may have been presented to you. You should take such compensation into account when considering and evaluating any recommendation made to you in connection with the purchase of a Contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to Unaffiliated Selling Firms. The Principal Underwriter pays commissions to all Selling Firms. The maximum commission the Principal Underwriter pays to Selling Firms is 6.00% of Purchase Payments. Some Selling Firms may elect to receive a lower commission when a Purchase Payment is made along with an earlier quarterly payment based on Contract Value for so long as the Contract’s Selling Firm remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to Selling Firms is 6.00% of annuitized value and/or ongoing annual compensation of up to 1.00% of annuity value or statutory reserves. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts.
LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to registered representatives; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their registered representatives; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their registered representatives with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm receives lower levels of or no additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
We pay a licensing fee to FTIS in the amount of 0.045%, and we pay an education and support fee in the amount of 0.150% to First Trust Portfolios L.P. in connection with the First Trust American Leadership Index. These fees are based on the average monthly value
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of the amount invested in the First Trust American Leadership Indexed Accounts. These payments are not charged directly to Contractowners but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
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Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether
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or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a
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result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age 70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
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Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
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Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
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Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
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COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020, record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
High total return (including income and capital gains) consistent with preservation of capital over the long term.	American Funds Asset Allocation Fund - Class 4	0.80%	14.84%	11.43%	11.13%
Growth of capital.	American Funds Growth Fund - Class 4	0.85%	21.68%	25.12%	19.44%
High total investment return.	BlackRock Global Allocation V.I. Fund - Class III This fund will be substituted with the LVIP BlackRock Global Allocation Fund on or about June 3, 2022. Consult your registered representative.	1.00%[2]	6.42%	9.71%	7.68%
Long-term growth of capital.	Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.86%	25.31%	13.32%	13.00%
To provide total return by allocating among dividend-paying stocks and investment grade bonds.	First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I6,	1.19%	12.25%	9.54%	N/A
Long-term capital appreciation; preservation of capital is also an important consideration.	Franklin Rising Dividends VIP Fund - Class 4	0.98%	26.63%	16.69%	14.28%
To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.	Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares5, This fund is not available in contracts issued on or after June 21, 2021.	0.60%	28.88%	15.14%	14.91%
To maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.	JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.79%[2]	-1.66%	3.32%	2.72%
A balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital. A fund of funds.	LVIP American Growth Allocation Fund - Service Class	0.94%[2]	10.50%	11.28%	9.57%
High total investment return.	LVIP BlackRock Global Allocation Fund - Service Class This fund will be available on or about June 3, 2022. Consult your registered representative.	0.98%[2]	7.31%	N/A	N/A
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
Capital Appreciation.	LVIP MFS Value Fund - Service Class	0.87%[2]	25.15%	12.04%	13.21%
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Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
To seek a high level of current income consistent with preservation of capital.	LVIP PIMCO Low Duration Bond Fund - Service Class	0.75%[2]	-0.89%	1.66%	N/A
To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.	LVIP SSGA International Index Fund - Service Class	0.62%[2]	10.78%	9.13%	7.45%
To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.	LVIP SSGA S&P 500 Index Fund - Service Class[4]	0.48%	28.10%	17.89%	15.98%
To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.	LVIP SSGA Small-Cap Index Fund - Service Class	0.63%[2]	14.27%	11.28%	12.48%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, Ivy Variable Insurance Portfolios, Ivy Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S& P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.
[5]	Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
[6]	Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
A-2

Appendix B – Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps and no Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Performance Caps and Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed since the prior Indexed Anniversary Date divided by 365.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
B-1

F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base. The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
If the market observable spread of investments grade U.S. Corporate Bonds are no longer available, or are discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap or Performance Trigger Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your registered representative.
2.	Fair Value of Replicating Portfolio of Options. We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, or Performance Trigger Rate and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The three options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with no Annual Lock with Performance Cap rates and Protection Levels, the replicating portfolio of options is
B-2

equal to: A minus B minus C.
For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.
The valuation of the options is based on standard models for valuing options for both the non-Annual Lock and Annual Lock Segments. For non-Annual Lock Segments, the replicating portfolio of options is equal to: A minus B minus C. For each Annual Lock Segment, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment. The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation (including the potential for resets of each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate — We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	The pro rata portion of the Performance Cap or Performance Trigger equal to the days in the Indexed Term until the withdrawal is applied to the Indexed Crediting Base to place an upper limit on the performance credited during the Indexed Term.
B-3

Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels and without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	11.25%	100%	100%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(202)	$(202)	$(223)
A. Sum of 1 + 2	$796	$796	$738
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$796	$796	$738

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(29)	$(29)	$(57)
A. Sum of 1 + 2	$969	$969	$904
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$969	$969	$904

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$99	$201	$197
A. Sum of 1 + 2	$1,097	$1,199	$1,158
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,199	$1,158

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$108	$398	$343
A. Sum of 1 + 2	$1,106	$1,396	$1,304
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,396	$1,208

B-4

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Performance Trigger Rate	9.50%	9.50%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

B-5

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000199855

Prospectus 3

Lincoln Level Advantage® Advisory Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
This contract is available through third-party financial intermediaries who may charge an advisory fee for their services. That fee is in addition to contract fees and expenses. If you elect to pay third-party advisory fees out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% penalty tax.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your financial professional regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your financial professional for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in one or more Subaccounts, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1-, 3-, or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit (ii) a specified percentage of positive performance based on a Participation Rate or (iii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive. Any loss for each Indexed Segment at the end of an Indexed Term
1

is provided by either Protection Level or Floor Protection. If you choose the Protection Level, your Contract Value will not be impacted by any loss up to the applicable Protection Level that you choose if you hold for the length of the term. With the Floor Protection, your Contract Value will not be impacted by any negative index performance in excess of the Floor Level if you hold for the length of the term.
An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means that you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal prior to the end of an Indexed Term because of the charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected for Indexed Accounts with Protection Level. With Floor Protection, if there is a negative index performance, you will absorb the first portion of loss, and we absorb the risk beyond the Floor Protection.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 13 of this prospectus for more information.
All Purchase Payments allocated to the variable portion of the Contract will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your financial professional. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.
2

3

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Advisory Fee Withdrawal—Withdrawals from your Contract Value to pay the advisory fees associated with your Fee-Based Financial Plan.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Crediting Methods including Performance Cap, Participation Rate and Performance Trigger Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Fee-Based Financial Plan—A wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisers, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services.
Floor Protection—The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, the Company will absorb the additional loss.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we

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make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Participation Rate—The rate used to determine the Performance Rate for an Indexed Segment at the end of an Indexed Term for any positive index performance. A different Participation Rate may be declared for each Indexed Segment and for each Death Benefit type.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the applicable Protection Level or Floor Protection and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance. A different Trigger Rate may be declared for each Indexed Segment and for each Death Benefit type.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a financial professional under contract with us:
•	Employees and financial professionals of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
5

Important Information You Should Consider About the Lincoln Level Advantage® Advisory Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	There are no surrender charges associated with this Contract.			• N/A
Transaction Charges	There are no sales charges associated with the Contract.			• N/A
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These charges do not reflect any advisory fees paid to a financial intermediary from Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher.			• Fee Tables • Examples • Charges and Other Deductions
	Annual Fee	Minimum	Maximum
	Base Contract – Account Value Death Benefit	0.10%[1]	0.10%[1]
	Base Contract – Guarantee of Principal Death Benefit	0.30%[1]	0.30%[1]
	Fund Fees and Expenses	0.48%[1]	1.52%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1 As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
2 As a percentage of Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract.
	Lowest Annual Cost: $726	Highest Annual Cost: $2,555
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No additional Purchase Payments, transfers, or withdrawals
• No sales charges or advisory fees	• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No additional Purchase Payments, transfers, or withdrawals
• No sales charges or advisory fees
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	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.	• Principal Risks • Investments of the Variable Annuity Account
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.
	• If you elect to pay third-party advisory fees out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax.	• Principal Risks • Investments of the Variable Annuity Account • Federal Tax Matters – Payment of Investment Advisory Fees
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
7

	CONFLICTS OF INTEREST	Location in Prospectus
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new Contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new Contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® Advisory variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.
Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.
•	Fees Associated with Fee-Based Financial Plans. You may provide authorization to have your advisory fees paid to your financial professional's investment firm from your Contract Value. Advisory Fee Withdrawals may not impact benefits and values under
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a Death Benefit or Living Benefit Rider or be treated as a distribution for federal tax purposes under certain conditions. Advisory Fee Withdrawals may not be available in all states, and certain firms may not allow withdrawals to pay advisory fees from your Contract Value. Please check with your financial professional.
If you elect to pay a third-party advisory fee out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. See The Contracts – Death Benefits and Advisory Fee Withdrawals and Federal Tax Matters – Payment of Investment Advisory Fees.
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Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected. These charges do not reflect any advisory fees paid to a financial intermediary from Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
There are no sales charges, deferred sales charges, or surrender charges associated with this contract.

The following table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccounts)[1]
Account Value Death Benefit	0.10%
Guarantee of Principal Death Benefit[2]	0.30%

Optional Benefit Expenses
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The base contract expense is 0.10% after the Annuity Commencement Date. These expenses do not apply to Contract Value invested in the Indexed Accounts.
[2]	The base contract expense includes an administrative charge of 0.10%.
[3]	The i4LIFE® Indexed Advantage charge will be deducted from your variable and indexed linked Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.48%	1.52%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.48%	1.19%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.
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EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,251	$6,942	$11,897	$25,542
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,251	$6,942	$11,897	$25,542
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$1,849	$5,725	$9,851	$21,371
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$1,849	$5,725	$9,851	$21,371
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. These Examples do not reflect any advisory fees paid to a financial intermediary from the Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher. For more details, see Advisory Fee Withdrawals. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
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Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate is a rate of return for an Indexed Segment based on the performance of an index over a period of time, adjusted for the Protection Level or Floor Protection and subject to the Performance Cap, Participation Rate, or Performance Trigger Rate. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection it provides, and whether or not the calculation includes an Annual Lock. Indexed Accounts with Floor Protection are no longer available for new Contractowners. For existing Contractowners, these Indexed Accounts will no longer be available at the end of your current Indexed Term.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap, Performance Trigger Rate or Participation Rate for an Indexed Segment. The Performance Cap, Participation Rate or Performance Trigger Rate, as applicable, and Protection Level, as applicable, will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available, which may have different Performance Caps, Participation Rates and Performance Trigger Rates, as applicable, and different Protection Levels, as applicable. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value into a new Indexed Segment with the same term, index and Protection Level or Floor Protection if available. The Performance Cap, Participation Rate, or Performance Trigger Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date. To view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	MSCI EAFE Price Return Index
•	Capital Strength Net Fee IndexSM
•	Nasdaq-100® Index
•	First Trust American Leadership IndexTM
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level or Floor Protection will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
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Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
7.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
8.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
9.	Deduction of Advisory Fee Risk. This deduction of advisory fees from Contract Value may reduce the Death Benefit and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. See The Contracts – Advisory Fee Withdrawals.
10.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.
13

Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level or up to the Floor Protection you choose. The Protection Level or Floor Protection exists for the full term of the Indexed Segment including Segments with Annual Locks. Each time you move into a new Indexed Segment, you may have a new Protection Level or Floor Protection and are subject to the same risk of loss as described above. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the amount in excess of the Protection Level percent. Losses you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level. For example, if you chose a 10% Protection Level and if loss occurred during each Annual Lock period for the remainder of the term, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels or Floor Protection have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segments may be limited by any applicable Participation Rate, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. If the Participation Rate is less than 100%, the increase in your Segment Value will never reflect the entire corresponding performance in the applicable index over the Indexed Term. The Participation Rate exists for the full term of the Indexed Segment. The Participation Rate may be lower for contracts with the Guarantee of Principal Death Benefit. Participation Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
4.	Gains in your Indexed Segments are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the index, which means that your return may be lower than if you had invested directly in a fund based on the applicable index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Generally, Indexed Segments with greater Protection Levels or Floor Protection, have lower Performance Trigger Rates. The Performance Trigger Rate may be lower for contracts with Guarantee of Principal Death Benefit. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
5.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
6.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
7.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by index prices between the Annual Lock anniversaries.
8.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in the prospectus for more information.
9.	The available Indexed Accounts with applicable Crediting Methods, Protection Levels, and Floor Protection will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Floor Protections, and Crediting Methods are available to you. There is no guarantee that an Indexed Account will be available in the future. You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
10.	The risks associated with the currently available indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions.
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Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
•	Nasdaq-100 Index®: This large-cap growth index is comprised of 100 of the largest domestic and international non-financial companies listed on the NASDAQ Stock Market based on market capitalization. This index is comprised of industries such as technology, consumer services, and health care. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	First Trust American Leadership IndexTM: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
11.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, index, and Protection Level or Floor Protection, if available. The Crediting Method in effect at the time for new Indexed Segments will apply. The Crediting Method for the new Indexed Segment could be less advantageous than the current Segment Term. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
12.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these indices would have.
13.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
14.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
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4.	Your ability to transfer amounts between Investment Options is subject to restrictions. You are generally restricted to no more than 12 transfers per Contract Year. There are also restrictions on the minimum amount that may be transferred from a variable option.
5.	You are subject to the risk that we may increase certain contract fees and charges, and that underlying fund expenses may increase.
6.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection level it provides, and whether or not it includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Segment is established upon an allocation to an Indexed Account. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Rate
•	Performance Cap
•	Participation Rate
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
Indexed Accounts with Performance Caps Rates:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap(1), 10% Protection
S&P 500® Cap, 15% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 100% Protection*
Russell 2000® Cap(3), 10% Protection
MSCI EAFE Cap(4), 10% Protection
Nasdaq-100® Cap(5), 15% Protection
First Trust American Leadership IndexTM Cap(6), 10% Protection**
First Trust American Leadership IndexTM Cap, 15% Protection**
6-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 30% Protection
Russell 2000® Cap, 10% Protection
Russell 2000® Cap, 20% Protection
Russell 2000® Cap, 30% Protection
Capital Strength Net Fee IndexSM Cap, 10% Protection
Capital Strength Net Fee IndexSM Cap, 20% Protection
MSCI EAFE Cap, 10% Protection
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First Trust American Leadership IndexTM Cap, 10% Protection**
First Trust American Leadership IndexTM Cap, 20% Protection**
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
Annual Lock S&P 500® Cap, 10% Protection
Annual Lock Russell 2000® Cap, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection
Annual Lock MSCI EAFE Cap, 10% Protection
1-Year Performance Cap Indexed Accounts with Floor Protection
S&P 500® Cap, -5% Floor Protection*
S&P 500® Cap, -10% Floor Protection*
Indexed Accounts with Participation Rates:
3-Year Participation Rate Indexed Accounts with Protection Level
S&P 500® Participation, 10% Protection
Capital Strength Net Fee IndexSM Participation, 10% Protection
First Trust American Leadership IndexTM Participation, 10% Protection**
Indexed Accounts with Performance Trigger Rates:
1-Year Performance Trigger Rate Indexed Accounts with Protection Level
S&P 500® Performance Trigger, 10% Protection
S&P 500® Performance Trigger, 15% Protection
Nasdaq-100® Performance Trigger(5), 15% Protection
First Trust American Leadership IndexTM Performance Trigger, 10% Protection**
1-Year Performance Trigger Rate Indexed Accounts with Floor Protection
S&P 500® Performance Trigger, -5% Floor Protection*
S&P 500® Performance Trigger, -10% Floor Protection*
*This Indexed Account no longer available to new Contractowners beginning November 22, 2021. For existing Contractowners, this Indexed Account will no longer be available at the end of your current Indexed Term, nor on any Indexed Anniversary Date on or after November 22, 2021.
**This Indexed Account is currently available for new Contractowners. For existing Contractowners this Indexed Account will be available on or about July 5, 2022, subject to state availability.
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to
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stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
4 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
5 The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
6 The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.
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The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.
THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell 2000® Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM.
Nasdaq-100® Index (NDX). The Nasdaq-100® Index includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market based on market capitalization.
First Trust American Leadership IndexTM (FTUSLDRS). The First Trust American Leadership IndexTM provides exposure to a selection of U.S. stocks, including companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry. Specifically, the First Trust American Leadership Index provides exposure to U.S. companies driving growth and profitability through internet products and services. The level of the First Trust American Leadership IndexTM incorporates an embedded 0.65% annual fee. The fee is not related to the annuity.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the
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original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the Contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your Contract. This is the Indexed Anniversary Date for the life of your Contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year or 3-Year Indexed Segment, as long as the 1-Year or 3-Year Indexed Segment begins on the Indexed Anniversary Date for your Contract. If you have more than one 3-Year or 6-Year Term Indexed Segment in effect at any time, Indexed Terms of the same term length must have the same Start Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting and Protection Methods. Different Crediting Methods and protection methods are available for your Indexed Account and are listed in the chart below. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
These are the Crediting Methods available when the index performance is positive (or flat for the Performance Trigger Rate):
Performance Cap without Annual Locks	You receive all positive index performance up to the Performance Cap at the end of the term.
Participation Rate	You receive an amount equal to the Participation Rate times the positive index performance at the end of the term.
Performance Trigger Rate	You receive the Performance Trigger Rate, if the index performance is zero or positive at the end of the term.
Performance Cap with Annual Locks	An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date. You receive all positive index performance up to the Performance Cap each year of the Indexed Term.

These are the downside protection methods available when the index performance is negative:
Protection Level	The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
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These are the downside protection methods available when the index performance is negative:
Floor Protection (no longer available)	The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, Lincoln Life will absorb the additional loss.

Indexed Segments with Performance Caps and Without Annual Locks. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment with Performance Caps and without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
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			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Cap	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2023	+7%	10%	+7%	$100,000	$107,000
1/8/2024	+12%	10%	+10%	$107,000	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment.
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Participation Rates. The Participation Rate represents the portion of the index performance that is reflected in the value of the Indexed Segment. The Participation Rate may be equal to, or greater or less than 100%, and may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level. The Participation Rate will not change during the Indexed Term.
The initial Participation Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Participation Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Participation Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Participation Rate and the Protection Level. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive, then the Performance Rate equals the Participation Rate multiplied by the percentage change. If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 115% Participation Rate
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
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			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+20%	115%	20% x 115% = 23%	$100,000	$123,000

Example for Indexed Segment with lower declared Participation Rate:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 95% Participation Rate
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+15%	+95%	15% x 95% = 14.25%	$100,000	$114,250

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Participation Rates may be higher or lower than the initial Participation Rate. Subsequent Participation Rates may differ from the Participation Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Participation Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Trigger Rates. The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change in the Index Value is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the
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amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 6/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
6/1/2023	+2%	+5%	+5%	$100,000	$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segment with Performance Caps with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as without Annual Locks (see discussion above), except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of the changes in value on each Indexed Anniversary Date, as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Performance Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Indexed Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the applicable Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with Annual Locks with a 10% annual Performance Cap and 10% Protection Level

Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
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Indexed Segment Anniversary	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2023	+7%	+7%	$7,000	$107,000
1/8/2024	+12%	+10%	$10,700	$117,700
1/8/2025	-13%	-3%	-$3,531	$114,169
1/8/2026	-5%	0%	$0	$114,169
1/8/2027	+5%	+5%	$5,708	$119,877
1/8/2028	+17%	+10%	$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculation applies. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Depending on market conditions, Performance Caps on subsequent 6-year Indexed Terms with Annual Locks may be higher or lower than the initial Performance Cap.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This Contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Indexed Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(The Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,298
Index Value percentage change = -3% ((1,298 – 1,333)/1,333)
Indexed Segment Maturity Value = $95,000 ($95,000 - $0)
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
Floor Protections. Indexed Accounts with Floor Protections are no longer available. A Floor Protection is the maximum amount of negative index performance that may be applied to an Indexed Segment if you hold until the End Date of the Segment. If the negative index performance is greater than the Floor Protection your Performance Rate is equal to the negative index performance. If the negative index performance is less than or equal to the Floor Protection your Performance Rate is equal to the Floor Protection. Any negative index performance in excess of the Floor Protection will not reduce your investment in the Indexed Accounts.
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For example:
Indexed Term Segment Start Date = 1/8/2023
Indexed Account = 1-Year S&P 500 with a -10% Floor Protection
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment loss = $10,000 (-10% x $100,000)
Indexed Segment Maturity Value = $90,000 ($100,000 - $10,000)
Your Contract Value is not impacted by the loss beyond the -10% Floor Protection.
The following year assuming you chose a new 1-Year Segment with a -10% Floor Protection:
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $90,000
Indexed Term Segment End Date = 1/8/2024
Index Value percentage change = -3%
Indexed Segment loss = $2,700 (-3% x $90,000)
Indexed Segment Maturity Value = $87,300 ($90,000 - $2,700)
Your Contract Value is impacted by the negative index performance up to the -10% Floor Protection and in this case the negative index performance was -3%.
Crediting Method Considerations. You should choose a Crediting Method that is consistent with your risk tolerance and investment objectives.
•	If you choose an Indexed Segment with a Performance Cap, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date could be less than the actual index performance. If the actual index performance is greater than the Performance Cap, your Performance Rate will be lower, possibly significantly lower, than the actual index return.
•	If you choose an Indexed Segment with a Participation Rate, and there is positive performance, the Performance Rate that we apply on the Indexed Segment End Date may be less than, equal to, or greater than the actual index return.
•	If you choose an Indexed Segment with a Performance Trigger Rate, and there is positive performance, the Performance Rate on the Indexed Segment End Date, could be lower, possibly significantly lower, that the actual index return.
•	If you choose an Indexed Segment with an Annual Lock, and there is positive performance, the Performance Rate on the Indexed Segment End Date could be less than the actual index performance.
Protection Method Considerations. You should choose a protection method that is consistent with your risk tolerance and investment objectives.
•	If you select an Indexed Segment with a Protection Level of a certain percentage and there is a negative index performance, we absorb the first portion of a negative performance up to the stated percentage and you bear the risk of loss after your chosen Protection Level.
•	If you previously selected an Indexed Segment with a Floor Protection and there is a negative index performance, you absorb the first portion of loss and we absorb the risk of loss beyond the Floor Protection. The Floor Protection method is no longer available.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level or Floor Protection as the Indexed Segment in which they were previously invested and with the currently applicable Crediting Method. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The
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Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the Contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix B of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or protection method on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or protection method will not change due to the substitution of an index during the Indexed Term.
If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or protection method, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP PIMCO Low Duration Bond Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.
Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
Descriptions of the Funds
Information regarding each fund, including (1) its name, (2) its type or investment objective, (3) its investment adviser and any sub-investment adviser, (4) current expenses, and (5) performance is available in Appendix A: Funds Available Under the Contract. Each fund has issued a prospectus that contains more detailed information about the fund. Paper or electronic copies of the fund prospectuses may be obtained by contacting our Home Office or visiting www.lfg.com/VAprospectus.
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Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.30%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, all of the funds offered as part of this Contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Selection of the Funds
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager’s reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us.
As noted above, a factor we may consider during the initial selection process is whether the fund (or an affiliate, investment adviser or distributor of the fund) being evaluated is an affiliate of ours and whether we are compensated for providing administrative, marketing, and/or support services that would otherwise be provided by the fund, its investment adviser or its distributor.
Some funds pay us significantly more than others and the amount we receive may be substantial. We often receive more revenue from an affiliated fund than one that is not affiliated with us. These factors give us an incentive to select a fund that yields more revenue, and this is often an affiliated fund.
We may also consider the ability of the fund to help manage volatility and our risks associated with the guarantees we provide under the Contract and under optional riders.
We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets.
Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
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Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the Contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
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•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
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Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	0.30%*
Account Value Death Benefit	0.10%
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 0.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your financial professional and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
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The Contracts
Purchase of Contracts
This Contract is issued as part of a Fee-Based Financial Plan. A Fee-Based Financial Plan generally refers to a wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisors, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services. You may be able to pay this fee by taking Advisory Fee Withdrawals from your Contract Value.
If you wish to purchase a Contract, you must apply for it through a financial professional authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by our legally authorized officers. The Contract is then sent to you either directly or through your financial professional. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your financial professional, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your financial professional’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 86. The oldest of the Contractowner, joint owner, and Annuitant must be under age 76 to elect the Guarantee of Principal Death Benefit. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your financial professional and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your financial professional about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any
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one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your Contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your financial professional in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your financial professional will generally not be processed until they are received from your financial professional’s broker-dealer. Purchase Payments submitted to us by your financial professional through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your financial professional prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your financial professional after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Crediting Method and Protection Level for your elected Indexed Accounts that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30-day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
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Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign
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the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your financial professional’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every
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potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
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Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.
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Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Account Value Death Benefit	Provides a Death Benefit equal to the Contract Value.	• 0.10% (as a percentage of Contract Value invested in the Subaccounts)	• Poor investment performance could significantly reduce the benefit. • Withdrawals could significantly reduce the benefit.
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 0.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.
Advisory Fee Withdrawals	Allows you to take withdrawals from your Contract to pay the advisory fees.	None	• May not be available in all states or through all broker-dealers.
• The deduction of advisory fees from Contract Value may reduce the Death Benefit and other guaranteed benefits (unless the requirements listed above are met), and may be subject to federal and state income taxes and a 10% federal penalty tax.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
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upon death of:	and...	and...	Death Benefit proceeds pass to:
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment. No additional Death Benefit is provided. For example, assume an initial deposit into the Contract of $10,000. The Contract Value increases and equals $12,000 on the Valuation Date the Death Benefit is approved. The amount of Death Benefit paid equals $12,000.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
Subject to state and broker-dealer approval, annual Advisory Fee Withdrawals up to 1.25% of your Contract Value within a Contract Year will not be considered a withdrawal under your Death Benefit calculation of the sum of all Purchase Payments. Your Contract
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Value will be reduced by the amount of the withdrawal, but the value of your Death Benefit will not be negatively impacted. For Annual Advisory Fee Withdrawals that exceed 1.25% of your Contract Value within a Contract Year, the portion of the Advisory Fee Withdrawal over 1.25% will be treated as a withdrawal under this Death Benefit and reduce your guarantee.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the Contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the Contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim
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Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
Additional Services
These additional services may be available to you under your contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals from Indexed Accounts will be at Interim Value. See – Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
Fees Associated with Fee-Based Financial Plans. You have purchased this contract as part of a Fee-Based Financial Plan whereby an investment firm or professional offers investment advice for a fee. The fee for this advice is set by your financial professional, and is covered in a separate agreement between you and your financial professional. Lincoln has not made any independent review of your financial professional. You may provide authorization to have your advisory fees paid to your financial professional’s investment firm from your Contract Value (“Advisory Fee Withdrawal”), if certain conditions apply.
Partial withdrawals to pay the fee may be taken automatically by enrolling in an AWS designated specifically for this purpose. Withdrawals are available in monthly, quarterly, semi-annual, or annual frequencies. You may enroll in this service by completing the appropriate authorization form that is available from your financial professional. Additionally, you may authorize your financial professional to set up or change your AWS program, or to take one-time withdrawals to pay for the advisory fee. Once you have elected this service, it will continue until you instruct us in writing to terminate it. Withdrawals under this AWS option and one-time withdrawals will be noted on your quarterly statement as an Advisory Fee Withdrawal. This AWS service may not be available through all broker-dealers.
Withdrawals under AWS are treated like other withdrawals under the contract, and as such may decrease your guarantees under a Death Benefit or Living Benefit Rider. See the Death Benefit and Living Benefit Rider sections of this prospectus for more information on how withdrawals affect these benefits. Advisory fee withdrawals will not be treated as a distribution for federal tax purposes, if certain conditions are met. See Federal Tax Matters – Taxation of Withdrawals and Surrenders for more information.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
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i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your financial professional regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age 95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's
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Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
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For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segment(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
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Subject to state and broker-dealer approval, annual Advisory Fee Withdrawals up to 1.25% of your Contract Value within a Contract Year will not be considered a withdrawal under your Death Benefit calculation of the sum of all Purchase Payments. Your Contract Value will be reduced by the amount of the withdrawal, but the value of your Death Benefit will not be negatively impacted. For Annual Advisory Fee Withdrawals that exceed 1.25% of your Contract Value within a Contract Year, the portion of the Advisory Fee Withdrawal over 1.25% will be treated as a withdrawal under this Death Benefit and reduce your guarantee.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
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(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your financial professional may recommend that you annuitize at an earlier age.
The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
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Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your financial professional. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
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Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender. Surrenders from the Indexed Accounts will be calculated using the Interim Value.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, including Advisory Fee Withdrawals, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this Contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (Financial Industry Regulatory Authority). The Principal Underwriter has entered into selling agreements with Lincoln Financial Advisors Corporation and/or Lincoln Financial Securities Corporation (collectively “LFN”), also affiliates of ours. The Principal Underwriter has also entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses
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related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses.
The investment firm/professional providing services for this product is compensated directly by advisory fees paid by the Contractowner. Lincoln is not a party to this arrangement. You should ask your financial professional how he/she will be compensated for the sale of the Contract to you, or for any alternative proposal that may have been presented to you. You should take such compensation into account when considering and evaluating any recommendation made to you in connection with the purchase of a Contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to LFN. No commissions are paid in connection with the sale of this Contract. However, Lincoln Life pays for the operating and other expenses of LFN, including the following sales expenses: financial professional training allowances; compensation and bonuses for LFN's management team; advertising expenses; and all other expenses of distributing the contracts. LFN financial professionals and their managers are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements. In addition, LFN financial professionals who meet certain productivity, persistency and length of service standards and/or their managers may be eligible for additional compensation. Sales of the contracts may help LFN financial professionals and/or their managers qualify for such benefits. LFN financial professionals and their managers may receive other payments from us for services that do not directly involve the sale of the contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.
Compensation Paid to Unaffiliated Selling Firms. No commissions are paid in connection with the sale of this contract. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts. LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to financial professionals; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their financial professionals; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their financial professionals with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm receives lower levels of or no additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
We pay a licensing fee to FTIS in the amount of 0.045%, and we pay an education and support fee in the amount of 0.150% to First Trust Portfolios L.P. in connection with the First Trust American Leadership Index. These fees are based on the average monthly value of the amount invested in the First Trust American Leadership Indexed Accounts. These payments are not charged directly to Contractowners but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
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Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract
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owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Payment of Investment Advisory Fees
On August 6, 2019, the IRS issued a private letter ruling (the “PLR”) to Lincoln that addressed the treatment of investment advisory fees (“Advisory Fee Withdrawals”) paid out of the cash value of a non-qualified annuity contract. The PLR concluded that if a Contractowner authorizes payment of investment advisory fees out of the cash value of the non-qualified annuity contract, the payment of those fees will not be treated as a distribution to the Contractowner. In order for this treatment to apply, the investment advisory fees must be determined based on an arms-length transaction between the Contractowner and the financial professional, and cannot exceed an amount equal to an annual rate of 1.50% of the non-qualified annuity contract’s cash value. The fees can only compensate the financial professional for investment advice provided to the Contractowner with respect to the non-qualified annuity contract, and cannot compensate the financial professional for any other services. Effective for tax year 2019 and beyond, if you have authorized Lincoln to pay fees from the cash value of your non-qualified annuity Contract directly to your financial professional, Lincoln will not treat the payment of such fees as a distribution from your Contract if all the conditions mentioned above are satisfied.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether
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or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a
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result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age 70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
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Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
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Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
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Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request. Any advisory fees paid to your advisor during the free-look period will not be returned.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020,
56

record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
High total return (including income and capital gains) consistent with preservation of capital over the long term.	American Funds Asset Allocation Fund - Class 4	0.80%	14.84%	11.43%	11.13%
Growth of capital.	American Funds Growth Fund - Class 4	0.85%	21.68%	25.12%	19.44%
High total investment return.	BlackRock Global Allocation V.I. Fund - Class III This fund will be substituted with the LVIP BlackRock Global Allocation Fund on or about June 3, 2022. Consult your registered representative.	1.00%[2]	6.42%	9.71%	7.68%
Long-term growth of capital.	Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.86%	25.31%	13.32%	13.00%
To provide capital appreciation.	First Trust Capital Strength Portfolio – Class I	1.10%[2]	25.30%	N/A	N/A
To provide total return by allocating among dividend-paying stocks and investment grade bonds.	First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I6,	1.19%	12.25%	9.54%	N/A
Long-term capital appreciation; preservation of capital is also an important consideration.	Franklin Rising Dividends VIP Fund - Class 4	0.98%	26.63%	16.69%	14.28%
To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.	Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares5, This fund is not available in contracts issued on or after June 21, 2021.	0.60%	28.88%	15.14%	14.91%
To maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.	JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.79%[2]	-1.66%	3.32%	2.72%
High total investment return.	LVIP BlackRock Global Allocation Fund - Service Class This fund will be available on or about June 3, 2022. Consult your financial professional.	0.98%[2]	7.31%	N/A	N/A
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
Capital Appreciation.	LVIP MFS Value Fund - Service Class	0.87%[2]	25.15%	12.04%	13.21%
To seek a high level of current income consistent with preservation of capital.	LVIP PIMCO Low Duration Bond Fund - Service Class	0.75%[2]	-0.89%	1.66%	N/A
A-1

Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.	LVIP SSGA International Index Fund - Service Class	0.62%[2]	10.78%	9.13%	7.45%
To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.	LVIP SSGA S&P 500 Index Fund - Service Class[4]	0.48%	28.10%	17.89%	15.98%
To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.	LVIP SSGA Small-Cap Index Fund - Service Class	0.63%[2]	14.27%	11.28%	12.48%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, Ivy Variable Insurance Portfolios, Ivy Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S& P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.
[5]	Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
[6]	Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
A-2

Appendix B — Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps and no Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Participation Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Participation Rate as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the greater of 0 and the Index performance for the Indexed Segment as determined on the Valuation Date the Interim Value is calculated;
H = the proportional Participation Rate for the Indexed Segment, where if the Participation Rate is:
(i) greater than 100%, the proportional Participation Rate is determined as the sum of 1 and (the Participation Rate for the Indexed Segment minus 1) multiplied by the (total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term); or
(ii) less than or equal to 100%, the proportional Participation Rate is the actual Participation Rate of the Indexed Segment.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
B-1

(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Interim Value for Indexed Segment(s) with Performance Caps and Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base. The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
If the market observable spread of investments grade U.S. Corporate Bonds are no longer available, or is discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap, Participation Rate, or Performance Trigger Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your financial professional.
2.	Fair Value of Replicating Portfolio of Options. We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting
B-2

Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Participation Rate, or Performance Trigger Rate and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate, as applicable.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with no Annual Lock with Performance Cap rates and Protection Levels, the replicating portfolio of options is equal to: A minus B minus C.
For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.
The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation (including the potential for resets of each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate—We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield—On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	Part B depends on the type of Crediting Method and places an upper limit on the performance crediting during the Indexed Term.
B-3

Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels and without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	11.25%	100%	100%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(202)	$(202)	$(223)
A. Sum of 1 + 2	$796	$796	$738
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$796	$796	$738

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(29)	$(29)	$(57)
A. Sum of 1 + 2	$969	$969	$904
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$969	$969	$904

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$99	$201	$197
A. Sum of 1 + 2	$1,097	$1,199	$1,158
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,199	$1,158

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$108	$398	$343
A. Sum of 1 + 2	$1,106	$1,396	$1,304
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,396	$1,208

B-4

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, without an Annual Lock, and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection	-10%	-10%
Performance Cap	5%	5%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(86)	$(77)
A. Sum of 1 + 2	$910	$916
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$910	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(27)
A. Sum of 1 + 2	$965	$966
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$965	$966

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$28	$21
A. Sum of 1 + 2	$1,024	$1,014
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,024	$1,014

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$39	$32
A. Sum of 1 + 2	$1,035	$1,025
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,029	$1,017

B-5

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Participation Rates and Protection Levels.
	3 Year	3 Year
Indexed Term length	36 months	36 months
Months since Indexed Term Start Date	33	15
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Participation Rate	70%	70%
Months to End Date	3	21

Change in Index Value is -30%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(202)	$(214)
A. Sum of 1 + 2	$797	$783
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$797	$783

Change in Index Value is -10%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(29)	$(73)
A. Sum of 1 + 2	$970	$924
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$970	$924

Change in Index Value is 20%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$139	$131
A. Sum of 1 + 2	$1,138	$1,128
B. Application of pro-rated Participation Rate	$1,140	$1,140
Account Interim Value = Minimum of A and B	$1,138	$1,128

Change in Index Value is 40%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$278	$264
A. Sum of 1 + 2	$1,277	$1,261
B. Application of pro-rated Participation Rate	$1,280	$1,280
Account Interim Value = Minimum of A and B	$1,277	$1,261

B-6

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Performance Trigger Rate	9.50%	9.50%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Floor Protection.
B-7

	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection Level	-10%	-10%
Performance Trigger Rate	4.75%	4.75%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(85)	$(77)
A. Sum of 1 + 2	$911	$916
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$911	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(29)
A. Sum of 1 + 2	$965	$964
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$965	$964

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$23	$15
A. Sum of 1 + 2	$1,019	$1,008
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,019	$1,008

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$34	$27
A. Sum of 1 + 2	$1,030	$1,020
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,028	$1,016

B-8

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000199853

Prospectus 4

Lincoln Level Advantage® Advisory Class Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
This contract is available through third-party financial intermediaries who may charge an advisory fee for their services. That fee is in addition to contract fees and expenses. If you elect to pay third-party advisory fees out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% penalty tax.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your financial professional regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your financial professional for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in one or more Subaccounts, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1- or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit or (ii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive. Your Contract Value will not be impacted by any loss up to the applicable Protection Level if you hold for the length of the term.
1

An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means that you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal prior to the end of an Indexed Term because of the charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 12 of this prospectus for more information.
All Purchase Payments allocated to the variable portion of the Contract will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your financial professional. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.
2

3

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Advisory Fee Withdrawal—Withdrawals from your Contract Value to pay the advisory fees associated with your Fee-Based Financial Plan.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Crediting Methods including Performance Cap and Performance Trigger Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Fee-Based Financial Plan—A wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisers, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.

4

Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the Protection Level and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance. A different Trigger Rate may be declared for each Indexed Segment and for each Death Benefit type.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a financial professional under contract with us:
•	Employees and financial professionals of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
5

Important Information You Should Consider About the Lincoln Level Advantage® Advisory Class Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	There are no surrender charges associated with this Contract.			• N/A
Transaction Charges	There are no sales charges associated with the Contract.			• N/A
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These charges do not reflect any advisory fees paid to a financial intermediary from Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher.			• Fee Tables • Examples • Charges and Other Deductions
	Annual Fee	Minimum	Maximum
	Base Contract – Guarantee of Principal Death Benefit	0.30%[1]	0.30%[1]
	Fund Fees and Expenses	0.48%[1]	1.52%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1 As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
2 As a percentage of Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract.
	Lowest Annual Cost: $966	Highest Annual Cost: $2,555
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No additional Purchase Payments, transfers, or withdrawals
• No sales charges or advisory fees	• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No additional Purchase Payments, transfers, or withdrawals
• No sales charges or advisory fees
	RISKS			Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.			• Principal Risks • Investments of the Variable Annuity Account
6

	RISKS	Location in Prospectus
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.
	• If you elect to pay third-party advisory fees out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax.	• Principal Risks • Investments of the Variable Annuity Account • Federal Tax Matters – Payment of Investment Advisory Fees
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
	CONFLICTS OF INTEREST	Location in Prospectus
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new Contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new Contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
7

Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® Advisory Class variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.
Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.
•	Fees Associated with Fee-Based Financial Plans. You may provide authorization to have your advisory fees paid to your financial professional's investment firm from your Contract Value. Advisory Fee Withdrawals may not impact benefits and values under a Death Benefit or Living Benefit Rider or be treated as a distribution for federal tax purposes under certain conditions. Advisory Fee Withdrawals may not be available in all states, and certain firms may not allow withdrawals to pay advisory fees from your Contract Value. Please check with your financial professional.
If you elect to pay a third-party advisory fee out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. See The Contracts – Death Benefits and Advisory Fee Withdrawals and Federal Tax Matters – Payment of Investment Advisory Fees.
8

Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected. These charges do not reflect any advisory fees to a financial intermediary from Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
There are no sales charges, deferred sales charges, or surrender charges associated with this contract.

The following table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccounts)[1,2]
Guarantee of Principal Death Benefit	0.30%
Optional Benefit Expenses
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charges	0.40%
[1]	The base contract expense is 0.10% after the Annuity Commencement Date. The Guarantee of Principal Death Benefit will automatically terminate at any time all Contractowners or Annuitants are changed. If this happens, the Account Value Death Benefit will be in effect, and the product charge of 0.10% for the Account Value Death Benefit will apply.
[2]	Each base contract expense includes an administrative charge of 0.10%.
[3]	The i4LIFE® Indexed Advantage charge will be deducted from your variable and index-linked Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.48%	1.52%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.48%	1.19%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.
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EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,251	$6,942	$11,897	$25,542
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,251	$6,942	$11,897	$25,542
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$1,849	$5,725	$9,851	$21,371
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$1,849	$5,725	$9,851	$21,371
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. These Examples do not reflect any advisory fees paid to a financial intermediary from the Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher. For more details, see Advisory Fee Withdrawals. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
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Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate includes a Performance Cap, which is the maximum percentage amount you can earn during the Indexed Term and a Protection Level, which is the percentage of any negative index performance we will absorb. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, and the Protection Level it provides, and whether or not the calculation includes an Annual Lock.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap or Performance Trigger for an Indexed Segment. The Performance Cap, Performance Trigger Rate and Protection Level will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available which may have different Performance Caps, Performance Trigger Rates, and different Protection Levels. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level if available. The Performance Cap or Performance Trigger Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date. To view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	Capital Strength Net Fee IndexSM
•	First Trust American Leadership IndexTM
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
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Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. If you take a withdrawal or surrender the Contract, any applicable surrender charges will reduce the value of your Contract or the amount of money that you ultimately receive. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
6.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
7.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
8.	Deduction of Advisory Fee Risk. This deduction of advisory fees from Contract Value may reduce the Death Benefit and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. See The Contracts – Advisory Fee Withdrawals.
9.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.
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Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level you choose. The Protection Level exists for the full term of the Indexed Segment including Segments with Annual Locks. Each time you move into a new Indexed Segment, you may have a new Protection Level and are subject to the same risk of loss as described above. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the amount in excess of the Protection Level percent. Loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level. For example, if you chose a 10% Protection Level and if loss occurred during each Annual Lock period for the remainder of the term, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segment are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the Index, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
4.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable Index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
5.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
6.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by index prices between the Annual Lock anniversaries.
7.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in the prospectus for more information.
8.	The available Indexed Accounts with applicable Performance Caps, Performance Trigger Rates, and Protection Levels will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Performance Caps, and Performance Trigger Rates are available to you. There is no guarantee that an Indexed Account will be available in the future. You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
9.	The risks associated with the currently available Indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during period of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than
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investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
•	First Trust American Leadership IndexTM: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
10.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, Index and Protection Level, if available. The Performance Cap or Performance Trigger Rate in effect at the time for new Indexed Segments will apply. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
11.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these Indices would have.
12.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
13.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
4.	Your ability to transfer amounts between Investment Options is subject to restrictions. You are generally restricted to no more than 12 transfers per Contract Year. There are also restrictions on the minimum amount that may be transferred from a variable option.
5.	You are subject to the risk that we may increase certain contract fees and charges, and that underlying fund expenses may increase.
6.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
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Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level it provides, and whether or not the performance crediting method includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Account is established upon an allocation to an Indexed Segment. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Cap
•	Performance Rate
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
Indexed Accounts with Performance Cap Rates:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap(1), 10% Protection*
S&P 500® Cap, 15% Protection
S&P 500® Cap, 20% Protection**
S&P 500® Cap, 100% Protection***
Russell 2000® Cap(2), 10% Protection*
MSCI EAFE Cap(4), 10% Protection*
First Trust American Leadership IndexTM Cap(5), 15% Protection****
6-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection
S&P 500® Cap, 20% Protection
Russell 2000® Cap, 10% Protection
Russell 2000® Cap, 20% Protection
Capital Strength Net Fee IndexSM Cap, 10% Protection(3)
Capital Strength Net Fee IndexSM Cap, 20% Protection
First Trust American Leadership IndexTM Cap, 10% Protection****
First Trust American Leadership IndexTM Cap, 20% Protection****
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
Annual Lock S&P 500® Cap, 10% Protection**
Annual Lock Russell 2000® Cap, 10% Protection**
Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection**
Annual Lock MSCI EAFE Cap, 10% Protection**
Indexed Accounts with Performance Trigger Rates:
1-Year Performance Trigger Indexed Accounts with Protection Level
S&P 500® Performance Trigger, 10% Protection
First Trust American Leadership IndexTM Performance Trigger, 10% Protection****
*These Indexed Accounts are not available for contracts issued on or after February 18, 2020.
**This Indexed Account is currently unavailable to new elections.
***This Indexed Account is no longer available to new Contractowners beginning November 22, 2021. For existing Contractowners, this Indexed Account will no longer be available at the end of your current Indexed Term, nor on any Indexed Anniversary Date on or after November 22, 2021.
****This Indexed Account is currently available for new Contractowners. For existing Contractowners this Indexed Account will be available on or about July 5, 2022, subject to state availability.
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s
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Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES
4 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF
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MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
5 The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.
The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.
THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell® 2000 Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM.
First Trust American Leadership IndexTM (FTUSLDRS). The First Trust American Leadership IndexTM provides exposure to a selection of U.S. stocks, including companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry. Specifically, the First Trust American
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Leadership IndexTM provides exposure to U.S. companies driving growth and profitability through internet products and services. The level of the First Trust American Leadership Index incorporates an embedded 0.65% annual fee. The fee is not related to the annuity.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the Contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. Indexed Terms of 1 or 6 years are available. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your Contract. This is the Indexed Anniversary Date for the life of your Contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year Indexed Segment, as long as the 1-Year Indexed Segment begins on the Indexed Anniversary Date for your Contract. If you have more than one 6-Year Term Indexed Segment in effect at any time, Indexed Terms of the same term length must have the same Start Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting Methods. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
Indexed Segment with Performance Caps with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as without Annual Locks (see discussion above), except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of the Performance Rate on each Indexed Anniversary Date, as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Performance Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Indexed Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the applicable Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year
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Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with Annual Locks with a 10% annual Performance Cap and 10% Protection Level
Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
Indexed Segment Anniversary	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2023	+7%	+7%	$7,000	$107,000
1/8/2024	+12%	+10%	$10,700	$117,700
1/8/2025	-13%	-3%	-$3,531	$114,169
1/8/2026	-5%	0%	$0	$114,169
1/8/2027	+5%	+5%	$5,708	$119,877
1/8/2028	+17%	+10%	$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculation applies. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Depending on market conditions, Performance Caps on subsequent 6-year Indexed Terms may be higher or lower than the initial Performance Cap.
Indexed Segments with Performance Caps and Without Annual Locks. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level. Typically, Indexed Segments with greater Protection Levels have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment with Performance Caps and without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0% or 2) the percentage change in the Index Value plus the Protection Level.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
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A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Cap	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2023	+7%	10%	+7%	$100,000	$107,000
1/8/2024	+12%	10%	+10%	$107,000	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment.
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change in the Index Value is less than zero, then the Performance Rate is lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate multiplied by the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment will be reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
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For Example:
Indexed Term Segment Start Date = 1/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/1/2023	+2%	+5%	+5%	$100,000	$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This Contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Indexed Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(This Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2022
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,298
Index Value percentage change = -3% ((1,298 – 1,333)/1,333)
Indexed Segment Maturity Value = $95,000 ($95,000 - $0)
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
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Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level as the Indexed Segment in which they were previously invested and with the currently applicable Performance Cap or Performance Trigger Rates. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the Contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix B of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or Protection Level on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or Protection Level will not change due to the substitution of an index during the Indexed Term.
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If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or Protection Level, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP PIMCO Low Duration Bond Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.
Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
Descriptions of the Funds
Information regarding each fund, including (1) its name, (2) its type or investment objective, (3) its investment adviser and any sub-investment adviser, (4) current expenses, and (5) performance is available in Appendix A: Funds Available Under the Contract. Each fund has issued a prospectus that contains more detailed information about the fund. Paper or electronic copies of the fund prospectuses may be obtained by contacting our Home Office or visiting www.lfg.com/VAprospectus.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.30%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, most of the funds offered as part of this Contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Selection of the Funds
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager’s reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us.
As noted above, a factor we may consider during the initial selection process is whether the fund (or an affiliate, investment adviser or distributor of the fund) being evaluated is an affiliate of ours and whether we are compensated for providing administrative, marketing, and/or support services that would otherwise be provided by the fund, its investment adviser or its distributor.
Some funds pay us significantly more than others and the amount we receive may be substantial. We often receive more revenue from an affiliated fund than one that is not affiliated with us. These factors give us an incentive to select a fund that yields more revenue, and this is often an affiliated fund.
We may also consider the ability of the fund to help manage volatility and our risks associated with the guarantees we provide under the Contract and under optional riders.
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We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets.
Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the Contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
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•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	0.30%*
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
The Guarantee of Principal Death Benefit is the default Death Benefit under this contract. The only time the charge will change to the Account Value Death Benefit charge is if all Contractowners and Annuitants are changed. The annual charge rate for the Account Value Death Benefit is 0.55%. Once you have the Account Value Death Benefit, it cannot be changed.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This
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charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 0.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your financial professional and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The Contracts
Purchase of Contracts
This Contract is issued as part of a Fee-Based Financial Plan. A Fee-Based Financial Plan generally refers to a wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisors, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services. You may be able to pay this fee by taking Advisory Fee Withdrawals from your Contract Value.
If you wish to purchase a Contract, you must apply for it through a financial professional authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by our legally authorized officers. The Contract is then sent to you either directly or through your financial professional. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
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When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your financial professional, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your financial professional’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 76. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your financial professional and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your financial professional about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
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Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your financial professional in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your financial professional will generally not be processed until they are received from your financial professional’s broker-dealer. Purchase Payments submitted to us by your financial professional through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your financial professional prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your financial professional after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Performance Cap or Performance Trigger Rate, and the Protection Level for your elected Indexed Account that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30 day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
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The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your financial professional’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and
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the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
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Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 76 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under
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which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.
Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 0.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
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Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.
Advisory Fee Withdrawals	Allows you to take withdrawals from your Contract to pay the advisory fees.	None	• May not be available in all states or through all broker-dealers.
• The deduction of advisory fees from Contract Value may reduce , and may be subject to federal and state income taxes and a 10% federal penalty tax.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
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You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit is included as part of the base contract. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more that the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the death claim is approved by us for payment. The Account Value Death Benefit is not available for election at contract issue. Once you have the Account Value Death Benefit, this Death Benefit cannot be changed. The Account Value Death Benefit will become effective only at the time all Contractowners and Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable
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Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
Additional Services
These additional services may be available to you under your contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
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Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals from Indexed Accounts will be at Interim Value. See – Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each variable account Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
Fees Associated with Fee-Based Financial Plans. You have purchased this contract as part of a Fee-Based Financial Plan whereby an investment firm or professional offers investment advice for a fee. The fee for this advice is covered in a separate agreement between you and the firm or professional, and is in addition to the fees and expenses that apply to this contract. You may elect to have the fee paid to your investment firm or professional from your Contract Value by using AWS, if certain conditions apply.
Partial withdrawals to pay the fee may be taken automatically by enrolling in an AWS designated specifically for this purpose. Withdrawals are available in monthly, quarterly, semi-annual, or annual frequencies. You may enroll in this service by completing the appropriate election form that is available from your investment adviser. Additionally, you may authorize your investment adviser to set up or change your AWS program, or to take one-time withdrawals to pay for the advisory fee. Once you have elected this service, it will continue until you instruct us in writing to terminate it. Withdrawals under this AWS option will be noted on your quarterly statement as an advisory fee withdrawal. This service may not be available through all broker-dealers.
This service is not available if i4LIFE® Indexed Advantage is in effect and will automatically terminate upon election of i4LIFE® Indexed Advantage.
Withdrawals under AWS are treated like other withdrawals under the contract, and as such may decrease your guarantees under a Death Benefit, and may reduce the Index Crediting Base of an Indexed Account. See the Death Benefit section of this prospectus for more information on how withdrawals affect these benefits. Advisory fee withdrawals will not be treated as a distribution for federal tax purposes, if certain conditions are met. See Federal Tax Matters – Taxation of Withdrawals and Surrenders for more information.
We reserve the right to discontinue any or all of these administrative services at any time.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your financial professional regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age 95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
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Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also
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reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segment(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
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On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
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For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your financial professional may recommend that you annuitize at an earlier age.
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The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
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Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your financial professional. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
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Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (“Financial Industry Regulatory Authority”). The Principal Underwriter has entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. The investment firm/professional providing services for this product is compensated directly by advisory fees paid by the Contractowner. Lincoln is not a party to this arrangement. You should ask your financial professional how he/she will personally be compensated, in whole or in part, for the sale of the Contract to you or for any alternative proposal that may have been presented to you. You should take such compensation payments into account when considering and evaluating any recommendation made to you in connection with the purchase of a contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to Unaffiliated Selling Firms. No commissions are paid in connection with the sale of this contract. LFD also acts as a wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts. LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to financial professionals; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their financial professionals; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their financial professionals with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling
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offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
We pay a licensing fee to FTIS in the amount of 0.045%, and we pay an education and support fee in the amount of 0.150% to First Trust Portfolios L.P. in connection with the First Trust American Leadership Index. These fees are based on the average monthly value of the amount invested in the First Trust American Leadership Indexed Accounts. These payments are not charged directly to Contractowners but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
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•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Payment of Investment Advisory Fees
On August 6, 2019, the IRS issued a private letter ruling (the “PLR”) to Lincoln that addressed the treatment of investment advisory fees (“Advisory Fee Withdrawals”) paid out of the cash value of a non-qualified annuity contract. The PLR concluded that if a Contractowner authorizes payment of investment advisory fees out of the cash value of the non-qualified annuity contract, the payment of those fees will not be treated as a distribution to the Contractowner. In order for this treatment to apply, the investment advisory fees must be determined based on an arms-length transaction between the Contractowner and the financial professional, and cannot exceed an amount equal to an annual rate of 1.50% of the non-qualified annuity contract’s cash value. The fees can only compensate the financial professional for investment advice provided to the Contractowner with respect to the non-qualified annuity contract, and cannot compensate the financial professional for any other services. Effective for tax year 2019 and beyond, if you have authorized Lincoln to pay fees from the cash value of your non-qualified annuity Contract directly to your financial professional, Lincoln will not treat the payment of such fees as a distribution from your Contract if all the conditions mentioned above are satisfied.
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Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
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Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age 70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
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Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
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Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
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Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request. Any advisory fees paid to your advisor during the free-look period will not be returned.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
50

State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020, record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
51

Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
52

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53

Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
High total return (including income and capital gains) consistent with preservation of capital over the long term.	American Funds Asset Allocation Fund - Class 4	0.80%	14.84%	11.43%	11.13%
Growth of capital.	American Funds Growth Fund - Class 4	0.85%	21.68%	25.12%	19.44%
High total investment return.	BlackRock Global Allocation V.I. Fund - Class III This fund will be substituted with the LVIP BlackRock Global Allocation Fund on or about June 3, 2022. Consult your registered representative.	1.00%[2]	6.42%	9.71%	7.68%
Long-term growth of capital.	Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.86%	25.31%	13.32%	13.00%
To provide total return by allocating among dividend-paying stocks and investment grade bonds.	First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I6,	1.19%	12.25%	9.54%	N/A
Long-term capital appreciation; preservation of capital is also an important consideration.	Franklin Rising Dividends VIP Fund - Class 4	0.98%	26.63%	16.69%	14.28%
To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.	Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares5, This fund is not available in contracts issued on or after June 21, 2021.	0.60%	28.88%	15.14%	14.91%
To maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.	JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.79%[2]	-1.66%	3.32%	2.72%
High total investment return.	LVIP BlackRock Global Allocation Fund - Service Class This fund will be available on or about June 3, 2022. Consult your financial professional.	0.98%[2]	7.31%	N/A	N/A
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
Capital Appreciation.	LVIP MFS Value Fund - Service Class	0.87%[2]	25.15%	12.04%	13.21%
To seek a high level of current income consistent with preservation of capital.	LVIP PIMCO Low Duration Bond Fund - Service Class	0.75%[2]	-0.89%	1.66%	N/A
A-1

Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.	LVIP SSGA International Index Fund - Service Class	0.62%[2]	10.78%	9.13%	7.45%
To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.	LVIP SSGA S&P 500 Index Fund - Service Class[4]	0.48%	28.10%	17.89%	15.98%
To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.	LVIP SSGA Small-Cap Index Fund - Service Class	0.63%[2]	14.27%	11.28%	12.48%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, Ivy Variable Insurance Portfolios, Ivy Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S& P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.
[5]	Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
[6]	Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
A-2

Appendix B – Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps and no Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Performance Caps and Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed since the prior Indexed Anniversary Date divided by 365.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
B-1

F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base. The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
If the market observable spread of investments grade U.S. Corporate Bonds are no longer available, or are discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap or Performance Trigger Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your financial professional.
2.	Fair Value of Replicating Portfolio of Options. We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, or Performance Trigger Rate and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The three options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with no Annual Lock with Performance Cap rates and Protection Levels, the replicating portfolio of options is
B-2

equal to: A minus B minus C.
For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.
The valuation of the options is based on standard models for valuing options for both the non-Annual Lock and Annual Lock Segments. For non-Annual Lock Segments, the replicating portfolio of options is equal to: A minus B minus C. For each Annual Lock Segment, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment. The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation (including the potential for resets of each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate — We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	The pro rata portion of the Performance Cap or Performance Trigger equal to the days in the Indexed Term until the withdrawal is applied to the Indexed Crediting Base to place an upper limit on the performance credited during the Indexed Term.
B-3

Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels and without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	11.25%	100%	100%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(202)	$(202)	$(223)
A. Sum of 1 + 2	$796	$796	$738
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$796	$796	$738

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(29)	$(29)	$(57)
A. Sum of 1 + 2	$969	$969	$904
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$969	$969	$904

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$99	$201	$197
A. Sum of 1 + 2	$1,097	$1,199	$1,158
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,199	$1,158

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$108	$398	$343
A. Sum of 1 + 2	$1,106	$1,396	$1,304
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,396	$1,208

B-4

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Performance Trigger Rate	9.50%	9.50%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

B-5

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000199856

Prospectus 5

Lincoln Level Advantage® Fee-Based Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
This contract is available through third-party financial intermediaries who may charge an advisory fee for their services. That fee is in addition to contract fees and expenses. If you elect to pay third-party advisory fees out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% penalty tax.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your financial professional regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your financial professional for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in the Subaccount, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for 1-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit, or (ii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive. Any loss for each Indexed Segment at the end of an Indexed Term depends on the downside protection you choose: Protection Level or Floor Protection. If you choose the Protection Level, your Contract Value will not be impacted by any loss up to the applicable Protection Level that you
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choose if you hold for the length of the term. If you choose the Floor Protection, your Contract Value will not be impacted by any negative index performance in excess of the Floor Level that you choose if you hold for the length of the term.
An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means that you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal prior to the end of an Indexed Term because of the charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected for Indexed accounts with Protection Level. With Floor Protection, if there is a negative index performance, you will absorb the first portion of loss, and we absorb the risk beyond the Floor Protection.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 12 of this prospectus for more information.
All Purchase Payments allocated to underlying funds will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your financial professional. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.
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Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Cred-
iting Methods including Performance Cap and Performance Trigger Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Fee-Based Financial Plan—A wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisers, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services.
Floor Protection—The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, the Company will absorb the additional loss.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life

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(and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the applicable Protection Level or Floor Protection and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance. A different Trigger Rate may be declared for each Indexed Segment and for each Death Benefit type.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a financial professional under contract with us:
•	Employees and financial professionals of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
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Important Information You Should Consider About the Lincoln Level Advantage® Fee-Based Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	There are no surrender charges associated with this Contract.			• N/A
Transaction Charges	There are no sales charges associated with the Contract.			• N/A
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These charges do not reflect any advisory fees paid to a financial intermediary from Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher.			• Fee Tables • Examples • Charges and Other Deductions
	Annual Fee	Minimum	Maximum
	Base Contract – Guarantee of Principal Death Benefit	0.30%[1]	0.30%[1]
	Fund Fees and Expenses	0.67%[1]	0.67%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1 As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
2 As a percentage of Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract.
	Lowest Annual Cost: $1,190	Highest Annual Cost: $1,647
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No additional Purchase Payments, transfers, or withdrawals
• No sales charges or advisory fees	• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No additional Purchase Payments, transfers, or withdrawals
• No sales charges or advisory fees
	RISKS			Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.			• Principal Risks • Investments of the Variable Annuity Account
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	RISKS	Location in Prospectus
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.
	• If you elect to pay third-party advisory fees out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax.	• Principal Risks • Investments of the Variable Annuity Account • Federal Tax Matters – Payment of Investment Advisory Fees
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
	CONFLICTS OF INTEREST	Location in Prospectus
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new Contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new Contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
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Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® Fee-Based variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.
Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.
•	Fees Associated with Fee-Based Financial Plans. You may provide authorization to have your advisory fees paid to your financial professional's investment firm from your Contract Value. Advisory Fee Withdrawals may not impact benefits and values under a Death Benefit or Living Benefit Rider or be treated as a distribution for federal tax purposes under certain conditions. Advisory Fee Withdrawals may not be available in all states, and certain firms may not allow withdrawals to pay advisory fees from your Contract Value. Please check with your financial professional.
If you elect to pay a third-party advisory fee out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. See The Contracts – Death Benefits and Advisory Fee Withdrawals and Federal Tax Matters – Payment of Investment Advisory Fees.
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Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected. These charges do not reflect any advisory fees paid to a financial intermediary from Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
There are no sales charges, deferred sales charges, or surrender charges associated with this contract.

The following table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccounts)[1,2]
Guarantee of Principal Death Benefit	0.30%
Optional Benefit Expenses
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The base contract expense is 0.10% after the Annuity Commencement Date. The Guarantee of Principal Death Benefit will automatically terminate at any time all Contractowners or Annuitants are changed. If this happens, the Account Value Death Benefit will be in effect, and the product charge of 0.10% for the Account Value Death Benefit will apply.
[2]	The base contract expense includes an administrative charge of 0.10%.
[3]	The i4LIFE® Indexed Advantage charge will be deducted from your variable and index-linked Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.67%	0.67%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.67%	0.67%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.
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EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$1,395	$4,338	$7,499	$16,461
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$1,395	$4,338	$7,499	$16,461
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$989	$3,090	$5,362	$11,896
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$989	$3,090	$5,362	$11,896
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. These Examples do not reflect any advisory fees paid to a financial intermediary from the Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher. For more details, see Advisory Fee Withdrawals. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
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Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate is a rate of return for an Indexed Segment based on the performance of an Index over a period of time adjusted for the Protection Level or Floor Protection and subject to the Performance Cap or Performance Trigger Rate. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, Protection Level or Floor Protection it provides. Indexed Accounts with Floor Protection are no longer available for new Contractowners. For existing Contractowners these Indexed Accounts will no longer be available at the end of your current Indexed Term.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap or Performance Trigger Rate for an Indexed Segment. The Performance Cap or Performance Trigger Rate, as applicable, and Protection Level will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available which may have different Performance Caps and Performance Trigger Rates, as applicable, and different Protection Levels, as applicable. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value into a new Indexed Segment with the same term, Index and Protection Level or Floor Protection if available. The Performance Cap or Performance Trigger Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP Government Money Market Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date. Toe view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	MSCI EAFE Price Return Index
•	Nasdaq-100® Index
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level or Floor Protection will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
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Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
6.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
7.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
8.	Deduction of Advisory Fee Risk. This deduction of advisory fees from Contract Value may reduce the Death Benefit and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. See The Contracts – Advisory Fee Withdrawals.
9.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.
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Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level or up to the Floor Protection you choose. Each time you move into a new Indexed Segment, you may have a new Protection Level or Floor Protection and are subject to the same risk as described below. There is also a risk of loss upon an early withdrawal. Loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels or Floor Protection have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segments are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the Index, which means that your return may be lower than if you had invested directly in a fund based on the applicable Index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Generally, Indexed Segments with greater Protection Levels or Floor Protection, have lower Performance Trigger Rates. The Performance Trigger Rate may be lower for Contracts with Guarantee of Principal Death Benefit. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
4.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable Index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
5.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
6.	The indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term.
7.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in this prospectus for more information.
8.	The available Indexed Accounts with applicable Performance Caps, Performance Trigger Rates and Protection Levels and Floor Protection will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Floor Protections, Performance Trigger Rates and Performance Caps are available to you. There is no guarantee that an Indexed Account will be available in the future. You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
9.	The risks associated with the currently available indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
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•	Nasdaq-100 Index®: This large-cap growth index is comprised of 100 of the largest domestic and international non-financial companies listed on the NASDAQ Stock Market based on market capitalization. This index is comprised of industries such as technology, consumer services, and health care. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
10.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, index and Protection Level or Floor Protection, if available. The Performance Cap or Performance Trigger Rate in effect at the time for new Indexed Segments will apply. The Performance Cap or Performance Trigger Rate for the new Indexed Segment could be less advantageous than the current Segment Term. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP Government Money Market Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
11.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these indices would have.
12.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
13.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
4.	Your ability to transfer amounts between Investment Options is subject to restrictions. You are generally restricted to no more than 12 transfers per Contract Year. There are also restrictions on the minimum amount that may be transferred from a variable option.
5.	You are subject to the risk that we may increase certain contract fees and charges, and that underlying fund expenses may increase.
6.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
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Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, and the Protection Level or Floor Protection level it provides.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Segment is established upon an allocation to an Indexed Segment. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Cap
•	Performance Rate
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap(1), 10% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 100% Protection
Russell 2000® Cap(2), 10% Protection
MSCI EAFE Cap(3), 10% Protection
Nasdaq-100® Cap(4), 15% Protection
1-Year Performance Cap Indexed Accounts with Floor Protection
S&P 500® Cap, -5% Floor Protection
S&P 500® Cap, -10% Floor Protection
Indexed Accounts with Performance Trigger Rates:
1-Year Performance Trigger Rate Indexed Accounts with Protection Level
S&P 500® Performance Trigger Rates, 10% Protection
Nasdaq-100® Performance Trigger Rates, 15% Protection
1-Year Performance Trigger Rate Indexed Accounts with Floor Protection
S&P 500® Performance Trigger Rates, -5% Floor Protection
S&P 500® Performance Trigger Rates, -10% Floor Protection
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR
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GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
4 The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell® 2000 Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
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Nasdaq-100 Index (NDX). The Nasdaq-100 Index includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market based on market capitalization.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the Contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. Indexed Terms of 1 year are available. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your Contract. This is the Indexed Anniversary Date for the life of your Contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting and Protection Methods. Different Crediting Methods and protection methods are available for your Indexed Account and are listed in the chart below. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
These are the Crediting Methods available when the index performance is positive (or flat for Performance Trigger Rate):
Performance Cap	You receive all positive index performance up to the Performance Cap rate at the end of the term.
Performance Trigger Rate	You receive the Performance Trigger Rate, if the index performance is zero or positive at the end of the term.

These are the downside protection methods available when the index performance is negative:
Protection Level	The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
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These are the downside protection methods available when the index performance is negative:
Floor Protection (no longer available)	The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, Lincoln Life will absorb the additional loss.

Indexed Segments with Performance Caps. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date. The difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0% or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
				B	A	= A + (A x B)
1/8/2023	1,679	+7%	10%	+7%	$100,000	$107,000
1/8/2024	1,880	+12%	10%	+10%	$107,000	$117,700

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This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment. (The numbers were rounded for ease of understanding.)
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Index Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Trigger Rates. The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change in the Index Value is less than zero, then the Performance Rate is equal to greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 6/1/2022
Indexed Account = 1-Year with a 3% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
6/1/2023	+2%	+5%	+5%	$100,000	$105,000

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The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(The Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,298
Index Value percentage change = -3%
Indexed Segment Maturity Value = $95,000
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
Floor Protections. Indexed Accounts with Floor Protections are no longer available for new or existing Contractowners, or for renewals of an Indexed Term. A Floor Protection is the maximum amount of negative index performance that may be applied to an Indexed Segment if you hold until the End Date of the Segment. If the negative index performance is greater than the Floor Protection your Performance Rate is equal to the negative index performance. If the negative index performance is less than or equal to the Floor Protection your Performance Rate is equal to the Floor Protection. Any negative index performance in excess of the Floor Protection will not reduce your investment in the Indexed Accounts.
For example:
Indexed Term Segment Start Date = 1/8/2023
Indexed Account = 1-Year S&P 500 with a -10% Floor Protection
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment loss = $10,000 (-10% x $100,000)
Indexed Segment Maturity Value = $90,000 ($100,000 - $10,000)
Your Contract Value is not impacted by the loss beyond the -10% Floor Protection
The following year assuming you chose a new 1-Year Segment with a -10% Floor Protection:
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Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $90,000
Indexed Term Segment End Date = 1/8/2024
Index Value percentage change = -3%
Indexed Segment loss = $2,700 (-3% x $90,000)
Indexed Segment Maturity Value = $87,300 ($90,000 - $2,700)
Your Contract Value is impacted by the negative index performance up to the -10% Floor Protection and in this case the negative index performance was -3%.
Crediting Method Considerations. You should choose a Crediting Method that is consistent with your risk tolerance and investment objectives.
•	If you choose an Indexed Segment with a Performance Cap, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date could be less than the actual index performance. If the actual index performance is greater than the Performance Cap, your Performance Rate will be lower, possibly significantly lower, than the actual index return.
•	If you choose an Indexed Segment with a Performance Trigger Rate, and there is positive performance, the Performance Rate on the Indexed Segment End Date, could be lower, possibly significantly lower, that the actual index return.
Protection Method Considerations. You should choose a Protection Method that is consistent with your risk tolerance and investment objectives.
•	If you choose an Indexed Segment with a Protection Level of a certain percentage and there is a negative index performance, we absorb the first portion of a negative performance up to the stated percentage and you bear the risk of loss after your chosen Protection Level.
•	If you choose an Indexed Segment with a Floor Protection and there is a negative index performance, you absorb the first portion of loss and we absorb the risk of loss beyond the Floor Protection.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level or Floor Protection as the Indexed Segment in which they were previously invested and with the currently applicable Performance Cap or Performance Trigger Rate. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP Government Money Market Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the Contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix A of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
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•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or Protection Method on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or Protection Method will not change due to the substitution of an index during the Indexed Term.
If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or Protection Method, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP Government Money Market Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.
Investments of the Variable Annuity Account
Any Purchase Payments that you allocate to the Subaccount will be allocated to the Service Class of the fund. Shares of the fund will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The fund is required to redeem fund shares at net asset value upon our request. Shares of the fund will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The fund is required to redeem fund shares at net asset value upon our request.
Investment Advisers
Lincoln Investment Advisors Corporation (LIA) is the investment adviser for the fund. LIA is registered under the Investments Advisers Act of 1940. As compensation for its services to the fund, the investment adviser receives a fee from the fund which is accrued daily and paid monthly. This fee is based on the net assets of a fund, as defined in the prospectus for the fund.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and the amount we receive may be substantial. The percentage is currently 0.00%. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, the fund makes payments to us under its distribution plan (12b-1 plan) for the marketing and distribution of fund shares. The payment rate is 0.25% and is based on the amount of assets invested in the fund. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of
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the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the fund goes down, payments to us or our affiliates would decrease.
Selection of the Funds
The Subaccount of the VAA is invested solely in shares of the LVIP Government Money Market Fund. The fund may be subject to certain investment policies and restrictions which may not be changed without a majority vote of shareholders.
The fund was selected based on several factors, including, without limitation, asset class coverage, the strength of the manager's reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us. Another factor we consider during the initial selection process is whether the fund or an affiliate of the fund will make payments to us or our affiliates. We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets. Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria.
Fund Shares
We will purchase shares of the fund at net asset value and direct them to the Subaccount of the VAA. We will redeem sufficient shares of the fund to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the contract. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
When a fund sells any of its shares both to variable annuity and to variable life insurance separate accounts, it is said to engage in mixed funding. When a fund sells any of its shares to separate accounts of unaffiliated life insurance companies, it is said to engage in shared funding.
The fund currently engages in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interest of various Contractowners participating in a fund could conflict. Each of the fund’s Board of Directors will monitor for the existence of any material conflicts, and determine what action, if any, should be taken. The fund does not foresee any disadvantage to Contractowners arising out of mixed or shared funding. If such a conflict were to occur, one of the separate accounts might withdraw its investment in a fund. This might force a fund to sell portfolio securities at disadvantageous prices. See the prospectuses for the funds.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
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From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	0.30%*
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
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The Guarantee of Principal Death Benefit is the default Death Benefit under this contract. The only time the charge will change to the Account Value Death Benefit charge is if all Contractowners and Annuitants are changed. The annual charge rate for the Account Value Death Benefit is 0.55%. Once you have the Account Value Death Benefit, it cannot be changed.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccount. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccount and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 0.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your financial professional and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The Contracts
Purchase of Contracts
This Contract is issued as part of a Fee-Based Financial Plan. A Fee-Based Financial Plan generally refers to a wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisors, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services. You may be able to pay this fee by taking Advisory Fee Withdrawals from your Contract Value.
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If you wish to purchase a Contract, you must apply for it through a financial professional authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by our legally authorized officers. The Contract is then sent to you either directly or through your financial professional. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your financial professional, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your financial professional’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 76. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your financial professional and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your financial professional about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
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These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your financial professional in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your financial professional will generally not be processed until they are received from your financial professional’s broker-dealer. Purchase Payments submitted to us by your financial professional through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your financial professional prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your financial professional after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Performance Cap or Performance Trigger Rate, and the Protection Level or Floor Protection for your elected Indexed Account that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30 day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP Government Money Market Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
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2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your financial professional’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
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Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
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In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 76 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive
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a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.
Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 0.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
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Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.
Advisory Fee Withdrawals	Allows you to take withdrawals from your Contract to pay the advisory fees.	None	• May not be available in all states or through all broker-dealers.
• The deduction of advisory fees from Contract Value may reduce the Death Benefit and other guaranteed benefits (unless the requirements listed above are met), and may be subject to federal and state income taxes and a 10% federal penalty tax.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
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If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit is included as part of the base contract. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more that the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the death claim is approved by us for payment. The Account Value Death Benefit is not available for election at contract issue. Once you have the Account Value Death Benefit, this Death Benefit cannot be changed. The Account Value Death Benefit will become effective only at the time all Contractowners and Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may
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continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP Government Money Market Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
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Additional Services
The following additional service may be available to you under your contract: automatic withdrawal service (AWS). Currently, there is no charge for this service. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of this service, you will need to complete the appropriate election form that is available from our Home Office. This service will stop once we are notified of a pending death claim. For further detailed information on this service, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals from Indexed Accounts will be at Interim Value. See – Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Fees Associated with Fee-Based Financial Plans. You have purchased this contract as part of a Fee-Based Financial Plan whereby an investment firm or professional offers investment advice for a fee. The fee for this advice is covered in a separate agreement between you and the firm or professional, and is in addition to the fees and expenses that apply to this contract. You may elect to have the fee paid to your investment firm or professional from your Contract Value by using AWS, if certain conditions apply.
Partial withdrawals to pay the fee may be taken automatically by enrolling in an AWS designated specifically for this purpose. Withdrawals are available in monthly, quarterly, semi-annual, or annual frequencies. You may enroll in this service by completing the appropriate election form that is available from your investment adviser. Additionally, you may authorize your investment adviser to set up or change your AWS program, or to take one-time withdrawals to pay for the advisory fee. Once you have elected this service, it will continue until you instruct us in writing to terminate it. Withdrawals under this AWS option will be noted on your quarterly statement as an advisory fee withdrawal. This service may not be available through all broker-dealers.
This service is not available if i4LIFE® Indexed Advantage is in effect and will automatically terminate upon election of i4LIFE® Indexed Advantage.
Withdrawals under AWS are treated like other withdrawals under the contract, and as such may decrease your guarantees under a Death Benefit or Living Benefit Rider. See the Death Benefit and Living Benefit Rider sections of this prospectus for more information on how withdrawals affect these benefits. Advisory fee withdrawals will not be treated as a distribution for federal tax purposes, if certain conditions are met. See Federal Tax Matters – Taxation of Withdrawals and Surrenders for more information.
We reserve the right to discontinue any or all of these administrative services at any time.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected on any Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your financial professional regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age 95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
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Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also
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reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segments(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
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On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
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For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your financial professional may recommend that you annuitize at an earlier age.
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The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP Government Money Market Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
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Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
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Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders and Death Benefits that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP Government Money Market Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (“Financial Industry Regulatory Authority”). The Principal Underwriter has entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. The investment firm/professional providing services for this product is compensated directly by advisory fees paid by the Contractowner. Lincoln is not a party to this arrangement. You should ask your financial professional how he/she will personally be compensated, in whole or in part, for the sale of the Contract to you or for any alternative proposal that may have been presented to you. You should take such compensation payments into account when considering and evaluating any recommendation made to you in connection with the purchase of a contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to Unaffiliated Selling Firms. No commissions are paid in connection with the sale of this contract. LFD also acts as a wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts. LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to financial professionals; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their financial professionals; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their financial professionals with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling
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offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
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Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Payment of Investment Advisory Fees
On August 6, 2019, the IRS issued a private letter ruling (the “PLR”) to Lincoln that addressed the treatment of investment advisory fees (“Advisory Fee Withdrawals”) paid out of the cash value of a non-qualified annuity contract. The PLR concluded that if a Contractowner authorizes payment of investment advisory fees out of the cash value of the non-qualified annuity contract, the payment of those fees will not be treated as a distribution to the Contractowner. In order for this treatment to apply, the investment advisory fees must be determined based on an arms-length transaction between the Contractowner and the financial professional, and cannot exceed an amount equal to an annual rate of 1.50% of the non-qualified annuity contract’s cash value. The fees can only compensate the financial professional for investment advice provided to the Contractowner with respect to the non-qualified annuity contract, and cannot compensate the financial professional for any other services. Effective for tax year 2019 and beyond, if you have authorized Lincoln to pay fees from the cash value of your non-qualified annuity Contract directly to your financial professional, Lincoln will not treat the payment of such fees as a distribution from your Contract if all the conditions mentioned above are satisfied.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
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Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
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Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age 70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.
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Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences,
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including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
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Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request. Any advisory fees paid to your advisor during the free-look period will not be returned.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
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A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020, record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial
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position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, Ivy Variable Insurance Portfolios, Ivy Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S& P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.
[5]	Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
[6]	Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
A-1

Appendix A – Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base. The fair value of the Indexed Crediting Base is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.

If the market observable spread of investment grade U.S. Corporate Bonds are no longer available, or are discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap or Performance Trigger Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your financial professional.
2.	Fair Value of Replicating Portfolio of Options. We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Performance Trigger Rate, and Protection Level or Floor Protection at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment. The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The three options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level or Floor Protection level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the-money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with Performance Cap rates and Protection Levels, the replicating portfolio of options is equal to: A minus B minus C.
For each Segment with Performance Cap rates and Floor Protection, the replicating portfolio of options is equal to: A minus B plus C minus E.
For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with Performance Triggers and Floor Protection, the replicating portfolios of options is equal to: D plus C minus E.
The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation.
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate — We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3) Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	Part B depends on the type of Crediting Method and places an upper limit on the performance crediting during the Indexed Term.

Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels, and without an Annual Lock.
1 Year
Indexed Term length	12 months
Months since Indexed Term Start Date	9
Indexed Crediting Base	$1,000
Protection Level	10%
Performance Cap	11.25%
Months to End Date	3

Change in Index Value is -30%	1 Year
1. Fair Value of Indexed Crediting Base	$998
2. Fair Value of Replicating Portfolio of Options	$(202)
A. Sum of 1 + 2	$796
B. Application of pro-rated Performance Cap	$1,084
Account Interim Value = Minimum of A and B	$796

Change in Index Value is -10%	1 Year
1. Fair Value of Indexed Crediting Base	$998
2. Fair Value of Replicating Portfolio of Options	$(29)
A. Sum of 1 + 2	$969
B. Application of pro-rated Performance Cap	$1,084
Account Interim Value = Minimum of A and B	$969

Change in Index Value is 20%	1 Year
1. Fair Value of Indexed Crediting Base	$998
2. Fair Value of Replicating Portfolio of Options	$99
A. Sum of 1 + 2	$1,097
B. Application of pro-rated Performance Cap	$1,084
Account Interim Value = Minimum of A and B	$1,084

Change in Index Value is 40%	1 Year
1. Fair Value of Indexed Crediting Base	$998
2. Fair Value of Replicating Portfolio of Options	$108
A. Sum of 1 + 2	$1,106
B. Application of pro-rated Performance Cap	$1,084
Account Interim Value = Minimum of A and B	$1,084

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, without an Annual Lock, and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection Level	-10%	-10%
Performance Cap	5%	5%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(86)	$(77)
A. Sum of 1 + 2	$910	$916
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$910	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(27)
A. Sum of 1 + 2	$965	$966
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$965	$966

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$28	$21
A. Sum of 1 + 2	$1,024	$1,014
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,024	$1,014

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$39	$32
A. Sum of 1 + 2	$1,035	$1,025
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,029	$1,017

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	9.50%	9.50%
Performance Trigger Rate	9%	9%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection	-10%	-10%
Performance Trigger Rate	4.75%	4.75%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(85)	$(77)
A. Sum of 1 + 2	$911	$916
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$911	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(29)
A. Sum of 1 + 2	$965	$964
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$965	$964

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$23	$15
A. Sum of 1 + 2	$1,019	$1,008
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,019	$1,008

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$34	$27
A. Sum of 1 + 2	$1,030	$1,020
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,028	$1,016

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000214489

Prospectus 6

Lincoln Level Advantage® Design B-Share Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your registered representative regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your registered representative for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in the Subaccount, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1-, 3-, or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit (ii) a specified percentage of positive performance based on a Participation Rate, (iii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive or (iv) a Spread Rate, which is deducted from positive performance. Any loss for each Indexed Segment at the end of an Indexed Term is provided by either Protection Level or Floor Protection. If you choose the Protection Level, your Contract Value will not be impacted by any loss up to the applicable Protection Level that you choose if you hold for the length of the term. With the Floor Protection, your Contract Value will not be impacted by any negative index performance in excess of the Floor Level if you hold for the length of the term.
1

An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal prior to the end of an Indexed Term because of the surrender charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected for Indexed Accounts with Protection Level. With Floor Protection, if there is a negative index performance, you will absorb the first portion of loss, and we absorb the risk beyond the Floor Protection.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a registered representative about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 13 of this prospectus for more information.
All Purchase Payments allocated to the variable portion of the Contract will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your registered representative. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.
2

3

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Cred-
iting Methods including Performance Cap, Participation Rate, Performance Trigger Rate, and Spread Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Floor Protection—The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, the Company will absorb the additional loss.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Participation Rate—The rate used to determine the Performance Rate for an Indexed Segment at the end of an Indexed

4

Term for any positive index performance. A different Participation Rate may be declared for each Indexed Segment and for each Death Benefit type.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the applicable Protection Level or Floor Protection and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance. A different Trigger Rate may be declared for each Indexed Segment and for each Death Benefit type.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a registered representative under contract with us:
•	Employees and registered representatives of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Spread Rate—The rate used, in part, to determine the Performance Rate for an Indexed Segment at the end of an Indexed Term for any positive index performance. A different Spread Rate may be declared for each Indexed Segment and for each Death Benefit type.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
5

Important Information You Should Consider About the Lincoln Level Advantage® Design B-Share Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	If you make a withdrawal in excess of the free withdrawal amount before the 6th anniversary since your last Purchase Payment, you may be assessed a surrender charge of up to 7% of the amount withdrawn, declining to 0% over that time period. For example, if you make a withdrawal of $100,000 during the first year after your Purchase Payment, you could be assessed a charge of up to $7,000 on the Purchase Payment withdrawn.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
Transaction Charges	None, other than surrender charges.			• Charges and Other Deductions
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
	Annual Fee	Minimum	Maximum
	Base Contract – Account Value Death Benefit	1.11%[1]	1.11%[1]
	Base Contract – Guarantee of Principal Death Benefit	1.31%[1]	1.31%[1]
	Fund Fees and Expenses	0.67%[1]	0.67%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
1As a percentage of average Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost: $2,084	Highest Annual Cost: $2,707
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccount only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals	• Investment of $100,000 (to the Subaccount only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals
6

	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.	• Principal Risks • Investments of the Variable Annuity Account
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.
	• Withdrawals may result in surrender charges. If you take a withdrawal, any surrender charge will reduce the value of your Contract or the amount of money that you actually receive.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
	• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.	• Principal Risks • Investments of the Variable Annuity Account
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
7

	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation	• Your registered representative may receive compensation for selling this Contract to you, both in the form of commissions and because we may share the revenue it earns on this Contract with the professional’s firm. (Your investment professional may be your broker, investment adviser, insurance agent, or someone else).
	• This potential conflict of interest may influence your investment professional to recommend this Contract over another investment.	• Distribution of the Contracts • Principal Risks
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® Design B-Share variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, you may have to pay a surrender charge, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.
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Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.
9

Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%
[1]	The surrender charge percentage is reduced over a 6-year period at the following rates: 7%, 7%, 6%, 5%, 4%, 3%. We may reduce or waive this charge in certain situations. See Charges and Other Deductions – Surrender Charge.

The following table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccount)[1,2]
Account Value Death Benefit	1.10%
Guarantee of Principal Death Benefit	1.30%
Optional Benefit Expenses
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The base contract expense is 1.10% after the Annuity Commencement Date. These expenses do apply to Contract Value in the Indexed Accounts.
[2]	Each base contract expense includes an administrative charge of 0.10%
[3]	The i4LIFE® Indexed Advantage charge will be deducted from your Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.67%	0.67%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.67%	0.67%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.
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EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccount for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$9,401	$13,394	$16,653	$27,061
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,401	$7,394	$12,653	$27,061
The Example assumes that you invest $100,000 in the Subaccount for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$9,000	$12,183	$14,623	$22,956
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,000	$6,183	$10,623	$22,956
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
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Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate is a rate of return for an Indexed Segment based on the performance of an index over a period of time, adjusted for the Protection Level or Floor Protection and subject to the Performance Cap, Participation Rate, Performance Trigger Rate, and Spread Rate. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection it provides, and whether or not the calculation includes an Annual Lock. Indexed Accounts with Floor Protection are no longer available for new Contractowners. For existing Contractowners, these Indexed Accounts will no longer be available at the end of your current Indexed Term.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap, Performance Trigger Rate, Participation Rate or Spread Rate for an Indexed Segment. The Performance Cap, Participation Rate, Performance Trigger Rate or Spread Rate, as applicable, and Protection Level, as applicable, will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available, which may have different Performance Caps, Participation Rates, Performance Trigger Rates and Spread Rates, as applicable, and different Protection Levels, as applicable. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value into a new Indexed Segment with the same term, index and Protection Level or Floor Protection if available. The Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP Government Money Market Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates, Performance Trigger Rates, and Spread Rates will be provided 5 business days in advance of the Indexed Anniversary Date. To view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	MSCI EAFE Price Return Index
•	Capital Strength Net Fee IndexSM
•	Nasdaq-100® Index
•	First Trust American Leadership IndexTM
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level or Floor Protection will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
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Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. If you take a withdrawal or surrender the Contract, any applicable surrender charges will reduce the value of your Contract or the amount of money that you ultimately receive. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
6.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
7.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
8.	You may incur a surrender charge upon the surrender or withdrawal of Contract Value. See Charges and Other Deductions – Surrender Charge.
9.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.
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Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level or up to the Floor Protection you choose. The Protection Level or Floor Protection exists for the full term of the Indexed Segment including Segments with Annual Locks. Each time you move into a new Indexed Segment, you may have a new Protection Level or Floor Protection and are subject to the same risk of loss as described above. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the amount in excess of the Protection Level percent. Losses you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level. For example, if you chose a 10% Protection Level and if loss occurred during each Annual Lock period for the remainder of the term, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels or Floor Protection have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segments may be limited by any applicable Participation Rate, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. If the Participation Rate is less than 100%, the increase in your Segment Value will never reflect the entire corresponding performance in the applicable index over the Indexed Term. The Participation Rate exists for the full term of the Indexed Segment. The Participation Rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Participation Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
4.	Gains in your Indexed Segments are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the index, which means that your return may be lower than if you had invested directly in a fund based on the applicable index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Generally, Indexed Segments with greater Protection Levels or Floor Protection, have lower Performance Trigger Rates. The Performance Trigger Rate may be lower for Contracts with Guarantee of Principal Death Benefit. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
5.	Gains in your Indexed Segments are limited by any applicable Spread Rate. If the performance of the index is positive, the performance of the Indexed Account will be reduced by the Spread Rate, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Spread Rate applies for the full term on the Indexed Segment. The Spread Rate may be higher for Contracts with the Guarantee of Principal Death Benefit. Spread Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
6.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
7.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
8.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by index prices between the Annual Lock anniversaries.
9.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in the prospectus for more information.
10.	The available Indexed Accounts with applicable Crediting Methods, Protection Levels, and Floor Protection will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Floor Protections, and Crediting Methods are available to you. There is no guarantee that an Indexed Account will be available in the future.
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You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
11.	The risks associated with the currently available indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
•	Nasdaq-100 Index®: This large-cap growth index is comprised of 100 of the largest domestic and international non-financial companies listed on the NASDAQ Stock Market based on market capitalization. This index is comprised of industries such as technology, consumer services, and health care. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	First Trust American Leadership IndexTM: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
12.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, index, and Protection Level or Floor Protection, if available. The Crediting Method in effect at the time for new Indexed Segments will apply. The Crediting Method for the new Indexed Segment could be less advantageous than the current Segment Term. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP Government Money Market Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
13.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these indices would have.
14.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
15.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccount
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into the Subaccount, which invests in a corresponding underlying fund. If the Subaccount makes money, your Contract Value goes up; if it loses money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccount.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
4.	The fund has reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
5.	Annuity Payouts will fluctuate with the performance of the Subaccount.
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Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection level it provides, and whether or not it includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Segment is established upon an allocation to an Indexed Account. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Rate
•	Performance Cap
•	Participation Rate
•	Spread Rate
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
Indexed Accounts with Performance Caps Rates:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap(1), 10% Protection
S&P 500® Cap, 15% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 100% Protection*
Russell 2000® Cap(2), 10% Protection
MSCI EAFE Cap(4), 10% Protection
Nasdaq-100 Cap® (5), 15% Protection
First Trust American Leadership IndexTM Cap (6), 10% Protection**
First Trust American Leadership IndexTM Cap, 15% Protection**
6-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 30% Protection
Russell 2000® Cap, 10% Protection
Russell 2000® Cap, 20% Protection
Russell 2000® Cap, 30% Protection
Capital Strength Net Fee IndexSM Cap, 10% Protection
Capital Strength Net Fee IndexSM Cap, 20% Protection
MSCI EAFE Cap, 10% Protection
First Trust American Leadership IndexTM Cap, 10% Protection**
First Trust American Leadership IndexTM Cap, 20% Protection**
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
Annual Lock S&P 500® Cap, 10% Protection
Annual Lock Russell 2000® Cap, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection
Annual Lock MSCI EAFE Cap, 10% Protection
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1-Year Performance Cap Indexed Accounts with Floor Protection
S&P 500® Cap, -5% Floor Protection*
S&P 500® Cap, -10% Floor Protection*
Indexed Accounts with Participation Rates:
3-Year Participation Rate Indexed Accounts with Protection Level
S&P 500® Participation, 10% Protection
Capital Strength Net Fee IndexSM Participation, 10% Protection
First Trust American Leadership IndexTM Participation, 10% Protection
Indexed Accounts with Spread Rates:
6-Year Spread Indexed Accounts with Protection Level
S&P 500® Spread, 15% Protection**
Russell 2000® Spread, 15% Protection**
Capital Strength Net Fee IndexSM Spread, 15% Protection**
First Trust American Leadership IndexSM Spread, 15% Protection**
Indexed Accounts with Performance Trigger Rates:
1-Year Performance Trigger Rate Indexed Accounts with Protection Level
S&P 500® Performance Trigger, 10% Protection
S&P 500® Performance Trigger, 15% Protection
Nasdaq-100® Performance Trigger(5), 15% Protection
First Trust American Leadership IndexTM Performance Trigger, 10% Protection
1-Year Performance Trigger Rate Indexed Accounts with Floor Protection
S&P 500® Performance Trigger, -5% Floor Protection*
S&P 500® Performance Trigger, -10% Floor Protection*
*This Indexed Account is no longer available to new Contractowners beginning November 22, 2021. For existing Contractowners, this Indexed Account will no longer be available at the end of your current Indexed Term, nor on any Indexed Anniversary Date on or after November 22, 2021.
**This Indexed Account is currently available for new Contractowners. For existing Contractowners this Indexed Account will be available on or about July 5, 2022, subject to state availability.
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln
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products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
4 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
5 The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
6 The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.
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The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.
THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell 2000® Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM.
Nasdaq-100® Index (NDX). The Nasdaq-100® Index includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market based on market capitalization.
First Trust American Leadership IndexTM (FTUSLDRS). The First Trust American Leadership IndexTM provides exposure to a selection of U.S. stocks, including companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry. Specifically, the First Trust American Leadership Index provides exposure to U.S. companies driving growth and profitability through internet products and services. The level of the First Trust American Leadership IndexTM incorporates an embedded 0.65% annual fee. The fee is not related to the annuity.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the
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original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the Contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your Contract. This is the Indexed Anniversary Date for the life of your Contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year or 3-Year Indexed Segment, as long as the 1-Year or 3-Year Indexed Segment begins on the Indexed Anniversary Date for your Contract. If you have more than one 3-Year or 6-Year Term Indexed Segment in effect at any time, Indexed Terms of the same term length must have the same Start Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting and Protection Methods. Different Crediting Methods and protection methods are available for your Indexed Account and are listed in the chart below. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
These are the Crediting Methods available when the index performance is positive (or flat for the Performance Trigger Rate):
Performance Cap without Annual Locks	You receive all positive index performance up to the Performance Cap at the end of the term.
Participation Rate	You receive an amount equal to the Participation Rate times the positive index performance at the end of the term.
Performance Trigger Rate	You receive the Performance Trigger Rate, if the index performance is zero or positive at the end of the term.
Spread Rate	You receive all positive index performance above the Spread Rate at the end of the term.
Performance Cap with Annual Locks	An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date. You receive all positive index performance up to the Performance Cap each year of the Indexed Term.

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These are the downside protection methods available when the index performance is negative:
Protection Level	The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Floor Protection (no longer available)	The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, Lincoln Life will absorb the additional loss.

Indexed Segments with Performance Caps and Without Annual Locks. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment with Performance Caps and without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
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			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Cap	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2023	+7%	10%	+7%	$100,000	$107,000
1/8/2024	+12%	10%	+10%	$107,000	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment.
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Participation Rates. The Participation Rate represents the portion of the index performance that is reflected in the value of the Indexed Segment. The Participation Rate may be equal to, or greater or less than 100%, and may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level. The Participation Rate will not change during the Indexed Term.
The initial Participation Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Participation Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Participation Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Participation Rate and the Protection Level. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive, then the Performance Rate equals the Participation Rate multiplied by the percentage change. If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 115% Participation Rate
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
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			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+20%	115%	20% x 115% = 23%	$100,000	$123,000

Example for Indexed Segment with lower declared Participation Rate:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 95% Participation Rate
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+15%	+95%	15% x 95% = 14.25%	$100,000	$114,250

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Participation Rates may be higher or lower than the initial Participation Rate. Subsequent Participation Rates may differ from the Participation Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Participation Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Trigger Rates. The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change in the Index Value is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the
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amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 6/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
6/1/2023	+2%	+5%	+5%	$100,000	$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments with Spread Rates. The Spread Rate is a rate for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is positive. The Spread Rate is the portion of index performance that is deducted from the Performance Rate if the index return for the Indexed Term is positive.
The Spread Rate may vary depending on the Death Benefit option that you select. The Spread Rate is declared at the beginning of the Indexed Term, will not change during the Indexed Term, and may differ from the Spread Rate(s) used for other Segments.
The initial Spread Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have higher Spread Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Spread Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and the Spread Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value is greater than the Spread Rate on the End Date, the Performance Rate equals the percentage change of the Index Value minus the Spread Rate. If the percentage change of the Index Value is positive and equal to or less than the Spread Rate, or zero on the End Date, the Performance Rate equals zero.
If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate multiplied by the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount that you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the
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Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment will be reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Spread. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with a 5% Spread Rate and 15% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Spread Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2029	+100%	+5%	+95%	$100,000	$195,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on the market conditions, subsequent Spread Rates may be higher or lower than the initial Spread Rate. Subsequent Spread Rates may differ from the Spread Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Spread Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segment with Performance Caps with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as without Annual Locks (see discussion above), except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of the changes in value on each Indexed Anniversary Date, as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Performance Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Indexed Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the applicable Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with Annual Locks with a 10% annual Performance Cap and 10% Protection Level

Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
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Indexed Segment Anniversary	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2023	+7%	+7%	$7,000	$107,000
1/8/2024	+12%	+10%	$10,700	$117,700
1/8/2025	-13%	-3%	-$3,531	$114,169
1/8/2026	-5%	0%	$0	$114,169
1/8/2027	+5%	+5%	$5,708	$119,877
1/8/2028	+17%	+10%	$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculation applies. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Depending on market conditions, Performance Caps on subsequent 6-year Indexed Terms with Annual Locks may be higher or lower than the initial Performance Cap.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. The Contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Indexed Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(The Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,298
Index Value percentage change = -3% ((1,298 – 1,333)/1,333)
Indexed Segment Maturity Value = $95,000 ($95,000 - $0)
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
Floor Protections. Indexed Accounts with Floor Protections are no longer available for new or existing Contractowners, or for renewals of an Indexed Term. A Floor Protection is the maximum amount of negative index performance that may be applied to an Indexed Segment if you hold until the End Date of the Segment. If the negative index performance is greater than the Floor Protection your Performance Rate is equal to the negative index performance. If the negative index performance is less than or equal to the Floor Protection your Performance Rate is equal to the Floor Protection. Any negative index performance in excess of the Floor Protection will
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not reduce your investment in the Indexed Accounts.
For example:
Indexed Term Segment Start Date = 1/8/2023
Indexed Account = 1-Year S&P 500 with a -10% Floor Protection
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment loss = $10,000 (-10% x $100,000)
Indexed Segment Maturity Value = $90,000 ($100,000 - $10,000)
Your Contract Value is not impacted by the loss beyond the -10% Floor Protection.
The following year assuming you chose a new 1-Year Segment with a -10% Floor Protection:
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $90,000
Indexed Term Segment End Date = 1/8/2024
Index Value percentage change = -3%
Indexed Segment loss = $2,700 (-3% x $90,000)
Indexed Segment Maturity Value = $87,300 ($90,000 - $2,700)
Your Contract Value is impacted by the negative index performance up to the -10% Floor Protection and in this case the negative index performance was -3%.
Crediting Method Considerations. You should choose a Crediting Method that is consistent with your risk tolerance and investment objectives.
•	If you choose an Indexed Segment with a Performance Cap, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date could be less than the actual index performance. If the actual index performance is greater than the Performance Cap, your Performance Rate will be lower, possibly significantly lower, than the actual index return.
•	If you choose an Indexed Segment with a Participation Rate, and there is positive performance, the Performance Rate that we apply on the Indexed Segment End Date may be less than, equal to, or greater than the actual index return.
•	If you choose an Indexed Segment with a Performance Trigger Rate, and there is positive performance, the Performance Rate on the Indexed Segment End Date, could be lower, possibly significantly lower, that the actual index return.
•	If you choose an Indexed Segment with a Spread Rate, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date will be less than the actual index performance. If the positive index performance is less than the Spread Rate, your return will be zero.
•	If you choose an Indexed Segment with an Annual Lock, and there is positive performance, the Performance Rate on the Indexed Segment End Date could be less than the actual index performance.
Protection Method Considerations. You should choose a protection method that is consistent with your risk tolerance and investment objectives.
•	If you select an Indexed Segment with a Protection Level of a certain percentage and there is a negative index performance, we absorb the first portion of a negative performance up to the stated percentage and you bear the risk of loss after your chosen Protection Level.
•	If you previously selected an Indexed Segment with a Floor Protection and there is a negative index performance, you absorb the first portion of loss and we absorb the risk of loss beyond the Floor Protection. The Floor Protection method is no longer available.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates, Performance Trigger Rates, and Spread Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level or Floor Protection as the Indexed Segment in which they were previously invested and with the currently applicable Crediting Method. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP Government Money Market Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
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Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any applicable surrender charge, premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the Contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix B of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or protection method on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or protection method will not change due to the substitution of an index during the Indexed Term.
If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or protection method, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP Government Money Market Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.
Investments of the Variable Annuity Account
Any Purchase Payments that you allocate to the Subaccount will be allocated to the Service Class of the fund. Shares of the fund will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The fund is required to redeem fund shares at net asset value upon our request. Shares of the fund will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The fund is required to redeem fund shares at net asset value upon our request.
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Investment Advisers
Lincoln Investment Advisors Corporation (LIA) is the investment adviser for the fund. LIA is registered under the Investments Advisers Act of 1940. As compensation for its services to the fund, the investment adviser receives a fee from the fund which is accrued daily and paid monthly. This fee is based on the net assets of a fund, as defined in the prospectus for the fund.
Descriptions of the Funds
Information regarding each fund, including (1) its name, (2) its type or investment objective, (3) its investment adviser and any sub-investment adviser, (4) current expenses, and (5) performance is available in Appendix A: Funds Available Under the Contract. Each fund has issued a prospectus that contains more detailed information about the fund. Paper or electronic copies of the fund prospectuses may be obtained by contacting our Home Office or visiting www.lfg.com/VAprospectus.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and the amount we receive may be substantial. The percentage is currently 0.00%. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, the fund makes payments to us under its distribution plan (12b-1 plan) for the marketing and distribution of fund shares. The payment rate is 0.25% and is based on the amount of assets invested in the fund. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the fund goes down, payments to us or our affiliates would decrease.
Selection of the Funds
The Subaccount of the VAA is invested solely in shares of the LVIP Government Money Market Fund. The fund may be subject to certain investment policies and restrictions which may not be changed without a majority vote of shareholders.
The fund was selected based on several factors, including, without limitation, asset class coverage, the strength of the manager's reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us. Another factor we consider during the initial selection process is whether the fund or an affiliate of the fund will make payments to us or our affiliates. We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets. Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria.
Fund Shares
We will purchase shares of the fund at net asset value and direct them to the Subaccount of the VAA. We will redeem sufficient shares of the fund to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the contract. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
When a fund sells any of its shares both to variable annuity and to variable life insurance separate accounts, it is said to engage in mixed funding. When a fund sells any of its shares to separate accounts of unaffiliated life insurance companies, it is said to engage in shared funding.
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The fund currently engages in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interest of various Contractowners participating in a fund could conflict. Each of the fund’s Board of Directors will monitor for the existence of any material conflicts, and determine what action, if any, should be taken. The fund does not foresee any disadvantage to Contractowners arising out of mixed or shared funding. If such a conflict were to occur, one of the separate accounts might withdraw its investment in a fund. This might force a fund to sell portfolio securities at disadvantageous prices. See the prospectuses for the funds.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
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•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that more Contractowners than expected will qualify for waivers of the surrender charge;
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. For example, the surrender charge collected (if applicable) may not fully cover all of the sales and distribution expenses actually incurred by us. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	1.30%*
Account Value Death Benefit	1.10%*
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
Surrender Charge
A surrender charge applies (except as described below) to surrenders and withdrawals of Purchase Payments that have been invested for the period below. The surrender charge is calculated separately for each Purchase Payment. The contract anniversary is the annually occurring date beginning with the effective date of the Contract. For example, if the effective date of your Contract is January 2nd, your contract anniversary would be on January 2nd of each subsequent year.
	Number of contract anniversaries since Purchase Payment was invested
	0	1	2	3	4	5	6
Surrender charge as a percentage of the surrendered or withdrawn Purchase Payments	7%	7%	6%	5%	4%	3%	0%
A surrender charge does not apply to:
•	A surrender or withdrawal of a Purchase Payment beyond the sixth anniversary since the Purchase Payment was invested;
•	Withdrawals of Contract Value during a Contract Year to the extent that the total Contract Value withdrawn during the current Contract Year does not exceed the free amount. The free amount is equal to the greater of 10% of the current Contract Value or 10% of the total Purchase Payments (this does not apply upon surrender of the Contract);
•	Purchase Payments used in the calculation of the initial benefit payment to be made under an Annuity Payout option (other than the i4LIFE® Indexed Advantage option);
•	A surrender or withdrawal of any Purchase Payments, as a result of permanent and total disability of the Contractowner as
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defined in Section 22(e)(3) of the tax code, if the disability occurred after the effective date of the Contract and before the 65th birthday of the Contractowner. For contracts issued in the state of New Jersey, a different definition of permanent and total disability applies;;
•	A surviving spouse, at the time he or she assumes ownership of the Contract as a result of the death of the original owner (however, the surrender charge schedule of the original Contract will continue to apply to the spouse's Contract);
•	A surrender or withdrawal of any Purchase Payments, as a result of the admittance of the Contractowner to an accredited nursing home or equivalent health care facility, where the admittance into the facility occurs after the effective date of the Contract and the owner has been confined for at least 90 consecutive days;
•	A surrender or withdrawal of any Purchase Payments as a result of the diagnosis of a terminal illness of the Contractowner. Diagnosis of a terminal illness must be after the effective date of the contract and results in a life expectancy of less than one year as determined by a qualified professional medical practitioner;
•	A surrender of the Contract as a result of the death of the Contractowner or Annuitant;
•	Purchase Payments when used in the calculation of the initial Account Value under i4LIFE® Indexed Advantage;
•	Periodic Income Payments made under i4LIFE® Indexed Advantage or periodic payments made under any Annuity Payout option made available by us; or
•	A surrender of the Contract or a withdrawal of Contract Value from contracts issued to Selling Group Individuals;
For purposes of calculating the surrender charge on withdrawals, we assume that:
1.	The free amount will be withdrawn from Purchase Payments on a first in-first out (“FIFO”) basis.
2.	Prior to the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) until exhausted; then
•	from earnings until exhausted.
3.	On or after the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) to which a surrender charge no longer applies until exhausted; then
•	from earnings until exhausted; then
•	from Purchase Payments (on a FIFO basis) to which a surrender charge still applies until exhausted.
We apply the surrender charge as a percentage of Purchase Payments, which means that you would pay the same surrender charge at the time of surrender regardless of whether your Contract Value has increased or decreased. The surrender charge is calculated separately for each Purchase Payment. The surrender charges associated with surrender or withdrawal are paid to us to compensate us for the loss we experience on contract distribution costs when Contractowners surrender or withdraw before distribution costs have been recovered.
There are charges associated with the surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
If the Contractowner is a corporation or other non-individual (non-natural person), the Annuitant or joint Annuitant will be considered the Contractowner or joint owner for purposes of determining when a surrender charge does not apply.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccount. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccount and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
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Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 1.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your broker-dealer and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The Contracts
Purchase of Contracts
If you wish to purchase a Contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by our legally authorized officers. The Contract is then sent to you either directly or through your registered representative. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 86. The oldest of the Contractowner, joint owner, and Annuitant must be under age 76 to elect the Guarantee of Principal Death Benefit. Federal law requires all financial institutions to obtain, verify, and record information that
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identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract and/or a new surrender charge period may be imposed with the purchase of, or transfer into, this Contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your registered representative and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your registered representative about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your Contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccount. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your registered representative in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase
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Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your registered representative will generally not be processed until they are received from your registered representative’s broker-dealer. Purchase Payments submitted to us by your registered representative through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your registered representative prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your registered representative after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Crediting Method and Protection Level for your elected Indexed Accounts that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30-day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP Government Money Market Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing elected on forms available from us. See Additional Services and the SAI for more information on these programs.
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These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your registered representative’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts.
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The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is
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irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the
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Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
There may be surrender charges associated with surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge. See Charges and Other Deductions.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.
Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Account Value Death Benefit	Provides a Death Benefit equal to the Contract Value.	• 1.10% (as a percentage of Contract Value invested in the Subaccounts)	• Poor investment performance could significantly reduce the benefit. • Withdrawals could significantly reduce the benefit.
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 1.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.

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Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the
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change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment. No additional Death Benefit is provided. For example, assume an initial deposit into the Contract of $10,000. The Contract Value increases and equals $12,000 on the Valuation Date the Death Benefit is approved. The amount of Death Benefit paid equals $12,000.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the Contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the Contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP Government Money Market Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
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Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
Additional Services
These additional services may be available to you under your Contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges. Withdrawals from Indexed Accounts will be at Interim Value. See Charges and Other Deductions – Surrender Charge and Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
We reserve the right to discontinue any or all of these administrative services at any time.
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i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP Government Money Market Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your registered representative regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age 95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
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Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
Periodic Income Payments are not subject to any applicable surrender charges. For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
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Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segments(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
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References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals (surrender charges for example) and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
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After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your registered representative may recommend that you annuitize at an earlier age.
The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
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Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP Government Money Market Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The
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higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender. If we surrender your Contract, we will not assess any surrender charge. Surrenders from the Indexed Accounts will be calculated using the Interim Value.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders and Death Benefits that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP Government Money Market Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
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Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this Contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (“Financial Industry Regulatory Authority”). The Principal Underwriter has entered into selling agreements with broker-dealers that are unaffiliated with us. While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You should ask your registered representative how the broker-dealer will be compensated for the sale of the Contract to you, or for any alternative proposal that may have been presented to you. You should take such compensation into account when considering and evaluating any recommendation made to you in connection with the purchase of a Contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to Unaffiliated Selling Firms. The Principal Underwriter pays commissions to all Selling Firms. The maximum commission the Principal Underwriter pays to Selling Firms is 6.00% of Purchase Payments. Some Selling Firms may elect to receive a lower commission when a Purchase Payment is made along with an earlier quarterly payment based on Contract Value for so long as the Contract’s Selling Firm remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to Selling Firms is 6.00% of annuitized value and/or ongoing annual compensation of up to 1.00% of annuity value or statutory reserves. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts.
LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to registered representatives; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their registered representatives; (4) other sales expenses incurred by them; (5) and inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their registered representatives with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm receives lower levels of or no additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the Statement of Additional Information (SAI).
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
We pay a licensing fee to FTIS in the amount of 0.045%, and we pay an education and support fee in the amount of 0.150% to First Trust Portfolios L.P. in connection with the First Trust American Leadership Index. These fees are based on the average monthly value of the amount invested in the First Trust American Leadership Indexed Accounts. These payments are not charged directly to Contractowners but are paid from our resources.
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Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits
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will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
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Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
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•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age 70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the
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year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution
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was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion
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as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020, record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic
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and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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Appendix A— Fund Available Under The Contract
The following is a list of fund currently available under the Contract. More information about the fund is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
A-1

Appendix B — Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps and no Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Participation Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Participation Rate as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the greater of 0 and the Index performance for the Indexed Segment as determined on the Valuation Date the Interim Value is calculated;
H = the proportional Participation Rate for the Indexed Segment, where if the Participation Rate is:
(i) greater than 100%, the proportional Participation Rate is determined as the sum of 1 and (the Participation Rate for the Indexed Segment minus 1) multiplied by the (total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term); or
(ii) less than or equal to 100%, the proportional Participation Rate is the actual Participation Rate of the Indexed Segment.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
B-1

(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Interim Value for Indexed Segment(s) with Spread Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)), not to exceed F x (1 + I),where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = 999% minus the Spread Rate;
H = the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term;
I = the greater of zero, or the percentage change of the Index Value between the Start Date and Valuation Date of the calculation minus the Spread Rate.
Interim Value for Indexed Segment(s) with Performance Caps and Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base. The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is
B-2

set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
If the market observable spread of investments grade U.S. Corporate Bonds are no longer available, or is discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your registered representative.
2.	Fair Value of Replicating Portfolio of Options. We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate or Spread Rate, as applicable.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with no Annual Lock with Performance Cap rates and Protection Levels, the replicating portfolio of options is equal to: A minus B minus C.
For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with a Spread Rate, the replicating portfolio of options is equal to: B minus C.
For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.
The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation (including the potential for resets of
B-3

each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate—We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield—On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	Part B depends on the type of Crediting Method and places an upper limit on the performance crediting during the Indexed Term.
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Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels and without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	11.25%	100%	100%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(202)	$(202)	$(223)
A. Sum of 1 + 2	$796	$796	$738
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$796	$796	$738

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(29)	$(29)	$(57)
A. Sum of 1 + 2	$969	$969	$904
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$969	$969	$904

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$99	$201	$197
A. Sum of 1 + 2	$1,097	$1,199	$1,158
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,199	$1,158

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$108	$398	$343
A. Sum of 1 + 2	$1,106	$1,396	$1,304
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,396	$1,208

B-5

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, without an Annual Lock, and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection	-10%	-10%
Performance Cap	5%	5%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(86)	$(77)
A. Sum of 1 + 2	$910	$916
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$910	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(27)
A. Sum of 1 + 2	$965	$966
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$965	$966

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$28	$21
A. Sum of 1 + 2	$1,024	$1,014
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,024	$1,014

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$39	$32
A. Sum of 1 + 2	$1,035	$1,025
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,029	$1,017

B-6

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Participation Rates and Protection Levels.
	3 Year	3 Year
Indexed Term length	36 months	36 months
Months since Indexed Term Start Date	33	15
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Participation Rate	70%	70%
Months to End Date	3	21

Change in Index Value is -30%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(202)	$(214)
A. Sum of 1 + 2	$797	$783
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$797	$783

Change in Index Value is -10%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(29)	$(73)
A. Sum of 1 + 2	$970	$924
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$970	$924

Change in Index Value is 20%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$139	$131
A. Sum of 1 + 2	$1,138	$1,128
B. Application of pro-rated Participation Rate	$1,140	$1,140
Account Interim Value = Minimum of A and B	$1,138	$1,128

Change in Index Value is 40%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$278	$264
A. Sum of 1 + 2	$1,277	$1,261
B. Application of pro-rated Participation Rate	$1,280	$1,280
Account Interim Value = Minimum of A and B	$1,277	$1,261

B-7

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Performance Trigger Rate	9.50%	9.50%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

B-8

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection Level	-10%	-10%
Performance Trigger Rate	4.75%	4.75%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(85)	$(77)
A. Sum of 1 + 2	$911	$916
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$911	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(29)
A. Sum of 1 + 2	$965	$964
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$965	$964

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$23	$15
A. Sum of 1 + 2	$1,019	$1,008
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,019	$1,008

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$34	$27
A. Sum of 1 + 2	$1,030	$1,020
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,028	$1,016

B-9

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Spread Rates and Protection Levels.
	6 Year	6 Year
Indexed Term length	72 Months	72 Months
Months since Indexed Term Start Date	60	12
Indexed Crediting Base	$1,000	$1,000
Protection Level	15%	15%
Spread Rate	5%	5%
Months to End Date	12	60

Change in Index Value is -20%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$(90)	$(120)
A. Sum of 1 + 2	$901	$843
B. Interim Value Limit	$1,000	$1,000
Account Interim Value = Minimum of A and B	$901	$843

Change in Index Value is -5%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$(11)	$(6)
A. Sum of 1 + 2	$980	$957
B. Interim Value Limit	$1,000	$1,000
Account Interim Value = Minimum of A and B	$980	$957

Change in Index Value is 60%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$541	$558
A. Sum of 1 + 2	$1,532	$1,521
B. Interim Value Limit	$1,550	$1,550
Account Interim Value = Minimum of A and B	$1,532	$1,521

Change in Index Value is 100%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$933	$927
A. Sum of 1 + 2	$1,924	$1,890
B. Interim Value Limit	$1,950	$1,950
Account Interim Value = Minimum of A and B	$1,924	$1,890

B-10

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000217751

Prospectus 7

Lincoln Level Advantage® Design Advisory Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
This contract is available through third-party financial intermediaries who may charge an advisory fee for their services. That fee is in addition to contract fees and expenses. If you elect to pay third-party advisory fees out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% penalty tax.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your financial professional regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your financial professional for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in the Subaccount, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1-, 3-, or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit (ii) a specified percentage of positive performance based on a Participation Rate or (iii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive. Any loss for each Indexed Segment at the end of an Indexed Term is provided by either Protection Level or Floor Protection. If you choose the Protection Level, your Contract Value will not be impacted
1

by any loss up to the applicable Protection Level that you choose if you hold for the length of the term. With the Floor Protection, your Contract Value will not be impacted by any negative index performance in excess of the Floor Level if you hold for the length of the term.
An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means that you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal prior to the end of an Indexed Term because of the charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected for Indexed Accounts with Protection Level. With Floor Protection, if there is a negative index performance, you will absorb the first portion of loss, and we absorb the risk beyond the Floor Protection.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 13 of this prospectus for more information.
All Purchase Payments allocated to the variable portion of the Contract will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your financial professional. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.
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3

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Advisory Fee Withdrawal—Withdrawals from your Contract Value to pay the advisory fees associated with your Fee-Based Financial Plan.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Crediting Methods including Performance Cap, Participation Rate and Performance Trigger Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Fee-Based Financial Plan—A wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisers, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services.
Floor Protection—The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, the Company will absorb the additional loss.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we

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make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Participation Rate—The rate used to determine the Performance Rate for an Indexed Segment at the end of an Indexed Term for any positive index performance. A different Participation Rate may be declared for each Indexed Segment and for each Death Benefit type.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the applicable Protection Level or Floor Protection and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance. A different Trigger Rate may be declared for each Indexed Segment and for each Death Benefit type.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a financial professional under contract with us:
•	Employees and financial professionals of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
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Important Information You Should Consider About the Lincoln Level Advantage® Design Advisory Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	There are no surrender charges associated with this Contract.			• N/A
Transaction Charges	There are no sales charges associated with the Contract.			• N/A
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected. These charges do not reflect any advisory fees paid to a financial intermediary from Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher.			• Fee Tables • Examples • Charges and Other Deductions
	Annual Fee	Minimum	Maximum
	Base Contract – Account Value Death Benefit	0.10%[1]	0.10%[1]
	Base Contract – Guarantee of Principal Death Benefit	0.30%[1]	0.30%[1]
	Fund Fees and Expenses	0.67%[1]	0.67%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1 As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
2 As a percentage of Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract.
	Lowest Annual Cost: $954	Highest Annual Cost: $1,647
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccount only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No additional Purchase Payments, transfers, or withdrawals
• No sales charges or advisory fees	• Investment of $100,000 (to the Subaccount only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No additional Purchase Payments, transfers, or withdrawals
• No sales charges or advisory fees
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	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.	• Principal Risks • Investments of the Variable Annuity Account
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.
	• If you elect to pay third-party advisory fees out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax.	• Principal Risks • Investments of the Variable Annuity Account • Federal Tax Matters – Payment of Investment Advisory Fees
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
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	CONFLICTS OF INTEREST	Location in Prospectus
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new Contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new Contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® Design Advisory variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.
Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.
•	Fees Associated with Fee-Based Financial Plans. You may provide authorization to have your advisory fees paid to your financial professional's investment firm from your Contract Value. Advisory Fee Withdrawals may not impact benefits and values under
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a Death Benefit or Living Benefit Rider or be treated as a distribution for federal tax purposes under certain conditions. Advisory Fee Withdrawals may not be available in all states, and certain firms may not allow withdrawals to pay advisory fees from your Contract Value. Please check with your financial professional.
If you elect to pay a third-party advisory fee out of your Contract Value, this deduction may reduce the Death Benefit(s) and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. See The Contracts – Death Benefits and Advisory Fee Withdrawals and Federal Tax Matters – Payment of Investment Advisory Fees.
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Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected. These charges do not reflect any advisory fees paid to a financial intermediary from Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
There are no sales charges, deferred sales charges, or surrender charges associated with this contract.

The following table describes the fees and expenses that you will pay each year during the time that you own the
Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccount)[1,2]
Account Value Death Benefit	0.10%
Guarantee of Principal Death Benefit[2]	0.30%
Optional Benefit Expense
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The base contract expense is 0.10% after the Annuity Commencement Date.
[2]	The base contract expense includes an administrative charge of 0.10%.
[3]	The i4LIFE® Indexed Advantage charge will be deducted from your variable and index-linked Account Value on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.67%	0.67%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.67%	0.67%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.
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EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccount for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$1,395	$4,338	$7,499	$16,461
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$1,395	$4,338	$7,499	$16,461
The Example assumes that you invest $100,000 in the Subaccount for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$989	$3,090	$5,362	$11,896
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$989	$3,090	$5,362	$11,896
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. These Examples do not reflect any advisory fees paid to a financial intermediary from the Contract Value or other assets of the Contractowner. If such charges were reflected, the ongoing fees and expenses would be higher. For more details, see Advisory Fee Withdrawals. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
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Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate is a rate of return for an Indexed Segment based on the performance of an index over a period of time, adjusted for the Protection Level or Floor Protection and subject to the Performance Cap, Participation Rate, or Performance Trigger Rate. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection it provides, and whether or not the calculation includes an Annual Lock. Indexed Accounts with Floor Protection are no longer available for new Contractowners. For existing Contractowners, these Indexed Accounts will no longer be available at the end of your current Indexed Term.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap, Performance Trigger Rate or Participation Rate for an Indexed Segment. The Performance Cap, Participation Rate or Performance Trigger Rate, as applicable, and Protection Level, as applicable, will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available, which may have different Performance Caps, Participation Rates and Performance Trigger Rates, as applicable, and different Protection Levels, as applicable. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value into a new Indexed Segment with the same term, index and Protection Level or Floor Protection if available. The Performance Cap, Participation Rate, or Performance Trigger Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP Government Money Market Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date. To view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	MSCI EAFE Price Return Index
•	Capital Strength Net Fee IndexSM
•	Nasdaq-100® Index
•	First Trust American Leadership IndexTM
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level or Floor Protection will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
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Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
7.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
8.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
9.	Deduction of Advisory Fee Risk. This deduction of advisory fees from Contract Value may reduce the Death Benefit and other guaranteed benefits, and may be subject to federal and state income taxes and a 10% federal penalty tax. See The Contracts – Advisory Fee Withdrawals.
10.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.
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Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level or up to the Floor Protection you choose. The Protection Level or Floor Protection exists for the full term of the Indexed Segment including Segments with Annual Locks. Each time you move into a new Indexed Segment, you may have a new Protection Level or Floor Protection and are subject to the same risk of loss as described above. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the amount in excess of the Protection Level percent. Losses you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level. For example, if you chose a 10% Protection Level and if loss occurred during each Annual Lock period for the remainder of the term, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels or Floor Protection have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segments may be limited by any applicable Participation Rate, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. If the Participation Rate is less than 100%, the increase in your Segment Value will never reflect the entire corresponding performance in the applicable index over the Indexed Term. The Participation Rate exists for the full term of the Indexed Segment. The Participation Rate may be lower for contracts with the Guarantee of Principal Death Benefit. Participation Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
4.	Gains in your Indexed Segments are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the index, which means that your return may be lower than if you had invested directly in a fund based on the applicable index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Generally, Indexed Segments with greater Protection Levels or Floor Protection, have lower Performance Trigger Rates. The Performance Trigger Rate may be lower for contracts with Guarantee of Principal Death Benefit. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
5.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
6.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
7.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by index prices between the Annual Lock anniversaries.
8.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in the prospectus for more information.
9.	The available Indexed Accounts with applicable Crediting Methods, Protection Levels, and Floor Protection will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Floor Protections, and Crediting Methods are available to you. There is no guarantee that an Indexed Account will be available in the future. You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
10.	The risks associated with the currently available indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions.
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Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
•	Nasdaq-100 Index®: This large-cap growth index is comprised of 100 of the largest domestic and international non-financial companies listed on the NASDAQ Stock Market based on market capitalization. This index is comprised of industries such as technology, consumer services, and health care. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	First Trust American Leadership IndexTM: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
11.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, index, and Protection Level or Floor Protection, if available. The Crediting Method in effect at the time for new Indexed Segments will apply. The Crediting Method for the new Indexed Segment could be less advantageous than the current Segment Term. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP Government Money Market Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
12.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these indices would have.
13.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
14.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccount
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into the Subaccount, which invests in a corresponding underlying fund. If the Subaccount makes money, your Contract Value goes up; if it loses money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccount.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
4.	The fund has reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
5.	Annuity Payouts will fluctuate with the performance of the Subaccount.
Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
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Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection level it provides, and whether or not it includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Segment is established upon an allocation to an Indexed Account. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Rate
•	Performance Cap
•	Participation Rate
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
Indexed Accounts with Performance Caps Rates:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap(1), 10% Protection
S&P 500® Cap, 15% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 100% Protection*
Russell 2000® Cap(3), 10% Protection
MSCI EAFE Cap(4), 10% Protection
Nasdaq-100® Cap(5), 15% Protection
First Trust American Leadership IndexTM Cap(6), 10% Protection**
First Trust American Leadership IndexTM Cap, 15% Protection**
6-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 30% Protection
Russell 2000® Cap, 10% Protection
Russell 2000® Cap, 20% Protection
Russell 2000® Cap, 30% Protection
Capital Strength Net Fee IndexSM Cap, 10% Protection
Capital Strength Net Fee IndexSM Cap, 20% Protection
MSCI EAFE Cap, 10% Protection
First Trust American Leadership IndexTM Cap, 10% Protection**
First Trust American Leadership IndexTM Cap, 20% Protection**
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
Annual Lock S&P 500® Cap, 10% Protection
Annual Lock Russell 2000® Cap, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection
Annual Lock MSCI EAFE Cap, 10% Protection
1-Year Performance Cap Indexed Accounts with Floor Protection
S&P 500® Cap, -5% Floor Protection*
S&P 500® Cap, -10% Floor Protection*
Indexed Accounts with Participation Rates:
3-Year Participation Rate Indexed Accounts with Protection Level
S&P 500® Participation, 10% Protection
Capital Strength Net Fee IndexSM Participation, 10% Protection
First Trust American Leadership IndexTM Participation, 10% Protection**
Indexed Accounts with Performance Trigger Rates:
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1-Year Performance Trigger Rate Indexed Accounts with Protection Level
S&P 500® Performance Trigger, 10% Protection
S&P 500® Performance Trigger, 15% Protection
Nasdaq-100® Performance Trigger(5), 15% Protection
First Trust American Leadership IndexTM Performance Trigger, 10% Protection**
1-Year Performance Trigger Rate Indexed Accounts with Floor Protection
S&P 500® Performance Trigger, -5% Floor Protection*
S&P 500® Performance Trigger, -10% Floor Protection*
*This Indexed Account no longer available to new Contractowners beginning November 22, 2021. For existing Contractowners, this Indexed Account will no longer be available at the end of your current Indexed Term, nor on any Indexed Anniversary Date on or after November 22, 2021.
**This Indexed Account is currently available for new Contractowners. For existing Contractowners this Indexed Account will be available on or about July 5, 2022, subject to state availability.
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
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4 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
5 The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
6 The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.
The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the
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FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.
THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell 2000® Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM.
Nasdaq-100® Index (NDX). The Nasdaq-100® Index includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market based on market capitalization.
First Trust American Leadership IndexTM (FTUSLDRS). The First Trust American Leadership IndexTM provides exposure to a selection of U.S. stocks, including companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry. Specifically, the First Trust American Leadership Index provides exposure to U.S. companies driving growth and profitability through internet products and services. The level of the First Trust American Leadership IndexTM incorporates an embedded 0.65% annual fee. The fee is not related to the annuity.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the Contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your Contract. This is the Indexed Anniversary Date for the life of your Contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year or 3-Year Indexed Segment, as long as the 1-Year or 3-Year Indexed Segment begins on the Indexed Anniversary Date for your Contract. If you have more than one 3-Year or 6-Year Term Indexed Segment in effect at any time, Indexed Terms of the same term length must have the same Start Date.
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Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting and Protection Methods. Different Crediting Methods and protection methods are available for your Indexed Account and are listed in the chart below. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
These are the Crediting Methods available when the index performance is positive (or flat for the Performance Trigger Rate):
Performance Cap without Annual Locks	You receive all positive index performance up to the Performance Cap at the end of the term.
Participation Rate	You receive an amount equal to the Participation Rate times the positive index performance at the end of the term.
Performance Trigger Rate	You receive the Performance Trigger Rate, if the index performance is zero or positive at the end of the term.
Performance Cap with Annual Locks	An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date. You receive all positive index performance up to the Performance Cap each year of the Indexed Term.

These are the downside protection methods available when the index performance is negative:
Protection Level	The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Floor Protection (no longer available)	The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, Lincoln Life will absorb the additional loss.

Indexed Segments with Performance Caps and Without Annual Locks. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment with Performance Caps and without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting
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the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Cap	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2023	+7%	10%	+7%	$100,000	$107,000
1/8/2024	+12%	10%	+10%	$107,000	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment.
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Participation Rates. The Participation Rate represents the portion of the index performance that is reflected in the value of the Indexed Segment. The Participation Rate may be equal to, or greater or less than 100%, and may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level. The Participation Rate will not change during the Indexed Term.
The initial Participation Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Participation Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Participation Rate for each subsequent Indexed Term.
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The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Participation Rate and the Protection Level. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive, then the Performance Rate equals the Participation Rate multiplied by the percentage change. If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 115% Participation Rate
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+20%	115%	20% x 115% = 23%	$100,000	$123,000

Example for Indexed Segment with lower declared Participation Rate:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 95% Participation Rate
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+15%	+95%	15% x 95% = 14.25%	$100,000	$114,250

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Participation Rates may be higher or lower than the initial Participation Rate. Subsequent Participation Rates may differ from the Participation Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Participation Rates on a basis that does not discriminate unfairly within any class of contracts.
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Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Trigger Rates. The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change in the Index Value is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 6/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
6/1/2023	+2%	+5%	+5%	$100,000	$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
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Indexed Segment with Performance Caps with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as without Annual Locks (see discussion above), except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of the changes in value on each Indexed Anniversary Date, as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Performance Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Indexed Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the applicable Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with Annual Locks with a 10% annual Performance Cap and 10% Protection Level

Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
Indexed Segment Anniversary	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2023	+7%	+7%	$7,000	$107,000
1/8/2024	+12%	+10%	$10,700	$117,700
1/8/2025	-13%	-3%	-$3,531	$114,169
1/8/2026	-5%	0%	$0	$114,169
1/8/2027	+5%	+5%	$5,708	$119,877
1/8/2028	+17%	+10%	$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculation applies. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Depending on market conditions, Performance Caps on subsequent 6-year Indexed Terms with Annual Locks may be higher or lower than the initial Performance Cap.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This Contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Indexed Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
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Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(The Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,298
Index Value percentage change = -3% ((1,298 – 1,333)/1,333)
Indexed Segment Maturity Value = $95,000 ($95,000 - $0)
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
Floor Protections. Indexed Accounts with Floor Protections are no longer available. A Floor Protection is the maximum amount of negative index performance that may be applied to an Indexed Segment if you hold until the End Date of the Segment. If the negative index performance is greater than the Floor Protection your Performance Rate is equal to the negative index performance. If the negative index performance is less than or equal to the Floor Protection your Performance Rate is equal to the Floor Protection. Any negative index performance in excess of the Floor Protection will not reduce your investment in the Indexed Accounts.
For example:
Indexed Term Segment Start Date = 1/8/2023
Indexed Account = 1-Year S&P 500 with a -10% Floor Protection
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment loss = $10,000 (-10% x $100,000)
Indexed Segment Maturity Value = $90,000 ($100,000 - $10,000)
Your Contract Value is not impacted by the loss beyond the -10% Floor Protection.
The following year assuming you chose a new 1-Year Segment with a -10% Floor Protection:
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $90,000
Indexed Term Segment End Date = 1/8/2024
Index Value percentage change = -3%
Indexed Segment loss = $2,700 (-3% x $90,000)
Indexed Segment Maturity Value = $87,300 ($90,000 - $2,700)
Your Contract Value is impacted by the negative index performance up to the -10% Floor Protection and in this case the negative index performance was -3%.
Crediting Method Considerations. You should choose a Crediting Method that is consistent with your risk tolerance and investment objectives.
•	If you choose an Indexed Segment with a Performance Cap, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date could be less than the actual index performance. If the actual index performance is greater than the Performance Cap, your Performance Rate will be lower, possibly significantly lower, than the actual index return.
•	If you choose an Indexed Segment with a Participation Rate, and there is positive performance, the Performance Rate that we apply on the Indexed Segment End Date may be less than, equal to, or greater than the actual index return.
•	If you choose an Indexed Segment with a Performance Trigger Rate, and there is positive performance, the Performance Rate on the Indexed Segment End Date, could be lower, possibly significantly lower, that the actual index return.
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•	If you choose an Indexed Segment with an Annual Lock, and there is positive performance, the Performance Rate on the Indexed Segment End Date could be less than the actual index performance.
Protection Method Considerations. You should choose a protection method that is consistent with your risk tolerance and investment objectives.
•	If you select an Indexed Segment with a Protection Level of a certain percentage and there is a negative index performance, we absorb the first portion of a negative performance up to the stated percentage and you bear the risk of loss after your chosen Protection Level.
•	If you previously selected an Indexed Segment with a Floor Protection and there is a negative index performance, you absorb the first portion of loss and we absorb the risk of loss beyond the Floor Protection. The Floor Protection method is no longer available.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level or Floor Protection as the Indexed Segment in which they were previously invested and with the currently applicable Crediting Method. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP Government Money Market Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the Contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix B of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
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•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or protection method on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or protection method will not change due to the substitution of an index during the Indexed Term.
If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or protection method, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP Government Money Market Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.
Investments of the Variable Annuity Account
Any Purchase Payments that you allocate to the Subaccount will be allocated to the Service Class of the fund. Shares of the fund will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The fund is required to redeem fund shares at net asset value upon our request. Shares of the fund will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The fund is required to redeem fund shares at net asset value upon our request.
Investment Advisers
Lincoln Investment Advisors Corporation (LIA) is the investment adviser for the fund. LIA is registered under the Investments Advisers Act of 1940. As compensation for its services to the fund, the investment adviser receives a fee from the fund which is accrued daily and paid monthly. This fee is based on the net assets of a fund, as defined in the prospectus for the fund.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and the amount we receive may be substantial. The percentage is currently 0.00%. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, the fund makes payments to us under its distribution plan (12b-1 plan) for the marketing and distribution of fund shares. The payment rate is 0.25% and is based on the amount of assets invested in the fund. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the fund goes down, payments to us or our affiliates would decrease.
Selection of the Funds
The Subaccount of the VAA is invested solely in shares of the LVIP Government Money Market Fund. The fund may be subject to certain investment policies and restrictions which may not be changed without a majority vote of shareholders.
The fund was selected based on several factors, including, without limitation, asset class coverage, the strength of the manager's reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us. Another factor we consider during the initial selection process is whether the fund or an affiliate of the fund will make payments to us or our affiliates. We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more
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of the factors and/or if the fund has not attracted significant Contractowner assets. Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria.
Fund Shares
We will purchase shares of the fund at net asset value and direct them to the Subaccount of the VAA. We will redeem sufficient shares of the fund to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the contract. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
When a fund sells any of its shares both to variable annuity and to variable life insurance separate accounts, it is said to engage in mixed funding. When a fund sells any of its shares to separate accounts of unaffiliated life insurance companies, it is said to engage in shared funding.
The fund currently engages in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interest of various Contractowners participating in a fund could conflict. Each of the fund’s Board of Directors will monitor for the existence of any material conflicts, and determine what action, if any, should be taken. The fund does not foresee any disadvantage to Contractowners arising out of mixed or shared funding. If such a conflict were to occur, one of the separate accounts might withdraw its investment in a fund. This might force a fund to sell portfolio securities at disadvantageous prices. See the prospectuses for the funds.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
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Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	0.30%*
Account Value Death Benefit	0.10%*
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccount. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccount and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
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Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 0.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your financial professional and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The Contracts
Purchase of Contracts
This Contract is issued as part of a Fee-Based Financial Plan. A Fee-Based Financial Plan generally refers to a wrap account, managed account or other investment program whereby an investment firm/professional offers asset allocation and/or investment advice for a fee. Such programs can be offered by broker-dealers, banks and registered investment advisors, trust companies and other firms. Under this arrangement, the Contractowner pays the investment firm/professional directly for services. You may be able to pay this fee by taking Advisory Fee Withdrawals from your Contract Value.
If you wish to purchase a Contract, you must apply for it through a financial professional authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by our legally authorized officers. The Contract is then sent to you either directly or through your financial professional. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your financial professional, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your financial professional’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
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Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 86. The oldest of the Contractowner, joint owner, and Annuitant must be under age 76 to elect the Guarantee of Principal Death Benefit. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your financial professional and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your financial professional about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
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Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your Contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccount. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your financial professional in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your financial professional will generally not be processed until they are received from your financial professional’s broker-dealer. Purchase Payments submitted to us by your financial professional through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your financial professional prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your financial professional after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Crediting Method and Protection Level for your elected Indexed Accounts that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30-day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP Government Money Market Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
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Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your financial professional’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures,
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Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer
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requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
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3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.
Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Account Value Death Benefit	Provides a Death Benefit equal to the Contract Value.	• 0.10% (as a percentage of Contract Value invested in the Subaccounts)	• Poor investment performance could significantly reduce the benefit. • Withdrawals could significantly reduce the benefit.
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 0.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.
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Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Advisory Fee Withdrawals	Allows you to take withdrawals from your Contract to pay the advisory fees.	None	• May not be available in all states or through all broker-dealers.
• The deduction of advisory fees from Contract Value may reduce the Death Benefit and other guaranteed benefits (unless the requirements listed above are met), and may be subject to federal and state income taxes and a 10% federal penalty tax.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
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You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment. No additional Death Benefit is provided. For example, assume an initial deposit into the Contract of $10,000. The Contract Value increases and equals $12,000 on the Valuation Date the Death Benefit is approved. The amount of Death Benefit paid equals $12,000.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
Subject to state and broker-dealer approval, annual Advisory Fee Withdrawals up to 1.25% of your Contract Value within a Contract Year will not be considered a withdrawal under your Death Benefit calculation of the sum of all Purchase Payments. Your Contract Value will be reduced by the amount of the withdrawal, but the value of your Death Benefit will not be negatively impacted. For Annual Advisory Fee Withdrawals that exceed 1.25% of your Contract Value within a Contract Year, the portion of the Advisory Fee Withdrawal over 1.25% will be treated as a withdrawal under this Death Benefit and reduce your guarantee.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the Contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the Contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
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If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP Government Money Market Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
Additional Services
These additional services may be available to you under your contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to
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Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals from Indexed Accounts will be at Interim Value. See – Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
Fees Associated with Fee-Based Financial Plans. You have purchased this contract as part of a Fee-Based Financial Plan whereby an investment firm or professional offers investment advice for a fee. The fee for this advice is set by your financial professional, and is covered in a separate agreement between you and your financial professional. Lincoln has not made any independent review of your financial professional. You may provide authorization to have your advisory fees paid to your financial professional’s investment firm from your Contract Value (“Advisory Fee Withdrawal”), if certain conditions apply.
Partial withdrawals to pay the fee may be taken automatically by enrolling in an AWS designated specifically for this purpose. Withdrawals are available in monthly, quarterly, semi-annual, or annual frequencies. You may enroll in this service by completing the appropriate authorization form that is available from your financial professional. Additionally, you may authorize your financial professional to set up or change your AWS program, or to take one-time withdrawals to pay for the advisory fee. Once you have elected this service, it will continue until you instruct us in writing to terminate it. Withdrawals under this AWS option and one-time withdrawals will be noted on your quarterly statement as an Advisory Fee Withdrawal. This AWS service may not be available through all broker-dealers.
Withdrawals under AWS are treated like other withdrawals under the contract, and as such may decrease your guarantees under a Death Benefit or Living Benefit Rider. See the Death Benefit and Living Benefit Rider sections of this prospectus for more information on how withdrawals affect these benefits. Advisory fee withdrawals will not be treated as a distribution for federal tax purposes, if certain conditions are met. See Federal Tax Matters – Taxation of Withdrawals and Surrenders for more information.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP Government Money Market Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your financial professional regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age
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95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income
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Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).
The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segments(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
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On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
Subject to state and broker-dealer approval, annual Advisory Fee Withdrawals up to 1.25% of your Contract Value within a Contract Year will not be considered a withdrawal under your Death Benefit calculation of the sum of all Purchase Payments. Your Contract Value will be reduced by the amount of the withdrawal, but the value of your Death Benefit will not be negatively impacted. For Annual Advisory Fee Withdrawals that exceed 1.25% of your Contract Value within a Contract Year, the portion of the Advisory Fee Withdrawal over 1.25% will be treated as a withdrawal under this Death Benefit and reduce your guarantee.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
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General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
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Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your financial professional may recommend that you annuitize at an earlier age.
The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP Government Money Market Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled
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Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
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Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, including Advisory Fee Withdrawals, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders and Death Benefits that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP Government Money Market Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this Contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (“Financial Industry Regulatory Authority”). The Principal Underwriter has entered into selling agreements with The Principal Underwriter has also entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You should ask your financial professional how he/she will be compensated for the sale of the Contract to you, or for any alternative proposal that may have been presented to you. You should take such compensation into account when considering and evaluating any recommendation made to you in connection with the purchase of a Contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to Unaffiliated Selling Firms. No commissions are paid in connection with the sale of this contract. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts. LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to financial professionals; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their financial professionals; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their financial professionals with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm receives lower levels of or no additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the SAI.
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Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
We pay a licensing fee to FTIS in the amount of 0.045%, and we pay an education and support fee in the amount of 0.150% to First Trust Portfolios L.P. in connection with the First Trust American Leadership Index. These fees are based on the average monthly value of the amount invested in the First Trust American Leadership Indexed Accounts. These payments are not charged directly to Contractowners but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
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•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Payment of Investment Advisory Fees
On August 6, 2019, the IRS issued a private letter ruling (the “PLR”) to Lincoln that addressed the treatment of investment advisory fees (“Advisory Fee Withdrawals”) paid out of the cash value of a non-qualified annuity contract. The PLR concluded that if a Contractowner authorizes payment of investment advisory fees out of the cash value of the non-qualified annuity contract, the payment of those fees will not be treated as a distribution to the Contractowner. In order for this treatment to apply, the investment advisory fees must be determined based on an arms-length transaction between the Contractowner and the financial professional, and cannot exceed an amount equal to an annual rate of 1.50% of the non-qualified annuity contract’s cash value. The fees can only compensate the financial professional for investment advice provided to the Contractowner with respect to the non-qualified annuity contract, and cannot compensate the financial professional for any other services. Effective for tax year 2019 and beyond, if you have authorized Lincoln to pay fees from the cash value of your non-qualified annuity Contract directly to your financial professional, Lincoln will not treat the payment of such fees as a distribution from your Contract if all the conditions mentioned above are satisfied.
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Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
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Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age 70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
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Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.
Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
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Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
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Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request. Any advisory fees paid to your advisor during the free-look period will not be returned.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
54

State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020, record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
55

Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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57

Appendix A— Fund Available Under The Contract
The following is a list of fund currently available under the Contract. More information about the fund is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, Ivy Variable Insurance Portfolios, Ivy Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S& P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.
[5]	Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
[6]	Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
A-1

Appendix B — Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps and no Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Participation Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Participation Rate as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the greater of 0 and the Index performance for the Indexed Segment as determined on the Valuation Date the Interim Value is calculated;
H = the proportional Participation Rate for the Indexed Segment, where if the Participation Rate is:
(i) greater than 100%, the proportional Participation Rate is determined as the sum of 1 and (the Participation Rate for the Indexed Segment minus 1) multiplied by the (total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term); or
(ii) less than or equal to 100%, the proportional Participation Rate is the actual Participation Rate of the Indexed Segment.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
B-1

(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Interim Value for Indexed Segment(s) with Performance Caps and Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base. The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
If the market observable spread of investments grade U.S. Corporate Bonds are no longer available, or is discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap, Participation Rate, or Performance Trigger Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your financial professional.
2.	Fair Value of Replicating Portfolio of Options. We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting
B-2

Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Participation Rate, or Performance Trigger Rate and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate, as applicable.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with no Annual Lock with Performance Cap rates and Protection Levels, the replicating portfolio of options is equal to: A minus B minus C.
For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.
The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation (including the potential for resets of each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate—We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield—On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	Part B depends on the type of Crediting Method and places an upper limit on the performance crediting during the Indexed Term.
B-3

Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels and without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	11.25%	100%	100%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(202)	$(202)	$(223)
A. Sum of 1 + 2	$796	$796	$738
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$796	$796	$738

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(29)	$(29)	$(57)
A. Sum of 1 + 2	$969	$969	$904
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$969	$969	$904

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$99	$201	$197
A. Sum of 1 + 2	$1,097	$1,199	$1,158
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,199	$1,158

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$108	$398	$343
A. Sum of 1 + 2	$1,106	$1,396	$1,304
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,396	$1,208

B-4

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, without an Annual Lock, and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection	-10%	-10%
Performance Cap	5%	5%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(86)	$(77)
A. Sum of 1 + 2	$910	$916
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$910	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(27)
A. Sum of 1 + 2	$965	$966
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$965	$966

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$28	$21
A. Sum of 1 + 2	$1,024	$1,014
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,024	$1,014

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$39	$32
A. Sum of 1 + 2	$1,035	$1,025
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,029	$1,017

B-5

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Participation Rates and Protection Levels.
	3 Year	3 Year
Indexed Term length	36 months	36 months
Months since Indexed Term Start Date	33	15
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Participation Rate	70%	70%
Months to End Date	3	21

Change in Index Value is -30%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(202)	$(214)
A. Sum of 1 + 2	$797	$783
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$797	$783

Change in Index Value is -10%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(29)	$(73)
A. Sum of 1 + 2	$970	$924
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$970	$924

Change in Index Value is 20%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$139	$131
A. Sum of 1 + 2	$1,138	$1,128
B. Application of pro-rated Participation Rate	$1,140	$1,140
Account Interim Value = Minimum of A and B	$1,138	$1,128

Change in Index Value is 40%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$278	$264
A. Sum of 1 + 2	$1,277	$1,261
B. Application of pro-rated Participation Rate	$1,280	$1,280
Account Interim Value = Minimum of A and B	$1,277	$1,261

B-6

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Performance Trigger Rate	9.50%	9.50%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Floor Protection.
B-7

	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection Level	-10%	-10%
Performance Trigger Rate	4.75%	4.75%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(85)	$(77)
A. Sum of 1 + 2	$911	$916
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$911	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(29)
A. Sum of 1 + 2	$965	$964
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$965	$964

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$23	$15
A. Sum of 1 + 2	$1,019	$1,008
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,019	$1,008

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$34	$27
A. Sum of 1 + 2	$1,030	$1,020
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,028	$1,016

B-8

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000217752

Prospectus 8

Lincoln Level Advantage® Select B-Share Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your registered representative regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your financial professional for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in one or more Subaccounts, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1-, 3- or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit, or (ii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive. Any loss for each Indexed Segment at the end of an Indexed Term is provided by either Protection Level or Floor Protection. If you choose the Protection Level, your Contract Value will not be impacted by any loss up to the applicable Protection Level that you choose if you hold for the length of the term. With the Floor Protection, your Contract Value will not be impacted by any negative index performance in excess of the Floor Level if you hold for the length of the term.
1

An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means that you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal prior to the end of an Indexed Term because of the surrender charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected for Indexed Accounts with Protection Level. With Floor Protection, if there is a negative index performance, you will absorb the first portion of loss, and we absorb the risk beyond the Floor Protection.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a registered representative about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 13 of this prospectus for more information.
All Purchase Payments allocated to the variable portion of the Contract will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your financial professional. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.
2

3

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Cred-
iting Methods including Performance Cap and Performance Trigger Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Floor Protection—The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, the Company will absorb the additional loss.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period

4

of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the applicable Protection Level or Floor Protection and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance. A different Trigger Rate may be declared for each Indexed Segment and for each Death Benefit type.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a financial professional under contract with us:
•	Employees and financial professionals of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.
5

Important Information You Should Consider About the Lincoln Level Advantage® Select B-Share Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	If you make a withdrawal in excess of the free withdrawal amount before the 6th anniversary since your last Purchase Payment, you may be assessed a surrender charge of up to 7% of the amount withdrawn, declining to 0% over that time period. For example, if you make a withdrawal of $100,000 during the first year after your Purchase Payment, you could be assessed a charge of up to $7,000 on the Purchase Payment withdrawn.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
Transaction Charges	None, other than surrender charges.			• Charges and Other Deductions
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
	Annual Fee	Minimum	Maximum
	Base Contract – Account Value Death Benefit	1.11%[1]	1.11%[1]
	Base Contract – Guarantee of Principal Death Benefit	1.31%[1]	1.31%[1]
	Fund Fees and Expenses	0.48%[1]	1.52%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
1As a percentage of average Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost: $1,879	Highest Annual Cost: $3,522
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals	• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals
6

	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.	• Principal Risks • Investments of the Variable Annuity Account
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.
	• Withdrawals may result in surrender charges. If you take a withdrawal, any surrender charge will reduce the value of your Contract or the amount of money that you actually receive.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
	• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.	• Principal Risks • Investments of the Variable Annuity Account
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters
7

	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation	• Your financial professional may receive compensation for selling this Contract to you, both in the form of commissions and because we may share the revenue it earns on this Contract with the professional’s firm. (Your investment professional may be your broker, investment adviser, insurance agent, or someone else).
	• This potential conflict of interest may influence your investment professional to recommend this Contract over another investment.	• Distribution of the Contracts • Principal Risks
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® Select B-Share variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, you may have to pay a surrender charge, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.
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Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.
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Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%
[1]	The surrender charge percentage is reduced over a 6-year period at the following rates: 7%, 7%, 6%, 5%, 4%, 3%. We may reduce or waive this charge in certain situations. See Charges and Other Deductions – Surrender Charge.

The following table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccounts)[1,2]
Account Value Death Benefit	1.10%
Guarantee of Principal Death Benefit	1.30%
Optional Benefit Expenses
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The base contract expense is 1.10% after the Annuity Commencement Date. These expenses do not apply to Contract Value invested in the Indexed Accounts.
[2]	Each base contract expense includes an administrative charge of 0.10%.
[3]	The i4LIFE® Indexed Advantage charge will be deducted from Contract Value to the Subaccounts and the Indexed Accounts on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.48%	1.52%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.48%	1.19%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.
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EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$10,249	$15,920	$20,832	$35,215
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$3,249	$9,920	$16,832	$35,215
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$9,851	$14,740	$18,888	$31,472
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,851	$8,740	$14,888	$31,472
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.
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Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate is a rate of return for an Indexed Segment based on the performance of an Index over a period of time adjusted for the Protection Level or Floor Protection and subject to the Performance Cap or Performance Trigger Rate. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, Protection Level or Floor Protection it provides, and whether or not the calculation includes an Annual Lock. Indexed Accounts with Floor Protection are no longer available for new Contractowners. For existing Contractowners these Indexed Accounts will no longer be available at the end of your current Indexed Term.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap or Performance Trigger Rate for an Indexed Segment. The Performance Cap or Performance Trigger Rate, as applicable, and Protection Level will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available which may have different Performance Caps and Performance Trigger Rates, as applicable, and different Protection Levels, as applicable. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value into a new Indexed Segment with the same term, Index and Protection Level or Floor Protection if available. The Performance Cap or Performance Trigger Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date. Toe view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	MSCI EAFE Price Return Index
•	Capital Strength Net Fee IndexSM
•	Nasdaq-100® Index
•	First Trust American Leadership IndexTM
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level or Floor Protection will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.
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Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. If you take a withdrawal or surrender the Contract, any applicable surrender charges will reduce the value of your Contract or the amount of money that you ultimately receive. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
6.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
7.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
8.	You may incur a surrender charge upon the surrender or withdrawal of Contract Value. See Charges and Other Deductions – Surrender Charge.
9.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.
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Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level or up to the Floor Protection you choose. The Protection Level or Floor Protection exists for the full term of the Indexed Segment including Segments with Annual Locks. Each time you move into a new Indexed Segment, you may have a new Protection Level or Floor Protection and are subject to the same risk of loss as described above. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the amount in excess of the Protection Level percent. Losses you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level. For example, if you chose a 10% Protection Level and if loss occurred during each Annual Lock period for the remainder of the term, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable Index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels or Floor Protection have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segments are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the Index, which means that your return may be lower than if you had invested directly in a fund based on the applicable Index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Generally, Indexed Segments with greater Protection Levels or Floor Protection, have lower Performance Trigger Rates. The Performance Trigger Rate may be lower for contracts with Guarantee of Principal Death Benefit. Performance Trigger Rates for new segments will be declared 5 business days in advance of the beginning of a Segment.
4.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
5.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
6.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by index prices between the Annual Lock anniversaries.
7.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in the prospectus for more information.
8.	The available Indexed Accounts with applicable Performance Caps, Performance Trigger Rates and Protection Levels and Floor Protection will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Floor Protections, Performance Trigger Rates and Performance Caps are available to you. There is no guarantee that an Indexed Account will be available in the future. You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
9.	The risks associated with the currently available indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
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•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
•	Nasdaq-100 Index®: This large-cap growth index is comprised of 100 of the largest domestic and international non-financial companies listed on the NASDAQ Stock Market based on market capitalization. This index is comprised of industries such as technology, consumer services, and health care. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	First Trust American Leadership IndexTM: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
10.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, index and Protection Level or Floor Protection if available. The Performance Cap or Performance Trigger Rate in effect at the time for new Indexed Segments will apply. The Performance Cap or Performance Trigger Rate for the new Indexed Segment could be less advantageous than the current Segment Term. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
11.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these indices would have.
12.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
13.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
4.	Your ability to transfer amounts between Investment Options is subject to restrictions. You are generally restricted to no more than 12 transfers per Contract Year. There are also restrictions on the minimum amount that may be transferred from a variable option.
5.	You are subject to the risk that we may increase certain contract fees and charges, and that underlying fund expenses may increase.
6.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests
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received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection level it provides, and whether or not includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Segment is established upon an allocation to an Indexed Segment. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Rate
•	Performance Cap
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
Indexed Accounts with Performance Cap Rates:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap (1), 10% Protection
S&P 500® Cap, 15% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 100% Protection**
Russell 2000® Cap(2), 10% Protection
MSCI EAFE Cap(4), 10% Protection
Nasdaq-100® Cap(5), 15% Protection
First Trust American Leadership IndexTM Cap(6), 10% Protection**
First Trust American Leadership IndexTM Cap, 15% Protection**
3-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection*
6-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 30% Protection
Russell 2000® Cap, 10% Protection
Russell 2000® Cap, 20% Protection
Russell 2000® Cap, 30% Protection
Capital Strength Net Fee IndexSM Cap, 10% Protection
Capital Strength Net Fee IndexSM Cap, 20% Protection
MSCI EAFE Cap, 10% Protection
First Trust American Leadership IndexTM Cap, 10% Protection**
First Trust American Leadership IndexTM Cap, 20% Protection**
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
Annual Lock S&P 500® Cap, 10% Protection
Annual Lock Russell 2000® Cap, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection
Annual Lock MSCI EAFE Cap, 10% Protection
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1-Year Performance Cap Indexed Accounts with Floor Protection
S&P 500® Cap, -5% Floor Protection*
S&P 500® Cap, -10% Floor Protection*
Indexed Accounts with Performance Trigger Rates:
1-Year Performance Trigger Rate Indexed Accounts with Protection Level
S&P 500® Performance Trigger, 10% Protection
S&P 500® Performance Trigger, 15% Protection
Nasdaq-100® Performance Trigger, 15% Protection
First Trust American Leadership IndexTM Performance Trigger, 10% Protection**
1-Year Performance Trigger Rate Indexed Accounts with Floor Protection
S&P 500® Performance Trigger, -5% Floor Protection*
S&P 500® Performance Trigger, -10% Floor Protection*
*This Indexed Account is no longer available to new Contractowners beginning November 22, 2021. For existing Contractowners, this Indexed Account will no longer be available at the end of your current Indexed Term, nor on any Indexed Anniversary Date on or after November 22, 2021.
**This Indexed Account is currently available for new Contractowners. For existing Contractowners this Indexed Account will be available on or about July 5, 2022, subject to state availability.
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S& P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE
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CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES
4 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
5 The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
6 The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.
The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no
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obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.
THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell® 2000 Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM.
Nasdaq-100 Index (NDX). The Nasdaq-100 Index includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market based on market capitalization.
First Trust American Leadership Index (FTUSLDRS). The First Trust American Leadership Index provides exposure to a selection of U.S. stocks, including companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry. Specifically, the First Trust American Leadership Index provides exposure to U.S. companies driving growth and profitability through internet products and services. The level of the First Trust American Leadership Index incorporates an embedded 0.65% annual fee. The fee is not related to the annuity.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. Indexed Terms of 1, 3 or 6 years are available. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your contract. This is the Indexed Anniversary Date for the life of your contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year or 3-Year Indexed
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Segment, as long as the 1-Year or 3-Year Indexed Segment begins on the Indexed Anniversary Date for your contract. If you have more than one 3-Year or 6-Year Term Indexed Segment in effect at any time, Indexed Terms of the same term length must have the same Start Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting and Protection Methods. Different Crediting Methods and protection methods are available for your Indexed Account and are listed in the chart below. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
These are the Crediting Methods available when the index performance is positive (or flat for the Performance Trigger Rate):
Performance Cap without Annual Locks	You receive all positive index performance up to the Performance Cap rate at the end of the term.
Performance Trigger Rate	You receive the Performance Trigger Rate, if the index performance is zero or positive at the end of the term.
Performance Cap with Annual Locks	An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date. You receive all positive index performance up to the Performance Cap each year of the Indexed Term.

These are the downside protection methods available when the index performance is negative:
Protection Level	The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Floor Protection (no longer available)	The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, Lincoln Life will absorb the additional loss.

Indexed Segments with Performance Caps and Without Annual Locks. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment with Performance Caps and without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance
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Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Cap	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2023	+7%	10%	+7%	$100,000	$107,000
1/8/2024	+12%	10%	+10%	$107,000	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment.
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new contracts or for other contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Trigger Rates. The Performance Trigger Rate will not change during the Indexed Term.
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The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change in the Index Value is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 6/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
6/1/2023	+2%	+5%	+5%	$100,000	$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new contracts or for other contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segment with Performance Caps with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as without Annual Locks (see discussion above), except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of the Performance Rate on each Indexed Anniversary Dates performance, as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the changes in value times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes
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the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Indexed Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the applicable Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with Annual Locks with a 10% annual Performance Cap and 10% Protection Level
Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000
Indexed Segment Anniversary	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2023	+7%	+7%	$7,000	$107,000
1/8/2024	+12%	+10%	$10,700	$117,700
1/8/2025	-13%	-3%	-$3,531	$114,169
1/8/2026	-5%	0%	$0	$114,169
1/8/2027	+5%	+5%	$5,708	$119,877
1/8/2028	+17%	+10%	$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculation applies. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Depending on market conditions, Performance Caps on subsequent 6-year Indexed Terms may be higher or lower than the initial Performance Cap.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Indexed Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
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Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(The Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,298
Index Value percentage change = -3% ((1,298 – 1,333)/1,333)
Indexed Segment Maturity Value = $95,000 ($95,000 - $0)
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
Floor Protections. Indexed Accounts with Floor Protections are no longer available. A Floor Protection is the maximum amount of negative index performance that may be applied to an Indexed Segment if you hold until the End Date of the Segment. If the negative index performance is greater than the Floor Protection your Performance Rate is equal to the negative index performance. If the negative index performance is less than or equal to the Floor Protection your Performance Rate is equal to the Floor Protection. Any negative index performance in excess of the Floor Protection will not reduce your investment in the Indexed Accounts.
For example:
Indexed Term Segment Start Date = 1/8/2023
Indexed Account = 1-Year S&P 500 with a -10% Floor Protection
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment loss = $10,000 (-10% x $100,000)
Indexed Segment Maturity Value = $90,000 ($100,000 - $10,000)
Your Contract Value is not impacted by the loss beyond the -10% Floor Protection
The following year assuming you chose a new 1-Year Segment with a -10% Floor Protection:
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $90,000
Indexed Term Segment End Date = 1/8/2024
Index Value percentage change = -3%
Indexed Segment loss = $2,700 (-3% x $90,000)
Indexed Segment Maturity Value = $87,300 ($90,000 - $2,700)
Your Contract Value is impacted by the negative index performance up to the -10% Floor Protection and in this case the negative index performance was -3%.
Crediting Method Considerations. You should choose a Crediting Method that is consistent with your risk tolerance and investment objectives.
•	If you choose an Indexed Segment with a Performance Cap, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date could be less than the actual index performance. If the actual index performance is greater than the Performance Cap, your Performance Rate will be lower, possibly significantly lower, than the actual index return.
•	If you choose an Indexed Segment with a Performance Trigger Rate, and there is positive performance, the Performance Rate on the Indexed Segment End Date, could be lower, possibly significantly lower, that the actual index return.
•	If you choose an Indexed Segment with an Annual Lock, and there is positive performance, the Performance Rate on the Indexed Segment End Date could be less than the actual index performance.
Protection Method Considerations. You should choose a protection method that is consistent with your risk tolerance and investment objectives.
•	If you select an Indexed Segment with a Protection Level of a certain percentage and there is a negative index performance, we absorb the first portion of a negative performance up to the stated percentage and you bear the risk of loss after your chosen Protection Level.
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•	If you previously selected an Indexed Segment with a Floor Protection and there is a negative index performance, you absorb the first portion of loss and we absorb the risk of loss beyond the Floor Protection. The Floor Protection method is no longer available.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps and Performance Trigger Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level or Floor Protection as the Indexed Segment in which they were previously invested and with the currently applicable Performance Cap or Performance Trigger Rate. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any applicable surrender charge, premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix B of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or protection method on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or protection method will not change due to the substitution of an index during the Indexed Term.
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If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or protection method, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP PIMCO Low Duration Bond Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.
Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
Descriptions of the Funds
Information regarding each fund, including (1) its name, (2) its type or investment objective, (3) its investment adviser and any sub-investment adviser, (4) current expenses, and (5) performance is available in Appendix A: Funds Available Under the Contract. Each fund has issued a prospectus that contains more detailed information about the fund. Paper or electronic copies of the fund prospectuses may be obtained by contacting our Home Office or visiting www.lfg.com/VAprospectus.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.30%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, all of the funds offered as part of this Contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Selection of the Funds
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager’s reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us.
As noted above, a factor we may consider during the initial selection process is whether the fund (or an affiliate, investment adviser or distributor of the fund) being evaluated is an affiliate of ours and whether we are compensated for providing administrative, marketing, and/or support services that would otherwise be provided by the fund, its investment adviser or its distributor.
Some funds pay us significantly more than others and the amount we receive may be substantial. We often receive more revenue from an affiliated fund than one that is not affiliated with us. These factors give us an incentive to select a fund that yields more revenue, and this is often an affiliated fund.
We may also consider the ability of the fund to help manage volatility and our risks associated with the guarantees we provide under the Contract and under optional riders.
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We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets.
Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria. Certain funds offered as part of this contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the Contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
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•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.
Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that more Contractowners than expected will qualify for waivers of the surrender charge;
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. For example, the surrender charge collected (if applicable) may not fully cover all of the sales and distribution expenses actually incurred by us. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	1.30%*
Account Value Death Benefit	1.10%*
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
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Surrender Charge
A surrender charge applies (except as described below) to surrenders and withdrawals of Purchase Payments that have been invested for the period below. The surrender charge is calculated separately for each Purchase Payment. The contract anniversary is the annually occurring date beginning with the effective date of the Contract. For example, if the effective date of your Contract is January 2nd, your contract anniversary would be on January 2nd of each subsequent year.
	Number of contract anniversaries since Purchase Payment was invested
	0	1	2	3	4	5	6
Surrender charge as a percentage of the surrendered or withdrawn Purchase Payments	7%	7%	6%	5%	4%	3%	0%
A surrender charge does not apply to:
•	A surrender or withdrawal of a Purchase Payment beyond the sixth anniversary since the Purchase Payment was invested;
•	Withdrawals of Contract Value during a Contract Year to the extent that the total Contract Value withdrawn during the current Contract Year does not exceed the free amount. The free amount is equal to the greater of 10% of the current Contract Value or 10% of the total Purchase Payments (this does not apply upon surrender of the Contract);
•	Purchase Payments used in the calculation of the initial benefit payment to be made under an Annuity Payout option (other than the i4LIFE® Indexed Advantage option);
•	A surrender or withdrawal of any Purchase Payments, as a result of permanent and total disability of the Contractowner as defined in Section 22(e)(3) of the tax code, if the disability occurred after the effective date of the Contract and before the 65th birthday of the Contractowner. For contracts issued in the state of New Jersey, a different definition of permanent and total disability applies;;
•	A surviving spouse, at the time he or she assumes ownership of the Contract as a result of the death of the original owner (however, the surrender charge schedule of the original Contract will continue to apply to the spouse's Contract);
•	A surrender or withdrawal of any Purchase Payments, as a result of the admittance of the Contractowner to an accredited nursing home or equivalent health care facility, where the admittance into the facility occurs after the effective date of the Contract and the owner has been confined for at least 90 consecutive days;
•	A surrender or withdrawal of any Purchase Payments as a result of the diagnosis of a terminal illness of the Contractowner. Diagnosis of a terminal illness must be after the effective date of the contract and results in a life expectancy of less than one year as determined by a qualified professional medical practitioner;
•	A surrender of the Contract as a result of the death of the Contractowner or Annuitant;
•	Purchase Payments when used in the calculation of the initial Account Value under i4LIFE® Indexed Advantage;
•	Periodic Income Payments made under i4LIFE® Indexed Advantage or periodic payments made under any Annuity Payout option made available by us; or
•	A surrender of the Contract or a withdrawal of Contract Value from contracts issued to Selling Group Individuals;
For purposes of calculating the surrender charge on withdrawals, we assume that:
1.	The free amount will be withdrawn from Purchase Payments on a first in-first out (“FIFO”) basis.
2.	Prior to the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) until exhausted; then
•	from earnings until exhausted.
3.	On or after the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) to which a surrender charge no longer applies until exhausted; then
•	from earnings until exhausted; then
•	from Purchase Payments (on a FIFO basis) to which a surrender charge still applies until exhausted.
We apply the surrender charge as a percentage of Purchase Payments, which means that you would pay the same surrender charge at the time of surrender regardless of whether your Contract Value has increased or decreased. The surrender charge is calculated separately for each Purchase Payment. The surrender charges associated with surrender or withdrawal are paid to us to compensate us for the loss we experience on contract distribution costs when Contractowners surrender or withdraw before distribution costs have been recovered.
There are charges associated with the surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are
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deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
If the Contractowner is a corporation or other non-individual (non-natural person), the Annuitant or joint Annuitant will be considered the Contractowner or joint owner for purposes of determining when a surrender charge does not apply.
Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 1.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your broker-dealer and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The Contracts
Purchase of Contracts
If you wish to purchase a Contract, you must apply for it through a financial professional authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by our
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legally authorized officers. The Contract is then sent to you either directly or through your financial professional. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 86. The oldest of the Contractowner, joint owner, and Annuitant must be under age 76 to elect the Guarantee of Principal Death Benefit. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract and/or a new surrender charge period may be imposed with the purchase of, or transfer into, this Contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your financial professional and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your financial professional about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
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These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.
Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your financial professional in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your financial professional will generally not be processed until they are received from your financial professional’s broker-dealer. Purchase Payments submitted to us by your financial professional through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your financial professional prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your financial professional after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Performance Cap or Performance Trigger Rate, and the Protection Level or Floor Protection for your elected Indexed Account that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30 day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
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2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.
The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your financial professional’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
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Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
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In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.
Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive
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a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
There may be surrender charges associated with surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge. See Charges and Other Deductions.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.
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Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Account Value Death Benefit	Provides a Death Benefit equal to the Contract Value.	• 1.10% (as a percentage of Contract Value invested in the Subaccounts)	• Poor investment performance could significantly reduce the benefit. • Withdrawals could significantly reduce the benefit.
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 1.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.
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If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment. No additional Death Benefit is provided. For example, assume an initial deposit into the Contract of $10,000. The Contract Value increases and equals $12,000 on the Valuation Date the Death Benefit is approved. The amount of Death Benefit paid equals $12,000.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the Contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the Contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.
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If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
Additional Services
These additional services may be available to you under your Contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to
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Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges. Withdrawals from Indexed Accounts will be at Interim Value. See Charges and Other Deductions – Surrender Charge and Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
We reserve the right to discontinue any or all of these administrative services at any time.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your financial professional regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age 95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:
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Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
Periodic Income Payments are not subject to any applicable surrender charges. For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).
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The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segment(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).
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The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals (surrender charges for example) and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and
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2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your financial professional may recommend that you annuitize at an earlier age.
The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.
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You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;
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•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender. If we surrender your Contract, we will not assess any surrender charge. Surrenders from the Indexed Accounts will be calculated using the Interim Value.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.
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This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders and Death Benefits that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this Contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (“Financial Industry Regulatory Authority”). The Principal Underwriter has entered into selling agreements with The Principal Underwriter has also entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You should ask your financial professional how the broker-dealer will be compensated for the sale of the Contract to you, or for any alternative proposal that may have been presented to you. You should take such compensation into account when considering and evaluating any recommendation made to you in connection with the purchase of a Contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to Unaffiliated Selling Firms. The Principal Underwriter pays commissions to all Selling Firms. The maximum commission the Principal Underwriter pays to Selling Firms is 3.50% of Purchase Payments. Some Selling Firms may elect to receive a lower commission when a Purchase Payment is made along with an earlier quarterly payment based on Contract Value for so long as the Contract’s Selling Firm remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to Selling Firms is 3.50% of annuitized value and/or ongoing annual compensation of up to 0.40% of annuity value or statutory reserves. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts.
LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to registered representatives; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their registered representatives; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their registered representatives with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm receives lower levels of or no additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of
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the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
We pay a licensing fee to FTIS in the amount of 0.045%, and we pay an education and support fee in the amount of 0.150% to First Trust Portfolios L.P. in connection with the First Trust American Leadership Index. These fees are based on the average monthly value of the amount invested in the First Trust American Leadership Indexed Accounts. These payments are not charged directly to Contractowners but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and
•	Certain contracts used in connection with structured settlement agreements.
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Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.
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•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.
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Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age 70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.
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Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences,
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including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.
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Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.
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A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020, record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.
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After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.
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Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
High total return (including income and capital gains) consistent with preservation of capital over the long term.	American Funds Asset Allocation Fund - Class 4	0.80%	14.84%	11.43%	11.13%
Growth of capital.	American Funds Growth Fund - Class 4	0.85%	21.68%	25.12%	19.44%
High total investment return.	BlackRock Global Allocation V.I. Fund - Class III This fund will be substituted with the LVIP BlackRock Global Allocation Fund on or about June 3, 2022. Consult your registered representative.	1.00%[2]	6.42%	9.71%	7.68%
Long-term growth of capital.	Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.86%	25.31%	13.32%	13.00%
To provide total return by allocating among dividend-paying stocks and investment grade bonds.	First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I6,	1.19%	12.25%	9.54%	N/A
Long-term capital appreciation; preservation of capital is also an important consideration.	Franklin Rising Dividends VIP Fund - Class 4	0.98%	26.63%	16.69%	14.28%
To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.	Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares5, This fund is not available in contracts issued on or after June 21, 2021.	0.60%	28.88%	15.14%	14.91%
To maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.	JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.79%[2]	-1.66%	3.32%	2.72%
High total investment return.	LVIP BlackRock Global Allocation Fund - Service Class This fund will be available on or about June 3, 2022. Consult your financial professional.	0.98%[2]	7.31%	N/A	N/A
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
Capital Appreciation.	LVIP MFS Value Fund - Service Class	0.87%[2]	25.15%	12.04%	13.21%
To seek a high level of current income consistent with preservation of capital.	LVIP PIMCO Low Duration Bond Fund - Service Class	0.75%[2]	-0.89%	1.66%	N/A
A-1

Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.	LVIP SSGA International Index Fund - Service Class	0.62%[2]	10.78%	9.13%	7.45%
To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.	LVIP SSGA S&P 500 Index Fund - Service Class[4]	0.48%	28.10%	17.89%	15.98%
To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.	LVIP SSGA Small-Cap Index Fund - Service Class	0.63%[2]	14.27%	11.28%	12.48%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, Ivy Variable Insurance Portfolios, Ivy Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S& P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.
[5]	Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
[6]	Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
A-2

Appendix B – Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps and no Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Interim Value for Indexed Segment(s) with Performance Caps and Annual Locks
The Interim Value of an Indexed Segment is equal to (A) not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G x H)) where:
B-1

F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base.The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
If the market observable spread of investments grade U.S. Corporate Bonds are no longer available, or are discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap or Performance Trigger Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your financial professional.
2.	Fair Value of Replicating Portfolio of Options - We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Performance Trigger Rate and Protection Level or Floor Protection at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level or Floor Protection level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the-money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with no Annual Lock with Performance Cap rates and Protection Levels, the replicating portfolio of options is equal to: A minus B minus C.
B-2

For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with no Annual Lock with Performance Cap rates and Floor Protection, the replicating portfolio of options is equal to: A minus B plus C minus E.
For each Segment with Performance Triggers and Floor Protection, the replicating portfolios of options is equal to: D plus C minus E.
For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.
The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation (including the potential for resets of each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate — We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	Part B depends on the type of Crediting Method and places an upper limit on the performance crediting during the Indexed Term.
B-3

Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels, and without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	11.25%	100%	100%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(202)	$(202)	$(223)
A. Sum of 1 + 2	$796	$796	$738
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$796	$796	$738

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(29)	$(29)	$(57)
A. Sum of 1 + 2	$969	$969	$904
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$969	$969	$904

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$99	$201	$197
A. Sum of 1 + 2	$1,097	$1,199	$1,158
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,199	$1,158

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$108	$398	$343
A. Sum of 1 + 2	$1,106	$1,396	$1,304
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,396	$1,208

B-4

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, without an Annual Lock, and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection	-10%	-10%
Performance Cap	5%	5%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(86)	$(77)
A. Sum of 1 + 2	$910	$916
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$910	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(27)
A. Sum of 1 + 2	$965	$966
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$965	$966

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$28	$21
A. Sum of 1 + 2	$1,024	$1,014
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,024	$1,014

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$39	$32
A. Sum of 1 + 2	$1,035	$1,025
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,029	$1,017

B-5

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Performance Trigger Rate	9.50%	9.50%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Floor Protection.
B-6

	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection	-10%	-10%
Performance Trigger Rate	4.75%	4.75%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(85)	$(77)
A. Sum of 1 + 2	$911	$916
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$911	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(29)
A. Sum of 1 + 2	$965	$964
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$965	$964

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$23	$15
A. Sum of 1 + 2	$1,019	$1,008
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,019	$1,008

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$34	$27
A. Sum of 1 + 2	$1,030	$1,020
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,028	$1,016

B-7

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000217813

Prospectus 9

Lincoln Level Advantage® Access Individual Variable and Index-Linked Annuity Contracts
Lincoln Life Variable Annuity Account N
May 1, 2022
Home Office:
The Lincoln National Life Insurance Company
1301 South Harrison Street
Fort Wayne, IN 46802
www.LincolnFinancial.com
1-877-737-6872
This prospectus describes an individual flexible premium variable and index-linked deferred annuity contract issued by The Lincoln National Life Insurance Company (Lincoln Life or Company).
This Contract can be purchased as either a nonqualified annuity or qualified retirement annuity under Section 408 (IRAs) or 408A (Roth IRAs) of the tax code. Generally, you do not pay federal income tax on the Contract's growth until it is paid out. You receive tax deferral for an IRA whether or not the funds are invested in an annuity contract. Further, if your Contract is a Roth IRA, you generally will not pay income tax on a distribution, provided certain conditions are met. Therefore, there should be reasons other than tax deferral for purchasing a qualified annuity contract. We offer other types of annuity contracts that may offer different investment options, features, and optional benefits. You should carefully consider whether or not this Contract is the best product for you.
The Contract is designed to accumulate Contract Value and to provide retirement income over a certain period of time or for life subject to certain conditions. The benefits offered under this Contract may be a variable or index-linked amount or both. This Contract also offers a Death Benefit payable upon the death of the Contractowner or Annuitant. This prospectus is used by both new purchasers and current Contractowners.
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
The state in which your Contract is issued will govern whether or not certain features, riders, restrictions, limitations, charges and fees will apply to your Contract. All material state variations are discussed in this prospectus, however, non-material variations may not be discussed. You should refer to your Contract regarding state-specific features. Please check with your registered representative regarding availability.
If you are a new investor in the Contract, you may cancel your Contract within ten days of receiving it without paying fees or penalties. In some states, and under certain scenarios, this free look or cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract Value. You should review this prospectus and consult with your registered representative for additional information about the specific cancellation terms that may apply.
The minimum initial Purchase Payment for the Contract is $25,000. Additional Purchase Payments may be made to the Contract, subject to certain restrictions, and must be at least $100 per payment ($25 if transmitted electronically), and at least $300 annually. We reserve the right to limit, restrict, or suspend Purchase Payments made to the Contract upon advance written notice. Purchase Payments and Contract Value may be allocated to the Indexed Accounts only on the initial Start Date or Indexed Anniversary Date and must be at least $2,000.
You choose whether to invest in one or more Subaccounts, in one or more index-linked accounts, or both (together, the “Investment Options”).
You invest in the index-linked portion of the Contract by choosing one or more of the available Indexed Accounts. Indexed Accounts are established for either 1-, 3-, or 6-year terms, and the return on these accounts at the end of the term is based in part on the performance of a specified index. Any gain for each Indexed Segment at the end of a term depends on which Crediting Method you choose and is determined in part using (i) a specified Performance Cap, which is the highest Performance Rate that we will credit (ii) a specified percentage of positive performance based on a Participation Rate, (iii) a Performance Trigger Rate that provides a specified rate of return if the performance of the index is zero or positive or (iv) a Spread Rate, which is deducted from positive performance. Any loss for each Indexed Segment at the end of an Indexed Term is provided by either Protection Level or Floor Protection. If you choose the Protection Level, your Contract Value will not be impacted by any loss up to the applicable Protection Level that you choose if you hold for the length of the term. With the Floor Protection, your Contract Value will not be impacted by any negative index performance in excess of the Floor Level if you hold for the length of the term.

An Interim Value for each Indexed Segment is calculated each Valuation Date prior to the last day of the term in the event you take a withdrawal prior to the last day of the term. The Interim Value calculation is not based on the value of the index. This means that you could have a negative performance, even if the Index Value has increased. Your risk of loss may be greater if you make a withdrawal prior to the end of an Indexed Term because of the surrender charges and adjustments associated with that withdrawal. Such loss can occur even if an index has risen in value.
The Indexed Accounts of the Contract are supported by the assets of a non-registered, non-insulated separate account of the Company which has been established to support the Company’s obligations with respect to the Indexed Accounts. The Indexed Accounts are not invested in any underlying fund. We do not guarantee how any of the Indexed Accounts will perform. There is a risk of loss of your investment because you agree to absorb all losses in excess of the level of protection you selected for Indexed Accounts with Protection Level. With Floor Protection, if there is a negative index performance, you will absorb the first portion of loss, and we absorb the risk beyond the Floor Protection.
Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a registered representative about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon his or her financial situation and objectives. We do not guarantee that an Indexed Account option will always be available. Amounts paid to you from the Indexed Accounts are subject to our credit worthiness and claims paying ability.
Refer to the Risk Factors section beginning on page 13 of this prospectus for more information.
All Purchase Payments allocated to the variable portion of the Contract will be placed in Lincoln Life Variable Annuity Account N (Variable Annuity Account [VAA]). The VAA is a segregated investment account of Lincoln Life. You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Contract’s variable options (“Subaccounts”), which, in turn, invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, it goes down. How much it goes up or down depends on the performance of the Subaccounts you select. We do not guarantee how any of the Subaccounts or their funds will perform. Also, neither the U.S. Government nor any federal agency insures or guarantees your investment in the Contract. The Contracts are not bank deposits and are not endorsed by any bank or government agency.
All prospectuses and other shareholder reports, will be made available on www.lfg.com/VAprospectus. If you wish to receive future shareholder reports in paper, free of charge, please call us at 1-877-737-6872, send an email request to CustServSupportTeam@lfg.com, or contact your registered representative. Your election to receive reports in paper will apply to all funds available under your Contract. This prospectus gives you information about the Contract that you should know before you decide to buy a Contract and make a Purchase Payment. You should also review the prospectus for the funds and keep all prospectuses for future reference.
Neither the SEC nor any state securities commission has approved this Contract or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available online at Investor.gov.

Special Terms
In this prospectus, the following terms have the indicated meanings:
Access Period—Under i4LIFE® Indexed Advantage, a defined period of time during which we make Periodic Income Payments to you while you still have access to your Account Value. This means that you may make withdrawals, surrender the Contract, and have a Death Benefit.
Account or Variable Annuity Account (VAA)—The segregated investment account, Account N, into which we set aside and invest the assets for the Subaccounts offered in this prospectus.
Account Value—Under i4LIFE® Indexed Advantage, the Account Value on a Valuation Date equals the total value of all the Contractowner’s Accumulation Units plus the Contractowner’s value in the Indexed Segments and the Periodic Income Payment Account, if any.
Accumulation Unit—A measure used to calculate the assets in the Subaccounts before the Annuity Commencement Date and to calculate the variable side of the i4LIFE® Indexed Advantage Account Value during the Access Period.
Annuitant—The person upon whose life the annuity benefit payments are based, and upon whose death a Death Benefit may be paid.
Annuity Commencement Date—The Valuation Date when funds are withdrawn or converted into Annuity Units or fixed dollar payout for payment of retirement income benefits under the Annuity Payout option you select (other than i4LIFE® Indexed Advantage).
Annuity Payout—A regularly scheduled payment (under any of the available annuity options) that occurs after the Annuity Commencement Date (or the i4LIFE® Indexed Advantage effective date if applicable). Payments may be variable or index-linked under i4LIFE® Indexed Advantage or variable and/or fixed under other options.
Annuity Unit—A measure used to calculate the amount of Annuity Payouts for the variable side of the contract after the Annuity Commencement Date.
Beneficiary—The person you choose to receive any Death Benefit paid if you die before the Annuity Commencement Date.
Contract—The variable and index-linked annuity contract you have entered into with Lincoln Life.
Contractowner (you, your, owner)—The person who can exercise the rights within the Contract (decides on investment allocations, transfers, payout option, designates the Beneficiary, etc.). Usually, but not always, the Contractowner is the Annuitant.
Contract Value (may be referred to as Account Value in marketing materials)—At any given time before the Annuity Commencement Date, the total value of any allocations in the Subaccounts, the Indexed Segments, and the transfer account, if any.
Contract Year—Each 12-month period starting with the effective date of the Contract and starting with each contract anniversary after that.
Crediting Method—The method used in determining the Performance Rate for an Indexed Segment. There are several Cred-
iting Methods including Performance Cap, Participation Rate, Performance Trigger Rate, and Spread Rate.
Death Benefit—Before the Annuity Commencement Date, the amount payable to your designated Beneficiary if the Contractowner dies. As an alternative, the Contractowner may receive a Death Benefit on the death of the Annuitant prior to the Annuity Commencement Date.
End Date—The last day of the Indexed Term.
Floor Protection—The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, the Company will absorb the additional loss.
Good Order—The actual receipt at our Home Office of the requested transaction in writing or by other means we accept, along with all information and supporting legal documentation necessary to complete the transaction. The forms we provide will identify the necessary documentation. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirements at any time.
Index Value—The published closing value of an index on a Valuation Date. If an Index Value is not published for a particular day, we will use the closing Index Value on the next Valuation Date it is published.
Indexed Account—An Investment Option that provides a return based, in part, on the performance of an index.
Indexed Anniversary Date—The same calendar day, each calendar year, as the day you first invested in an Indexed Segment.
Indexed Crediting Base—An amount used in the calculation of the performance return and the Interim Value for an Indexed Segment.
Indexed Segment or Segment—The specific Indexed Account option(s) selected by a Contractowner for allocations of Purchase Payments or transfer of Contract Value.
Indexed Term—The period of time during which Contract Value is invested in a particular Indexed Segment.
Interim Value—Your Contract Value for an Indexed Segment during an Indexed Term. The Interim Value is a calculated value and is used in the event that a withdrawal, Death Benefit payment, transfer, annuitization, or surrender occurs at any time other than the Start Date or End Date of an Indexed Term.
Investment Option—The term used to include both the Subaccounts and the Indexed Accounts.
Lifetime Income Period—Under i4LIFE® Indexed Advantage, the period of time following the Access Period during which we make Periodic Income Payments to you for the rest of your life (and Secondary Life, if applicable). During the Lifetime Income Period, you will no longer have access to your Account Value or receive a Death Benefit.
Lincoln Life (we, us, our, Company)—The Lincoln National Life Insurance Company.
Participation Rate—The rate used to determine the Performance Rate for an Indexed Segment at the end of an Indexed

Term for any positive index performance. A different Participation Rate may be declared for each Indexed Segment and for each Death Benefit type.
Performance Cap or Cap—The highest Performance Rate that can be credited to an Indexed Segment over a specified period of time. A different Cap may be declared for each Indexed Segment and for each Death Benefit type.
Performance Rate—A rate of return for an Indexed Segment based on the performance of an index over a specified period of time, adjusted for the applicable Protection Level or Floor Protection and subject to the Crediting Method, depending on the Indexed Account you choose.
Performance Trigger Rate— The rate used to determine the Performance Rate for an Indexed Segment at the end of the Indexed Term if there is a zero or positive index performance. A different Trigger Rate may be declared for each Indexed Segment and for each Death Benefit type.
Periodic Income Payments—The amounts paid under i4LIFE® Indexed Advantage.
Periodic Income Payment Account—The account from which the Periodic Income Payments will be paid under i4LIFE® Indexed Advantage.
Protection Level—The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Purchase Payments—Amounts paid into the Contract.
Rider Year—Under i4LIFE® Indexed Advantage, the 12-month period starting with the effective date of the rider and starting with each anniversary of the rider effective date after that.
Secondary Life—Under i4LIFE® Indexed Advantage, the person designated by the Contractowner upon whose life the annuity payments will also be contingent.
Segment Maturity Value—The value of an Indexed Segment on the End Date after adjustment for the Performance Rate.
Selling Group Individuals—A Contractowner who meets one of the following criteria at the time of the contract purchase and who purchases the Contract without the assistance of a registered representative under contract with us:
•	Employees and registered representatives of any member of the selling group (broker-dealers who have selling agreements with us for this product) and their spouses and minor children.
•	Officers, directors, trustees or bona-fide full-time employees, retirees, and their spouses and minor children of Lincoln Financial Group or any of the investment advisers of the funds currently being offered, or their affiliated or managed companies.
Spread Rate—The rate used, in part, to determine the Performance Rate for an Indexed Segment at the end of an Indexed Term for any positive index performance. A different Spread Rate may be declared for each Indexed Segment and for each Death Benefit type.
Start Date—The Valuation Date on which the Indexed Segment begins.
Subaccount—Each portion of the VAA that reflects investments in Accumulation and Annuity Units of a class of a particular fund available under the contracts. There is a separate Subaccount which corresponds to each class of a fund.
Valuation Date—Each day the New York Stock Exchange (NYSE) is open for trading.
Valuation Period—The period starting at the close of trading (normally 4:00 p.m. New York time) on each day that the NYSE is open for trading (Valuation Date) and ending at the close of such trading on the next Valuation Date.

Important Information You Should Consider About the Lincoln Level Advantage® Access Variable and Index-linked Annuity Contract
	FEES AND EXPENSES			Location in Prospectus
Charges for Early Withdrawals	If you make a withdrawal in excess of the free withdrawal amount before the 6th anniversary since your last Purchase Payment, you may be assessed a surrender charge of up to 7% of the amount withdrawn, declining to 0% over that time period. For example, if you make a withdrawal of $100,000 during the first year after your Purchase Payment, you could be assessed a charge of up to $7,000 on the Purchase Payment withdrawn.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
Transaction Charges	None, other than surrender charges.			• Charges and Other Deductions
Ongoing Fees and Expenses (annual charges)	Minimum and Maximum Annual Fee Table. The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			• Fee Tables • Examples • Charges and Other Deductions – Surrender Charge
	Annual Fee	Minimum	Maximum
	Base Contract – Account Value Death Benefit	1.11%[1]	1.11%[1]
	Base Contract – Guarantee of Principal Death Benefit	1.31%[1]	1.31%[1]
	Fund Fees and Expenses	0.48%[1]	1.52%[1]
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.40%[2]	0.40%[2]
1As a percentage of average Account Value in the underlying funds. These fees are not applied against Contract Value invested in the Indexed Accounts.
1As a percentage of average Account Value in the Subaccounts and the Indexed Accounts.
Lowest and Highest Annual Cost Table. Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.
	Lowest Annual Cost: $1,879	Highest Annual Cost: $3,522
	Assumes:	Assumes:
• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Least expensive fund fees and expenses
• No optional benefits
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals	• Investment of $100,000 (to the Subaccounts only)
• 5% annual appreciation
• Most expensive combination of optional benefits, fund fees and expenses
• No surrender charges
• No additional Purchase Payments, transfers, or withdrawals

	RISKS	Location in Prospectus
Risk of Loss	• You can lose money by investing in the VAA portion of this Contract (the Subaccounts), including loss of principal.
• You will lose money for all losses in excess of the Protection Level or up to the Floor Protection you choose.
	• An Interim Value is calculated if an early withdrawal is taken. This Interim Value formula may result in a loss even if the Index Value at the of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.	• Principal Risks • Investments of the Variable Annuity Account
Not a Short-Term Investment	• This Contract is not designed for short-term investing and may not be appropriate for the investor who needs access to cash.
	• Withdrawals may result in surrender charges. If you take a withdrawal, any surrender charge will reduce the value of your Contract or the amount of money that you actually receive.	• Principal Risks • Surrender and Withdrawals • Fee Tables • Charges and Other Deductions
Risks Associated with Investment Options	• An investment in this Contract is subject to the risk of poor investment performance of the Investment Options you choose. Performance can vary depending on the performance of the Investment Options available under the Contract.
• Each Investment Option has its own unique risks.
	• You should review the Investment Options before making an investment decision.	• Principal Risks • Investments of the Variable Annuity Account
Insurance Company Risks	• An investment in the Contract is subject to the risks related to us. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you. More information about Lincoln Life, including our financial strength ratings, is available upon request by calling 1-877-737-6872 or visiting www.LincolnFinancial.com.	• Principal Risks
	RESTRICTIONS	Location in Prospectus
Investments	• The frequency of transfers between investment options is restricted. There are also restrictions on the minimum amount that may be transferred from a variable option.
	• We reserve the right to remove or substitute any Subaccounts or Indexed Accounts as Investment Options that are available under the Contract.	• Principal Risks • Investments of the Variable Annuity Account
Optional Benefits	• i4LIFE® Indexed Advantage: A minimum level of Contract Value is required to elect.
• Only available with Indexed Accounts with 1-year Indexed Terms.
	• Must be elected at the time of issue or on any indexed anniversary date.	• The Contracts
	TAXES	Location in Prospectus
Tax Implications	• Consult with a tax professional to determine the tax implications of an investment in and payments received under this Contract.
• If you purchase the Contract through a tax-qualified plan or IRA, you do not get any additional tax deferral under the Contract.
	• Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59½.	• Federal Tax Matters

	CONFLICTS OF INTEREST	Location in Prospectus
Investment Professional Compensation	• Your registered representative may receive compensation for selling this Contract to you, both in the form of commissions and because we may share the revenue it earns on this Contract with the professional’s firm. (Your investment professional may be your broker, investment adviser, insurance agent, or someone else).
	• This potential conflict of interest may influence your investment professional to recommend this Contract over another investment.	• Distribution of the Contracts • Principal Risks
Exchanges	• If you already own a contract, some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing contract.	• The Contracts - Replacement of Existing Insurance
Overview of the Contract
Purpose of the Contract
The Lincoln Level Advantage® Access variable and index-linked annuity contract is designed to accumulate Contract Value and to provide income over a certain period of time or for life, subject to certain conditions. The Contract can supplement your retirement income by providing a stream of income payments during the payout phase. The benefits offered under the Contract may be a variable or fixed amount, if available, or a combination of both. The Contract also offers a Death Benefit payable to your designated Beneficiaries upon the death of the Contractowner or Annuitant.
This Contract may be appropriate if you have a long-term investment horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading. See Surrenders and Withdrawals.
Phases of the Contract
Your Contract has two phases: (1) an accumulation (savings) phase, prior to the Annuity Commencement Date; and (2) a payout (income) phase, after the Annuity Commencement Date.
Accumulation (Savings) Phase. To help you accumulate assets during the accumulation phase, you can invest your payments and earnings in:
•	The Indexed Accounts available under the Contract, each of which has its own Indexed Term, Contract Value, Crediting Method, and Protection Level.
•	The Subaccounts available under the Contract, each of which has an underlying mutual fund with its own investment objective, strategies, and risks; investment adviser(s); expense ratio; and performance history.
The available Indexed Accounts are listed under Investments of the Indexed Accounts. A list of Subaccounts in which you currently can invest is provided in an Appendix. Please see Appendix A: Funds Available Under the Contract.
Annuity (Income) Phase. You can elect to annuitize your Contract and turn your Contract Value into a stream of income payments (sometimes called Annuity Payouts), at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the funds that you choose.
If you annuitize, your investments will be converted to income payments and you may no longer be able to choose to make withdrawals from your Contract. All benefits (including guaranteed minimum Death Benefits and living benefits) terminate upon annuitization.
Primary Features and Options of the Contract
Accessing your money. During the Accumulation Phase you can surrender the Contract or withdraw part of the Contract Value. If you withdraw early, you may have to pay a surrender charge, an Interest Adjustment may apply and/or you may incur a tax penalty if you are younger than 59½.
Tax treatment. You can transfer money between Investment Options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you take a withdrawal or surrender; (2) you receive an income payment from the Contract; or (3) upon payment of a Death Benefit.
Death Benefits. Your Contract includes a Death Benefit that will be paid upon the death of either the Contractowner or the Annuitant.
Other Benefits. For an additional fee, you may be able to purchase i4LIFE® Indexed Advantage, an optional Annuity Payout rider.

Additional Services. The additional services listed below are available under the Contract for no additional charge (unless otherwise indicated).
•	Automatic Withdrawal Service. Allows you to automatically take periodic withdrawals from your Contract.
•	Portfolio Rebalancing. Allows you to automatically reallocate your money among Subaccounts on a periodic basis based on your instructions.

Fee Tables
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract Specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you surrender or make withdrawals from the Contract. State premium taxes may also be deducted.
TRANSACTION EXPENSES
Surrender charge (as a percentage of Purchase Payments surrendered/withdrawn):[1]	7.00%
[1]	The surrender charge percentage is reduced over a 6-year period at the following rates: 7%, 7%, 6%, 5%, 4%, 3%. We may reduce or waive this charge in certain situations. See Charges and Other Deductions – Surrender Charge.

The following table describes the fees and expenses that you will pay each year during the time that you own the Contract, not including fund fees and expenses. If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
ANNUAL CONTRACT EXPENSES
Base Contract Expenses (as a percentage of average Contract Value in the Subaccounts)[1,2]
Account Value Death Benefit	1.10%
Guarantee of Principal Death Benefit	1.30%
Optional Benefit Expenses
i4LIFE® Indexed Advantage:[3]
Guaranteed Maximum and Current Annual Charge	0.40%
[1]	The base contract expense is 1.10% after the Annuity Commencement Date. These expenses do not apply to Contract Value invested in the Indexed Accounts.
[2]	Each base contract expense includes an administrative charge of 0.10%.
[3]	The i4LIFE® Indexed Advantage charge will be deducted from Contract Value to the Subaccounts and the Indexed Accounts on each rider anniversary. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information. During the Lifetime Income Period, the mortality and expense risk and administrative charge for the variable payments will be 1.50%.

The next table shows the minimum and maximum total annual operating expenses charged by the funds that you may pay periodically during the time that you own the Contract. The expenses are for the year ended December 31, 2021. A complete list of funds available under the Contract, including their annual expenses, may be found in an appendix to this prospectus. See Appendix A: Funds Available Under the Contract.
Annual Fund Expenses	Minimum	Maximum
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses before reimbursements.	0.48%	1.52%
Expenses that are deducted from the fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses after any waivers or expense reimbursements.[1]	0.48%	1.19%
[1]	Any expense waivers or reimbursements will remain in effect until at least April 30, 2023, and can only be terminated early with approval by the fund’s board of directors. These expenses do not apply to Contract Value invested in the Indexed Accounts.

EXAMPLES
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, contract fees, annual contract expenses, and fund fees and expenses. The Examples have been calculated using the fees and expenses of the funds prior to the application of any contractual waivers and/or reimbursements, and assumes that no money was invested in the Indexed Accounts.
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that i4LIFE® Indexed Advantage with the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$10,249	$15,920	$20,832	$35,215
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$3,249	$9,920	$16,832	$35,215
The Example assumes that you invest $100,000 in the Subaccounts for the time periods indicated. The Example also assumes that your investment has a 5% return each year, the maximum fees and expenses of any of the funds, and that the Guarantee of Principal Death Benefit is in effect. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
1) If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$9,851	$14,740	$18,888	$31,472
2) If you annuitize or do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years
$2,851	$8,740	$14,888	$31,472
For more information, see Charges and Other Deductions in this prospectus, and the prospectus for the funds. Premium taxes may also apply, although they do not appear in the examples. Different fees and expenses not reflected in the examples may be imposed during a period in which Annuity Payouts are made. See Annuity Payouts. These examples should not be considered a representation of past or future expenses. Actual expenses may be more or less than those shown.

Summary of Questions Related to the Indexed Accounts
What are Indexed Accounts? The Indexed Accounts provide a return, in part, based on the performance of an index you select. The return may be positive or negative and is called the Performance Rate. The Performance Rate is a rate of return for an Indexed Segment based on the performance of an index over a period of time, adjusted for the Protection Level or Floor Protection and subject to the Performance Cap, Participation Rate, Performance Trigger Rate, and Spread Rate. You may allocate all or a portion of your Purchase Payments into one or more Indexed Segments of Indexed Accounts. Each Indexed Segment has its own Indexed Term, Contract Value, Crediting Method and Protection Level. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection it provides, and whether or not the calculation includes an Annual Lock. Indexed Accounts with Floor Protection are no longer available for new Contractowners. For existing Contractowners, these Indexed Accounts will no longer be available at the end of your current Indexed Term.
Indexed Accounts may offer different levels of downside protection which you should consider when determining which Indexed Account to choose. You should consider the length of time you want to invest in an Indexed Account as there are different term lengths. Shorter term options may provide you more flexibility. You should also consider the indices you want to track, the type of indexed crediting strategy you want and the Performance Cap, Performance Trigger Rate, Participation Rate or Spread Rate for an Indexed Segment. The Performance Cap, Participation Rate, Performance Trigger Rate or Spread Rate, as applicable, and Protection Level, as applicable, will not change during an Indexed Term. At the end of the Indexed Term, new Indexed Segments will be available, which may have different Performance Caps, Participation Rates, Performance Trigger Rates and Spread Rates, as applicable, and different Protection Levels, as applicable. We will notify you in advance of your Indexed Anniversary Date.
If we do not hear from you by the end of the Indexed Term, we will transfer your Segment Maturity Value into a new Indexed Segment with the same term, index and Protection Level or Floor Protection if available. The Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate in effect at the time for the new Indexed Segment will apply. Subsequent transfers from the new Indexed Segment will be at Interim Value. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund.
You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates, Performance Trigger Rates, and Spread Rates will be provided 5 business days in advance of the Indexed Anniversary Date. To view these rates, log in to your account at LincolnFinancial.com and select Account Reallocation under Account Management. You can also view accounts and rates by visiting www.lfg.com/llarates or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term.
What is the Index-Linked Separate Account? Assets supporting the Indexed Accounts are held in a non-insulated separate account established under Indiana insurance law. These assets are not insulated from the creditors of Lincoln Life. Therefore, the benefits provided under the Indexed Accounts are subject to the claims-paying ability of Lincoln Life.
What Indexes are currently available? The currently offered Indexes are:
•	S&P 500® Index
•	Russell 2000® Price Return Index
•	MSCI EAFE Price Return Index
•	Capital Strength Net Fee IndexSM
•	Nasdaq-100® Index
•	First Trust American Leadership IndexTM
What is the Interim Value? We calculate the Interim Value of your Indexed Segments each Valuation Date. This calculation is based on a formula and may not correspond to the current performance of the index you selected. This formula includes the value of derivatives at the time of the calculation of the Interim Value. The derivatives replicate what the performance credited would be based on the performance of the index to the end of the Indexed Segment. Your Contract Value for Indexed Segments during the Indexed Term will equal the Interim Value. This means that the Contract Value in the Segments available for withdrawals, surrenders, transfers, annuitizations, and Death Benefit payments during an Indexed Term will be at the Interim Value. This Interim Value formula may result in a loss even if the Index Value at the time of the withdrawal is higher than the Index Value at the beginning of the Indexed Term.
Can the available Indexed Accounts and indices change over the life of the Contract? We reserve the right to add or withdraw Indexed Accounts at any time. If you are invested in an Indexed Segment, it will not be withdrawn from your Contract until the end of the Indexed Term. There is no guarantee that an Indexed Account with the same Protection Level or Floor Protection will be available or that a particular index will be available in the future. If an index is discontinued or substantially changed during a Segment Term, we reserve the right to select an alternative index and we will notify you of such change. This may impact the calculation of your Segment Maturity Value and your future Interim Value.

Risk Factors
This section describes potential risks associated with the Contract.
General Risks
1.	We reserve the right, within the law, to make certain changes to the structure and operation of the VAA or Indexed Accounts at our discretion and without your consent. We reserve the right to limit Purchase Payments into the Contract. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. We may add to or delete Indexed Accounts currently available. We do not guarantee that an Indexed Account option will always be available.
2.	An investment in the Contract is subject to the risks related to us, Lincoln Life. Any obligations, guarantees, or benefits of the Contract are subject to our claims-paying ability. If we experience financial distress, we may not be able to meet our obligations to you.
3.	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral and long-term income also mean that the Contract is more beneficial to investors with a long time investment horizon.
4.	Your receipt of a Death Benefit over and above the amounts invested in the VAA is based on the claims paying ability and credit worthiness of Lincoln Life.
5.	You should carefully consider the risks associated with taking a withdrawal or surrender under the Contract. If you take a withdrawal or surrender the Contract, any applicable surrender charges will reduce the value of your Contract or the amount of money that you ultimately receive. The proceeds of your withdrawal or surrender may be subject to ordinary income taxes, including a tax penalty if you are younger than age 59½.
6.	Your ability to make additional Purchase Payments may be restricted under the Contract, depending on the version of the Contract that you own, the optional benefits that you have elected, and other factors. You must obtain our approval for Purchase Payments totaling $2 million or more. This amount takes into consideration the total purchase payments for all existing Lincoln Level AdvantageSM contracts for the same owner, joint owner, or annuitant. We reserve the right to further limit, restrict or suspend the ability to make additional Purchase Payments under the Contract.
7.	Annuity Payouts will fluctuate with the performance of the Subaccounts.
8.	You may incur a surrender charge upon the surrender or withdrawal of Contract Value. See Charges and Other Deductions – Surrender Charge.
9.	We rely heavily on interconnected computer systems and digital data to conduct our annuity products business. Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyber-attacks affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate Accumulation Unit value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. Cyber security risks may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your Contract to lose value. There can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.
In addition to cyber security risks, we are exposed to risks related to natural and man-made disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as COVID-19), could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. Even if our employees and the employees of our service providers are able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from Contractowners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate accumulation unit values, or have other possible negative impacts. There can be no assurance that we or our service providers will be able to successfully avoid negative impacts associated with natural and man-made disasters and catastrophes.

Risks of Investing in the Indexed Accounts
1.	There is a risk of loss of your investment in the Indexed Segments since the performance tracks a market index. You are responsible for all losses in excess of the Protection Level or up to the Floor Protection you choose. The Protection Level or Floor Protection exists for the full term of the Indexed Segment including Segments with Annual Locks. Each time you move into a new Indexed Segment, you may have a new Protection Level or Floor Protection and are subject to the same risk of loss as described above. There is also a risk of loss upon an early withdrawal. For Annual Lock accounts, since the gain or loss is established each year, losses can accumulate so that you could actually lose more than the amount in excess of the Protection Level percent. Losses you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the Protection Level. For example, if you chose a 10% Protection Level and if loss occurred during each Annual Lock period for the remainder of the term, you could lose more than 90% of your principal in an Annual Lock account.
2.	Gains in your Indexed Segments are limited by any applicable Performance Cap, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Performance Cap exists for the full term of the Indexed Segment. The Performance Cap rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Generally, Indexed Segments with greater Protection Levels or Floor Protection have lower Performance Caps. Performance Caps for new Segments will be declared 5 business days in advance of the beginning of a Segment.
3.	Gains in your Indexed Segments may be limited by any applicable Participation Rate, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. If the Participation Rate is less than 100%, the increase in your Segment Value will never reflect the entire corresponding performance in the applicable index over the Indexed Term. The Participation Rate exists for the full term of the Indexed Segment. The Participation Rate may be lower for Contracts with the Guarantee of Principal Death Benefit. Participation Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
4.	Gains in your Indexed Segments are limited by any applicable Performance Trigger Rate. If the performance of the index is zero or positive, a specified rate is used to determine the Segment Maturity Value. The Performance Trigger Rate may be lower than the actual performance of the index, which means that your return may be lower than if you had invested directly in a fund based on the applicable index. The Performance Trigger Rate applies for the full term on the Indexed Segment. Generally, Indexed Segments with greater Protection Levels or Floor Protection, have lower Performance Trigger Rates. The Performance Trigger Rate may be lower for Contracts with Guarantee of Principal Death Benefit. Performance Trigger Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
5.	Gains in your Indexed Segments are limited by any applicable Spread Rate. If the performance of the index is positive, the performance of the Indexed Account will be reduced by the Spread Rate, which means that your return could be lower than if you had invested directly in a fund based on the applicable index. The Spread Rate applies for the full term on the Indexed Segment. The Spread Rate may be higher for Contracts with the Guarantee of Principal Death Benefit. Spread Rates for new Segments will be declared 5 business days in advance of the beginning of a Segment.
6.	To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be less than if you had held the Indexed Segment for the full Indexed Term. It also means that you could have a negative performance, even if the value of the index has increased during the calculation period. All withdrawals from the Indexed Segment, including Death Benefits paid during the Indexed Term, will be based on the Interim Value.
7.	If you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause an immediate reduction to your Indexed Crediting Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Indexed Segment Maturity Value at the end of the Indexed Term. Once your Indexed Crediting Base is reduced due to a withdrawal during any Indexed Term, you cannot increase it during the remainder of the Indexed Term.
8.	For Indexed Accounts without an Annual Lock, the indexed performance credited to your Indexed Segment is determined on the last day of the Indexed Term. It is not affected by the price of the index on any date in between the effective date of the Indexed Account and the End Date of the Indexed Term. Annual Lock accounts are not affected by index prices between the Annual Lock anniversaries.
9.	We may change the index on a particular Indexed Account if the index is discontinued or if we feel the index is no longer appropriate. This change may occur in the middle of an Indexed Segment and this change may impact how your Indexed Segment performance and Interim Value are calculated. See the Discontinuance or Substitution of an Index section later in the prospectus for more information.
10.	The available Indexed Accounts with applicable Crediting Methods, Protection Levels, and Floor Protection will vary over time. Before investing in a new Indexed Segment, you should determine exactly what Indexed Accounts, Protection Levels, Floor Protections, and Crediting Methods are available to you. There is no guarantee that an Indexed Account will be available in the future.

You risk the possibility that you would find declared caps and rates unacceptable, so you should make sure the Segment(s) you select is appropriate for your investment goals.
11.	The risks associated with the currently available indices are as follows:
•	Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Additional risks for specific indices are as follows:
•	S&P 500® Index: This index is comprised of equity securities issued by large-capitalization U.S. companies. In general large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	Russell 2000® Price Return Index: Compared to mid-and large-capitalization companies, small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid.
•	MSCI EAFE Price Return Index: International investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
•	Capital Strength Net Fee IndexSM: This index has fewer stocks than broad based indices; therefore, the risk is spread between fewer equity securities. This index may not track other large cap indices.
•	Nasdaq-100 Index®: This large-cap growth index is comprised of 100 of the largest domestic and international non-financial companies listed on the NASDAQ Stock Market based on market capitalization. This index is comprised of industries such as technology, consumer services, and health care. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
•	First Trust American Leadership IndexTM: In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of smaller companies, especially during periods of economic expansion.
12.	If we do not receive investment instructions from you by the end of an Indexed Term, we will invest your Segment Maturity Value in a new Indexed Segment with the same term, index, and Protection Level or Floor Protection, if available. The Crediting Method in effect at the time for new Indexed Segments will apply. The Crediting Method for the new Indexed Segment could be less advantageous than the current Segment Term. If the same type of Indexed Segment is not available, your Segment Maturity Value will be moved to the LVIP PIMCO Low Duration Bond Fund. If your Contract Value has been invested in a new Segment and you wish to withdraw your investment, the Contract Value for that Segment will equal the Interim Value.
13.	You will not have voting rights or rights to receive cash dividends or other rights that shareholders who invest in mutual funds based on these indices would have.
14.	Your receipt of funds invested in the Indexed Segments is based on the claims paying ability of Lincoln Life. You have no ownership rights in the underlying securities. The assets backing the Indexed Accounts are not segregated from other business of Lincoln Life.
15.	The only available annuitization option for the Indexed Accounts is i4LIFE® Indexed Advantage, which has an additional charge.
Risks of Investing in the Subaccounts
1.	You take all the investment risk on the Contract Value and the retirement income for amounts placed into one or more of the Subaccounts, which invest in corresponding underlying funds. If the Subaccounts you select make money, your Contract Value goes up; if they lose money, your Contract Value goes down. How much it goes up or down depends on the performance of the Subaccounts you select.
2.	The dollar amount of the charge for certain optional Death Benefits may increase as your Contract Value increases.
3.	Certain classes of funds are subject to risk factors as outlined below:
a. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
b. Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that

Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
4.	Your ability to transfer amounts between Investment Options is subject to restrictions. You are generally restricted to no more than 12 transfers per Contract Year. There are also restrictions on the minimum amount that may be transferred from a variable option.
5.	You are subject to the risk that we may increase certain contract fees and charges, and that underlying fund expenses may increase.
6.	Some of the underlying funds have reserved the right to temporarily or permanently refuse payments or transfer requests received from us, especially in cases of suspected market timing. To the extent permitted by applicable law, we, in turn, reserve the right to defer or reject your transfer request at any time we are unable to redeem shares of an underlying fund.
Financial Statements
The December 31, 2021 financial statements of the VAA and the December 31, 2021 consolidated financial statements of Lincoln Life are located in the Statement of Additional Information (SAI). The SAI is part of the registration statement filed on Form N-4. If you would like a free copy of the SAI, complete and mail the request on the last page of this prospectus, or call 1-877-737-6872.
Investments of the Indexed Accounts
The Contract offers several Indexed Accounts which provide a rate of return based in part on the performance of an index you select. This is the Performance Rate, and it may be positive or negative. An Indexed Account is defined by the index tracked, the length of the term, the Crediting Method, the Protection Level or Floor Protection level it provides, and whether or not it includes an Annual Lock.
You may allocate all or a portion of your Purchase Payments into one or more Indexed Accounts. The minimum allocation to an Indexed Account is $2,000; there is no maximum allocation limit. Additional Purchase Payments to an Indexed Account are not allowed during an Indexed Term. A new Indexed Segment is established upon an allocation to an Indexed Segment. Each Indexed Segment has its own:
•	Start Date
•	Crediting Base
•	Performance Rate
•	Performance Cap
•	Participation Rate
•	Spread Rate
•	Performance Trigger Rate
•	Contract Value
•	End Date
At this time, the available Indexed Accounts are:
Indexed Accounts with Performance Caps Rates:
1-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap(1), 10% Protection
S&P 500® Cap, 15% Protection
S&P 500® Cap, 20% Protection
Russell 2000® Cap(2), 10% Protection
MSCI EAFE Cap(4), 10% Protection
Nasdaq-100® Cap(5), 15% Protection
First Trust American Leadership IndexTM Cap(6), 10% Protection**
First Trust American Leadership IndexTM Cap, 15% Protection**
6-Year Performance Cap Indexed Accounts with Protection Level
S&P 500® Cap, 10% Protection
S&P 500® Cap, 20% Protection
S&P 500® Cap, 30% Protection
Russell 2000® Cap, 10% Protection
Russell 2000® Cap, 20% Protection
Russell 2000® Cap, 30% Protection

Capital Strength Net Fee IndexSM Cap(3), 10% Protection
Capital Strength Net Fee IndexSM Cap, 20% Protection
MSCI EAFE Cap, 10% Protection
First Trust American Leadership IndexTM Cap, 10% Protection**
First Trust American Leadership IndexTM Cap, 20% Protection**
6-Year Performance Cap Annual Lock Indexed Accounts with Protection Level
Annual Lock S&P 500® Cap, 10% Protection
Annual Lock Russell 2000® Cap, 10% Protection
Annual Lock Capital Strength Net Fee IndexSM Cap, 10% Protection
Annual Lock MSCI EAFE Cap, 10% Protection
1-Year Performance Cap Indexed Accounts with Floor Protection
S&P 500® Cap, -10% Floor Protection(
Indexed Accounts with Participation Rates:
3-Year Participation Rate Indexed Accounts with Protection Level
S&P 500® Participation, 10% Protection
Capital Strength Net Fee IndexSM Participation, 10% Protection
First Trust American Leadership IndexTM Participation, 10% Protection
Indexed Accounts with Spread Rates:
6-Year Spread Indexed Accounts with Protection Level
S&P 500® Spread, 15% Protection
Russell 2000® Spread, 15% Protection
Capital Strength Net Fee IndexSM Spread, 15% Protection**
First Trust American Leadership IndexTM Spread, 15% Protection**
Indexed Accounts with Performance Trigger Rates:
1-Year Performance Trigger Rate Indexed Accounts with Protection Level
S&P 500® Performance Trigger, 10% Protection
S&P 500® Performance Trigger, 15% Protection
Nasdaq-100® Performance Trigger, 15% Protection
First Trust American Leadership IndexTM Performance Trigger, 10% Protection
1-Year Performance Trigger Rate Indexed Accounts with Floor Protection
S&P 500® Performance Trigger, -10% Floor Protection*
*This Indexed Account will is no longer available to new Contractowners beginning November 22, 2021. For existing Contractowners, this Indexed Account will no longer be available at the end of your current Indexed Term, nor on any Indexed Anniversary Date on or after November 22, 2021.
**This Indexed Account is currently available for new Contractowners. For existing Contractowners this Indexed Account will be available on or about July 5, 2022, subject to state availability.
1 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Standard & Poor’s®, S&P®, and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Lincoln. It is not possible to invest directly in an index. Lincoln’s Product(s) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Lincoln’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Lincoln’s Product(s) particularly or the ability of the S&P 500® Price Return Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Lincoln with respect to the S&P 500® Price Return Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Price Return Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Lincoln or Lincoln’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Lincoln or the owners of Lincoln’s Product(s) into consideration in determining, composing or calculating the S&P 500® Price Return Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Lincoln’s Product(s) or the timing of the issuance or sale of Lincoln’s Product(s) or in the determination or calculation of the equation by which Lincoln’s Product(s) is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Lincoln’s Product(s). There is no assurance that investment products based on the S&P 500® Price Return Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® PRICE RETURN INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY LINCOLN, OWNERS OF LINCOLN’S PRODUCTS(s), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® PRICE RETURN INDEX OR WITH RESPECT TO ANY DATA

RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND LINCOLN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
2 The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company (“Lincoln”). Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.
3 Capital Strength Net Fee IndexSM. The Product(s) is not sponsored, endorsed, sold or promoted by NASDAQ, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Capital Strength Net Fee Index to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq® and certain trade names of the Corporations and the use of the Capital Strength Net Fee Index which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s). NASDAQ has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Capital Strength Net Fee Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE CAPITAL STRENGTH NET FEE INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE CAPITAL STRENGTH NET FEE INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
4 THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LINCOLN NATIONAL LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
5 The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index®, to track general stock market performance. The Corporations' only relationship to The Lincoln National Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR

IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
6 The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product.
The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ®, NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product.
The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. The Companies make no representation or warranty, express or implied, to the owners of any product based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, or to any member of the public regarding the advisability of investing in securities generally or in products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index particularly, or the ability of the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index to track general stock market performance. The Companies’ only relationship to Licensee is in the licensing of the certain trademarks, trade names, and service marks and the use of the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Indices, which are determined, composed and calculated without regard to Licensee or the Product. The Companies have no obligation to take the needs of Licensee, or the owners of the Product, or the sponsors or owners of products based on the FTIS Index, Dow Index, Nasdaq Indices or Riskalyze Index into consideration when determining, composing, or calculating the FTIS Index, Dow lndex, Nasdaq Indices, and Riskalyze Index. The Companies are not responsible for and have not participated in the determination or calculation of the Product. There is no assurances from the Companies that products based on the FTIS Index, Dow lndex, Nasdaq Indices, or Riskalyze Index will accurately track index performance or provide positive investment returns. The Companies are not investment advisors. Inclusion of a security or financial instrument within an index is not a recommendation by the Companies to buy, sell, or hold such security or financial instrument, nor is it considered to be investment advice.
THE COMPANIES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, COMPLETENESS, AND/OR UNINTERRUPTED CALCULATION OF THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION WITH RESPECT THERETO, INCLUDING, ORAL, WRITTEN, OR ELECTRONIC COMMUNICATIONS. THE COMPANIES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS IN THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX. THE COMPANIES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY OWNERS OF THE PRODUCT OR OF PRODUCTS BASED ON THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR BY ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FTIS INDEX, DOW INDEX, NASDAQ INDICES, OR RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. THE COMPANIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRODUCT, FTIS INDEX, DOW INDEX, NASDAQ INDICES, RISKALYZE INDEX, OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE COMPANIES BE SUBJECT TO ANY DAMAGES OR HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN LICENSEE AND THE COMPANIES.
Indices. Each Indexed Account references an index that determines the performance of its associated Indexed Segments. These indices are not funds; they are unmanaged and are not available for direct investment. We currently offer Indexed Accounts based on the performance of the following securities indices:
S&P 500® Price Return Index (SPX). The S&P 500® Index is comprised of 500 stocks considered representative of the overall market.
Russell 2000® Price Return Index (RTY). The Russell 2000® Index measures the performance of the 2,000 smallest companies in the Russell 3000® Index. It is considered representative of small capitalization stocks. The prices of small company stocks generally are more volatile than those of large company stocks.
MSCI EAFE Price Return Index (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East.
Capital Strength Net Fee IndexSM (NQCAPSTNF). The Index is comprised of 50 securities selected based on cash on hand, debt ratios and volatility. The Capital Strength Price Return IndexSM will be reduced by 0.65% to result in the Capital Strength Net Fee IndexSM.
Nasdaq-100® Index (NDX). The Nasdaq-100® Index includes 100 of the largest domestic and international non-financial securities listed on the NASDAQ Stock Market based on market capitalization.
First Trust American Leadership IndexTM (FTUSLDRS). The First Trust American Leadership IndexTM provides exposure to a selection of U.S. stocks, including companies with a history of paying and raising dividends and others more growth-oriented, representing the largest and most actively traded U.S. stocks in the internet industry. Specifically, the First Trust American

Leadership Index provides exposure to U.S. companies driving growth and profitability through internet products and services. The level of the First Trust American Leadership IndexTM incorporates an embedded 0.65% annual fee. The fee is not related to the annuity.
The indices used are price indices and do not reflect dividends paid on the underlying stocks. If an index is discontinued or substantially changes (for example if an index sponsor announces that it will make a material change in the formula for or the method of calculating the index or in any other way materially modifies the index), we reserve the right to select an alternative index and we will notify the Contractowner of such changes. In selecting an alternative index we will attempt to approximate the performance of the original index in a commercially reasonable manner in light of relevant market circumstances at the time. Any substitution of an index is subject to approval by the state insurance authorities where the Contract and rider were issued, if required by law. A change to the index in the middle of a Segment may impact the calculation of the Performance Rate for the Segments. When we notify you of a change to the index, we will also state how the change will impact your Performance Rate. Investments in new Segments are available on an Indexed Anniversary Date. If you do not choose to remain in the Segment, you can transfer your Interim Value to a variable Subaccount on any Valuation Date, subject to the limitations discussed in the Transfers on or before the Annuity Commencement Date section of this prospectus.
Indexed Term. The Indexed Term is the specified period of time of a particular Indexed Account. An Indexed Segment begins on the day your money is allocated to an Indexed Segment, called the Start Date. The yearly anniversary of the Start Date of the initial Indexed Segment is the Indexed Anniversary Date of your Contract. This is the Indexed Anniversary Date for the life of your Contract.
You may choose to allocate your Purchase Payments to different Indexed Accounts, but all Indexed Segments must begin on the Indexed Anniversary Date. All future Indexed Terms must begin on the same Indexed Anniversary Date. This means that after the initial Indexed Segment is created, you can only allocate future Purchase Payments or make transfers of Contract Value to Indexed Accounts one time a year. For example, you may start a 6-Year Segment, and two years later, you can start a 1-Year or 3-Year Indexed Segment, as long as the 1-Year or 3-Year Indexed Segment begins on the Indexed Anniversary Date for your Contract. If you have more than one 3-Year or 6-Year Term Indexed Segment in effect at any time, Indexed Terms of the same term length must have the same Start Date.
Lincoln reserves the right to make additional Indexed Account options available or to withdraw currently available Indexed Account options in the future.
Indexed Contract Value. For each Indexed Segment the daily value is determined as follows:
a. On the Start Date of the Indexed Segment, the value of the Indexed Segment equals the initial Indexed Crediting Base. The initial Indexed Crediting Base is the amount of Purchase Payment or Contract Value allocated to the Indexed Segment.
b. On each Valuation Date during the Indexed Term, the value of the Indexed Segment equals the Interim Value.
c. On the last date of the Indexed Term, called the End Date, the value of the Indexed Segment equals the Indexed Segment Maturity Value.
Crediting and Protection Methods. Different Crediting Methods and protection methods are available for your Indexed Account and are listed in the chart below. Any performance earned is credited to or amounts for any loss are deducted from an Indexed Segment only upon the End Date of an Indexed Term. If the End Date is not a Valuation Date, then the amount will be credited or deducted on the next Business Day.
These are the Crediting Methods available when the index performance is positive (or flat for the Performance Trigger Rate):
Performance Cap without Annual Locks	You receive all positive index performance up to the Performance Cap at the end of the term.
Participation Rate	You receive an amount equal to the Participation Rate times the positive index performance at the end of the term.
Performance Trigger Rate	You receive the Performance Trigger Rate, if the index performance is zero or positive at the end of the term.
Spread Rate	You receive all positive index performance above the Spread Rate at the end of the term.

These are the Crediting Methods available when the index performance is positive (or flat for the Performance Trigger Rate):
Performance Cap with Annual Locks	An Indexed Account with Annual Locks is a multi-year account in which the performance is calculated on each Indexed Anniversary Date, but the performance is not credited to or deducted from the Indexed Segment until the End Date. You receive all positive index performance up to the Performance Cap each year of the Indexed Term.

These are the downside protection methods available when the index performance is negative:
Protection Level	The portion of loss that the Company will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is a risk of loss of principal to the Contractowner.
Floor Protection (no longer available)	The maximum percentage of loss the Contractowner will experience from any negative index performance. If the negative index performance is in excess of the floor level, Lincoln Life will absorb the additional loss.

Indexed Segments with Performance Caps and Without Annual Locks. The Performance Cap is the maximum Performance Rate that can be credited to the Indexed Segment for an Indexed Term for which it is declared. The Performance Cap may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Caps. The Performance Cap will not change during the Indexed Term.
The initial Performance Cap applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Caps than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Cap for each subsequent Indexed Term. If no Performance Cap is declared for an Indexed Term, there is no maximum Performance Rate for that Indexed Term.
For an Indexed Segment with Performance Caps and without Annual Locks, the Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Cap. The Performance Rate can be positive, negative or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If your Indexed Account has a Performance Cap and the percentage change of the Index Value from the Start Date to the End Date is positive and equal to or greater than the Performance Cap, then the Performance Rate equals the Performance Cap. If the percentage change is positive and less than the Performance Cap, the Performance Rate equals the percentage change of the Index Value. If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.
The Performance Rate for Indexed Segments with a 100% Protection Level is zero if the percentage change is negative.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value (described later in the Interim Value section). Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. The Performance Rate is used to determine the value credited after all adjustments. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Cap. The Segment Maturity Value on the End Date is equal to the sum of A plus (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and

B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year with a 10% Performance Cap
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Cap	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2023	+7%	10%	+7%	$100,000	$107,000
1/8/2024	+12%	10%	+10%	$107,000	$117,700

This example assumes that a new 1-Year Indexed Segment was selected in 2023 to show the impact of the Performance Cap. In this example, the Performance Cap did not change for the new Segment.
The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Caps may be higher or lower than the initial Performance Cap. Subsequent Performance Caps may differ from the Performance Cap used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Caps on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Participation Rates. The Participation Rate represents the portion of the index performance that is reflected in the value of the Indexed Segment. The Participation Rate may be equal to, or greater or less than 100%, and may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level. The Participation Rate will not change during the Indexed Term.
The initial Participation Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Participation Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Participation Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Participation Rate and the Protection Level. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value from the Start Date to the End Date is positive, then the Performance Rate equals the Participation Rate multiplied by the percentage change. If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 115% Participation Rate

Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+20%	115%	20% x 115% = 23%	$100,000	$123,000

Example for Indexed Segment with lower declared Participation Rate:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 3-Year with a 95% Participation Rate
Allocation to Indexed Segment = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Participation Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2025	+15%	+95%	15% x 95% = 14.25%	$100,000	$114,250

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Participation Rates may be higher or lower than the initial Participation Rate. Subsequent Participation Rates may differ from the Participation Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Participation Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments With Performance Trigger Rate. The Performance Trigger Rate is a rate of return for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is zero or positive.
The Performance Trigger Rate may vary depending on the Death Benefit option, the index, the Term length, and the Protection Level or Floor Protection. Typically, Indexed Segments with greater Protection Levels or Floor Protections have lower Performance Trigger Rates. The Performance Trigger Rate will not change during the Indexed Term.
The initial Performance Trigger Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have lower Performance Trigger Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Performance Trigger Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level or Floor Protection and subject to the Performance Trigger Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. If the percentage change of the Index Value is greater than or equal to zero on the End Date, the Performance Rate is equal to the Performance Trigger Rate. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If you have a Protection Level and the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level. If you have a Floor Protection and the percentage change in the Index Value is less than zero, then the Performance Rate is equal to the greater of 1) the percentage change in the Index Value or 2) the Floor Protection percentage.

The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate times the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level or Floor Protection), the value of your Indexed Segment is reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Performance Trigger. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 6/1/2022
Indexed Account = 1-Year with a 5% Performance Trigger Rate and 10% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Performance Trigger Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
6/1/2023	+2%	+5%	+5%	$100,000	$105,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on market conditions, subsequent Performance Trigger Rates may be higher or lower than the initial Performance Trigger Rate. Subsequent Performance Trigger Rates may differ from the Performance Trigger Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Performance Trigger Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segments with Spread Rates. The Spread Rate is a rate for an Indexed Segment that we declare at the beginning of the Indexed Term that is used to determine the Segment Maturity Value if the index return for the Indexed Term is positive. The Spread Rate is the portion of index performance that is deducted from the Performance Rate if the index return for the Indexed Term is positive.
The Spread Rate may vary depending on the Death Benefit option that you select. The Spread Rate is declared at the beginning of the Indexed Term, will not change during the Indexed Term, and may differ from the Spread Rate(s) used for other Segments.
The initial Spread Rate applies to the initial Indexed Term. Indexed Segments with a Guarantee of Principal Death Benefit will have higher Spread Rates than Indexed Segments with the Account Value Death Benefit. The Company will declare, at its discretion, a Spread Rate for each subsequent Indexed Term.
The Performance Rate is the percentage change in the Index Value from the Start Date to the End Date, adjusted by the Protection Level and the Spread Rate. The Performance Rate can be positive, negative, or zero. The percentage change in the Index Value is calculated by subtracting the Index Value on the Start Date from the Index Value on the End Date, and the difference is divided by the Index Value on the Start Date. The daily Index Value is posted on the index’s website. If an Index Value is not published for a particular day, we will use the Index Value at the close of the next Valuation Date the index is published.
If the percentage change of the Index Value is greater than the Spread Rate on the End Date, the Performance Rate equals the percentage change of the Index Value minus the Spread Rate. If the percentage change of the Index Value is positive and equal to or less than the Spread Rate, or zero on the End Date, the Performance Rate equals zero.
If the percentage change in the Index Value is less than zero, then the Performance Rate is the lesser of 1) 0%, or 2) the percentage change in the Index Value plus the Protection Level.
The amount credited to or deducted from the Indexed Segment is equal to the Performance Rate multiplied by the Indexed Crediting Base on the End Date. This will be used to determine the Segment Maturity Value as set forth below. The Indexed Crediting Base is the amount that you allocated to the Indexed Segment, less any transfers and withdrawals during the Indexed Term deducted proportionately by the amount that the transfer or withdrawal reduced the Interim Value. Withdrawals include any applicable surrender charge, premium tax or rider charge deductions. If the Performance Rate is positive, the value of your Indexed Segment will increase. If the Performance Rate is negative (after calculation including the Protection Level), the value of your Indexed Segment will be reduced. If the Performance Rate is zero, the value of your Indexed Segment will not change.
The following example assumes a Spread. The Segment Maturity Value on the End Date is equal to the sum of A and (A multiplied by B) where:
A = the Indexed Crediting Base on the End Date and
B = the Performance Rate.
For Example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with a 5% Spread Rate and 15% Protection
Allocation to Indexed Account = $100,000
Indexed Crediting Base = $100,000
			B	A	= A + (A x B)
Indexed Segment Anniversary	Index % Change	Spread Rate	Performance Rate	Indexed Crediting Base on the End Date (Prior to Segment Maturity Value calculation)	Segment Maturity Value
1/8/2029	+100%	+5%	+95%	$100,000	$195,000

The Indexed Crediting Base is used only to calculate the performance of Indexed Accounts on the End Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit.
Depending on the market conditions, subsequent Spread Rates may be higher or lower than the initial Spread Rate. Subsequent Spread Rates may differ from the Spread Rate used for new Contracts or for other Contracts issued at different times. The Company will determine new Spread Rates on a basis that does not discriminate unfairly within any class of contracts.
Indexed Segment with Performance Caps with Annual Locks. For an Indexed Segment with Annual Locks, the Performance Rate will be calculated in the same manner as without Annual Locks (see discussion above), except it will be calculated on each Index Anniversary Date. However, the performance will NOT be credited to or deducted from the Indexed Segment until the End Date of the Indexed Term (at the end of the 6th year). The amount of the performance credited or deducted from the Indexed Segment on the End Date equals the sum of the changes in value on each Indexed Anniversary Date, as adjusted for any withdrawals, transfers, or annuitization. On the first Indexed Anniversary Date, the performance equals the Performance Rate times the Indexed Crediting Base. This performance amount is added to or deducted from the Indexed Crediting Base. This adjusted Indexed Crediting Base becomes the Indexed Crediting Base for the next one-year period. On each Indexed Anniversary Date thereafter, the return for the year is credited to or deducted from the Indexed Crediting Base and the adjusted Indexed Crediting Base carries over for the next one-year period. As a result, a loss you incur in one year will reduce the amount invested for the next year. In a continuing down market, you could lose in excess of the applicable Protection Level. For example, if the Protection Level is 10%, in a continuing down market, you could lose more than 90% of your investment. On the other hand, a gain you incur in one year will increase the Indexed Crediting Base for the next year, upon which future gains (if any) will be calculated. The Segment Maturity Value will equal the value of the Crediting Base on the End Date (after the adjustment for performance on the last Indexed Anniversary Date).
The Indexed Crediting Base is used only to calculate the performance of Indexed Segments on the Indexed Anniversary Date and to calculate the Interim Value. This amount is not available for surrender, withdrawal, transfer, annuitization or as a Death Benefit. In addition to the Indexed Crediting Base adjustment for performance, withdrawals and transfers reduce the Indexed Crediting Base in the same proportion that withdrawals and transfers reduce the Interim Value.
The following example demonstrates the impact of the Performance Cap and Protection Level on an Indexed Account with a 6-Year Annual Lock and assumes no withdrawals have been made.
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 6-Year with Annual Locks with a 10% annual Performance Cap and 10% Protection Level

Allocation to Indexed Segment = $100,000
Indexed Crediting Base at Beginning of Term = $100,000

Indexed Segment Anniversary	Index % Change	Account Performance Rate (adjusted for Cap or Protection Level)	Indexed Segment Performance Amount	Adjusted Indexed Crediting Base/ Anniversary Value
1/8/2023	+7%	+7%	$7,000	$107,000
1/8/2024	+12%	+10%	$10,700	$117,700
1/8/2025	-13%	-3%	-$3,531	$114,169
1/8/2026	-5%	0%	$0	$114,169
1/8/2027	+5%	+5%	$5,708	$119,877
1/8/2028	+17%	+10%	$11,988	$131,865

Note: The Segment Maturity Value is $131,865. The $31,865 (the sum of the values on each Index Anniversary) is not credited to your Contract Value until the end of the 6-year Indexed Term. Until that time, the Interim Value calculation applies. The anniversary amounts are not available to you and are used only for calculation purposes as the Indexed Crediting Base for the next year.
Depending on market conditions, Performance Caps on subsequent 6-year Indexed Terms with Annual Locks may be higher or lower than the initial Performance Cap.
Protection Levels. The Protection Level is the portion of any negative index performance that will not impact your Contract Value if you hold until the End Date of the Segment. Your Contract Value will not be impacted up to the amount of the Protection Level you elect, and, after that, you will be impacted for the remaining portion of the loss. This loss will reduce the amount of your investment (principal) in the Indexed Segments. This Contract offers Indexed Accounts with Protection Levels that protect you against losses of 10% to 100%. If you choose an Indexed Account with a 10% Protection Level, your Contract Value will not be impacted by the first 10% of negative index performance if you stay invested until the End Date of the Segment. Any remaining negative percentage will be absorbed by you. If you choose an Indexed Account with a 100% Protection Level, you will not lose any of your principal allocated to the Indexed Account if you stayed invested until the End Date of the Segment. If an Indexed Account with Annual Locks is selected, the Protection Level is the percentage of the index loss that will not impact your Indexed Crediting Base each year during the Indexed Term.
For example:
Indexed Term Segment Start Date = 1/8/2022
Indexed Account = 1-Year S&P 500 with a 10% Protection Level
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2023
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment Maturity Value = $95,000 ($100,000 - $5,000)
Because your Contract Value is not impacted by the first 10% of the loss, you only experience a 5% loss (-15% Index Value percentage change + 10% Protection Level = 5% loss) or $100,000 * 5.00% = $5,000.
The following year assuming you chose a new 1-Year Segment with a 10% Protection Level:
(The Indexed Segment Maturity Value is used to establish the Indexed Crediting Base for the new Indexed Segment.)
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $95,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,298
Index Value percentage change = -3% ((1,298 – 1,333)/1,333)
Indexed Segment Maturity Value = $95,000 ($95,000 - $0)
Because your Contract Value is not impacted by the first 10% of the loss, you experience no loss of Contract Value for this Segment because the Index Value percentage change was less than the 10% Protection Level.
Floor Protections. Indexed Accounts with Floor Protections are no longer available for new or existing Contractowners, or for renewals of an Indexed Term. A Floor Protection is the maximum amount of negative index performance that may be applied to an Indexed Segment if you hold until the End Date of the Segment. If the negative index performance is greater than the Floor Protection your Performance Rate is equal to the negative index performance. If the negative index performance is less than or equal to the Floor Protection your Performance Rate is equal to the Floor Protection. Any negative index performance in excess of the Floor Protection will not reduce your investment in the Indexed Accounts.
For example:
Indexed Term Segment Start Date = 1/8/2023
Indexed Account = 1-Year S&P 500 with a -10% Floor Protection
Index Value at beginning of term = 1,569
Indexed Crediting Base = $100,000
Indexed Term Segment End Date = 1/8/2024
Index Value at End Date = 1,333
Index Value percentage change = -15% ((1,333 – 1,569) / 1569)
Indexed Segment loss = $10,000 (-10% x $100,000)
Indexed Segment Maturity Value = $90,000 ($100,000 - $10,000)
Your Contract Value is not impacted by the loss beyond the -10% Floor Protection.
The following year assuming you chose a new 1-Year Segment with a -10% Floor Protection:
Indexed Term Segment Start Date = 1/8/2023
Indexed Crediting Base = $90,000
Indexed Term Segment End Date = 1/8/2024
Index Value percentage change = -3%
Indexed Segment loss = $2,700 (-3% x $90,000)
Indexed Segment Maturity Value = $87,300 ($90,000 - $2,700)
Your Contract Value is impacted by the negative index performance up to the -10% Floor Protection and in this case the negative index performance was -3%.
Crediting Method Considerations. You should choose a Crediting Method that is consistent with your risk tolerance and investment objectives.
•	If you choose an Indexed Segment with a Performance Cap, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date could be less than the actual index performance. If the actual index performance is greater than the Performance Cap, your Performance Rate will be lower, possibly significantly lower, than the actual index return.
•	If you choose an Indexed Segment with a Participation Rate, and there is positive performance, the Performance Rate that we apply on the Indexed Segment End Date may be less than, equal to, or greater than the actual index return.
•	If you choose an Indexed Segment with a Performance Trigger Rate, and there is positive performance, the Performance Rate on the Indexed Segment End Date, could be lower, possibly significantly lower, that the actual index return.
•	If you choose an Indexed Segment with a Spread Rate, and there is positive performance, the Performance Rate we apply on the Indexed Segment End Date will be less than the actual index performance. If the positive index performance is less than the Spread Rate, your return will be zero.
•	If you choose an Indexed Segment with an Annual Lock, and there is positive performance, the Performance Rate on the Indexed Segment End Date could be less than the actual index performance.
Protection Method Considerations. You should choose a protection method that is consistent with your risk tolerance and investment objectives.
•	If you select an Indexed Segment with a Protection Level of a certain percentage and there is a negative index performance, we absorb the first portion of a negative performance up to the stated percentage and you bear the risk of loss after your chosen Protection Level.
•	If you previously selected an Indexed Segment with a Floor Protection and there is a negative index performance, you absorb the first portion of loss and we absorb the risk of loss beyond the Floor Protection. The Floor Protection method is no longer available.
Reallocation. You will be notified thirty days prior to each Indexed Anniversary Date regarding the timing of investing in new Indexed Segments. The available Indexed Accounts and applicable Performance Caps, Participation Rates, Performance Trigger Rates, and Spread Rates will be provided 5 business days in advance of the Indexed Anniversary Date on LFG.com/leveladvantage or by calling 1-877-737-6872. If your existing Indexed Segment is at the end of the Indexed Term, you may reallocate the value of the Indexed Segment Maturity Value to any available Indexed Account or variable subaccount as long as the reallocation request is received on or before the end of the Indexed Term. We will hold reallocation instructions for up to 25 calendar days prior to the Indexed Anniversary Date. The reallocation will take place on the Indexed Anniversary Date. If we do not receive a reallocation notice from you, all Indexed Segments that are ending will invest into a new Indexed Segment with the same term, index, and Protection Level or Floor Protection as the Indexed Segment in which they were previously invested and with the currently applicable Performance Cap, Participation Rate,

Performance Trigger Rate, or Spread Rate. If the same type of Indexed Segment is no longer available, the funds will be moved to LVIP PIMCO Low Duration Bond Fund, and will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary Date.
Interim Value. The Interim Value is a daily value we calculate to provide you with a value of your Indexed Segment after the Start Date and before the End Date of an Indexed Term. The Contract Value for an Indexed Segment is equal to the Interim Value on each Valuation Date except the End Date. The Interim Value is used to calculate amounts available for withdrawal, surrender, transfer (including any applicable surrender charge, premium tax or rider charge deductions), annuitization or payment of a death claim for each day during an Indexed Term. The Interim Value also is used to determine how much the Indexed Crediting Base will be reduced after a transfer or withdrawal. See Surrenders and Withdrawals. Once you reach the End Date of the Indexed Term, there is no Interim Value, and the actual performance will be credited to or deducted from your Indexed Segment based on the Performance Rate associated with the Crediting Methods you have chosen. The Interim Value calculation will vary depending on the Indexed Account selected.
The Interim Value calculation is designed to represent the fair value of the Indexed Segment on each Business Day, taking into account the potential gain or loss of the applicable index at the end of the Indexed Term, including the impacts of the Crediting Method you have chosen. The calculation is also designed to reflect the change in fair value due to economic factors, including, but not limited to, the impact of market rates, volatility, and correlation (if applicable) of the investment instruments supporting the Contract. The Interim Value is based on this calculation and not the actual value of any underlying investments or the current value of any index.
The specifics of the Interim Value calculation are in Appendix B of this prospectus.
Refer to the Surrender and Withdrawal section for information about the Interim Value and how surrenders or withdrawals are calculated.
Discontinuation or Substitution of an Index. We have the right to discontinue or substitute an existing index for a comparable index prior to the Indexed Segment End Date for reasons, such as, but not limited to:
•	An index is discontinued;
•	We are engaged in a contractual dispute with the index provider;
•	We determine that our use of an index should be discontinued because, for example, changes to the index make it impractical or expensive to purchase securities or derivatives to hedge the index;
•	There is a substantial change in the calculation of an index, resulting in significantly different values and performance; or
•	A legal reason we cannot offer the index.
Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing index, there is risk that the performance of the new index may not be as good as the performance of the existing index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. If we substitute an index, we will notify you at least 30 days in advance of the substitution.
We would attempt to choose a new index that has a similar investment objective and risk profile to the original index. The selection criteria for a suitable alternative index includes, but is not limited to, the following:
•	There is a sufficiently large market in exchange traded and/or over-the-counter options, futures and similar derivative instruments based on the index to allow the company to hedge crediting rates;
•	The index is recognized as a broad-based index for the relevant market;
•	We can offer the same Crediting Method or protection method on the substitute index; and
•	The publisher of the index permits the use of the index in the Contract and other materials for a reasonable fee.
If we substitute an index during an Indexed Term, we will combine the return of the replaced index from the Indexed Start Date to the substitution date with the return of the new index from the substitution date to the end of the Indexed Term. The Indexed Term, and all applicable rates for the affected Indexed Segment, including the Crediting Method or protection method will not change due to the substitution of an index during the Indexed Term.
If an index is discontinued and a similar index cannot be found or if we cannot offer the same Crediting Method or protection method, the Indexed Segment will end and the Interim Value on the Valuation Date the index is discontinued will be used. Lincoln will automatically move the funds to the LVIP PIMCO Low Duration Bond Fund, and the funds will not be eligible for allocation into an Indexed Account until the next Indexed Anniversary.

Investments of the Variable Annuity Account
You decide the Subaccount(s) to which you allocate Purchase Payments. There is a separate Subaccount which corresponds to each class of each fund. You may change your allocation without penalty or charges. Shares of the funds will be sold at net asset value with no initial sales charge to the VAA in order to fund the contracts. The funds are required to redeem fund shares at net asset value upon our request.
Descriptions of the Funds
Information regarding each fund, including (1) its name, (2) its type or investment objective, (3) its investment adviser and any sub-investment adviser, (4) current expenses, and (5) performance is available in Appendix A: Funds Available Under the Contract. Each fund has issued a prospectus that contains more detailed information about the fund. Paper or electronic copies of the fund prospectuses may be obtained by contacting our Home Office or visiting www.lfg.com/VAprospectus.
Certain Payments We Receive with Regard to the Funds
We (and/or our affiliates) incur expenses in promoting, marketing, and administering the contracts and the underlying funds. With respect to a fund, including affiliated funds, the adviser and/or distributor, or an affiliate thereof, may make payments to us (or an affiliate) for certain services we provide on behalf of the funds. Such services include, but are not limited to, recordkeeping; aggregating and processing purchase and redemption orders; providing Contractowners with statements showing their interests within the funds; processing dividend payments; providing subaccounting services; and forwarding shareholder communications, such as proxies, shareholder reports, tax notices, and printing and delivering prospectuses and updates to Contractowners. It is anticipated that such payments will be based on a percentage of assets of the particular fund attributable to the contracts along with certain other variable contracts issued or administered by us (or an affiliate). These percentages are negotiated and vary with each fund. Some advisers and/or distributors may pay us significantly more than other advisors and/or distributors and the amount we receive may be substantial. These percentages currently range up to 0.30%, and as of the date of this prospectus, we were receiving payments from most fund families. We (or our affiliates) may profit from these payments. These payments may be derived, in whole or in part, from the investment advisory fee deducted from fund assets. Contractowners, through their indirect investment in the funds, bear the costs of these investment advisory fees (see the funds' prospectuses for more information). Additionally, a fund's adviser and/or distributor or its affiliates may provide us with certain services that assist us in the distribution of the contracts and may pay us and/or certain affiliates amounts for marketing programs and sales support, as well as amounts to participate in training and sales meetings.
In addition to the payments described above, all of the funds offered as part of this Contract make payments to us under their distribution plans (12b-1 plans) for the marketing and distribution of fund shares. The payment rates range up to 0.35% based on the amount of assets invested in those funds. Payments made out of the assets of the fund will reduce the amount of assets that otherwise would be available for investment, and will reduce the fund's investment return. The dollar amount of future asset-based fees is not predictable because these fees are a percentage of the fund's average net assets, which can fluctuate over time. If, however, the value of the fund goes up, then so would the payment to us (or our affiliates). Conversely, if the value of the funds goes down, payments to us or our affiliates would decrease.
Selection of the Funds
We select the funds offered through the contract based on several factors, including, without limitation, asset class coverage, the strength of the manager’s reputation and tenure, brand recognition, performance, the capability and qualification of each sponsoring investment firm, and whether the fund is affiliated with us.
As noted above, a factor we may consider during the initial selection process is whether the fund (or an affiliate, investment adviser or distributor of the fund) being evaluated is an affiliate of ours and whether we are compensated for providing administrative, marketing, and/or support services that would otherwise be provided by the fund, its investment adviser or its distributor.
Some funds pay us significantly more than others and the amount we receive may be substantial. We often receive more revenue from an affiliated fund than one that is not affiliated with us. These factors give us an incentive to select a fund that yields more revenue, and this is often an affiliated fund.
We may also consider the ability of the fund to help manage volatility and our risks associated with the guarantees we provide under the Contract and under optional riders.
We review each fund periodically after it is selected. We reserve the right to remove a fund or restrict allocation of additional Purchase Payments to a fund if we determine the fund no longer meets one or more of the factors and/or if the fund has not attracted significant Contractowner assets.
Finally, when we develop a variable annuity product in cooperation with a fund family or distributor (e.g., a “private label” product), we generally will include funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from our selection criteria. Certain funds offered as part of this Contract have similar investment objectives and policies to other portfolios managed by the adviser. The investment results of the funds, however, may be higher or lower than the other portfolios that are managed by the adviser or sub-adviser. There can be no assurance, and no representation is made, that the investment results of any of the funds will be comparable to the investment results of any other portfolio managed by the adviser or sub-adviser, if applicable.
Certain funds invest their assets in other funds. As a result, you will pay fees and expenses at both fund levels. This will reduce your investment return. These arrangements are referred to as funds of funds or master-feeder funds, which may have higher expenses than funds that invest directly in debt or equity securities. An adviser affiliated with us manages some of the available funds of funds. Our affiliates may promote the benefits of such funds to Contractowners and/or suggest that Contractowners consider whether allocating some or all of their Contract Value to such portfolios is consistent with their desired investment objectives. In doing so, we may be subject to conflicts of interest insofar as we may derive greater revenues from the affiliated fund of funds than certain other funds available to you under your Contract.
Fund Shares
We will purchase shares of the funds at net asset value and direct them to the appropriate Subaccounts of the VAA. We will redeem sufficient shares of the appropriate funds to pay Annuity Payouts, Death Benefits, surrender/withdrawal proceeds or for other purposes described in the Contract. If you want to transfer all or part of your investment from one Subaccount to another, we may redeem shares held in the first Subaccount and purchase shares of the other. Redeemed shares are retired, but they may be reissued later.
Shares of the funds are not sold directly to the general public. They are sold to us, and may be sold to other insurance companies, for investment of the assets of the Subaccounts established by those insurance companies to fund variable annuity and variable life insurance contracts.
Reinvestment of Dividends and Capital Gain Distributions
All dividends and capital gain distributions of the funds are automatically reinvested in shares of the distributing funds at their net asset value on the date of distribution. Dividends are not paid out to Contractowners as additional units, but are reflected as changes in unit values.
Addition, Deletion or Substitution of Investments
We reserve the right, within the law, to make certain changes to the structure and operation of the VAA at our discretion and without your consent. We may add, delete, or substitute funds for all Contractowners or only for certain classes of Contractowners. New or substitute funds may have different fees and expenses, and may only be offered to certain classes of Contractowners.
Substitutions may be made with respect to existing investments or the investment of future Purchase Payments, or both. In the event of a substitution, the Contract Value allocated to the existing fund will be allocated to the substitute fund. Any future allocations to the substitute fund will automatically be allocated according to the instructions we have on file for you unless otherwise instructed by you. If we don’t have instructions from you on file, your Purchase Payments will be allocated to the substitute fund.
We may close Subaccounts to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion. The funds, which sell their shares to the Subaccounts pursuant to participation agreements, also may terminate these agreements and discontinue offering their shares to the Subaccounts. In the event of a fund closure, any Contract Value you have invested in the closed fund will remain in that fund until you transfer it elsewhere. Any future allocation to the closed fund will be allocated in accordance with the instructions we have on file for you unless you instruct us otherwise.
In addition, a Subaccount may become unavailable due to the liquidation of its underlying fund portfolio. To the extent permitted by applicable law, upon notice to you and unless you otherwise instruct us, we will re-allocate any Contract Value in the liquidated fund to the money market subaccount. Any future allocations to the liquidated fund will automatically be allocated according to the instructions we have on file for you unless you instruct us otherwise.
From time to time, certain underlying funds may merge with other funds. If a merger of an underlying fund occurs, the Contract Value allocated to the existing fund will be merged into the surviving underlying fund. Any future allocations, including future Purchase Payments, to the merged fund will automatically be allocated to the surviving underlying fund unless you instruct us otherwise.
We may also:
•	remove, combine, or add Subaccounts and make the new Subaccounts available to you at our discretion;
•	transfer assets supporting the contracts from one Subaccount to another or from the VAA to another separate account;
•	combine the VAA with other separate accounts and/or create new separate accounts;
•	deregister the VAA under the 1940 Act; and
•	operate the VAA as a management investment company under the 1940 Act or as any other form permitted by law.
We may modify the provisions of the contracts to reflect changes to the Subaccounts and the VAA and to comply with applicable law. We will not make any changes without any necessary approval by the SEC. We will also provide you written notice.

Charges and Other Deductions
We will deduct the charges described below to cover our costs and expenses, services provided and risks assumed under the contracts. We incur certain costs and expenses for the distribution and administration of the contracts and for providing the benefits payable thereunder.
Our administrative services include:
•	processing applications for and issuing contracts;
•	processing purchases and redemptions of fund shares and from Indexed Accounts as required (including portfolio rebalancing, and automatic withdrawal services if available – See Additional Services and the SAI for more information on these programs);
•	maintaining records;
•	administering Annuity Payouts;
•	furnishing accounting and valuation services (including the calculation and monitoring of daily Subaccount values, Indexed Contract Values and Interim Values);
•	reconciling and depositing cash receipts;
•	providing contract confirmations;
•	providing toll-free inquiry services; and
•	furnishing telephone and other electronic surrenders, withdrawals and fund transfer services.
The risks we assume include:
•	the risk that Annuitants upon which Annuity Payouts are based live longer than we assumed when we calculated our guaranteed rates (these rates are stated in the Contract and cannot be changed);
•	the risk that more Contractowners than expected will qualify for waivers of the surrender charge;
•	the risk that our costs in providing the services will exceed our revenues from contract charges (which we cannot change);
•	the risks related to supporting and replicating Indexed Account performance with our assets; and
•	the risk that Death Benefits paid will exceed the actual Contract Value.
The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the description of the charge. For example, the surrender charge collected (if applicable) may not fully cover all of the sales and distribution expenses actually incurred by us. Any remaining expenses will be paid from our general account which may consist, among other things, of proceeds derived from the base contract expenses deducted from the account. We may profit from one or more of the fees and charges deducted under the Contract and from amounts earned on the Indexed Accounts. We may use these profits for any corporate purpose, including financing the distribution of the Contracts.
Obligations under the Contracts that are funded by our general account (rather than the Variable Annuity Account) include (1) the obligation to make lifetime or other benefit payments under Living Benefit Riders that exceed the Contract Value; (2) the obligation to pay Death Benefits that exceed the Contract Value; (3) the obligation to pay Annuity Payouts that exceed the Contract Value. Payment of these benefits and obligations is subject to our claims-paying ability and financial strength. We are also responsible for providing for all of the administrative services necessary in connection with the Contracts (and bearing all of the associated expenses).
Deductions from the VAA (Base Contract Expense)
A charge is applied to the average daily net asset value of the Subaccounts, which is equal to an annual rate of:

Guarantee of Principal Death Benefit	1.30%*
Account Value Death Benefit	1.10%*
*0.10% of the Product Charge is attributable to an administrative charge, and the remaining amount is attributable to a mortality and expense risk charge.
Surrender Charge
A surrender charge applies (except as described below) to surrenders and withdrawals of Purchase Payments that have been invested for the period below. The surrender charge is calculated separately for each Purchase Payment. The contract anniversary is the annually occurring date beginning with the effective date of the Contract. For example, if the effective date of your Contract is January 2nd, your contract anniversary would be on January 2nd of each subsequent year.

	Number of contract anniversaries since Purchase Payment was invested
	0	1	2	3	4	5	6
Surrender charge as a percentage of the surrendered or withdrawn Purchase Payments	7%	7%	6%	5%	4%	3%	0%
A surrender charge does not apply to:
•	A surrender or withdrawal of a Purchase Payment beyond the sixth anniversary since the Purchase Payment was invested;
•	Withdrawals of Contract Value during a Contract Year to the extent that the total Contract Value withdrawn during the current Contract Year does not exceed the free amount. The free amount is equal to the greater of 10% of the current Contract Value or 10% of the total Purchase Payments (this does not apply upon surrender of the Contract);
•	Purchase Payments used in the calculation of the initial benefit payment to be made under an Annuity Payout option (other than the i4LIFE® Indexed Advantage option);
•	A surrender or withdrawal of any Purchase Payments, as a result of permanent and total disability of the Contractowner as defined in Section 22(e)(3) of the tax code, if the disability occurred after the effective date of the Contract and before the 65th birthday of the Contractowner. For contracts issued in the state of New Jersey, a different definition of permanent and total disability applies;;
•	A surviving spouse, at the time he or she assumes ownership of the Contract as a result of the death of the original owner (however, the surrender charge schedule of the original Contract will continue to apply to the spouse's Contract);
•	A surrender or withdrawal of any Purchase Payments, as a result of the admittance of the Contractowner to an accredited nursing home or equivalent health care facility, where the admittance into the facility occurs after the effective date of the Contract and the owner has been confined for at least 90 consecutive days;
•	A surrender or withdrawal of any Purchase Payments as a result of the diagnosis of a terminal illness of the Contractowner. Diagnosis of a terminal illness must be after the effective date of the contract and results in a life expectancy of less than one year as determined by a qualified professional medical practitioner;
•	A surrender of the Contract as a result of the death of the Contractowner or Annuitant;
•	Purchase Payments when used in the calculation of the initial Account Value under i4LIFE® Indexed Advantage;
•	Periodic Income Payments made under i4LIFE® Indexed Advantage or periodic payments made under any Annuity Payout option made available by us; or
•	A surrender of the Contract or a withdrawal of Contract Value from contracts issued to Selling Group Individuals;
For purposes of calculating the surrender charge on withdrawals, we assume that:
1.	The free amount will be withdrawn from Purchase Payments on a first in-first out (“FIFO”) basis.
2.	Prior to the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) until exhausted; then
•	from earnings until exhausted.
3.	On or after the sixth anniversary of the Contract, any amount withdrawn above the free amount during a Contract Year will be withdrawn in the following order:
•	from Purchase Payments (on a FIFO basis) to which a surrender charge no longer applies until exhausted; then
•	from earnings until exhausted; then
•	from Purchase Payments (on a FIFO basis) to which a surrender charge still applies until exhausted.
We apply the surrender charge as a percentage of Purchase Payments, which means that you would pay the same surrender charge at the time of surrender regardless of whether your Contract Value has increased or decreased. The surrender charge is calculated separately for each Purchase Payment. The surrender charges associated with surrender or withdrawal are paid to us to compensate us for the loss we experience on contract distribution costs when Contractowners surrender or withdraw before distribution costs have been recovered.
There are charges associated with the surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge.
If the Contractowner is a corporation or other non-individual (non-natural person), the Annuitant or joint Annuitant will be considered the Contractowner or joint owner for purposes of determining when a surrender charge does not apply.

Rider Charge
i4LIFE® Indexed Advantage Charge. While this rider is in effect, there is a charge for i4LIFE® Indexed Advantage. The current annual rider charge rate is 0.40%. This charge is in addition to the applicable Death Benefit charge assessed against the Subaccounts. This charge is based on your Account Value at the beginning of the Rider Year less the Periodic Income Payment(s) for that year. The charge will be deducted from the Account Value in a lump sum at the end of each Rider Anniversary beginning with the first Rider Year anniversary. This deduction will be made proportionately from Subaccount(s) and the Indexed Segment(s), and then from the Periodic Income Payment Account, if the value of the Subaccounts and the Indexed Segments has reached zero. During the Lifetime Income Period, the charge will reduce the Periodic Income Payment for each Indexed Segment, and the mortality and expense risk and administrative charge for the variable payments will be 1.50%.
The rider charge will be discontinued upon termination of the rider. A portion of the rider charge, based on the number of days the rider was in effect that Rider Year, will be deducted upon termination of the rider (except for death) or surrender of the Contract.
Deductions for Premium Taxes
Any premium tax or other tax levied by any governmental entity as a result of the existence of the contracts or the VAA will be deducted from the Contract Value, unless the governmental entity dictates otherwise, when incurred, or at another time of our choosing.
The applicable premium tax rates that states and other governmental entities impose on the purchase of an annuity are subject to change by legislation, by administrative interpretation or by judicial action. These premium tax rates generally depend upon the law of your state of residence. The tax rates range from zero to 5%.
Other Charges and Deductions
The contract expense 1.10% will be assessed on all variable Annuity Payouts, except for i4LIFE® Indexed Advantage, which has a different charge, including options that may be offered that do not have a life contingency and therefore no mortality risk. This charge covers the expense risk and administrative services listed previously in this prospectus. The expense risk is the risk that our costs in providing the services will exceed our revenues from contract charges.
There are additional deductions from and expenses paid out of the assets of the underlying funds that are more fully described in the prospectuses for the funds. Among these deductions and expenses are 12b-1 fees which reimburse us or an affiliate for certain expenses incurred in connection with certain administrative and distribution support services provided to the funds.
Additional Information
The charges described previously may be reduced or eliminated for any particular contract. However, these reductions may be available only to the extent that we anticipate lower distribution and/or administrative expenses, or that we perform fewer sales or administrative services than those originally contemplated in establishing the level of those charges, or when required by law. Lower distribution and administrative expenses may be the result of economies associated with:
•	the use of mass enrollment procedures,
•	the performance of administrative or sales functions by the employer,
•	the use by an employer of automated techniques in submitting deposits or information related to deposits on behalf of its employees,
•	the issue of a new Lincoln contract with the proceeds from the surrender of an existing Lincoln variable annuity contract, if available with your broker-dealer and in your state, or
•	any other circumstances which reduce distribution or administrative expenses.
The exact amount of charges and fees applicable to a particular contract will be stated in that contract.
The Contracts
Purchase of Contracts
If you wish to purchase a Contract, you must apply for it through a registered representative authorized by us. The completed application is sent to us and we decide whether to accept or reject it. If the application is accepted, a Contract is prepared and executed by our legally authorized officers. The Contract is then sent to you either directly or through your registered representative. See Distribution of the Contracts. The purchase of multiple contracts with identical Contractowners, Annuitants and Beneficiaries will be allowed only upon Home Office approval.
When a completed application and all other information necessary for processing a purchase order is received in Good Order at our Home Office, an initial Purchase Payment will be priced no later than two business days after we receive the order. If you submit your application and/or initial Purchase Payment to your registered representative, we will not begin processing your purchase order until we receive the application and initial Purchase Payment from your registered representative’s broker-dealer. While attempting to finish an incomplete application, we may hold the initial Purchase Payment for no more than five business days unless we receive your consent to retain the payment until the application is completed. If the incomplete application cannot be completed within those five days and we have not received your consent, you will be informed of the reasons, and the Purchase Payment will be returned immediately. Once the application is complete, we will allocate your initial Purchase Payment within two business days.
Who Can Invest
To apply for a contract, you must be of legal age in a state where the contracts may be lawfully sold and also be eligible to participate in any of the qualified or nonqualified plans for which the contracts are designed. At the time of issue, the Contractowner, joint owner and Annuitant must be under age 86. The oldest of the Contractowner, joint owner, and Annuitant must be under age 76 to elect the Guarantee of Principal Death Benefit. Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account in an effort to help the government fight the funding of terrorism and money laundering activities. When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license, photo i.d. or other identifying documents.
In accordance with anti-money laundering laws and federal economic sanction policy, the Company may be required in a given instance to reject a Purchase Payment and/or freeze a Contractowner’s account. This means we could refuse to honor requests for transfers, withdrawals, surrenders or Death Benefits. Once frozen, monies would be moved from the VAA and Indexed Account to an interest-bearing account maintained solely for the Contractowner, and held in that account until instructions are received from the appropriate regulator.
Do not purchase the Contract if you plan to use it, or any of its riders, for speculation, arbitrage, viatical arrangement, or other similar investment scheme. The Contract may not be resold, traded on any stock exchange, or sold on any secondary market.
If you are purchasing the Contract through a tax-favored arrangement, including traditional IRAs and Roth IRAs, you should consider carefully the costs and benefits of the Contract (including annuity income benefits) before purchasing the Contract, since the tax-favored arrangement itself provides tax-deferred growth.
Replacement of Existing Insurance
Careful consideration should be given prior to surrendering or withdrawing money from an existing insurance contract to purchase a Contract described in this prospectus. Surrender charges may be imposed on your existing contract and/or a new surrender charge period may be imposed with the purchase of, or transfer into, this Contract. The benefits offered under this Contract may be less favorable or more favorable than the benefits offered under your current contract. It also may have different charges. You should also consult with your registered representative and/or your tax advisor prior to making an exchange. Cash surrenders from an existing contract may be subject to tax and tax penalties.
Purchase Payments
You may make Purchase Payments to the Contract at any time, prior to the Annuity Commencement Date, subject to certain conditions. You are not required to make any additional Purchase Payments after the initial Purchase Payment. The minimum initial Purchase Payment is $25,000. The minimum for Selling Group Individuals is $1,500. Please check with your registered representative about making additional Purchase Payments since the requirements of your state may vary. The minimum payment to the Contract at any one time must be at least $100 ($25 if transmitted electronically). If a Purchase Payment is submitted that does not meet the minimum amount, we will contact you to ask whether additional money will be sent, or whether we should return the Purchase Payment to you.
Purchase Payments totaling $2 million or more are subject to Home Office approval. This amount takes into consideration the total Purchase Payments for all existing Lincoln Level Advantage® contracts for the same Contractowner, joint owner, and/or Annuitant. If you stop making Purchase Payments, the Contract will remain in force, however, we may terminate the Contract as allowed by your state's non-forfeiture law for individual deferred annuities. Purchase Payments may be made or, if stopped, resumed at any time until the Annuity Commencement Date, the surrender of the Contract, or the death of the Contractowner, whichever comes first.
In addition to the specific Purchase Payment restrictions and limitations immediately above, upon advance written notice, we reserve the right to further limit, restrict, or suspend Purchase Payments made to the Contract.
These restrictions and limitations will limit your ability to increase your Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments to the Contract. You should carefully consider these limitations and restrictions, and any other limitations and restrictions of the Contract, and how they may impact your long-term investment plans, especially if you intend to increase Contract Value (or Account Value under i4LIFE® Indexed Advantage) by making additional Purchase Payments over a long period of time.

Valuation Date
Accumulation and Annuity Units and Indexed Segments will be valued once daily at the close of trading (normally, 4:00 p.m., New York time) on each day the New York Stock Exchange is open (Valuation Date). On any date other than a Valuation Date, the Accumulation Unit value, the Annuity Unit value, and value of the Indexed Segment will not change.
Allocation of Purchase Payments
Purchase Payments will be allocated, according to your instructions, among one or more of the investment options available under your Contract. Allocations made to the variable side of the contract are placed into the VAA’s Subaccounts. You may also allocate Purchase Payments to the available Indexed Accounts.
Allocations to the Subaccounts. The minimum amount that can be put into any one Subaccount is $20. Purchase Payments received from you or your registered representative in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time), will be processed using the Accumulation Unit value computed on that Valuation Date. Purchase Payments received in Good Order after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. Purchase Payments submitted to your registered representative will generally not be processed until they are received from your registered representative’s broker-dealer. Purchase Payments submitted to us by your registered representative through the Depository Trust and Clearing Corporation (DTCC) or, pursuant to terms agreeable to us, uses a proprietary order placement system to submit your Purchase Payment to us, and your Purchase Payment was placed with your registered representative prior to market close, then we will use the Accumulation Unit value computed on that Valuation Date when processing your Purchase Payment. Purchase Payments placed with your registered representative after market close will be processed using the Accumulation Unit value computed on the next Valuation Date. There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances, Purchase Payments received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date.
The number of Accumulation Units determined in this way is not impacted by any subsequent change in the value of an Accumulation Unit. However, the dollar value of an Accumulation Unit will vary depending not only upon how well the underlying fund’s investments perform, but also upon the expenses of the VAA and the underlying funds.
Allocations to the Indexed Accounts. The minimum amount that may be allocated into an Indexed Account is $2,000. An initial Purchase Payment that is received in Good Order at our Home Office prior to the close of the New York Stock Exchange (normally 4:00 p.m., New York time) will be allocated to the Indexed Accounts according to your instructions. The date this initial allocation occurs is the first date of the Indexed Term and the Indexed Anniversary Date. Allocations cannot be made on February 29th. After the Indexed Anniversary Date is established, that is the only date each year that allocations can be invested in the Indexed Accounts. If additional Purchase Payments for the Indexed Accounts are received prior to the Indexed Anniversary Date, these Purchase Payments must be accompanied with instructions to invest in a variable Subaccount until the Purchase Payment can be allocated to the Indexed Account. We will hold allocation instructions for the Indexed Accounts for up to 25 calendar days prior to the Indexed Anniversary Date.
A rate hold is available for Purchase Payments received within thirty days from the date your application is received at our Home Office. The rate hold will provide the Crediting Method and Protection Level for your elected Indexed Accounts that were in effect on the date your application was received by us. If you elect the rate hold, all Purchase Payments received during the 30-day rate hold period will be held in a non-interest bearing transfer account before being allocated to the Indexed Account(s) selected. If no variable Subaccounts were selected, these Purchase Payments will be allocated to the LVIP PIMCO Low Duration Bond Fund. You can allocate to Indexed Accounts on the next Indexed Anniversary Date.
Valuation of Accumulation Units
Purchase Payments allocated to the VAA are converted into Accumulation Units. This is done by dividing the amount allocated by the value of an Accumulation Unit for the Valuation Period during which the Purchase Payments are allocated to the VAA. The Accumulation Unit value for each Subaccount was or will be established at the inception of the Subaccount. It may increase or decrease from Valuation Period to Valuation Period. Accumulation Unit values are affected by investment performance of the funds, fund expenses, and the contract charges. The Accumulation Unit value for a Subaccount for a later Valuation Period is determined as follows:
1.	The total value of the fund shares held in the Subaccount is calculated by multiplying the number of fund shares owned by the Subaccount at the beginning of the Valuation Period by the net asset value per share of the fund at the end of the Valuation Period, and adding any dividend or other distribution of the fund if an ex-dividend date occurs during the Valuation Period; minus
2.	The liabilities of the Subaccount at the end of the Valuation Period; these liabilities include daily charges imposed on the Subaccount, and may include a charge or credit with respect to any taxes paid or reserved for by us that we determine result from the operations of the VAA; and
3.	The result is divided by the number of Subaccount units outstanding at the beginning of the Valuation Period.

The daily charges imposed on a Subaccount for any Valuation Period are equal to the daily Product Charge multiplied by the number of calendar days in the Valuation Period. Contracts with different features have different daily charges, and therefore, will have different corresponding Accumulation Unit values on any given day. In certain circumstances (for example, when separate account assets are less than $1,000), and when permitted by law, it may be prudent for us to use a different standard industry method for this calculation, called the Net Investment Factor method. We will achieve substantially the same result using either method.
Transfers On or Before the Annuity Commencement Date
After the first 30 days from the effective date of your Contract, you may transfer all or a portion of your investment from one Subaccount to another. A transfer among Subaccounts involves the surrender of Accumulation Units in one Subaccount and the purchase of Accumulation Units in the other Subaccount. A transfer will be done using the respective Accumulation Unit values determined at the end of the Valuation Date on which the transfer request is received.
Transfers (among the Subaccounts and as permitted between the Subaccounts and Indexed Accounts) are limited to 12 per Contract Year unless otherwise authorized by us. This limit does not apply to transfers made under the automatic transfer programs of portfolio rebalancing elected on forms available from us. See Additional Services and the SAI for more information on these programs. These transfer rights and restrictions also apply during the i4LIFE® Indexed Advantage Access Period (the time period during which you may make withdrawals from the i4LIFE® Indexed Advantage Account Value). See i4LIFE® Indexed Advantage.
Transfers into a new Indexed Account are only available on the Indexed Anniversary Date. Transfers are not allowed into an existing Indexed Segment. Transfers from Indexed Segments prior to the end of the Indexed Term will be valued at the Interim Value. In addition, the Indexed Crediting Base is reduced proportionately by the amount that the transfer reduced the Interim Value. You cannot transfer an amount greater than your Interim Value.
The minimum amount which may be transferred between Subaccounts is $300 (or the entire amount in the Subaccount, if less than $300). If the transfer from a Subaccount would leave you with less than $300 in the Subaccount, we may transfer the total balance of the Subaccount.
A transfer request may be made to our Home Office in writing, or by fax or other electronic means. A transfer request may also be made by telephone provided the appropriate authorization is on file with us. Our address, telephone number, and Internet address are on the first page of this prospectus. Requests for transfers will be processed on the Valuation Date that they are received when they are received in Good Order at our Home Office before the close of the New York Stock Exchange (normally 4:00 p.m., New York time). If we receive a transfer request in Good Order after market close, we will process the request using the Accumulation Unit value computed on the next Valuation Date.
There may be circumstances under which the New York Stock Exchange may close early (prior to 4:00 p.m., New York time). In such instances transfers received after such early market close will be processed using the Accumulation Unit value computed on the next Valuation Date. We will hold a transfer request to move Contract Value from the Subaccounts to the Indexed Accounts for up to 25 days prior to the Indexed Anniversary Date. During this time, your assets will remain in the Subaccounts previously selected by you.
We may defer or reject a transfer request that is subject to a restriction imposed by an underlying fund.
Transfers may be delayed as permitted by the 1940 Act. See Delay of Payments.
Telephone and Electronic Transactions
A surrender, withdrawal, or transfer request may be made to our Home Office in writing or by fax. These transactions may also be made by telephone or other electronic means, provided the appropriate authorization is on file with us. In order to prevent unauthorized or fraudulent transfers, we may require certain identifying information before we will act upon instructions. We may also assign the Contractowner a Personal Identification Number (PIN) to serve as identification. We will not be liable for following instructions we reasonably believe are genuine. Telephone and other electronic requests will be recorded and written confirmation of all transactions will be mailed or sent electronically to the Contractowner on the next Valuation Date.
Please note that the telephone and/or electronic devices may not always be available. Any telephone, fax machine, or other electronic device, whether it is yours, your service provider’s, or your registered representative’s, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to limit these problems, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you should make your request by writing to our Home Office.
Market Timing
Frequent, large, or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can affect the funds and their investment returns. Such transfers may dilute the value of the fund shares, interfere with the efficient management of the fund's portfolio, and increase brokerage and administrative costs of the funds. As an effort to protect our Contractowners and the funds from potentially harmful trading activity, we utilize certain market timing policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent such transfer activity among the Subaccounts and the Indexed Accounts that may affect other Contractowners or fund shareholders.
In addition, the funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares. The prospectuses for the funds describe any such policies and procedures, which may be more or less restrictive than the frequent trading policies and procedures of other funds and the Market Timing Procedures we have adopted to discourage frequent transfers among Subaccounts. While we reserve the right to enforce these policies and procedures, Contractowners and other persons with interests under the Contracts should be aware that we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the funds. However, under SEC rules, we are required to: (1) enter into a written agreement with each fund or its principal underwriter that obligates us to provide to the fund promptly upon request certain information about the trading activity of individual Contractowners, and (2) execute instructions from the fund to restrict or prohibit further purchases or transfers by specific Contractowners who violate the excessive trading policies established by the fund.
You should be aware that the purchase and redemption orders received by the funds generally are “omnibus” orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual retirement plan participants and/or individual owners of variable insurance contracts. The omnibus nature of these orders may limit the funds’ ability to apply their respective disruptive trading policies and procedures. We cannot guarantee that the funds (and thus our Contractowners) will not be harmed by transfer activity relating to the retirement plans and/or other insurance companies that may invest in the funds. In addition, if a fund believes that an omnibus order we submit may reflect one or more transfer requests from Contractowners engaged in disruptive trading activity, the fund may reject the entire omnibus order.
Our Market Timing Procedures detect potential “market timers” by examining the number of transfers made by Contractowners within given periods of time. In addition, managers of the funds might contact us if they believe or suspect that there is market timing. If requested by a fund company, we may vary our Market Timing Procedures from Subaccount to Subaccount to comply with specific fund policies and procedures.
We may increase our monitoring of Contractowners who we have previously identified as market timers. When applying the parameters used to detect market timers, we will consider multiple contracts owned by the same Contractowner if that Contractowner has been identified as a market timer. For each Contractowner, we will investigate the transfer patterns that meet the parameters being used to detect potential market timers. We will also investigate any patterns of trading behavior identified by the funds that may not have been captured by our Market Timing Procedures.
Once a Contractowner has been identified as a market timer under our Market Timing Procedures, we will notify the Contractowner in writing that future transfers (among the Subaccounts and/or the Indexed Account) will be temporarily permitted to be made only by original signature sent to us by U.S. mail, first-class delivery for the remainder of the Contract Year (or calendar year if the Contract is an individual contract that was sold in connection with an employer sponsored plan). Overnight delivery or electronic instructions (which may include telephone, facsimile, or Internet instructions) submitted during this period will not be accepted. If overnight delivery or electronic instructions are inadvertently accepted from a Contractowner that has been identified as a market timer, upon discovery, we will reverse the transaction within 1 or 2 business days. We will impose this “original signature” restriction on that Contractowner even if we cannot identify, in the particular circumstances, any harmful effect from that Contractowner's particular transfers.
Contractowners seeking to engage in frequent, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect such transfer activity may be limited by operational systems and technological limitations. The identification of Contractowners determined to be engaged in such transfer activity that may adversely affect other Contractowners or fund shareholders involves judgments that are inherently subjective. We cannot guarantee that our Market Timing Procedures will detect every potential market timer. If we are unable to detect market timers, you may experience dilution in the value of your fund shares and increased brokerage and administrative costs in the funds. This may result in lower long-term returns for your investments.
Our Market Timing Procedures are applied consistently to all Contractowners. An exception for any Contractowner will be made only in the event we are required to do so by a court of law. In addition, certain funds available as investment options in your Contract may also be available as investment options for owners of other, older life insurance policies issued by us. Some of these older life insurance policies do not provide a contractual basis for us to restrict or refuse transfers which are suspected to be market timing activity. In addition, because other insurance companies and/or retirement plans may invest in the funds, we cannot guarantee that the funds will not suffer harm from frequent, large, or short-term transfer activity among Subaccounts or the Indexed Accounts of variable contracts issued by other insurance companies or among investment options available to retirement plan participants.
In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as necessary to better detect and deter frequent, large, or short-term transfer activity to comply with state or federal regulatory requirements, and/or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). If we modify our Market Timing Procedures, they will be applied uniformly to all Contractowners or as applicable to all Contractowners investing in underlying funds.

Some of the funds have reserved the right to temporarily or permanently refuse payments or transfer requests from us if, in the judgment of the fund’s investment adviser, the fund would be unable to invest effectively in accordance with its investment objective or policies, or would otherwise potentially be adversely affected. To the extent permitted by applicable law, we reserve the right to defer or reject a transfer request at any time that we are unable to purchase or redeem shares of any of the funds available through the VAA, including any refusal or restriction on purchases or redemptions of the fund shares as a result of the funds' own policies and procedures on market timing activities. If a fund refuses to accept a transfer request we have already processed, we will reverse the transaction within 1 or 2 business days. We will notify you in writing if we have reversed, restricted or refused any of your transfer requests. Some funds also may impose redemption fees on short-term trading (i.e., redemptions of mutual fund shares within a certain number of business days after purchase). We reserve the right to administer and collect any such redemption fees on behalf of the funds. You should read the prospectuses of the funds for more details on their redemption fees and their ability to refuse or restrict purchases or redemptions of their shares.
Transfers After the Annuity Commencement Date
You may transfer all or a portion of your investment in one Subaccount to another Subaccount, as permitted under your Contract. Those transfers will be limited to three times per Contract Year. You may also transfer from a variable Annuity Payout to a fixed Annuity Payout. You may not transfer from a fixed Annuity Payout to a variable Annuity Payout. Once elected, the fixed Annuity Payout is irrevocable. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation.
Ownership
The Contractowner on the date of issue will be the person or entity designated in the contract specifications. The Contractowner of a nonqualified contract may name a joint owner. We reserve the right to limit certain types of ownership structures. Please contact your financial professional for more information.
As Contractowner, you have all rights under the Contract. According to Indiana law, the assets of the VAA are held for the exclusive benefit of all Contractowners and their designated Beneficiaries; and the assets of the VAA are not chargeable with liabilities arising from any other business that we may conduct. We reserve the right to approve all ownership and Annuitant changes. Nonqualified contracts may not be sold, discounted, or pledged as collateral for a loan or for any other purpose. Qualified contracts are not transferable unless allowed under applicable law. Nonqualified contracts may not be collaterally assigned. Assignments may have an adverse impact on your Death Benefits and may be prohibited under the terms of a particular feature. We assume no responsibility for the validity or effect of any assignment. Consult your tax advisor about the tax consequences of an assignment.
Joint Ownership
If a Contract has joint owners, the joint owners shall be treated as having equal undivided interests in the Contract. Either owner, independently of the other, may exercise any ownership rights in this Contract. Not more than two owners (an owner and joint owner) may be named and contingent owners are not permitted.
Annuitant
The following rules apply prior to the Annuity Commencement Date. You may name only one Annuitant (unless you are a tax-exempt entity, then you can name two joint Annuitants). You (if the Contractowner is a natural person) have the right to change the Annuitant at any time by notifying us in writing of the change. However, we reserve the right to approve all Annuitant changes. This may not be allowed if certain riders are in effect. The new Annuitant must be under age 86 as of the effective date of the change. A contingent Annuitant may be named or changed by notifying us in writing. Contingent Annuitants are not allowed on contracts owned by non-natural owners. On or after the Annuity Commencement Date, the Annuitant or joint Annuitants may not be changed and contingent Annuitant designations are no longer applicable.
Surrenders and Withdrawals
Before the Annuity Commencement Date, we will allow the surrender of the Contract or a withdrawal of the Contract Value upon your written request on an approved Lincoln distribution request form (available from the Home Office), fax, or other electronic means approved by Lincoln. Withdrawal requests may be made by telephone, subject to certain restrictions. All surrenders and withdrawals may be made in accordance with the rules discussed below. Surrender or withdrawal rights after the Annuity Commencement Date are not available.
The amount available upon surrender/withdrawal is the Contract Value less any applicable charges, fees, and taxes at the end of the Valuation Period during which the written request for surrender/withdrawal is received in Good Order at the Home Office. If we receive a surrender or withdrawal request in Good Order at our Home Office before the close of the NYSE (normally 4:00 p.m., New York time), we will process the request from the VAA using the Accumulation Unit value and the Interim Value computed on that Valuation Date. If we receive a surrender or withdrawal request in Good Order at our Home Office after market close, we will process the request using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. There may be circumstances under which the NYSE may close early (prior to 4:00 p.m., New York time). In such instances, surrender or withdrawal requests received after such early market close will be processed using the Accumulation Unit value and the Interim Value computed on the next Valuation Date. The minimum amount which can be withdrawn is $300. Unless a request for withdrawal specifies otherwise, withdrawals will be made in the following order:
1.	proportionately from all Subaccounts within the VAA, until exhausted; then
2.	the transfer account; then
3.	proportionately from all Indexed Accounts.
Unless prohibited, surrender/withdrawal payments will be mailed within seven days after we receive a valid written request at the Home Office. The payment may be postponed as permitted by the 1940 Act.
When withdrawals are made from the Indexed Accounts, an amount equal to the Interim Value of the Segment is available for surrender or withdrawal. In addition, the Indexed Crediting Base for each individual Indexed Segment is reduced proportionately by the amount that the withdrawal reduced the Interim Value. A proportional reduction could be larger than the dollar amount of the withdrawal. Reductions to your Indexed Crediting Base will negatively impact your Interim Value for the remainder of the Indexed Term and will result in a lower Segment Maturity Value at the end of the Indexed Term. You cannot withdraw an amount equal to the Indexed Crediting Base. The following examples show how the Indexed Crediting Base is impacted by a withdrawal, and assumes that you have invested in an Indexed Account and no Subaccounts.
Example 1:
1/1/2022 Allocation to Indexed Segment = $80,000
1/1/2022 Indexed Crediting Base = $80,000
6/1/2022 Indexed Crediting Base = $80,000; Interim Value = $100,000; Withdrawal = $80,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $80,000 ÷ $100,000 = 80%
Removed Amount from the Indexed Crediting Base = $64,000 (80% of $80,000)
Indexed Crediting Base after withdrawal = $80,000 - $64,000 = $16,000
Interim Value after withdrawal ($100,000 - $80,000) = $20,000
Interim Value calculation going forward and Segment Maturity Value will be based on the $16,000 Indexed Crediting Base
Example 2:
Indexed Crediting Base = $16,000; Interim Value = $15,000; Withdrawal = $15,000 (including any applicable surrender charge)
Withdrawal/Interim Value = $15,000 ÷ $15,000 = 100%
Removed Amount from the Indexed Crediting Base = $16,000 (100% of $16,000)
Indexed Crediting Base after withdrawal = $0
Interim Value after withdrawal = $0 ($15,000 - $15,000)
Note: The $15,000 Interim Value is the maximum that could be withdrawn because this value reflects the index gain or loss during the Indexed Term. The Indexed Crediting Base is not available for withdrawal or transfer.
There may be surrender charges associated with surrender of a Contract or withdrawal of Contract Value. You may specify whether these charges are deducted from the amount you request to be withdrawn or from the remaining Contract Value. If the charges are deducted from the remaining Contract Value, the amount of the total withdrawal will increase according to the impact of the applicable surrender charge percentage; consequently, the dollar amount of the surrender charge associated with the withdrawal will also increase. In other words, the dollar amount deducted to cover the surrender charge is also subject to a surrender charge. See Charges and Other Deductions.
The tax consequences of a surrender/withdrawal are discussed later in this prospectus. See Federal Tax Matters – Taxation of Withdrawals and Surrenders.
Benefits Available Under the Contract
The following tables summarize information about the benefits available under the Contract. A detailed description of each benefit follows the table.

Standard Benefits
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
Account Value Death Benefit	Provides a Death Benefit equal to the Contract Value.	• 1.10% (as a percentage of Contract Value invested in the Subaccounts)	• Poor investment performance could significantly reduce the benefit. • Withdrawals could significantly reduce the benefit.
Guarantee of Principal Death Benefit	Provides a Death Benefit equal to the greatest of (1) Contract Value; (2) all Purchase Payments, adjusted for withdrawals.	• 1.30% (as a percentage of Contract Value invested in the Subaccounts)	• Withdrawals could significantly reduce the benefit.
Portfolio Rebalancing	Allows you to automatically reallocate your Contract Value among the Subaccounts on a periodic basis based on your standing allocation instructions.	None	• Not available for the portion of Contract Value held in the Indexed Accounts.
Automatic Withdrawal Service	Allows you to take periodic withdrawals from your Contract automatically.	None	• Not available when i4LIFE® Indexed Advantage is in effect.

Optional Benefits – Available for Election
Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions / Limitations
i4LIFE® Indexed Advantage	Provides: • Variable periodic Regular Income Payments for life. • The ability to make additional withdrawals and surrender the Contract during the Access Period.	• 0.40% in addition to your base contract expense, if any	• Withdrawals could significantly reduce or terminate the benefit. • Restrictions apply to the length of the Access Period. • Additional Purchase Payments may be subject to restrictions.
Death Benefit
The chart below provides a brief overview of how the Death Benefit proceeds will be distributed if death occurs prior to the Annuity Commencement Date. Refer to your Contract for the specific provisions applicable upon death.
upon death of:	and...	and...	Death Benefit proceeds pass to:
Contractowner	There is a surviving joint owner	The Annuitant is living or deceased	Joint owner
Contractowner	There is no surviving joint owner	The Annuitant is living or deceased	Designated Beneficiary
Contractowner	There is no surviving joint owner and the Beneficiary predeceases the Contractowner	The Annuitant is living or deceased	Contractowner's estate
Annuitant	The Contractowner is living	There is no contingent Annuitant	The youngest Contractowner becomes the contingent Annuitant and the Contract continues. The Contractowner may waive* this continuation and receive the Death Benefit proceeds.
Annuitant	The Contractowner is living	The contingent Annuitant is living	Contingent Annuitant becomes the Annuitant and the Contract continues
Annuitant**	The Contractowner is a trust or other non-natural person	No contingent Annuitant allowed with non-natural Contractowner	Designated Beneficiary

*	Notification from the Contractowner to receive the Death Benefit proceeds must be received within 75 days of the death of the Annuitant.

**	Death of Annuitant is treated like death of the Contractowner.

If the Contractowner (or a joint owner) or Annuitant dies prior to the Annuity Commencement Date, a Death Benefit may be payable. This Death Benefit terminates on the Annuity Commencement Date.
You should consider the following provisions carefully when designating the Beneficiary, Annuitant, any contingent Annuitant and any joint owner, as well as before changing any of these parties. The identity of these parties under the Contract may significantly affect the amount and timing of the Death Benefit or other amount paid upon a Contractowner's or Annuitant's death.
You may designate a Beneficiary during your lifetime and change the Beneficiary by filing a written request with our Home Office. Each change of Beneficiary revokes any previous designation. We reserve the right to request that you send us the Contract for endorsement of a change of Beneficiary.
Upon the death of the Contractowner, a Death Benefit will be paid to the Beneficiary. Upon the death of a joint owner, the Death Benefit will be paid to the surviving joint owner. If the Contractowner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as death of the Contractowner.
If an Annuitant who is not the Contractowner or joint owner dies, then the contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant. If no contingent Annuitant is named, the Contractowner (or younger of joint owners) becomes the Annuitant. Alternatively, a Death Benefit may be paid to the Contractowner (and joint owner, if applicable, in equal shares). Notification of the election of this Death Benefit must be received by us within 75 days of the death of the Annuitant. The Contract terminates when any Death Benefit is paid due to the death of the Annuitant.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
Account Value Death Benefit. The Account Value Death Benefit provides a Death Benefit equal to the Contract Value on the Valuation Date the Death Benefit is approved by us for payment. No additional Death Benefit is provided. For example, assume an initial deposit into the Contract of $10,000. The Contract Value increases and equals $12,000 on the Valuation Date the Death Benefit is approved. The amount of Death Benefit paid equals $12,000.
Guarantee of Principal Death Benefit. The Guarantee of Principal Death Benefit provides a Death Benefit equal to the greater of:
•	the Contract Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments decreased by all withdrawals in the same proportion that withdrawals reduce the Contract Value.
For example, assume an initial deposit into the Contract of $10,000. The Contract Value decreases and equals $8,000 on the Valuation Date the Death Benefit is approved. Since your principal is guaranteed, the amount of Death Benefit paid equals $10,000.
Note: The Contract Value for Indexed Segments is the Interim Value unless the claim is processed on a Segment End Date. In a declining market, withdrawals deducted in the same proportion that withdrawals reduce the Contract Value may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount of the withdrawal from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals and premium taxes, if any.
The Guarantee of Principal Death Benefit may not be terminated unless you surrender the Contract. In addition, the rider will terminate:
1.	on the Annuity Commencement Date;
2.	upon payment of a Death Benefit under the Guarantee of Principal Death Benefit (unless the Contract is continued by the surviving spouse); or
3.	at any time all Contractowners or Annuitants are changed.
General Death Benefit Information
Your Death Benefit terminates on and after the Annuity Commencement Date. i4LIFE® Indexed Advantage, which is an Annuity Payout option, only provides Death Benefit options during the Access Period. There are no Death Benefits during the Lifetime Income Period. Please see the i4LIFE® Indexed Advantage – i4LIFE® Indexed Advantage Death Benefit section of this prospectus for more information.
If there are joint owners, upon the death of the first Contractowner, we will pay a Death Benefit to the surviving joint owner. The surviving joint owner will be treated as the primary, designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary. If the surviving joint owner is the spouse of the deceased joint owner, he/she may continue the Contract as sole Contractowner. Upon the death of the spouse who continued the Contract, we will pay the Account Value Death Benefit to the designated Beneficiary(s) unless the Guarantee of Principal Death Benefit is in effect.

If the Beneficiary is the spouse of the Contractowner, then the spouse may elect to continue the Contract as the new Contractowner. In this situation, a portion of the Death Benefit may be credited to the Contract. Any portion of the Death Benefit that would have been payable (if the Contract had not been continued) that exceeds the current Contract Value on the Valuation Date we approve the claim will be added to the Contract Value and placed in the variable Subaccounts according to the allocations on the Contract. If no variable Subaccounts are selected, the proceeds will be placed in the LVIP PIMCO Low Duration Bond Fund Subaccount. If the Contract is continued in this way, the Guarantee of Principal Death Benefit rider and charge will continue. The rider charge rate that was in effect immediately prior to the death will continue to apply.
Same-sex spouses should carefully consider whether to purchase annuity products that provide benefits based upon status as a spouse, and whether to exercise any spousal rights under the Contract. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
The value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of a claim submitted in Good Order or one year from the date of the death for nonqualified contracts and December 31st of the year following death for IRAs. To be in Good Order, we require all the following:
1.	an original certified death certificate, or any other proof of death satisfactory to us; and
2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Unless otherwise provided in the Beneficiary designation, one of the following procedures will take place on the death of a Beneficiary:
•	if any Beneficiary dies before the Contractowner, that Beneficiary’s interest will go to any other Beneficiaries named, according to their respective interests; and/or
•	if no Beneficiary survives the Contractowner, the proceeds will be paid to the Contractowner’s estate.
If the Beneficiary is a minor, court documents appointing the guardian/custodian may be required.
The Beneficiary may choose the method of payment of the Death Benefit unless the Contractowner has already selected a settlement option. The Death Benefit payable to the Beneficiary or joint owner must be distributed within five years of the Contractowner’s date of death unless the Beneficiary begins receiving within one year of the Contractowner’s death the distribution in the form of a life annuity or an annuity for a designated period not extending beyond the Beneficiary’s life expectancy.
Note: Indexed Accounts cannot be divided into separate contracts when there are multiple beneficiaries. If more than one beneficiary chooses a death benefit option other than a lump sum, the existing Indexed Account(s) will need to be surrendered at the Interim Value to be allocated to multiple beneficiaries. New Indexed Accounts can be selected on the new contracts if desired with the currently available features.
Upon the death of the Annuitant, Federal tax law requires that an annuity election be made no later than 60 days after we have approved the death claim for payment.
The recipient of a Death Benefit may elect to receive payment either in the form of a lump sum settlement or an Annuity Payout. If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Abandoned Property. Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date a benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be “escheated”. This means that the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Contractowner last resided, as shown on our books and records, or to our state of domicile. This escheatment is revocable and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation.
To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. You may update your Beneficiary designations by submitting a Beneficiary change form to our Home Office.
Additional Services
These additional services may be available to you under your Contract: automatic withdrawal service (AWS) and portfolio rebalancing. Currently, there is no charge for these services. However, we reserve the right to impose one after appropriate notice to

Contractowners. In order to take advantage of one of these services, you will need to complete the appropriate election form that is available from our Home Office. These services will stop once we are notified of a pending death claim. For further detailed information on these services, please see Additional Services in the SAI.
Automatic Withdrawal Service. The automatic withdrawal service (AWS) provides for an automatic periodic withdrawal of your Contract Value. Withdrawals under AWS are subject to applicable surrender charges. Withdrawals from Indexed Accounts will be at Interim Value. See Charges and Other Deductions – Surrender Charge and Indexed Accounts – Interim Value. Withdrawals under AWS will be noted on your quarterly statement. Confirmation statements for each individual withdrawal will not be issued. AWS is not available when i4LIFE® Indexed Advantage is in effect.
Portfolio Rebalancing. Portfolio rebalancing is an option that restores to a pre-determined level the percentage of Contract Value allocated to each Subaccount. The rebalancing may take place monthly, quarterly, semi-annually or annually. Rebalancing events will be noted on your quarterly statement. Confirmation statements for each individual rebalancing event will not be issued. Portfolio rebalancing is not available for the portion of Contract Value held in the Indexed Accounts.
We reserve the right to discontinue any or all of these administrative services at any time.
i4LIFE® Indexed Advantage
i4LIFE® Indexed Advantage is an optional Annuity Payout rider you may purchase for an additional charge, and is separate and distinct from other Annuity Payout options offered under your Contract and described later in this prospectus. See Charges and Other Deductions – i4LIFE® Indexed Advantage Charge for more information on how the charge is calculated.
i4LIFE® Indexed Advantage provides Periodic Income Payments for life subject to certain conditions. These payments are made during two time periods: an Access Period and a Lifetime Income Period, which are discussed in further detail below. i4LIFE® Indexed Advantage is different from other Annuity Payout options provided by Lincoln because with i4LIFE® Indexed Advantage, you have the ability to make additional withdrawals or surrender the Contract during the Access Period.
When you elect i4LIFE® Indexed Advantage, you must choose the Annuitant and Secondary Life (if applicable). The Annuitant and Secondary Life may not be changed after i4LIFE® Indexed Advantage is elected. For qualified contracts, the Secondary Life must be the spouse. See i4LIFE® Indexed Advantage Death Benefit regarding the impact of a change to the Annuitant prior to the i4LIFE® Indexed Advantage election.
Only Indexed Accounts with 1-Year Indexed Terms are available. If you elect i4LIFE® Indexed Advantage while you are currently allocated to an Indexed Account with an Indexed Term greater than one year, the funds allocated to the Indexed Account(s) will be transferred to the LVIP PIMCO Low Duration Bond Fund at Interim Value unless you provide instructions otherwise. Additionally, once i4LIFE® Indexed Advantage is in effect, any automatic withdrawal service will terminate.
Additional Purchase Payments may be made during the Access Period for an IRA annuity contract. Additional Purchase Payments will not be accepted at any time for a nonqualified annuity contract.
Availability. i4LIFE® Indexed Advantage is available for contracts with a Contract Value of at least $50,000 and may be elected at the time of contract application or on any subsequent Indexed Anniversary Date by sending a written request to our Home Office. i4LIFE® Indexed Advantage is not available if another Annuity Payout option is in effect. i4LIFE® Indexed Advantage is the only annuity payout option available for the Indexed Accounts. If you have not established an Indexed Anniversary Date, your i4LIFE® Indexed Advantage Rider Date can be any Valuation Date.
i4LIFE® Indexed Advantage is available on nonqualified annuities, IRAs and Roth IRAs (check with your registered representative regarding availability with SEP market). i4LIFE® Indexed Advantage for IRA contracts is only available if the Annuitant and Secondary Life are age 59½ or older at the time the option is elected. i4LIFE® Indexed Advantage must be elected by age 80 on IRA contracts or age 95 on nonqualified contracts. i4LIFE® Indexed Advantage is not available to beneficiaries of IRA contracts. Additional limitations on issue ages and features may be necessary to comply with federal tax law for required minimum distributions.
Access Period. The Access Period is a defined period of time during which we pay Periodic Income Payments and provide a Death Benefit. During this period, you may surrender the Contract and make withdrawals from your Account Value (defined below). The Lifetime Income Period begins immediately at the end of the Access Period, the remaining Account Value is used to make Periodic Income Payments for the rest of your life (or the Secondary Life if applicable). During the Lifetime Income Period, you will no longer be able to make withdrawals or surrenders or receive a Death Benefit. If your Account Value is reduced to zero because of withdrawals or market loss, your Access Period ends.
The minimum and maximum Access Periods are established at the time you elect i4LIFE® Indexed Advantage. The current Access Period requirements are outlined in the following chart:

Minimum Access Period	Maximum Access Period
The greater of 20 years or the difference between your nearest age and age 90, based on the youngest covered life if joint life is elected	The length of time between your age and age 115 for nonqualified contracts (based on the youngest covered life if joint life is elected); age 100 for qualified contracts.

You may also choose any period of time between the minimum Access Period and maximum Access Period.
Generally, shorter Access Periods will produce a higher initial Periodic Income Payment than longer Access Periods, but you will have a shorter period of time within which to access your Account Value. A longer Access Period will generally produce a lower initial Periodic Income Payment but will provide you with a longer period of time within which to access your Account Value. At any time during the Access Period, you may extend the length of the Access Period subject to Home Office approval and the Access Period rules in effect at that time. Additional restrictions may apply if you are under age 59½ when you request a change to the Access Period. Currently, if you extend the Access Period, it must be extended at least 5 years. If you change the Access Period, subsequent Periodic Income Payments will be adjusted accordingly, and the Account Value remaining at the end of the new Access Period will be applied to continue Periodic Income Payments for your life. Currently, changes to the Access Period can only be made on Rider Date anniversaries.
Additional limitations on issue ages and features may be necessary to comply with the IRC provisions for required minimum distributions. We may reduce or terminate the Access Period for IRA i4LIFE® Indexed Advantage contracts in order to keep the Periodic Income Payments in compliance with federal tax law for required minimum distributions.
Account Value. The initial Account Value is the Contract Value on the i4LIFE® Indexed Advantage Rider Date, less any applicable premium taxes. During the Access Period, the Account Value on a Valuation Date will equal the total value of all of the Contractowner's Indexed Account(s), variable subaccount(s), and Periodic Income Payment Account, and will be reduced by Periodic Income Payments made, rider fees, as well as any withdrawals taken. You will have access to your Account Value during the Access Period. After the Access Period ends, the remaining Account Value will be applied to continue Periodic Income Payments for your life (and/or the Secondary Life, if applicable) and the Account Value will be reduced to zero.
Periodic Income Payments during the Access Period. i4LIFE® Indexed Advantage provides for Periodic Income Payments for as long as an Annuitant (or Secondary Life, if applicable) is living.
Periodic Income Payments must begin within one year of the date you elect i4LIFE® Indexed Advantage. Once they begin, they will continue until the death of the Annuitant or Secondary Life, if applicable, unless i4LIFE® Indexed Advantage is terminated or the Contract is surrendered. If you do not choose a Periodic Income Payment frequency, the default frequency is monthly.
Periodic Income Payments are not subject to any applicable surrender charges. For information regarding income tax consequences of Periodic Income Payments, see Federal Tax Matters.
The initial, annual Periodic Income Payment amount is calculated as of the date the rider is elected (Rider Date). This is the same date the Access Period begins. The amount of the initial Periodic Income Payment is determined on the Rider Date by dividing the Account Value, less applicable premium taxes by 1,000 and multiplying the result by an annuity factor. This amount is then transferred to the Periodic Income Payment Account to be paid out based on the payment frequency you selected. The annuity factor is based upon:
•	the age and sex of the Annuitant and Secondary Life, if applicable;
•	the length of the Access Period selected;
•	the 3% Assumed Interest Rate (AIR); and
•	the Individual Annuity Mortality table specified in your Contract.
The annuity factor used to determine the Periodic Income Payments reflects the fact that, during the Access Period, you have the ability to withdraw the entire Account Value and that a Death Benefit will be paid to your Beneficiary upon your death. These benefits during the Access Period result in a slightly lower Periodic Income Payment, during both the Access Period and the Lifetime Income Period, than would be payable if this access was not permitted and no lump-sum Death Benefit was payable. The annuity factor also reflects the requirement that there be sufficient Account Value at the end of the Access Period to continue your Periodic Income Payments for the remainder of your life (and/or the Secondary Life if applicable), during the Lifetime Income Period, with no further access or Death Benefit.
The amount of your Periodic Income Payment will be impacted by the length of the Access Period you have chosen. For example, if a 70-year old male makes a $100,000 initial Purchase Payment, elects monthly payments, a 3% AIR, and a 20-year Access Period, the initial Periodic Income Payment will be $445.60 per month ($5,347.20 annually). Using the same assumptions, but with a 30-year Access Period, the initial Periodic Income Payment will be $385.56 per month ($4,626.72 annually).

The Account Value will vary with the actual net investment return, which then determines the subsequent Periodic Income Payments during the Access Period. Each subsequent Periodic Income Payment is determined by dividing the Account Value on the Rider Date anniversary by 1,000 and multiplying this result by an annuity factor revised to reflect the declining length of the Access Period. As a result of this calculation, the actual net returns in the Account Value are measured against the AIR to determine subsequent Periodic Income Payments. If the actual net investment return (annualized) for the Contract exceeds the AIR, the Periodic Income Payment will increase at a rate approximately equal to the amount of such excess. Conversely, if the actual net investment return for the Contract is less than the AIR, the Periodic Income Payment will decrease. For example, if net investment return is 3% higher (annualized) than the AIR, the Periodic Income Payment for the next Rider Year will increase by approximately 3%. Conversely, if actual net investment return is 3% lower than the AIR, the Periodic Income Payment for the next Rider Year will decrease by approximately 3%.
For IRA i4LIFE® Indexed Advantage contracts, if at any time A is greater than the sum of B and C and no additional withdrawals were made, we will distribute an additional payment, calculated and withdrawn on the Rider Date anniversary, equal to A – (B + C) where,
A = the RMD amount for the calendar year for this Contract, as determined by us in accordance with the Internal Revenue Code,
B = the sum of Periodic Income Payment paid in the calendar year immediately prior to the Rider Year anniversary, and
C = the sum of the Periodic Income Payment to be paid from the Rider Year anniversary to the end of the calendar year.
This additional payment will be deducted and distributed within 7 days following the applicable Rider Date anniversary. This amount will be treated as a Periodic Income Payment and not a Withdrawal for Death Benefit calculations.
Withdrawals made during the Access Period will also reduce the Account Value that is available for Periodic Income Payments. Subsequent Periodic Income Payments will be recalculated on the next Rider Date anniversary using the reduced Account Value.
For a joint life option, if either the Annuitant or Secondary Life dies during the Access Period, Periodic Income Payments will be recalculated using a revised annuity factor based on the single surviving life, if doing so provides a higher Periodic Income Payment. On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, the annuity factor will be revised for a non-life contingent Periodic Income Payment and Periodic Income Payments will continue until the Account Value is fully paid out and the Access Period ends. For qualified contracts, if the Annuitant and Secondary Life, if applicable, both die during the Access Period, i4LIFE® Indexed Advantage will terminate.
Periodic Income Payments during the Lifetime Income Period. The Lifetime Income Period begins at the end of the Access Period if either the Annuitant or Secondary Life is living. Your earlier election regarding the Periodic Income Payment frequency does not change. The initial Periodic Income Payment during the Lifetime Income Period is determined by dividing the Account Value for each Indexed Account and Subaccount on the last Valuation Date of the Access Period by 1,000 and multiplying the result by an annuity factor revised to reflect that the Access Period has ended. The result for each variable Subaccount is converted to Annuity Units.
Subsequent Periodic Income Payments are calculated on the Rider Date anniversary and are equal to the sum of each Periodic Income Payment as calculated for each individual allocation. Subsequent Periodic Income Payments for the variable Subaccounts are determined by multiplying the number of Annuity Units per Subaccount by the Annuity Unit value. To determine subsequent Periodic Income Payments for the Indexed Segment(s), the prior Periodic Income Payment for each Segment is multiplied by the performance of the Segment less the rider charge divided by the AIR. Subsequent Periodic Income Payments are adjusted for any reallocations between accounts and Subaccounts.
Your Periodic Income Payments will vary based on the value of your Annuity Units and the performance of your Indexed Segment(s). Your payment(s) will not be affected by market performance during that year. You may also discontinue variable and index-linked payouts and select a fixed level payment.
Periodic Income Payments will continue for as long as the Annuitant or Secondary Life, if applicable, is living, and will vary with Account Value performance.
Periodic Income Payment Account. The Periodic Income Payment Account is designated to hold an amount equal to the annual Periodic Income Payments during the Access Period only.
On the Rider Date and each Rider Date anniversary thereafter, we will transfer Account Value equal to the annual amount of the Periodic Income Payment valued as of that date to the Periodic Income Payment Account. Amounts transferred to the Periodic Income Payment Account will no longer participate in the variable Subaccounts or Indexed Segment(s). The Periodic Income Payment Account is a non-interest bearing account. The Account Value will be transferred proportionately from the variable Subaccounts, and the Indexed Segment(s) in which you are allocated. Transfers of Account Value to the Periodic Income Payment Account may reduce the value in the Subaccounts to zero. Periodic Income Payments will first be deducted from the Periodic Income Payment Account. Only after the Periodic Income Payment Account has been exhausted will any amounts be deducted proportionally from the Variable Subaccounts and lastly proportionally from the Indexed Segment(s).

The Periodic Income Payment Account is not available for allocations or transfers; unless there are any remaining amounts in the Periodic Income Payment Account on the Rider Anniversary after the Periodic Income Payment has been made for the prior Rider Year.
i4LIFE® Indexed Advantage Death Benefit
The Death Benefit option in effect under the Contract will continue to be in effect after the i4LIFE® Indexed Advantage Rider Date and during the Access Period only and will be adjusted as follows:
Any withdrawal or Periodic Income Payment from the Account Value during the Access Period will result in a death benefit reduction.
If the Account Value Death Benefit is in effect, your Death Benefit will be equal to the Account Value as of the Valuation Date we approve the payment of the claim.
If the Guarantee of Principal Death Benefit is in effect, your Death Benefit will be equal to the greater of:
•	the Account Value as of the Valuation Date we approve the payment of the claim; or
•	the sum of all Purchase Payments, less the sum of the Periodic Income Payments and other withdrawals where:
•	Periodic Income Payments and any additional Required Minimum Distribution payments reduce the Death Benefit by the dollar amount of the payment; and
•	All other withdrawals, if any, reduce the Death Benefit in the same proportion that withdrawals reduce the Contract Value or Account Value.
References to Purchase Payments and withdrawals include Purchase Payments and withdrawals made prior to the election of i4LIFE® Indexed Advantage.
In a declining market, withdrawals which are deducted in the same proportion that withdrawals reduce the Contract Value or Account Value, may have a magnified effect on the reduction of the Death Benefit payable. This is because the reduction in the benefit may be more than the dollar amount withdrawn from the Contract Value. All references to withdrawals include deductions for any applicable charges associated with those withdrawals (surrender charges for example) and premium taxes, if any.
The following example demonstrates the impact of a proportionate withdrawal on your Death Benefit:
Guarantee of Principal Death Benefit	$200,000
i4LIFE® Indexed Advantage Periodic Income Payment	$25,000
Additional withdrawal	$15,000 ($15,000/$150,000 = 10% withdrawal)
Account Value at the time of withdrawal	$150,000
Death Benefit value after i4LIFE® Indexed Advantage Periodic Income Payment = $200,000 - $25,000 = $175,000
Reduction in Death Benefit value for withdrawal = $175,000 x 10% = $17,500
Death Benefit value after withdrawal = $175,000 - $17,500 = $157,500
The Periodic Income Payment reduces the Death Benefit by $25,000 and the withdrawal causes a 10% reduction in the Death Benefit, the same percentage that the withdrawal reduced the Account Value.
Only the Contract Value as of the Valuation Date we approve the payment of the death claim is available as a Death Benefit if a Contractowner, joint owner or Annuitant was added or changed subsequent to the effective date of this Contract unless the change occurred because of the death of a prior Contractowner, joint owner or Annuitant. If your Contract Value equals zero, no Death Benefit will be paid.
General Death Benefit Provisions. This Death Benefit option is only available during the Access Period and will terminate when the Account Value equals zero, because the Access Period terminates.
On a joint life option, the Secondary Life spouse must be either the primary Beneficiary or joint owner in order to receive the remaining payments after the first spouse’s death.
For nonqualified contracts, upon the death of the Contractowner, joint owner or Annuitant, the Contractowner (or Beneficiary) may elect to terminate the Contract and receive full payment of the Death Benefit or may elect to continue the Contract and receive Periodic Income Payments. Upon the death of the Secondary Life, who is not also an owner, only the surrender value is paid.
If you are the owner of an IRA annuity contract, and there is no Secondary Life, and you die during the Access Period, the i4LIFE® Indexed Advantage will terminate. A spouse Beneficiary may start a new i4LIFE® Indexed Advantage program.
If a death occurs during the Access Period, the value of the Death Benefit will be determined as of the Valuation Date we approve the payment of the claim. Approval of payment will occur upon our receipt of all the following:
1.	an original certified death certificate or any other proof of death satisfactory to us; and

2.	written authorization for payment; and
3.	all required claim forms, fully completed (including selection of a settlement option).
Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under this Contract must be made in compliance with Code Section 72(s) or 401(a)(9) as applicable, as amended from time to time. Death Benefits may be taxable. See Federal Tax Matters.
Upon notification to us of the death, Periodic Income Payments may be suspended until the death claim is approved. Upon approval, a lump sum payment for the value of any suspended payments will be made as of the date the death claim is approved, and Periodic Income Payments will continue, if applicable.
If a lump sum settlement is elected, the proceeds will be mailed within seven days of approval by us of the claim subject to the laws, regulations and tax code governing payment of Death Benefits. This payment may be postponed as permitted by the Investment Company Act of 1940.
Transfers. During the Access Period and subject to the provisions of Transfers On Or Before The Annuity Commencement Date, the following transfers are permitted at any time:
(a) transfers between the variable Subaccounts or
(b) transfers from the Indexed Accounts to the variable Subaccounts. Transfers between the Indexed Accounts and from the variable Subaccounts to the Indexed Accounts are only permitted on a Rider Date anniversary.
After the Access Period and subject to the provisions of Transfers After the Annuity Commencement Date, transfers between the variable Subaccounts are permitted at any time. The following transfers are only permitted on the Rider Date anniversary:
(a) transfers from the variable Subaccounts to the Indexed Accounts;
(b) transfers between the Indexed Accounts; and
(c) transfers from the variable Subaccounts and/or Indexed Accounts to a fixed level payment.
Transfers from the Indexed Account(s) to the Subaccounts or from the fixed level payment to Indexed Account(s) or Subaccounts are not permitted.
Withdrawals. You may request a withdrawal at any time prior to the end of the Access Period. We reduce the Account Value by the amount of the withdrawal, which will impact all subsequent Periodic Income Payments. Withdrawals cannot be taken from the Periodic Income Payment Account. Withdrawals will be taken proportionately from the Subaccounts first and then proportionately from the Indexed Accounts. Any withdrawal that reduces the Subaccounts and Indexed Accounts to zero will be treated as a withdrawal of the entire Account Value. Any remaining Account Value in the Periodic Income Payment Account will be paid out in a lump sum with the withdrawal, and the Contract and rider will terminate. Withdrawals may have tax consequences. See Federal Tax Matters. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Surrender. At any time prior to the end of the Access Period, you may surrender the Contract by withdrawing the surrender value. If the Contract is surrendered, the Contract terminates and no further Periodic Income Payments will be made. Withdrawals are subject to any applicable surrender charges except when amounts may be withdrawn free of surrender charges. See Charges and Other Deductions.
Termination. For IRA contracts, you may terminate i4LIFE® Indexed Advantage prior to the end of the Access Period by notifying us in writing. The termination will be effective on the next Rider Date anniversary after we receive the notice. Upon termination, the i4LIFE® Indexed Advantage charge will end. Your Contract Value upon termination will be equal to the Account Value on the Valuation Date we terminate i4LIFE® Indexed Advantage.
For nonqualified contracts, you may not terminate i4LIFE® Indexed Advantage once you have elected it without terminating the entire Contract.
Annuity Payouts
When you apply for a Contract, you may select any Annuity Commencement Date permitted by law, which is usually on or before the Annuitant's 99th birthday. Your registered representative may recommend that you annuitize at an earlier age.
The Contract provides optional forms of payouts of annuities (annuity options), each of which is payable on a variable basis, a fixed basis or a combination of both as you specify. The Indexed Accounts are not available as Annuity Payout options. Any amounts in the Indexed Segments must be transferred out of the Indexed Segments at Interim Value prior to the Annuity Commencement Date. The Contract provides that all or part of the Contract Value may be used to purchase an Annuity Payout option.

You may elect Annuity Payouts in monthly, quarterly, semiannual or annual installments. If the payouts from any Subaccount would be or become less than $50, we have the right to reduce their frequency until the payouts are at least $50 each. Following are explanations of the annuity options available.
Annuity Options
The annuity options outlined below do not apply to Contractowners who have elected i4LIFE® Indexed Advantage.
Life Annuity. This option offers a periodic payout during the lifetime of the Annuitant and ends with the last payout before the death of the Annuitant. This option offers the highest periodic payout since there is no guarantee of a minimum number of payouts or provision for a Death Benefit for Beneficiaries. However, there is the risk under this option that the recipient would receive no payouts if the Annuitant dies before the date set for the first payout; only one payout if death occurs before the second scheduled payout, and so on.
Life Annuity with Payouts Guaranteed for Designated Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and then continues throughout the lifetime of the Annuitant. The designated period is selected by the Contractowner.
Joint Life Annuity. This option offers a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. However, under a joint life annuity, if both Annuitants die before the date set for the first payout, no payouts will be made. Only one payment would be made if both deaths occur before the second scheduled payout, and so on.
Joint Life Annuity with Guaranteed Period. This option guarantees periodic payouts during a designated period, usually 10 or 20 years, and continues during the joint lifetime of the Annuitant and a designated joint Annuitant. The payouts continue during the lifetime of the survivor. The designated period is selected by the Contractowner.
Joint Life and Two Thirds to Survivor Annuity. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two thirds of the periodic payout made when both were alive.
Joint Life and Two-Thirds Survivor Annuity with Guaranteed Period. This option provides a periodic payout during the joint lifetime of the Annuitant and a designated joint Annuitant. When one of the joint Annuitants dies, the survivor receives two-thirds of the periodic payout made when both were alive. This option further provides that should one or both of the Annuitants die during the elected guaranteed period, usually 10 or 20 years, full benefit payment will continue for the rest of the guaranteed period.
Life Annuity with Cash Refund. This option provides fixed annuity benefit payments that will be made for the lifetime of the Annuitant with the guarantee that upon death, should (a) the total dollar amount applied to purchase this option be greater than (b) the fixed annuity benefit payment multiplied by the number of annuity benefit payments paid prior to death, then a refund payment equal to the dollar amount of (a) minus (b) will be made.
Under the annuity options listed above, you may not make withdrawals. Other options, with or without withdrawal features, may be made available by us. You may pre-select an Annuity Payout option as a method of paying the Death Benefit to a Beneficiary. If you do, the Beneficiary cannot change this payout option. You may change or revoke in writing to our Home Office, any such selection, unless such selection was made irrevocable. If you have not already chosen an Annuity Payout option, the Beneficiary may choose any Annuity Payout option. At death, options are only available to the extent they are consistent with the requirements of the Contract as well as Sections 72(s) and 401(a)(9) of the tax code, if applicable.
General Information
Any previously selected Death Benefit in effect before the Annuity Commencement Date will no longer be available on and after the Annuity Commencement Date. Any portion of your Contract Value invested in the Indexed Accounts must be transferred to the Subaccounts or to a fixed Annuity Payout prior to the Annuity Commencement Date. Amounts transferred will be subject to an Interim Value calculation. If we have not heard from you by 30 days prior to the maturity date of the Contract, we will transfer the Interim Value for each Indexed Segment to the LVIP PIMCO Low Duration Bond Fund. You may change the Annuity Commencement Date, change the annuity option or change the allocation of the investment among Subaccounts up to 30 days before the scheduled Annuity Commencement Date, upon written notice to the Home Office. You must give us at least 30 days’ notice before the date on which you want payouts to begin. We may require proof of age, sex, or survival of any payee upon whose age, sex, or survival payments depend.
Unless you select another option, the Contract automatically provides for a life annuity with Annuity Payouts guaranteed for 10 years (on a fixed, variable or combination of fixed and variable basis, in proportion to the account allocations at the time of annuitization) except when a joint life payout is required by law. Under any option providing for guaranteed period payouts, the number of payouts which remain unpaid at the date of the Annuitant’s death (or surviving Annuitant’s death in case of joint life Annuity) will be paid to you or your Beneficiary as payouts become due after we are in receipt of:
•	proof, satisfactory to us, of the death;

•	written authorization for payment; and
•	all claim forms, fully completed.
Variable Annuity Payouts
Variable Annuity Payouts will be determined using:
•	the Contract Value on the Annuity Commencement Date, less any applicable premium taxes;
•	the annuity tables contained in the Contract;
•	the annuity option selected; and
•	the investment performance of the fund(s) selected.
To determine the amount of payouts, we make this calculation:
1.	Determine the dollar amount of the first periodic payout; then
2.	Credit the Contract with a fixed number of Annuity Units equal to the first periodic payout divided by the Annuity Unit value; and
3.	Calculate the value of the Annuity Units each period thereafter.
Annuity Payouts assume an investment return of 3%, 4%, 5% or 6% per year, as applied to the applicable mortality table. Some of these assumed interest rates may not be available in your state; therefore, please check with your registered representative. You may choose your assumed interest rate at the time you elect a variable Annuity Payout on the administrative form provided by us. The higher the assumed interest rate you choose, the higher your initial annuity payment will be. The amount of each payout after the initial payout will depend upon how the underlying fund(s) perform, relative to the assumed rate. If the actual net investment rate (annualized) exceeds the assumed rate, the payment will increase at a rate proportional to the amount of such excess. Conversely, if the actual net investment rate is less than the assumed rate, annuity payments will decrease. The higher the assumed interest rate, the less likely future annuity payments are to increase, or the payments will increase more slowly than if a lower assumed rate was used. There is a more complete explanation of this calculation in the SAI.
Small Contract Surrenders
We may surrender your Contract, in accordance with the laws of your state if:
•	your Contract Value drops below certain state specified minimum amounts ($1,000 or less) for any reason, including if your Contract Value decreases due to the performance of the Subaccounts you selected;
•	no Purchase Payments have been received for two (2) full, consecutive Contract Years; and
•	the annuity benefit at the Annuity Commencement Date would be less than $20.00 per month (these requirements may differ in some states).
At least 60 days before we surrender your Contract, we will send you a letter at your last address we have on file, to inform you that your Contract will be surrendered. You will have the opportunity to make additional Purchase Payments to bring your Contract Value above the minimum level to avoid surrender. If we surrender your Contract, we will not assess any surrender charge. Surrenders from the Indexed Accounts will be calculated using the Interim Value.
Delay of Payments
Contract proceeds from the VAA will be paid within seven days, except:
•	when the NYSE is closed (other than weekends and holidays);
•	times when market trading is restricted or the SEC declares an emergency, and we cannot value units or the funds cannot redeem shares; or
•	when the SEC so orders to protect Contractowners.
If, pursuant to SEC rules, an underlying money market fund suspends payment of redemption proceeds in connection with a liquidation of the fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or Death Benefit from the money market subaccount until the fund is liquidated.
Due to federal laws designed to counter terrorism and prevent money laundering by criminals, we may be required to reject a Purchase Payment and/or deny payment of a request for transfers, withdrawals, surrenders, or Death Benefits, until instructions are received from the appropriate regulator. We also may be required to provide additional information about a Contractowner's account to government regulators.
Reinvestment Privilege
You may elect to make a reinvestment purchase with any part of the proceeds of a surrender/withdrawal, and we will recredit that portion of the surrender/withdrawal charges attributable to the amount returned.

This election must be made by your written authorization to us on an approved Lincoln reinvestment form and received in our Home Office within 30 days of the date of the surrender/withdrawal, and the repurchase must be of a Contract covered by this prospectus. Lincoln reserves the right to not reinstate certain riders and Death Benefits that were in effect prior to the surrender/withdrawal. In the case of a qualified retirement plan, a representation must be made that the proceeds being used to make the purchase have retained their tax-favored status under an arrangement for which the contracts offered by this prospectus are designed. The number of Accumulation Units which will be credited when the proceeds are reinvested will be based on the value of the Accumulation Unit(s) on the next Valuation Date. This computation will occur following receipt of the proceeds and request for reinvestment at the Home Office. You may utilize the reinvestment privilege only once. For tax reporting purposes, we will treat a surrender/withdrawal and a subsequent reinvestment purchase as separate transactions (and a Form 1099 may be issued, if applicable). Any taxable distribution that is reinvested may still be reported as taxable. You should consult a tax advisor before you request a surrender/withdrawal or subsequent reinvestment purchase. Any portion of your Contract Value that was previously allocated to an Indexed Account will be placed in the LVIP PIMCO Low Duration Bond Fund. Indexed Accounts cannot be invested in until the next Indexed Anniversary Date.
Amendment of Contract
We reserve the right to amend the Contract to meet the requirements of the 1940 Act or other applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers. Any changes are subject to prior approval of your state’s insurance department (if required).
Distribution of the Contracts
Lincoln Financial Distributors, Inc. (“LFD”) serves as Principal Underwriter of this Contract. LFD is affiliated with Lincoln Life and is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of FINRA (“Financial Industry Regulatory Authority”). The Principal Underwriter has entered into selling agreements with Lincoln Financial Advisors Corporation and/or Lincoln Financial Securities Corporation (collectively “LFN”), also affiliates of ours. The Principal Underwriter has also entered into selling agreements with broker-dealers that are unaffiliated with us (“Selling Firms”). While the Principal Underwriter has the legal authority to make payments to broker-dealers which have entered into selling agreements, we will make such payments on behalf of the Principal Underwriter in compliance with appropriate regulations. We also pay on behalf of LFD certain of its operating expenses related to the distribution of this and other of our contracts. The Principal Underwriter may also offer “non-cash compensation”, as defined under FINRA’s rules, which includes among other things, merchandise, gifts, marketing support, sponsorships, seminars, entertainment and travel expenses. You should ask your registered representative how the broker-dealer will be compensated for the sale of the Contract to you, or for any alternative proposal that may have been presented to you. You should take such compensation into account when considering and evaluating any recommendation made to you in connection with the purchase of a Contract. The following paragraphs describe how payments are made by us and the Principal Underwriter to various parties.
Compensation Paid to Unaffiliated Selling Firms. The Principal Underwriter pays commissions to all Selling Firms. The maximum commission the Principal Underwriter pays to Selling Firms is 6.00% of Purchase Payments. Some Selling Firms may elect to receive a lower commission when a Purchase Payment is made along with an earlier quarterly payment based on Contract Value for so long as the Contract’s Selling Firm remains in effect. Upon annuitization, the maximum commission the Principal Underwriter pays to Selling Firms is 6.00% of annuitized value and/or ongoing annual compensation of up to 1.00% of annuity value or statutory reserves. LFD also acts as wholesaler of the contracts and performs certain marketing and other functions in support of the distribution and servicing of the contracts.
LFD may pay certain Selling Firms or their affiliates additional amounts for, among other things: (1) “preferred product” treatment of the contracts in their marketing programs, which may include marketing services and increased access to registered representatives; (2) sales incentives relating to the contracts; (3) costs associated with sales conferences and educational seminars for their registered representatives; (4) other sales expenses incurred by them; and (5) inclusion in the financial products the Selling Firm offers.
Lincoln Life may provide loans to broker-dealers or their affiliates to help finance marketing and distribution of the contracts, and those loans may be forgiven if aggregate sales goals are met. In addition, we may provide staffing or other administrative support and services to broker-dealers who distribute the contracts. LFD, as wholesaler, may make bonus payments to certain Selling Firms based on aggregate sales of our variable insurance contracts (including the contracts) or persistency standards.
These additional types of compensation are not offered to all Selling Firms. The terms of any particular agreement governing compensation may vary among Selling Firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation may provide Selling Firms and/or their registered representatives with an incentive to favor sales of the contracts over other variable annuity contracts (or other investments) with respect to which a Selling Firm receives lower levels of or no additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the contracts. Additional information relating to compensation paid in 2021 is contained in the SAI.
Compensation Paid to Other Parties. Depending on the particular selling arrangements, there may be others whom LFD compensates for the distribution activities. For example, LFD may compensate certain “wholesalers”, who control access to certain selling offices, for access to those offices or for referrals, and that compensation may be separate from the compensation paid for sales of the contracts. LFD may compensate marketing organizations, associations, brokers or consultants which provide marketing assistance and other services to broker-dealers who distribute the contracts, and which may be affiliated with those broker-dealers. Commissions and other incentives or payments described above are not charged directly to Contractowners or the VAA. All compensation is paid from our resources, which include fees and charges imposed on your Contract.
We pay an education and support fee to First Trust Portfolios L.P. (First Trust) for their educational and sales support in connection with the Capital Strength Net Fee IndexSM. This fee is an annual fee of 0.15% of the average daily value of the amount invested in the Capital Strength Indexed Accounts. First Trust will pay Lincoln an annual rate of 0.05% of the average daily value of the amount invested in the Capital Strength Indexed Accounts to compensate Lincoln for the expenses it incurs in assisting First Trust as it provides this education and support. These payments are not charged directly to Contractowners, but are paid from our resources.
We pay a licensing fee to FTIS in the amount of 0.045%, and we pay an education and support fee in the amount of 0.150% to First Trust Portfolios L.P. in connection with the First Trust American Leadership Index. These fees are based on the average monthly value of the amount invested in the First Trust American Leadership Indexed Accounts. These payments are not charged directly to Contractowners but are paid from our resources.
Contractowner Questions
The obligations to purchasers under the contracts are those of Lincoln Life. This prospectus provides a general description of the material features of the Contract. Contracts, endorsements and riders may vary as required by state law. Questions about your Contract should be directed to us at 1-877-737-6872.
Federal Tax Matters
Introduction
The Federal income tax treatment of the Contract is complex and sometimes uncertain. The Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. This discussion also does not address other Federal tax consequences (including consequences of sales to foreign individuals or entities), or state or local tax consequences, associated with the Contract. As a result, you should always consult a tax advisor about the application of tax rules found in the Internal Revenue Code (“Code”), Treasury Regulations and applicable IRS guidance to your individual situation.
Nonqualified Annuities
This part of the discussion describes some of the Federal income tax rules applicable to nonqualified annuities. A nonqualified annuity is a contract not issued in connection with a qualified retirement plan, such as an IRA or a section 403(b) plan, receiving special tax treatment under the Code. We may not offer nonqualified annuities for all of our annuity products.
Tax Deferral On Earnings
Under the Code, you are generally not subject to tax on any increase in your Contract Value until you receive a contract distribution. However, for this general rule to apply, certain requirements must be satisfied:
•	An individual must own the Contract (or the Code must treat the Contract as owned by an individual).
•	The investments of the VAA must be “adequately diversified” in accordance with Treasury regulations.
•	Your right to choose particular investments for a Contract must be limited.
•	The Annuity Commencement Date must not occur near the end of the Annuitant’s life expectancy.
Contracts Not Owned By An Individual
If a Contract is owned by an entity (rather than an individual) the Code generally does not treat it as an annuity contract for Federal income tax purposes. This means that the entity owning the Contract pays tax currently on the excess of the Contract Value over the investment in the Contract. Examples of contracts where the owner pays current tax on the Contract’s earnings are contracts issued to a corporation or a trust. Some exceptions to the rule are:
•	Contracts in which the named owner is a trust or other entity that holds the Contract as an agent for an individual; however, this exception does not apply in the case of any employer that owns a contract to provide deferred compensation for its employees;
•	Immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase and substantially equal periodic payments are made, not less frequently than annually, during the Annuity Payout period;
•	Contracts acquired by an estate of a decedent;
•	Certain qualified contracts;
•	Contracts purchased by employers upon the termination of certain qualified plans; and

•	Certain contracts used in connection with structured settlement agreements.
Investments In The VAA Must Be Diversified
For a Contract to be treated as an annuity for Federal income tax purposes, the investments of the VAA must be “adequately diversified.” Treasury regulations define standards for determining whether the investments of the VAA are adequately diversified. If the VAA fails to comply with these diversification standards, you could be required to pay tax currently on the excess of the Contract Value over the investment in the Contract. Although we do not control the investments of the underlying investment options, we expect that the underlying investment options will comply with the Treasury regulations so that the VAA will be considered “adequately diversified.”
Restrictions
The Code limits your right to choose particular investments for the Contract. Because the IRS has issued little guidance specifying those limits, the limits are uncertain and your right to allocate Contract Values among the Subaccounts may exceed those limits. If so, you would be treated as the owner of the assets of the VAA and thus subject to current taxation on the income and gains, if applicable, from those assets. We do not know what limits may be set by the IRS in any guidance that it may issue and whether any such limits will apply to existing contracts. We reserve the right to modify the Contract without your consent in an attempt to prevent you from being considered as the owner of the assets of the VAA for purposes of the Code.
Loss Of Interest Deduction
After June 8, 1997, if a Contract is issued to a taxpayer that is not an individual, or if a Contract is held for the benefit of an entity, the entity may lose a portion of its deduction for otherwise deductible interest expenses. However, this rule does not apply to a Contract owned by an entity engaged in a trade or business that covers the life of one individual who is either (i) a 20% Owner of the entity, or (ii) an officer, director, or employee of the trade or business, at the time first covered by the Contract. This rule also does not apply to a Contract owned by an entity engaged in a trade or business that covers the joint lives of the 20% Owner or the entity and the Owner’s spouse at the time first covered by the Contract.
Age At Which Annuity Payouts Begin
The Code does not expressly identify a particular age by which Annuity Payouts must begin. However, those rules do require that an annuity contract provide for amortization, through Annuity Payouts, of the Contract’s Purchase Payments and earnings. As long as annuity payments begin or are scheduled to begin on a date on which the Annuitant’s remaining life expectancy is enough to allow for a sufficient Annuity Payout period, the Contract should be treated as an annuity. If the annuity contract is not treated as an annuity, you would be currently taxed on the excess of the Contract Value over the investment in the Contract.
Tax Treatment Of Payments
We make no guarantees regarding the tax treatment of any Contract or of any transaction involving a Contract. However, the rest of this discussion assumes that your Contract will be treated as an annuity under the Code and that any increase in your Contract Value will not be taxed until there is a distribution from your Contract.
Taxation Of Withdrawals And Surrenders
You will pay tax on withdrawals to the extent your Contract Value exceeds your investment in the Contract. This income (and all other income from your Contract) is considered ordinary income (and does not receive capital gains treatment and is not qualified dividend income). You will pay tax on a surrender to the extent the amount you receive exceeds your investment in the Contract. In certain circumstances, your Purchase Payments and investment in the Contract are reduced by amounts received from your Contract that were not included in income. Surrender and reinstatement of your Contract will generally be taxed as a withdrawal.
Taxation Of Annuity Payouts, including Periodic Income Payments
The Code imposes tax on a portion of each Annuity Payout (at ordinary income tax rates) and treats a portion as a nontaxable return of your investment in the Contract. We will notify you annually of the taxable amount of your Annuity Payout. Once you have recovered the total amount of the investment in the Contract, you will pay tax on the full amount of your Annuity Payouts. If Annuity Payouts end because of the Annuitant’s death and before the total amount in the Contract has been distributed, the amount not received will generally be deductible. If withdrawals, other than Periodic Income Payments, are taken from i4LIFE® Indexed Advantage during the Access Period, they are taxed subject to an exclusion ratio that is determined based on the amount of the payment.
Taxation Of Death Benefits
We may distribute amounts from your Contract because of the death of a Contractowner or an Annuitant. The tax treatment of these amounts depends on whether the Contractowner or the Annuitant dies before or after the Annuity Commencement Date.
Death prior to the Annuity Commencement Date:
•	If the Beneficiary receives Death Benefits under an Annuity Payout option, they are taxed in the same manner as Annuity Payouts.

•	If the Beneficiary does not receive Death Benefits under an Annuity Payout option, they are taxed in the same manner as a withdrawal.
Death after the Annuity Commencement Date:
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of a Contractowner who is not the Annuitant, they are excludible from income in the same manner as the Annuity Payout prior to the death of the Contractowner.
•	If Death Benefits are received in accordance with the existing Annuity Payout option following the death of the Annuitant (whether or not the Annuitant is also the Contractowner), the Death Benefits are excludible from income if they do not exceed the investment in the Contract not yet distributed from the Contract. All Annuity Payouts in excess of the investment in the Contract not previously received are includible in income.
•	If Death Benefits are received in a lump sum, the Code imposes tax on the amount of Death Benefits which exceeds the amount of Purchase Payments not previously received.
Additional Taxes Payable On Withdrawals, Surrenders, Or Annuity Payouts
The Code may impose a 10% additional tax on any distribution from your Contract which you must include in your gross income. The 10% additional tax does not apply if one of several exceptions exists. These exceptions include withdrawals, surrenders, or Annuity Payouts that:
•	you receive on or after you reach 59½,
•	you receive because you became disabled (as defined in the Code),
•	you receive from an immediate annuity,
•	a Beneficiary receives on or after your death, or
•	you receive as a series of substantially equal periodic payments based on your life or life expectancy (non-natural owners holding as agent for an individual do not qualify).
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax, which affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual's “unearned income,” or (ii) the dollar amount by which the individual's modified adjusted gross income exceeds the applicable threshold. Unearned income includes the taxable portion of distributions that you take from your annuity contract. If you take a distribution from your Contract that may be subject to the tax, we will include a Distribution Code “D” in Box 7 of the Form 1099-R issued to report the distribution. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Special Rules If You Own More Than One Annuity Contract
In certain circumstances, you must combine some or all of the nonqualified annuity contracts you own in order to determine the amount of an Annuity Payout, a surrender, or a withdrawal that you must include in income. For example, if you purchase two or more deferred annuity contracts from the same life insurance company (or its affiliates) during any calendar year, the Code treats all such contracts as one contract. Treating two or more contracts as one contract could affect the amount of a surrender, a withdrawal or an Annuity Payout that you must include in income and the amount that might be subject to the additional tax described previously.
Loans and Assignments
Except for certain qualified contracts, the Code treats any amount received as a loan under your Contract, and any assignment or pledge (or agreement to assign or pledge) of any portion of your Contract Value, as a withdrawal of such amount or portion.
Gifting A Contract
If you transfer ownership of your Contract to a person other than to your spouse (or to your former spouse incident to divorce), and receive a payment less than your Contract’s value, you will pay tax on your Contract Value to the extent it exceeds your investment in the Contract not previously received. The new owner’s investment in the Contract would then be increased to reflect the amount included in income.
Charges for Additional Benefits
Your Contract automatically includes a basic Death Benefit and may include other optional riders. Certain enhancements to the basic Death Benefit may also be available to you. The cost of the basic Death Benefit and any additional benefit are deducted from your Contract. It is possible that the tax law may treat all or a portion of the Death Benefit and other optional rider charges, if any, as a contract withdrawal.

Special Considerations for Same-Sex Spouses
In 2013, the U.S. Supreme Court held that same-sex spouses who are married under state law are treated as spouses for purposes of federal law. You are strongly encouraged to consult a tax advisor before electing spousal rights under the Contract.
Qualified Retirement Plans
We have designed the contracts for use in connection with certain types of retirement plans that receive favorable treatment under the Code. Contracts issued to or in connection with a qualified retirement plan are called “qualified contracts.” We issue contracts for use with various types of qualified retirement plans. The Federal income tax rules applicable to those plans are complex and varied. As a result, this prospectus does not attempt to provide more than general information about the use of the Contract with the various types of qualified retirement plans. Persons planning to use the Contract in connection with a qualified retirement plan should obtain advice from a competent tax advisor.
Types of Qualified Contracts and Terms of Contracts
Qualified retirement plans may include the following:
•	Individual Retirement Accounts and Annuities (“Traditional IRAs”)
•	Roth IRAs
•	Traditional IRA that is part of a Simplified Employee Pension Plan (“SEP”)
•	SIMPLE 401(k) plans (Savings Incentive Matched Plan for Employees)
•	401(a) / (k) plans (qualified corporate employee pension and profit-sharing plans)
•	403(a) plans (qualified annuity plans)
•	403(b) plans (public school system and tax-exempt organization annuity plans)
•	H.R. 10 or Keogh Plans (self-employed individual plans)
•	457(b) plans (deferred compensation plans for state and local governments and tax-exempt organizations)
Our individual variable annuity products are not available for use with any of the foregoing qualified retirement plan accounts, with the exception of Traditional IRA, SEP IRA, and Roth IRA arrangements. We will amend contracts to be used with a qualified retirement plan as generally necessary to conform to the Code’s requirements for the type of plan. However, the rights of a person to any qualified retirement plan benefits may be subject to the plan’s terms and conditions, regardless of the contract’s terms and conditions. In addition, we are not bound by the terms and conditions of qualified retirement plans to the extent such terms and conditions contradict the contract, unless we consent.
The Setting Every Community Up for Retirement Enhancement (SECURE) Act of 2019
The Setting Every Community Up for Retirement Enhancement (SECURE) Act (the “SECURE Act”) was enacted on December 20, 2019. The SECURE Act made a number of significant changes to the rules that apply to qualified retirement plans and IRA’s, including the following:
•	Increased the required beginning date measuring age from 70½ to 72 for any participant or IRA owner who did not attain age 70½ prior to January 1, 2020. As a result, required minimum distributions are generally required to begin by April 1 of the year following the year in which a participant or IRA owner reached age 72.
•	Eliminated the age 70½ limit for making contributions to an IRA. Beginning in 2020, an IRA owner can make contributions to his or her IRA at any age.
•	Changed the required minimum distribution rules that apply after the death of a participant or IRA owner.
•	Created the “Qualified Birth or Adoption” exception to the 10% additional tax on early distributions.
Tax Treatment of Qualified Contracts
The Federal income tax rules applicable to qualified retirement plans and qualified contracts vary with the type of plan and contract. For example:
•	Federal tax rules limit the amount of Purchase Payments or contributions that can be made, and the tax deduction or exclusion that may be allowed for the contributions. These limits vary depending on the type of qualified retirement plan and the participant’s specific circumstances (e.g., the participant’s compensation).
•	Minimum annual distributions are required under some qualified retirement plans once you reach age 72 or retire, if later as described below.
•	Loans are allowed under certain types of qualified retirement plans, but Federal income tax rules prohibit loans under other types of qualified retirement plans. For example, Federal income tax rules permit loans under some section 403(b) plans, but prohibit loans under Traditional and Roth IRAs. If allowed, loans are subject to a variety of limitations, including restrictions as to the loan amount, the loan’s duration, the rate of interest, and the manner of repayment. Your Contract or plan may not permit loans.

Please note that qualified retirement plans such as 403(b) plans, 401(k) plans and IRAs generally defer taxation of contributions and earnings until distribution. As such, an annuity does not provide any additional tax deferral benefit beyond the qualified retirement plan itself.
Tax Treatment of Payments
The Federal income tax rules generally include distributions from a qualified contract in the participant’s income as ordinary income. These taxable distributions will include contributions that were deductible or excludible from income. Thus, under many qualified contracts, the total amount received is included in income since a deduction or exclusion from income was taken for contributions to the contract. There are exceptions. For example, you do not include amounts received from a Roth IRA in income if certain conditions are satisfied.
Required Minimum Distributions
Under most qualified plans, you must begin receiving payments from the Contract in certain minimum amounts by your “required beginning date”. Prior to the SECURE Act, the required beginning date was April 1 of the year following the year you attain age 70½ or retired. If you did not attain 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72 or retire. If you own a traditional IRA, your required beginning date under prior law was April 1 of the year following the year in which you attained age 70½. If you did not attain age 70½ prior to January 1, 2020, then your required beginning date will be April 1 of the year following the year in which you attain age 72. If you own a Roth IRA, you are not required to receive minimum distributions from your Roth IRA during your life.
Failure to comply with the minimum distribution rules applicable to certain qualified plans, such as Traditional IRAs, will result in the imposition of an excise tax. This excise tax equals 50% of the amount by which a required minimum distribution exceeds the actual distribution from the qualified plan.
Treasury regulations applicable to required minimum distributions include a rule that may impact the distribution method you have chosen and the amount of your distributions. Under these regulations, the presence of an enhanced Death Benefit, or other benefit which could provide additional value to your Contract, may require you to take additional distributions. An enhanced Death Benefit is any Death Benefit that has the potential to pay more than the Contract Value or a return of investment in the Contract. Annuity contracts inside Custodial or Trusteed IRAs will also be subject to these regulations. Please contact your tax advisor regarding any tax ramifications.
Additional Tax on Early Distributions from Qualified Retirement Plans
The Code may impose a 10% additional tax on an early distribution from a qualified contract that must be included in income. The Code does not impose the additional tax if one of several exceptions applies. The exceptions vary depending on the type of qualified contract you purchase. For example, in the case of an IRA, the 10% additional tax will not apply to any of the following withdrawals, surrenders, or Annuity Payouts:
•	Distribution received on or after the Annuitant reaches 59½,
•	Distribution received on or after the Annuitant’s death or because of the Annuitant’s disability (as defined in the Code),
•	Distribution received as a series of substantially equal periodic payments based on the Annuitant’s life (or life expectancy),
•	Distribution received as reimbursement for certain amounts paid for medical care, or
•	Distribution received for a “qualified birth or adoption” event.
These exceptions, as well as certain others not described here, generally apply to taxable distributions from other qualified retirement plans. However, the specific requirements of the exception may vary.
Unearned Income Medicare Contribution
Congress enacted the “Unearned Income Medicare Contribution” as a part of the Health Care and Education Reconciliation Act of 2010. This tax affects individuals whose modified adjusted gross income exceeds certain thresholds, is a 3.8% tax on the lesser of (i) the individual’s “unearned income,” or (ii) the dollar amount by which the individual’s modified adjusted gross income exceeds the applicable threshold. Distributions that you take from your Contract are not included in the calculation of unearned income because your Contract is a qualified plan contract. However, the amount of any such distribution is included in determining whether you exceed the modified adjusted gross income threshold. Please consult your tax advisor to determine whether your annuity distributions are subject to this tax.
Transfers and Direct Rollovers
As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), you may be able to move funds between different types of qualified plans, such as 403(b) and 457(b) governmental plans, by means of a rollover or transfer. You may be able to rollover or transfer amounts between qualified plans and traditional IRAs. These rules do not apply to Roth IRAs and 457(b) non-governmental tax-exempt plans. There are special rules that apply to rollovers, direct rollovers and transfers (including rollovers or transfers of after-tax amounts). If the applicable rules are not followed, you may incur adverse Federal income tax consequences, including paying taxes which you might not otherwise have had to pay. Before we send a rollover distribution, we will provide a notice explaining tax withholding requirements (see Federal Income Tax Withholding). We are not required to send you such notice for your IRA. You should always consult your tax advisor before you move or attempt to move any funds.
The IRS issued Announcement 2014-32 confirming its intent to apply the one-rollover-per-year limitation of 408(d)(3)(B) on an aggregate basis to all IRAs that an individual owns. This means that an individual cannot make a tax-free IRA-to-IRA rollover if he or she has made such a rollover involving any of the individual’s IRAs in the current tax year. If an intended rollover does not qualify for tax-free rollover treatment, contributions to your IRA may constitute excess contributions that may exceed contribution limits. This one-rollover-per-year limitation does not apply to direct trustee-to-trustee transfers.
Direct Conversions and Recharacterizations
The Pension Protection Act of 2006 (PPA) permits direct conversions from certain qualified, retirement, 403(b) or 457(b) plans to Roth IRAs (effective for distributions after 2007). You are also permitted to recharacterize your traditional IRA contribution as a Roth IRA contribution, and to recharacterize your Roth IRA contribution as a traditional IRA contribution. The deadline for the recharacterization is the due date (including extensions) for your individual income tax return for the year in which the contribution was made. Upon recharacterization, you are treated as having made the contribution originally to the second IRA account. The recharacterization does not count toward the one-rollover-per-year limitation described above.
Effective for tax years beginning after December 31, 2017, pursuant to the Tax Cuts and Jobs Act (Pub. L. No. 115-97), recharacterizations are no longer allowed in the case of a conversion from a non-Roth account or annuity to a Roth IRA. This limitation applies to conversions made from pre-tax accounts under an IRA, qualified retirement plan, 403(b) plan, or 457(b) plan. Roth IRA conversions made in 2017 may be recharacterized as a contribution to a traditional IRA if the recharacterization is completed by October 15, 2018.
There are special rules that apply to conversions and recharacterizations, and if they are not followed, you may incur adverse Federal income tax consequences. You should consult your tax advisor before completing a conversion or recharacterization.
Death Benefit and IRAs
Pursuant to Treasury regulations, IRAs may not invest in life insurance contracts. We do not believe that these regulations prohibit the Death Benefit from being provided under the Contract when we issue the Contract as a Traditional or Roth IRA. However, the law is unclear and it is possible that the presence of the Death Benefit under a Contract issued as a Traditional or Roth IRA could result in increased taxes to you. Certain Death Benefit options may not be available for all of our products.
Federal Income Tax Withholding
We will withhold and remit to the IRS a part of the taxable portion of each distribution made under a Contract unless you notify us in writing prior to the distribution that tax is not to be withheld. In certain circumstances, Federal income tax rules may require us to withhold tax. At the time a withdrawal, surrender, or Annuity Payout is requested, we will give you an explanation of the withholding requirements.
Certain payments from your Contract may be considered eligible rollover distributions (even if such payments are not being rolled over). Such distributions may be subject to special tax withholding requirements. The Federal income tax withholding rules require that we withhold 20% of the eligible rollover distribution from the payment amount, unless you elect to have the amount directly transferred to certain qualified plans or contracts. The IRS requires that tax be withheld, even if you have requested otherwise. Such tax withholding requirements are generally applicable to 401(a), 403(a) or (b), HR 10, and 457(b) governmental plans and contracts used in connection with these types of plans.
Our Tax Status
Under the Code, we are not required to pay tax on investment income and realized capital gains of the VAA. We do not expect that we will incur any Federal income tax liability on the income and gains earned by the VAA. However, the Company does expect, to the extent permitted under the Code, to claim the benefit of the foreign tax credit as the owner of the assets of the VAA. Therefore, we do not impose a charge for Federal income taxes. If there are any changes in the Code that require us to pay tax on some or all of the income and gains earned by the VAA, we may impose a charge against the VAA to pay the taxes.
Changes in the Law
The above discussion is based on the Code, related regulations, and interpretations existing on the date of this prospectus. However, Congress, the IRS, and the courts may modify these authorities, sometimes retroactively.

Additional Information
Voting Rights
As required by law, we will vote the fund shares held in the VAA at meetings of the shareholders of the funds. The voting will be done according to the instructions of Contractowners who have interests in any Subaccounts which invest in classes of the funds. If the 1940 Act or any regulation under it should be amended or if present interpretations should change, and if as a result we determine that we are permitted to vote the fund shares in our own right, we may elect to do so.
The number of votes which you have the right to cast will be determined by applying your percentage interest in a Subaccount to the total number of votes attributable to the Subaccount. In determining the number of votes, fractional shares will be recognized.
Each underlying fund is subject to the laws of the state in which it is organized concerning, among other things, the matters which are subject to a shareholder vote, the number of shares which must be present in person or by proxy at a meeting of shareholders (a “quorum”), and the percentage of such shares present in person or by proxy which must vote in favor of matters presented. Because shares of the underlying fund held in the VAA are owned by us, and because under the 1940 Act we will vote all such shares in the same proportion as the voting instructions which we receive, it is important that each Contractowner provide their voting instructions to us. For funds un-affiliated with Lincoln, even though Contractowners may choose not to provide voting instruction, the shares of a fund to which such Contractowners would have been entitled to provide voting instruction will be voted by us in the same proportion as the voting instruction which we actually receive. For funds affiliated with Lincoln, shares of a fund to which such Contractowners would have been entitled to provide voting instruction will, once we receive a sufficient number of instructions we deem appropriate to ensure a fair representation of Contractowners eligible to vote, be voted by us in the same proportion as the voting instruction which we actually receive. As a result, the instruction of a small number of Contractowners could determine the outcome of matters subject to shareholder vote. All shares voted by us will be counted when the underlying fund determines whether any requirement for a minimum number of shares be present at such a meeting to satisfy a quorum requirement has been met. Voting instructions to abstain on any item to be voted on will be applied proportionately to reduce the number of votes eligible to be cast.
Whenever a shareholders meeting is called, we will provide or make available to each person having a voting interest in a Subaccount proxy voting material, reports and other materials relating to the funds. Since the funds engage in shared funding, other persons or entities besides Lincoln Life may vote fund shares. See Investments of the Variable Annuity Account.
There are no voting rights associated with the Indexed Accounts.
Return Privilege
Within the free-look period after you receive the Contract, you may cancel it for any reason. A Contract canceled under this provision will be void. Except as explained in the following paragraph, we will return the Contract Value as of the Valuation Date on which we receive the cancellation request, which includes the Interim Value for the Indexed Accounts, and any premium taxes which had been deducted. No applicable surrender charges will apply. A purchaser who participates in the VAA is subject to the risk of a market loss on the Contract Value during the free-look period. A purchaser who participates in the Indexed Accounts risks the loss of principal as it will be based on Interim Value.
For Contracts written in those states whose laws require that we assume this market risk during the free-look period, a Contract may be canceled, subject to the conditions explained before, except that we will return the greater of the Purchase Payment(s) or Contract Value as of the Valuation Date we receive the cancellation request, plus any premium taxes that had been deducted. IRA purchasers will also receive the greater of Purchase Payments or Contract Value as of the Valuation Date on which we receive the cancellation request.
If you cancel this Contract within the free-look period, we reserve the right not to accept another application for this Contract for a period of six months.
State Regulation
As a life insurance company organized and operated under Indiana law, we are subject to provisions governing life insurers and to regulation by the Indiana Commissioner of Insurance. Our books and accounts are subject to review and examination by the Indiana Department of Insurance at all times. A full examination of our operations is conducted by that Department at least every five years.
Records and Reports
As presently required by the 1940 Act and applicable regulations, we are responsible for maintaining all records and accounts relating to the VAA. We have entered into an agreement with State Street Bank and Trust Company, 801 Pennsylvania Ave, Kansas City, MO 64105, to provide accounting services to the VAA. We will mail to you, at your last known address of record at the Home Office, at least semi-annually after the first Contract Year, reports containing information required by that Act or any other applicable law or regulation.

A written (or electronic, if elected) confirmation of each transaction will be provided to you on the next Valuation Date, except for the following transactions, which are mailed quarterly:
•	deduction of any account fee or rider charges;
•	any rebalancing event under the portfolio rebalancing service;
•	any transfer or withdrawal under AWS; and
•	Periodic Income Payments from i4LIFE® Indexed Advantage.
COVID-19
The health, economic and business conditions precipitated by the worldwide COVID-19 pandemic that emerged in 2020 continued to adversely affect us during 2021 and are expected to continue to adversely affect our business, results of operations and financial condition in 2022. The COVID-19 pandemic led to an extreme downturn in and volatility of the capital markets in the early part of 2020, record low interest rates and wide-ranging changes in consumer behavior, including as a result of quarantines, shelter-in-place orders and limitations on business activity. While various treatments and vaccines are now available, COVID-19 variants continue to emerge, which could prolong or lead to increased hospitalization and death rates. We continue to monitor U.S. CDC reports related to COVID-19 and the potential impacts of the COVID-19 pandemic on our Life Insurance and Group Protection segments. The ultimate impact on our business, results of operations and financial condition depends on the severity and duration of the COVID-19 pandemic and related health, economic and business impacts and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict.
Electronic Delivery
You may elect to receive your Contract, prospectus, prospectus supplements, quarterly statements, and other notices electronically over the Internet, if you have an e-mail account and access to an Internet browser. Once you select eDelivery, via the Internet Service Center, all documents available in electronic format will no longer be sent to you in hard copy. You will receive an e-mail notification when the documents become available online. It is your responsibility to provide us with your current e-mail address. You can resume paper mailings at any time without cost, by updating your profile at the Internet Service Center, or contacting us. To learn more about this service, please log on to www.LincolnFinancial.com, select service centers and continue on through the Internet Service Center.
Information Incorporated by Reference
Under the Securities Act of 1933, Lincoln Life has filed with the SEC a registration statement on both Form S-3 and Form N-4 (the “Registration Statement”) relating to the Contracts offered by this prospectus. This prospectus is part of the Registration Statement: it does not contain all of the information set forth in the Registration Statement. As described below, and elsewhere in this prospectus, certain documents are or will be incorporated by reference into (i.e. made part of) this prospectus. Any statement contained in a document incorporated by reference into this prospectus in the future will be considered to supplement, change, or replace the existing information set forth in the prospectus, as applicable.
Lincoln Life files reports and other information with the SEC, as required under the Securities Exchange Act of 1934 (“the Exchange Act”). Lincoln Life’s annual report on Form 10-K for the year ended December 31, 2021, is incorporated by reference into this prospectus. Lincoln Life’s annual reports contain information about Lincoln Life, including its consolidated audited financial statements for Lincoln Life’s latest fiscal year. Lincoln Life files its Exchange Act documents and reports (including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K) electronically with the SEC under File No. 000-55871. In addition, all documents subsequently filed by Lincoln Life pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.
Independent Registered Public Accounting Firm
The consolidated financial statements of The Lincoln National Life Insurance Company (LNL) appearing in LNL’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Legal Proceedings
In the ordinary course of its business and otherwise, the Company or its separate accounts and Principal Underwriter may become or are involved in various pending or threatened regulatory or legal proceedings, including purported class actions, arising from the conduct of its business. In some instances, the proceedings include claims for unspecified or substantial punitive damages and similar types of relief in addition to amounts for alleged contractual liability or requests for equitable relief.

After consultation with legal counsel and a review of available facts, it is management’s opinion that the proceedings, after consideration of any reserves and rights to indemnification, ultimately will be resolved without materially affecting the consolidated financial position of the Company, or the financial position of its separate accounts or Principal Underwriter. However, given the large and indeterminate amounts sought in certain of these proceedings and the inherent difficulty in predicting the outcome of such proceedings, it is reasonably possible that an adverse outcome in certain matters could be material to the Company's operating results for any particular reporting period. Please refer to the Statement of Additional Information for possible additional information regarding legal proceedings.

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Appendix A— Funds Available Under The Contract
The following is a list of funds currently available under the Contract. More information about the funds is available in the Fund’s prospectus, which may be amended from time to time and can be found online at www.lfg.com/VAprospectus. You can also request this information at no cost by calling 1-877-737-6872 or by sending an email request to CustServSupportTeam@lfg.com.
The current expenses and performance information below reflects fees and expenses of the Fund, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each fund’s past performance is not necessarily an indication of future performance.
Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
High total return (including income and capital gains) consistent with preservation of capital over the long term.	American Funds Asset Allocation Fund - Class 4	0.80%	14.84%	11.43%	11.13%
Growth of capital.	American Funds Growth Fund - Class 4	0.85%	21.68%	25.12%	19.44%
High total investment return.	BlackRock Global Allocation V.I. Fund - Class III This fund will be substituted with the LVIP BlackRock Global Allocation Fund on or about June 3, 2022. Consult your registered representative.	1.00%[2]	6.42%	9.71%	7.68%
Long-term growth of capital.	Fidelity® VIP Mid Cap Portfolio - Service Class 2	0.86%	25.31%	13.32%	13.00%
To provide capital appreciation.	First Trust Capital Strength Portfolio – Class I	1.10%[2]	25.30%	N/A	N/A
To provide total return by allocating among dividend-paying stocks and investment grade bonds.	First Trust/Dow Jones Dividend & Income Allocation Portfolio - Class I6,	1.19%	12.25%	9.54%	N/A
Long-term capital appreciation; preservation of capital is also an important consideration.	Franklin Rising Dividends VIP Fund - Class 4	0.98%	26.63%	16.69%	14.28%
To seek to achieve a high level of total return on its assets through a combination of capital appreciation and current income.	Invesco V.I. Equally-Weighted S&P 500 Fund - Series II Shares5, This fund is not available in contracts issued on or after June 21, 2021.	0.60%	28.88%	15.14%	14.91%
To maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.	JPMorgan Insurance Trust Core Bond Portfolio - Class 2	0.79%[2]	-1.66%	3.32%	2.72%
High total investment return.	LVIP BlackRock Global Allocation Fund - Service Class This fund will be available on or about June 3, 2022. Consult your registered representative.	0.98%[2]	7.31%	N/A	N/A
Current income while (i) maintaining a stable value of your shares (providing stability of net asset value) and (ii) preserving the value of your initial investment (preservation of capital).	LVIP Government Money Market Fund - Service Class	0.67%	0.02%	0.61%	0.32%
Capital Appreciation.	LVIP MFS Value Fund - Service Class	0.87%[2]	25.15%	12.04%	13.21%
To seek a high level of current income consistent with preservation of capital.	LVIP PIMCO Low Duration Bond Fund - Service Class	0.75%[2]	-0.89%	1.66%	N/A
A-1

Investment Objective	Fund and Adviser/Sub-adviser[1]	Current Expenses	Average Annual Total Returns (as of 12/31/2021)
			1 year	5 year	10 year
To approximate as closely as practicable, before fees and expenses, the performance of a broad market index of non-U.S. foreign securities.	LVIP SSGA International Index Fund - Service Class	0.62%[2]	10.78%	9.13%	7.45%
To approximate as closely as practicable, before fees and expenses, the total rate of return of common stocks publicly traded in the United States, as represented by the S&P 500 Index.	LVIP SSGA S&P 500 Index Fund - Service Class[4]	0.48%	28.10%	17.89%	15.98%
To approximate as closely as practicable, before fees and expenses, the performance of the Russell 2000® Index, which emphasizes stocks of small U.S. companies.	LVIP SSGA Small-Cap Index Fund - Service Class	0.63%[2]	14.27%	11.28%	12.48%
[1]	The name of the adviser or sub-adviser is not listed if the name is incorporated into the name of the fund or the fund company.
[2]	This fund is subject to an expense reimbursement or fee waiver arrangement. As a result, this fund’s annual expenses reflect temporary expense reductions. See the fund prospectus for additional information.
[3]	Investments in Delaware VIP Series, Delaware Funds, Ivy Variable Insurance Portfolios, Ivy Funds, LVIP Delaware Funds or Lincoln Life accounts managed by Macquarie Investment Management Advisers, a series of Macquarie Investments Management Business Trust, are not and will not be deposits with or liabilities of Macquarie Bank Limited ABN 46008 583 542 and its holding companies, including their subsidiaries or related companies, and are subject to investment risk, including possible delays in prepayment and loss of income and capital invested. No Macquarie Group company guarantees or will guarantee the performance of the series or funds or accounts, the repayment of capital from the series or funds or account, or any particular rate of return.
[4]	The index to which this fund is managed is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by one or more of the portfolio’s service providers (licensee). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by the licensees. S&P®, S&P GSCI® and the index are trademarks of S&P and have been licensed for use by SPDJI and its affiliates and sublicensed for certain purposes by the licensee. The Index is not owned, endorsed, or approved by or associated with any additional third party. The licensee’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S& P, their respective affiliates, or their third party licensors, and none of these parties or their respective affiliates or third party licensors make any representation regarding the advisability of investing in such products, nor do they have any liability for any errors, omissions, or interruptions of the Index.
[5]	Standard & Poor’s®,” “S&P®,” “Standard & Poor’s Equal Weight Index,” “S&P EWI,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Invesco V.I. Equally-Weighted S&P 500 Fund. The fund is not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the fund.
[6]	Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademark has been licensed to S&P Dow Jones Indices LLC and has been sublicensed for use for certain purposes by First Trust Advisors L.P. The product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing the product.
A-2

Appendix B — Interim Value Calculation
Interim Value for Indexed Segment(s) with Performance Caps and no Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed in the Indexed Term divided by total number of days in the Indexed Term.
Interim Value for Indexed Segment(s) with Participation Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Participation Rate as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the greater of 0 and the Index performance for the Indexed Segment as determined on the Valuation Date the Interim Value is calculated;
H = the proportional Participation Rate for the Indexed Segment, where if the Participation Rate is:
(i) greater than 100%, the proportional Participation Rate is determined as the sum of 1 and (the Participation Rate for the Indexed Segment minus 1) multiplied by the (total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term); or
(ii) less than or equal to 100%, the proportional Participation Rate is the actual Participation Rate of the Indexed Segment.
Interim Value for Indexed Segment(s) with Performance Trigger Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Trigger Rate if the Index performance is greater than or equal to zero as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.

(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = Performance Trigger Rate;
H = 0, if the Index performance on the Valuation Date the Interim Value is calculated is less than 0; or the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term, if the Index performance is greater than or equal to 0.
Interim Value for Indexed Segment(s) with Spread Rates
The Interim Value of an Indexed Segment is equal to (A), not to exceed (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1+D)-E where:
C = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by Us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G X H)), not to exceed F x (1 + I),where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = 999% minus the Spread Rate;
H = the total number of days elapsed in the Indexed Term divided by the total number of days in the Indexed Term;
I = the greater of zero, or the percentage change of the Index Value between the Start Date and Valuation Date of the calculation minus the Spread Rate.
Interim Value for Indexed Segment(s) with Performance Caps and Annual Locks
The Interim Value of an Indexed Segment is equal to (A), not to exceed the proportional portion of the Performance Cap as set forth in (B) where:
(A) is the sum of (1) and (2), where:
(1) is the fair value of the Indexed Crediting Base of an Indexed Segment on the Valuation Date the Interim Value is calculated. It is determined for an Indexed Segment as C multiplied by (1 + D)-E where:
C = the initial Indexed Crediting Base of the Indexed Segment that has been proportionately adjusted for any transfers, withdrawals, Death Benefit payouts, or surrenders that have occurred during the Indexed Segment prior to the Valuation Date of the calculation;
D = the Reference Rate;
E = the total number of days remaining in the Indexed Term divided by 365.
(2) is the fair value of the replicating portfolio of options, determined solely by us, on any Valuation Date that the Interim Value is calculated for an Indexed Segment.
(B) is F multiplied by (1 + (G x H)) where:
F = the Indexed Crediting Base of the Indexed Segment on the Valuation Date of the calculation;
G = the Performance Cap for the Indexed Segment;
H = the total number of days elapsed since the prior Indexed Anniversary Date divided by 365.
Each component of the calculation is further explained as follows:
1.	Fair Value of the Indexed Crediting Base. The fair value of the Indexed Crediting Base of an Indexed Segment with no Annual Locks or an Indexed Segment with Annual Locks is meant to represent the market value of the investment instruments supporting the Indexed Segment. It is the present value of the Indexed Crediting Base of the Indexed Segment discounted at a rate that reflects movements in the interest rate market. The Reference Rate will apply on a uniform basis for a class of Contractowners in the same Indexed Segment and will be administered in a uniform and non-discriminatory manner.
The Reference Rate is based on a U.S. Treasury Constant Maturity yield plus a market observable spread of investments grade U.S. Corporate Bonds. The U.S. Treasury Constant Maturity yield is the rate for the maturity using a set duration. The duration is set to represent the duration of the investment instruments supporting the Indexed Segment and may not match the actual length of the Indexed Segment.
If the U.S. Treasury Constant Maturity yield is not published for a particular day, then we will use the yield on the next day it is published. If the U.S. Treasury Constant Maturity yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Reference Rate. If a U.S. Treasury Constant Maturity yield is not published for a time to maturity that matches the selected duration, then the yield will be interpolated between the yield for maturities that are published.
If the market observable spread of investments grade U.S. Corporate Bonds are no longer available, or is discontinued, we will substitute another suitable index or indexes for determining this component of the Reference Rate. We reserve the right to change the methodology of the Interim Value calculation at any time and at our sole discretion.
The Reference Rate may be reduced by a rate reduction factor, which increases the value of (1) above. This rate reduction factor will vary with each Indexed Account option and will be declared at the same time a Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate is declared. Currently, the rate reduction factor does not apply to 1-year Indexed Accounts. This rate reduction factor is available upon request by calling us. State variations may apply. Consult your registered representative.
2.	Fair Value of Replicating Portfolio of Options. We utilize a fair market value methodology to value the replicating portfolio of options that support this product.
For each Segment, we solely designate and value options, each of which is tied to the performance of the index associated with the Segment in which you are invested. We use derivatives to provide an estimate of the gain or loss on the Indexed Crediting Base that could have occurred at the end of the Indexed Term. This estimate also reflects the impact of the Performance Cap, Participation Rate, Performance Trigger Rate, or Spread Rate and Protection Level at the end of the Indexed Term as well as the estimated cost of exiting the replicating options prior to the End Date of a Segment (and the time to Index Anniversaries for Annual Lock Segments). The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment type to Segment type and may also change from day to day.
The options valued for each Indexed Account type are as follows:
A. At-the money call option: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Indexed Term.
B. Out-of-the-money call option: This represents the market value of the potential for gain in excess of the Performance Cap rate or Spread Rate, as applicable.
C. Out-of-the-money put option: This represents the market value of the potential to receive an amount equal to the excess loss beyond the Protection Level.
D. Digital option: This represents the market value of the option to provide the Performance Trigger Rate under positive index returns.
E. At-the money put option: This represents the market value of the potential to receive an amount equal to the percentage loss of the index during the Indexed Term.
NOTE: Put option C will always reduce the Interim Value even if the index has increased during the Indexed Term.
For each Segment with no Annual Lock with Performance Cap rates and Protection Levels, the replicating portfolio of options is equal to: A minus B minus C.
For each Segment with Performance Triggers and Protection Levels, the replicating portfolio of options is equal to: D minus C.
For each Segment with a Spread Rate, the replicating portfolio of options is equal to: B minus C.
For each Segment with Annual Lock, we designate and value a replicating (derivative) structure which is tied to the compounded performance for each year of the Annual Lock Segment. The market standard model is adjusted by us to account for additional market risks relevant to the Annual Lock Segment.
The key inputs, including but not limited to the following, are also incorporated into the models:
(1) Implied Volatility of the Index—This input varies with (i) how much time remains until the Segment End Date, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the index at the time of the calculation (including the potential for resets of each Annual Lock Period).
This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early withdrawal is generally not available. This is because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to precisely match the Segment End Date (or remaining Annual Lock Periods) and moneyness of the designated option that we use in our calculations. Accordingly, we interpolate between the implied volatility quotes that are based on the actual maturities and moneyness values.
(2) Interest Rate—We use key derivative interest rates obtained from information provided by independent third-parties which are recognized financial reporting vendors. Interest rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early withdrawal. We use linear interpolation to derive the exact remaining duration rate needed as the input.
(3) Index Dividend Yield—On a daily basis, we use the projected annual dividend yield across the entire index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.
In addition, when we calculate the Interim Value, we obtain market values of derivatives each business day from outside vendors. Inputs obtained from these outside vendors may vary over time based on market conditions and changes in valuation standards. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.
3.	Part B depends on the type of Crediting Method and places an upper limit on the performance crediting during the Indexed Term.

Examples
The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, Protection Levels and without an Annual Lock.
	1 Year	6 Year	6 Year
Indexed Term length	12 months	72 months	72 months
Months since Indexed Term Start Date	9	69	15
Indexed Crediting Base	$1,000	$1,000	$1,000
Protection Level	10%	10%	10%
Performance Cap	11.25%	100%	100%
Months to End Date	3	3	57

Change in Index Value is -30%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(202)	$(202)	$(223)
A. Sum of 1 + 2	$796	$796	$738
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$796	$796	$738

Change in Index Value is -10%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$(29)	$(29)	$(57)
A. Sum of 1 + 2	$969	$969	$904
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$969	$969	$904

Change in Index Value is 20%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$99	$201	$197
A. Sum of 1 + 2	$1,097	$1,199	$1,158
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,199	$1,158

Change in Index Value is 40%	1 Year	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$998	$998	$961
2. Fair Value of Replicating Portfolio of Options	$108	$398	$343
A. Sum of 1 + 2	$1,106	$1,396	$1,304
B. Application of pro-rated Performance Cap	$1,084	$1,958	$1,208
Account Interim Value = Minimum of A and B	$1,084	$1,396	$1,208

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Caps, without an Annual Lock, and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection	-10%	-10%
Performance Cap	5%	5%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(86)	$(77)
A. Sum of 1 + 2	$910	$916
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$910	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(27)
A. Sum of 1 + 2	$965	$966
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$965	$966

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$28	$21
A. Sum of 1 + 2	$1,024	$1,014
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,024	$1,014

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$39	$32
A. Sum of 1 + 2	$1,035	$1,025
B. Application of pro-rated Performance Cap	$1,029	$1,017
Account Interim Value = Minimum of A and B	$1,029	$1,017

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Participation Rates and Protection Levels.
	3 Year	3 Year
Indexed Term length	36 months	36 months
Months since Indexed Term Start Date	33	15
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Participation Rate	70%	70%
Months to End Date	3	21

Change in Index Value is -30%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(202)	$(214)
A. Sum of 1 + 2	$797	$783
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$797	$783

Change in Index Value is -10%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$(29)	$(73)
A. Sum of 1 + 2	$970	$924
B. Application of pro-rated Participation Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$970	$924

Change in Index Value is 20%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$139	$131
A. Sum of 1 + 2	$1,138	$1,128
B. Application of pro-rated Participation Rate	$1,140	$1,140
Account Interim Value = Minimum of A and B	$1,138	$1,128

Change in Index Value is 40%	3 Year	3 Year
1. Fair Value of the Indexed Crediting Base	$999	$997
2. Fair Value of Replicating Portfolio of Options	$278	$264
A. Sum of 1 + 2	$1,277	$1,261
B. Application of pro-rated Participation Rate	$1,280	$1,280
Account Interim Value = Minimum of A and B	$1,277	$1,261

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Protection Levels.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Protection Level	10%	10%
Performance Trigger Rate	9.50%	9.50%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$(65)	$(72)
A. Sum of 1 + 2	$930	$920
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$930	$920

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$5	$(3)
A. Sum of 1 + 2	$1,000	$989
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$1,000	$989

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$67	$54
A. Sum of 1 + 2	$1,062	$1,046
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$995	$992
2. Fair Value of Replicating Portfolio of Options	$79	$69
A. Sum of 1 + 2	$1,074	$1,061
B. Application of pro-rated Performance Trigger Rate	$1,055	$1,032
Account Interim Value = Minimum of A and B	$1,055	$1,032

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Performance Trigger Rates and Floor Protection.
	1 Year	1 Year
Indexed Term length	12 months	12 months
Months since Indexed Term Start Date	7	4
Indexed Crediting Base	$1,000	$1,000
Floor Protection Level	-10%	-10%
Performance Trigger Rate	4.75%	4.75%
Months to End Date	5	8

Change in Index Value is -15%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(85)	$(77)
A. Sum of 1 + 2	$911	$916
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$911	$916

Change in Index Value is -5%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$(31)	$(29)
A. Sum of 1 + 2	$965	$964
B. Application of pro-rated Performance Trigger Rate	$1,000	$1,000
Account Interim Value = Minimum of A and B	$965	$964

Change in Index Value is 10%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$23	$15
A. Sum of 1 + 2	$1,019	$1,008
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,019	$1,008

Change in Index Value is 20%	1 Year	1 Year
1. Fair Value of the Indexed Crediting Base	$996	$993
2. Fair Value of Replicating Portfolio of Options	$34	$27
A. Sum of 1 + 2	$1,030	$1,020
B. Application of pro-rated Performance Trigger Rate	$1,028	$1,016
Account Interim Value = Minimum of A and B	$1,028	$1,016

The following examples demonstrate how the Interim Value is calculated in different scenarios for Indexed Segments with Spread Rates and Protection Levels.
	6 Year	6 Year
Indexed Term length	72 Months	72 Months
Months since Indexed Term Start Date	60	12
Indexed Crediting Base	$1,000	$1,000
Protection Level	15%	15%
Spread Rate	5%	5%
Months to End Date	12	60

Change in Index Value is -20%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$(90)	$(120)
A. Sum of 1 + 2	$901	$843
B. Interim Value Limit	$1,000	$1,000
Account Interim Value = Minimum of A and B	$901	$843

Change in Index Value is -5%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$(11)	$(6)
A. Sum of 1 + 2	$980	$957
B. Interim Value Limit	$1,000	$1,000
Account Interim Value = Minimum of A and B	$980	$957

Change in Index Value is 60%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$541	$558
A. Sum of 1 + 2	$1,532	$1,521
B. Interim Value Limit	$1,550	$1,550
Account Interim Value = Minimum of A and B	$1,532	$1,521

Change in Index Value is 100%	6 Year	6 Year
1. Fair Value of the Indexed Crediting Base	$991	$963
2. Fair Value of Replicating Portfolio of Options	$933	$927
A. Sum of 1 + 2	$1,924	$1,890
B. Interim Value Limit	$1,950	$1,950
Account Interim Value = Minimum of A and B	$1,924	$1,890

The SAI includes additional information about the Contract, Lincoln Life, and the VAA. The SAI is dated the same date as this prospectus. We will provide the SAI without charge upon request. You may obtain a free copy of the SAI and submit inquiries by:
•	Mailing: The Lincoln National Life Insurance Company, PO Box 2348, Fort Wayne, IN 46801-2348
•	Visiting: www.lfg.com/VAprospectus
•	Emailing: CustServSupportTeam@lfg.com
•	Calling: 1-877-737-6872
You may also obtain reports and other information about the VAA on the SEC’s website at www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The SEC file numbers and the Contract’s contract identifier number are listed below.
SEC File Nos. 333-222786; 811-08517
EDGAR Contract Identifier C000222779